The transactions pursuant to the joint share transfer described in this document involve securities of a Japanese company. The joint share transfer is subject to disclosure requirements of Japan that are different from those of the United States. Financial information included in this document, if any, was excerpted from financial statements prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the U.S. federal securities laws, since the issuer is located in Japan and some or all of its officers and directors reside outside of the United States. You may not be able to sue a Japanese company or its officers or directors in a Japanese court for violations of the U.S. securities laws. It may be difficult to compel a Japanese company and its affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that the issuer may purchase securities otherwise than under the joint share transfer, such as in the open market or through privately negotiated purchases.

This document has been translated from the Japanese-language original for reference purposes only. In the event of any conflict or discrepancy between this document and the Japanese-language original, the Japanese-language original shall prevail in all respects.

The 116th Annual General Meeting of Shareholders

Reference Documents for the General Meeting of Shareholders <Supplement>

Proposal 2    Approval of Share Transfer Plan With The Aichi Bank, Ltd.

1.	Details of Financial Statements, etc. for The Aichi Bank’s Final Business Year
	(Period Ending March 2022)	1
	(“5. Matters relating to Aichi Bank” on page 62 of the Convocation Notice)
2.	Details of Rights to Subscribe for New Shares	35
	(“Share Transfer Plan (copy)” on pages 36-49 of the Convocation Notice and Exhibit 2-(1)-1 to Exhibit 3-(9)-2 of “4. Matters concerning the appropriateness of the provisions on matters listed in Article 773, paragraph (1), item (ix) and item (x) of the Companies Act” on pages 60-62 of the Convocation Notice)

The Chukyo Bank, Limited

Securities Code: 8530

Details of Financial Statements, etc. for The Aichi Bank’s Final Business Year (Period Ending March 2022)

Business Report for the 113th Term

(From April 1, 2021 to March 31, 2022)

1.	Current situation of the Bank
(1)	Business progress and results, etc.

(Description of principal businesses)

Aichi Bank operates deposit services, lending services, domestic exchange services, foreign exchange services and other services across 104 (96 locations) of its 106 branches excluding Internet branches and Lawson ATM branches, and also provides financial products and consulting services for business issues in line with the various needs of its customers. Through these services, it strives to offer convenient and advanced financial services to fulfill its role as a regional financial institution of contributing to the development of the regional economy.

(Financial and economic environment)

Looking back at the Japanese economy this fiscal year, the prolonged harsh conditions caused by COVID-19 continued to dampen economic activity in the face-to-face service sector, but although the impact of supply constraints persist, the economy continued to pick up as exports and manufacturing continued their upward trend, feeding into improved corporate earnings.

In the local region centering on Aichi Prefecture, production in the key automobile-related sector has yet to recover as the long-drawn semiconductor shortage and the spread of COVID-19 disrupted the components supply chain, bringing exports and production to a standstill. The national recovery in personal consumption was not reflected in the local region, with the local restaurant and hotel sectors facing strong downward pressure.

Although economic uncertainty remains high as COVID-19 reemerged and energy and other prices surged due to the Ukraine conflict and other factors, we expect the outlook to recover on the back of factors such as the impact of various economic policies and improving overseas economies as socio-economic activity returns to normal levels.

With respect to finance, the Bank of Japan seeks to provide financial support to corporations and ensure the stability of financial markets through programs such as its Special Program to Support Financing in Response to the Novel Coronovirus (COVID-19) based on “Quantitative and Qualitative Monetary Easing (QQE) with Yield Curve Control,” and has said it will not hesitate to implement additional monetary easing measures as necessary.

The Nikkei stock average slumped to as low as the lower 20,000 yen level due to emergency declarations and higher U.S. long-term interests, before recovering to the 30,000 yen level in September last year as progress on vaccinations and a new prime minister raised hopes of economic stimulus. However, the Nikkei stock average closed the fiscal year at 27,821 yen, down 1,357 yen year on year amid concerns that the swift spread of the Omicron variant and spiking crude oil and wheat prices caused by the Ukraine conflict would lead to a downward turn in the Japanese economy.

(Business progress and results)

The Bank implemented various measures to achieve its vision of a “bank that contributes to the local economy as our customers’ partner,” based on its basic policy set out in the Eleventh Medium-Term Management Plan from April 2019 to March 2022 to “reinforce sales capabilities & profitability,” “increase productivity,” “reinforce human resources” and “reinforce governance.”

These measures resulted in the Bank performing as follows.

The term-end deposits balance stood at 3.3938 trillion yen, a 168.3 billion yen increase year on year.

The term-end loans balance stood at 2.7664 trillion yen, a 230.9 billion yen increase year on year.

The term-end securities balance stood at 994.3 billion yen, a 39.6 billion yen increase year on year.

Ordinary income improved 9.618 billion yen year on year to 15.199 billion yen mainly due to increased interest on loans, interest and dividends on securities, and income from service transactions and the like. Current net income improved ¥6.79 billion yen year on year to 10.81 billion yen.

With respect to services, we have proactively provided customer-orientated high-quality financial products and services as we seek to establish a business structure that allows us to manifest sound and appropriate financial intermediary capabilities for the future.

For small and medium enterprise and sole proprietor customers who have particularly suffered or been affected by the spread of COVID-19, we are aiming to provide seamless finance as well as offer support in the form of business consultation and business improvement initiatives using our consulting capabilities.

We established our investment specialist subsidiary Aichi Capital K.K. in January this year. Aichi Bank is responding to the diverse requirements of regional customers and resolving the challenges they face through customer business succession support, operating funds to develop venture companies, and supplying equity.

We implemented our After (With) COVID-19 Survey twice in April-May and October-November last year, and by enhancing our issue resolution support for the various business challenges raised in this survey, we will contribute to the development of the regional economy. We also support donation activities to designated medical institutions of specified infectious diseases through our Aigin SDGs Private Placement Bond Asunaro (COVID-19 measure support) to contribute to resolving regional social problems and environmental problems caused by the pandemic. We also held our online SDGs x Decarbonization Seminar and Digitalization DX Support Web Seminar in January and February this year respectively, with the aim of creating a sustainable society and responding to the diverse requirements of our customers.

Additionally, we participated in the 2020 Fiscal Year Pioneering Personnel Matching Business held by the Cabinet Office from April last year, and helped support sustained growth and productivity improvements of customers by matching executive class, management-level class, and specialist personnel who are capable of handling resolutions of the business issues faced by customers.

As a regional revitalization initiative, we executed a collaboration agreement with 54 local public organizations and commerce organizations, etc. including Aichi Prefecture in order for the government and the private sector together to offer support to resolve the business challenges of customers at various life stages.

Our overseas business development initiatives include the execution of a Service Collaboration and Cooperative Memorandum with the Japan International Cooperation Association (JICA) Chubu Center in April last year, and we held an online Overseas Business Expansion Seminar on overseas markets expansion with the JICA Chubu Center and the Nagoya Trade & Industry Center in September last year. We have also proactively supported the overseas businesses of our customers during the COVID-19 pandemic such as by organizing Thailand and Vietnam Online Japan Business Negotiation Meetings in October last year with the Japan Finance Corporation and the Japanese Chamber of Commerce, Bangkok, at which we provided online business negotiation opportunities amid the pandemic.

For our private customers, we launched our smartphone banking application Aigin App in March this year. The app allows customers to check their account balance, make deposits and transfers and use the eco-friendly and convenient paperless account Smart Bankbook for transactions. Going forward, we will improve customer convenience through the provision of services utilizing digital technology.

With respect to our branch offices, we temporarily relocated our Minato Branch to within the Tokaidori Branch on February 14 this year while it is being rebuilt. We are actively building branch offices closer to our customers that are easy to use and convenient, and seek to provide branch offices that are comfortable and relaxing for customers.

We formulated our Aigin Health Declaration in October 2018, and as a result of improving the health awareness of each of our employees and taking steps to promote physical and mental health and create a comfortable workplace, we were selected as a 2022 Health & Productivity Stock Selection as organized jointly by the Ministry of Education, Trade and Industry and the Tokyo Stock Exchange for the first time in March 2022, and have been recognized for four consecutive years in the 2022 Certified Health & Productivity Management Organizations Recognition Program (Large Enterprise Category (White 500)) created by the Ministry of Education, Trade and Industry.

For our SDGs initiatives, based on our Aigin Group SDGs Declaration in January 2020, our Aigin SDGs Evaluation Service launched in April last year has provided support for the SDGs initiatives of our business partners. Furthermore, in addition to our Aigin Future Support Term Deposit launched in September 2020 which donates a certain balance percentage to Aichi prefecture’s Children’s Bright Future Fund (Kodomo ga Kagayaku Mirai Kikin), we also launched our Aigin Eco Term Deposit in January this year. This term deposit is a product that donates a percentage of the balance deposited by the customer to Aichi prefecture’s Aichi Forest and Greenery Creation Fund (Aichi Mori to Midorizukuri Kikin). We will continue to strive to create a safe and rich life for local residents and a sustainable society by supporting the development of the local economy and resolving local community issues.

(Challenges to be addressed by the Bank)

The Bank faces an increasingly challenging business environment. With no sign yet of COVID-19 infections coming under control, we are seeing fintech developments and other sectors entering the banking sector, and as short-term and long-term interest rates remain low due to the continuation of monetary relaxation policies, inter-bank competition including from financial institutions in other prefectures is intensifying.

The challenge we are faced with is to gain the unwavering trust of the local community as a regional financial institution through “customer-orientated business operations,” conduct proactive support together with our customers to improve corporate value, engage in facilitating small and medium enterprise financing, and contribute to the development of the regional economy. We also need to contribute to the stable asset formation of customers by providing high-level financial products and services that truly meet the needs of our customers.

These beliefs are based on our management philosophy of “value the trust of the local community and contribute to the prosperity of the local community,” and will be achieved by taking the measures set out in our Twelfth Medium-Term Management Plan that started in April 2022.

The Twelfth Medium-Term Management Plan sets out our basic policy of “problem solving and channel strengthening (sales strategy),” “business streamlining and optimization (core strategy),” and “company culture reform and human resources development (human resources strategy),” with the aim of “providing trusted and best financial services to the region, and being a leading wealth creation bank that grows with the region.”

We are moving ahead with digital transformation (DX) and fintech measures centering on the expansion of services using the Internet and smartphones, and as well as meeting the requirements of our customers, are taking steps to provide a new customer experience (CX).

By digitalizing procedures and services, we will create new value through productivity improvements and data use.

We will create and bolster our risk management system in response to money laundering and terrorism financing countermeasures.

Damage from climate change in the form of abnormal weather and natural disasters has intensified in recent years, and its impact on customers and the business foundation of the Bank is gradually increasing. We expressed our acceptance of the Recommendations of the Task Force on Climate-related Financial Disclosures (TCFD) in September last year. From October last year, we started using carbon neutral energy at our head office, and will aggressively take measures to reduce CO2. We will also strengthen our climate change and environmental challenges measures, as well as endeavor to improve disclosure of information relating to climate change risks and opportunities in light of the TCFD recommendations.

Recognizing the above business environment and business challenges, we executed a master agreement on business integration with The Chukyo Bank, Limited on December 10, 2021, and we are moving ahead with preparations for the incorporation of a holding company in October this year.

Going forward, we will pursue sustainable growth and long-term corporate improvement through initiatives that meet the expectations of all our stakeholders under the slogan of “Love, Interaction and Mutual Understanding” and based on our corporate governance code.

We ask our shareholders and business partners for their continued support and guidance.

(2)	Status of assets and profit and loss
(unit: millions of yen)

	FY2018	FY2019	FY2020	FY2021
Deposits	2,787,548	2,812,174	3,225,480	3,393,856
Term deposits	1,081,754	1,027,720	1,102,097	1,163,910
Other	1,705,793	1,784,454	2,123,383	2,229,946
Loans and bills discounted	1,810,840	2,070,410	2,535,515	2,766,466
Individuals	526,746	561,841	653,084	764,000
Small and medium enterprises	1,054,585	1,116,979	1,395,159	1,449,012
Other	229,509	391,590	487,272	553,454
Trading securities	－	1	－	49
Securities	1,069,430	965,702	954,671	994,364
Government bonds	101,455	94,656	92,408	127,797
Other	967,974	871,045	862,262	866,566
Total assets	3,126,383	3,231,273	3,769,668	4,304,237
Domestic-exchange volume	9,262,452	9,385,883	9,384,967	9,986,318
	millions of dollars	millions of dollars	millions of dollars	millions of dollars
Foreign-exchange volume	2,930	2,708	2,254	2,279

Ordinary income	6,672	3,881	5,581	15,199

Current net income	4,512	2,831	4,091	10,801
	Yen	Yen	Yen	Yen
Current net profit per share	416 18	262 83	380 57	1,003 85

(Notes)	1.	Stated monetary amounts are rounded down to the nearest unit.
	2.	Current net profit per share is calculated by dividing net income by the average number of issued shares during the fiscal year (after deducting treasury stock).

(3)	Employees

End of the fiscal year
people
Number of employees	1,519
[year] [month]
Average age	41 11
[year] [month]
Average years of service	19 0
thousand yen
Average monthly wage	410

(Notes)	1. The average age, average years of service and average monthly wages are rounded down to the nearest unit.
2.	The number of employees does not include temporary staff or contract staff.
3.	Average monthly wage is the average monthly wage in March excluding bonus.
(4)	Branches and other locations

a       Number of branches

	End of the fiscal year
	Locations	Of which, sub-branches
Aichi Prefecture	98	(2)
Gifu Prefecture	3	―
Mie Prefecture	2	―
Shizuoka Prefecture	1	―
Tokyo	1	―
Osaka-fu	1	―
Total	106	(2)

(Note)	In addition to the above, as of the end of this fiscal year, the Bank also has 53 off-premises automated teller machines, 12,489 off-premises automated teller machines at convenience stores through an Internet partnership, 13,501 off-premises automated teller machines through a partnership with Lawson Bank, and 24,368 off-premises automated teller machines through a partnership with Seven Bank.

b     Newly opened branches this fiscal year

No applicable matters.

(Notes)	1. The following branches were moved this fiscal year.
Toyotajosui branch	26 Komorocho 1-chome, Toyota-shi (inside the Toyota branch)
Minato branch	14-1 Shichibancho 4-chome, Minato-ku, Nagoya-shi (temporary relocation to within the Tokaidori branch due to store rebuild)

2.	The following automated teller machines were opened, closed or jointly operated this fiscal year.

(Newly opened at one location)

Ozone branch	Soyora Kami-Iida sub-branch

(Closed at two locations)

Ozone branch	Tenjinbashi sub-branch
Nagoya Ekimae branch	JR Gate Tower sub-branch

(Jointly operated at 27 locations)

c     List of bank agents

No applicable matters.

d     Bank agency services, etc. conducted by the Bank

No applicable matters.

(5)	Capital investments

a       Total capital investments

(unit: millions of yen)
Total capital investments	804

(Note)	Stated monetary amounts are rounded down to the nearest million yen.

b       New investments in important facilities, etc.

(unit: millions of yen)

Description	Amount
Head office exterior renovation	55
Office equipment renewal	163

(Note)	Stated monetary amounts are rounded down to the nearest million yen.

(6)	Status of parent company and significant subsidiaries, etc.

a    Parent company

No applicable matters.

b    Subsidiaries, etc.

Name of company	Address	Description of main business	Stated capital	Percentage of voting rights of subsidiary, etc. held by the Bank	Other
Aigin Business Service Co., Ltd.	22-20, Meieki 4-chome, Nakamura-ku, Nagoya-shi	Bank administration business	million yen 30	― 100.00	－
Aigin Lease Co., Ltd.	22-20, Meieki 4-chome, Nakamura-ku, Nagoya-shi	General leasing business	20	46.85	－
Aigin DC Card Co., Ltd.	22-20, Meieki 4-chome, Nakamura-ku, Nagoya-shi	Credit card business	30	42.89	－
Aigin Computer Service Co, Ltd.	22-20, Meieki 4-chome, Nakamura-ku, Nagoya-shi	Computer business processing, etc.	10	5.00	－
Aichi Capital K.K.	14-12, Sakae 3-chome, Naka-ku, Nagoya	Investment business limited liability company (fund) operation and management Investee company general consulting business	90	100.00	－

(Notes)	1.	The percentage of voting rights held by the Bank is rounded down to two decimal places.
	2.	The above five subsidiaries comprise the consolidated companies of the Bank. Consolidated ordinary income improved 2,831 million yen to 56,112 million yen, and net income attributable to shareholders of parent increased 6,678 million yen to 10,945 million yen.

Overview of important operational alliances

1.	Through an alliance with the 37 regional banks who are members of The Second Association of Regional Banks, we provide cash withdrawal services through mutual use of automated teller machines (abbreviated as "SCS").
2.	Through an alliance with the 37 regional banks who are members of The Second Association of Regional Banks, 5 city banks, 3 trust banks, 62 regional banks, 255 shinkin banks (including Shinkin Central Bank), 141 credit unions (including Shinkumi Federation Bank), 613 agricultural cooperative and fishing cooperative credit unions (including Norinchukin Bank and Shinren), and 14 labor banks (including Rokinren Bank), we provide cash withdrawal services through mutual use of automated teller machines (abbreviated as "MICS").
3.	Through an alliance with the 37 regional banks who are members of The Second Association of Regional Banks, we have a multi-bank report service that uses an ISDN circuit exchange network to transfer data, enabling the transmission and receipt of general transfer and other data with client companies and deposit and withdrawal statements, etc. (abbreviated as "SDS").
4.	The Bank has an alliance with Japan Post Bank providing mutual access to automated teller machines for making cash deposits and withdrawals.
5.	The Bank has an alliance with AEON Bank providing mutual access to automated teller machines for making cash deposits and withdrawals.
6.	The Bank has an alliance with Juroku Bank, Bank of Nagoya and Hyakugo Bank providing mutual access to automated teller machines for making cash deposits.
7.	Of the banks providing mutual access to automated teller machines, the Bank has alliances with MUFG Bank, Juroku Bank, Bank of Nagoya, Chukyo Bank, Hyakugo Bank, San Ju San Bank, and Shizuoka Bank for mutually making cash withdrawals at other banks free of charge.
(7)	Business transfers, etc.

No applicable matters.

(8)	Other important matters concerning the status of the bank

Details of the integration with The Chukyo Bank, Limited are as contained in the Notes to Non-Consolidated Financial Statements and the Notes to Consolidated Financial Statements (significant post-balance sheet events) set out in the Internet Disclosure Matters upon Notice of Calling of the 113th Annual General Meeting of Shareholders.

2.	Company officers (directors)
(1)	Status of company officers
(as of the end of the fiscal year)

Name	Position and responsibilities	Significant concurrent positions	Other
Yukinori Ito	President (Representative Director) Responsible for the Internal Audit Department
Nobuhiko Kuratomi	Senior Managing Director (Representative Director) Responsible for the General Planning Department
Hiroyasu Matsuno	Managing Director Responsible for the Credit Supervision Department, Securities & Foreign Business Department, and Tokyo Office
Shigeru Murabayashi	Director General Manager of Internal Audit Department
Hiroaki Yoshikawa	Director Responsible for General Affairs Department, Operations Administration Department
Kenichi Taguchi	Director Responsible for Sales Management Department, Corporate Sales Department, Individual Sales Department
Norimasa Suzuki	Director Responsible for Compliance & Risk Management Department, Personnel Department
Masahiro Kato	Director (full-time Audit and Supervisory Committee member)
Akira Katsuragawa	Director (Audit and Supervisory Committee member) (outside director)	Head of Akira Katasuragawa Certified Tax Accountant Office
Toshiyasu Hayashi	Director (Audit and Supervisory Committee member) (outside director)
Yasutoshi Emoto	Director (Audit and Supervisory Committee member) (outside director)	Head of Emoto Law Office
Yasuo Hasegawa	Director (Audit and Supervisory Committee member) (outside director)

(Notes) 1.	Directors (Audit and Supervisory Committee members) Akira Katsuragawa, Toshiyasu Hayashi, Yasutoshi Emoto, and Yasuo Hasegawa are outside directors set forth in Article 2(xv) of the Companies Act.
2.	Directors (Audit and Supervisory Committee members) Akira Katsuragawa and Toshiyasu Hayashi have extensive knowledge in finance and accounting as shown below.
	Akira Katsuragawa is a certified tax accountant.
	Toshiyasu Hayashi has extensive experience in business operations related to finance and accounting at Matsuzakaya Co, Ltd. and Front Retailing Co., Ltd.
3.	Director (Audit and Supervisory Committee member) Yasutoshi Emoto has extensive legal knowledge as an attorney-at-law.
4.	The Bank has submitted notification to the Tokyo Stock Exchange and the Nagoya Stock Exchange of the positions of the outside directors as independent officers in accordance with the respective provisions of the exchanges.
5.	In order to improve information gathering and the effectiveness of audits and strengthen audit and oversight functions, the Bank has appointed Director (Audit and Supervisory Committee member) Masahiro Kato as a full-time Audit and Supervisory Committee member.
6.	The following officers resigned during this fiscal year.

Name	Position at time of resignation	Resignation date
Masato Kobayashi	Senior Managing Director (Representative Director)	June 25, 2021 (expiration of term)
Tokuho Iida	Director	Same as above

(Reference)

The Bank has adopted an executive officer system. The names, positions and responsibilities of executive officers are as follows.

(as of the end of the fiscal year)

Name	Position and responsibilities
Toru Suzuki	Executive Officer and General Manager of Head Office Sales Department
Kenji Ito	Executive Officer and General Manager of General Planning Department
Takehiro Suzuki	Executive Officer, General Manager of Securities & Foreign Business Department
Keiichi Ishikawa	Executive Officer and General Manager in Charge of General Planning Department
Hiroyuki Takimoto	Executive Officer, General Manager of Compliance & Risk Management Department
Tatsuya Sakamoto	Executive Officer, General Manager of Sales Management Department
Shinya Naka	Executive Officer and concurrently Manager of Nagoya No. 5 Block and Manager of Tokotori Branch
Tetsushi Kawabata	Executive Officer and General Manager of Personnel Department
Koji Ito	Executive Officer and General Manager of Corporate Sales Department

(2)	Compensation, etc. payable to company officers

(1)       Total amount, etc. of compensation, etc. amount for the fiscal year

(unit: millions of yen)

Category	Number of officers paid	Compensation, etc.
			Base compensation	Performance-linked compensation, etc.	Non-monetary compensation, etc.

Directors (excluding Audit and Supervisory Committee members)	9	157 (32)	131 (32)	―	25

Directors (Audit and Supervisory Committee members)	5	44 (11)	44 (11)	―	―

Total	14	201 (43)	175 (43)	―	25

(Notes)	1.	Stated monetary amounts are rounded down to the nearest million yen.
	2.	The above number of directors paid and compensation, etc. includes two directors (excluding Audit & Supervisory Committee Members) who resigned as of the end of the 112th Annual General Meeting of Shareholders held on June 25, 2021.
	3.	The compensation, etc. amount includes officer bonuses of 43 million yen [director (excluding an Audit and Supervisory Committee member) bonus of 32 million yen, director who is an Audit and Supervisory Committee member bonus of 11 million yen] to be paid in June 2022, but excludes employee-portion salary of employee-directors of 14 million (of which 3 million yen is the employee-portion bonus of employee-directors).
	4.	Officer bonuses are stated in the parenthesis within the “Compensation, etc.” column.

(2)	Performance-linked compensation, etc.

No applicable matters.

(3)	Details of non-monetary compensation, etc.

The Bank has introduced a stock option system in order to share the merits and the risks of stock fluctuations with shareholders by strengthening the link between officer compensation and the stock price and to heighten interest in improving corporate value and increasing share price over the medium- to long-term. The details of the system are as follows.

Item	Description
Qualifying persons	Directors (excluding directors who are Audit and Supervisory Committee members and outside directors)
Share class	Common stock of the Bank
Allocation timing	To be allocated promptly after the statutory term after a resolution is made at a board of directors meeting establishing subscription requirements for rights to subscribe for new shares (to be held in June of each year, in principle)
Maximum allotment amount	100 million yen per year
Number of shares granted	100 shares
Maximum number of allotted shares	300 units (30,000 shares)
Fair price calculation method	Black-Scholes model
Allotment number calculation method	Fair price on business day preceding the issuance Board of Directors meeting
Value of assets contributed upon the exercise of rights	Exercise price of one yen per share that can be delivered by exercising the right to subscribe for new shares, multiplied by the number of shares granted.
Exercise period	Within 30 years
Exercise commencement date	Day after resignation date
Exercise deadline	The final day of the exercise period, or the day that is 10 years from the exercise commencement date, whichever is earlier

(4)	General meeting of shareholders resolutions regarding director compensation, etc.

At the 107th Annual General Meeting of Shareholders held on June 24, 2016, it was resolved that the maximum compensation for directors (excluding Audit & Supervisory Committee members) should be no more than 260 million yen per year (excluding the employee-portion salary of employee-directors), and the maximum compensation for directors who are Audit and Supervisory Committee members should be no more than 90 million yen per year. Also at the 107th Annual General Meeting of Shareholders, it was resolved that rights to subscribe to new shares of up to 100 million yen per year would be allotted to directors (excluding Audit & Supervisory Committee members and outside directors) as stock options separately to the above maximum limits.

As of the end of that Annual General Meeting of Shareholders, there were 13 directors (excluding Audit & Supervisory Committee members) and six directors who were Audit and Supervisory Committee members (of which four were outside directors).

(5)	Policy, etc. for deciding the details of officer compensation, etc.
a	Method for deciding such policy

The policy on the compensation, etc. amount of individual directors (excluding Audit & Supervisory Committee members) and its calculation method was subject to a resolution of the Board of Directors held on February 8, 2021, after asking and following the advice of the Compensation Committee, in order for the compensation structure to function as an incentive for sustained improvement of corporate value, for it to be linked to shareholder profit, and for it to be based on the attainment level of the medium term business plan.

b	Summary of the content of the policy

The compensation, etc. of individual directors (excluding Audit & Supervisory Committee members) is configured so that the proportion of the performance-linked compensation and non-monetary compensation, etc. rises according to position.

c	Reason for Board of Directors determining that the details of compensation, etc. for individual directors this fiscal year are in line with the compensation policy

The compensation, etc. of each individual for this fiscal year as decided by the Board of Directors was resolved after the Board of Directors determined whether the original proposal prepared by the Compensation Committee after in-depth examination, including conformity with such policy, was in line with such policy.

(6)	Delegation of pertaining to determination of compensation, etc. for individual directors

No applicable matters.

(3)	Liability limitation agreements

Article 33 of the articles of incorporation of the Bank permits the Bank to enter into agreements with directors (excluding executive directors, etc.) limiting their liability so that they are able to fully fulfil the role expected of directors (Audit and Supervisory Committee members). The Bank has entered into liability limitation agreements with all directors (Audit and Supervisory Committee members).

Name	Outline of liability limitation agreements
Masahiro Kato Director (Audit and Supervisory Committee member)	Pursuant to the provisions of Article 427(1) of the Companies Act, the Bank has entered into agreements to limit compensation liability for the acts set forth in Article 423(1) of the Companies Act. The maximum compensation liability in these agreements is 10 million yen or the minimum liability amount set out in Article 425(1) of the Companies Act, whichever is higher.
Akira Katsuragawa Outside Director (Audit and Supervisory Committee member)
Toshiyasu Hayashi Outside Director (Audit and Supervisory Committee member)
Yasutoshi Emoto Outside Director (Audit and Supervisory Committee member)
Yasuo Hasegawa Outside Director (Audit and Supervisory Committee member)

(4)	Indemnity agreements

No applicable matters.

(5)	Officers, etc. liability insurance agreements

The Bank has entered into an officers, etc. liability insurance agreement as stipulated in Article 430-3(1) of the Companies Act with an insurance company.

Scope of insured persons	Outline of officers, etc. liability insurance agreements
Directors of the Bank	In the event of claims for compensation for damage arising from actions taken by the insured in relation to operations as an officer of the Bank (including non-action), the agreement indemnifies for damages and litigation costs, etc. suffered by the insured. However, damage etc. incurred by officers, etc. who have committed bribery, other criminal actions, or intentionally broken laws is excluded from indemnification so as not to undermine the propriety of the execution of duties by officers, etc. The Bank pays all insurance premiums.
3.	Outside officers
(1)	Concurrent positions and other status of outside officers

Name	Concurrent positions and other status
Akira Katsuragawa Director (Audit and Supervisory Committee member)	Head of Akira Katasuragawa Certified Tax Accountant Office
Toshiyasu Hayashi Director (Audit and Supervisory Committee member)	No applicable matters.
Yasutoshi Emoto Director (Audit and Supervisory Committee member)	Head of Emoto Law Office
Yasuo Hasegawa Director (Audit and Supervisory Committee member)	No applicable matters.

(Notes)	1.	Akira Katasuragawa is concurrently the head of Akira Katasuragawa Certified Tax Accountant Office. There is no particular relationship between Akira Katasuragawa Certified Tax Accountant Office and the Bank.
	2.	Yasutoshi Emoto is concurrently the head of Emoto Law Office. There is no particular relationship between Emoto Law Office and the Bank.

(2)	Primary activities of outside officers

Name	Time in office	Attendance at meetings of the Board or Directors and the Audit and Supervisory Committee	Comments at meetings of the Board of Directors and the Audit and Supervisory Committee, and other activities
Akira Katsuragawa Director (Audit and Supervisory Committee member)	18 years, 9 months	Attended all 21 Board of Directors meetings and all 17 Audit and Supervisory Committee meetings convened this fiscal year	Mr. Katsuragawa is expected to fulfil a management supervisory role based on his abundant experience and wide-ranging discernment as an active certified public accountant. He actively makes remarks and the like at Board of Directors meetings with respect to finance as well as the overall business of the Bank. Moreover, as well as taking a leading role in enhancing deliberations and exercising authority, etc. as chair of the Personnel Committee, he participates in active deliberations as a Compensation Committee member.
Toshiyasu Hayashi Director (Audit and Supervisory Committee member)	5 years, 9 months	Attended all 21 Board of Directors meetings and all 17 Audit and Supervisory Committee meetings convened this fiscal year	Mr. Hayashi is expected to fulfil a management supervisory role based on his abundant experience and wide-ranging discernment gained through holding important management posts such as his participation in business operations related to finance and accounting at Matsuzakaya Co, Ltd. and Front Retailing Co., Ltd. He actively makes remarks and the like from that perspective at Board of Directors meetings with respect to the overall business of the Bank. Moreover, as well as taking a leading role in enhancing deliberations and exercising authority, etc. as chair of the Compensation Committee, he participates in active deliberations as a Personnel Committee member.
Yasutoshi Emoto Director (Audit and Supervisory Committee member)	3 years, 9 months	Attended 20 out of 21 Board of Directors meetings and all 17 Audit and Supervisory Committee meetings convened this fiscal year	Mr. Emoto is expected to fulfil a management supervisory role based on his specialist legal knowledge and his abundant experience and wide-ranging discernment as an attorney-at-law. He actively makes remarks at Board of Directors meetings with respect to the strengthening of the compliance structure as well as other remarks from that perspective. Moreover, as a Personnel Committee member, he also plays an important role in deliberating nominations of directors, etc. and reporting these to the Board of Directors.
Yasuo Hasegawa Director (Audit and Supervisory Committee member)	1 year, 9 months	Attended all 21 Board of Directors meetings and all 17 Audit and Supervisory Committee meetings convened this fiscal year	Mr. Hasegawa is expected to fulfil a management supervisory role based on his abundant experience and wide-ranging discernment gained through serving in the Nagoya City government and as a former director of Maruhachi Credit Cooperative. He actively makes remarks at Board of Directors meetings with respect to corporate governance as well as other remarks from that perspective. Moreover, as a Compensation Committee member, he also plays an important role in deliberating the compensation of directors, etc. and reporting on this to the Board of Directors.

(Notes)	Outside officers also actively participate in other cross-organizational committees such as the Business Management Committee.

The Personnel Committee and the Compensation Committee that are discretionary committees are both chaired by an outside officer.

(3)	Outside officer compensation, etc.
(unit: millions of yen)

	Number of officers paid	Compensation, etc. from the Bank		Compensation, etc. from the Bank's parent company, etc.

Total amount of compensation, etc.	4	26	(6)	No applicable matters.

(Notes)	1.	Stated monetary amounts are rounded down to the nearest million yen.
	2.	The compensation, etc. amount from the Bank includes a six million yen officer bonus to four outside officers planned to be paid in June 2022.
	3.	Officer bonuses are stated in the parenthesis within the “Compensation, etc. from the Bank” column.

(4)	Opinion of outside officers

 No applicable matters.

4.	Stock of the Bank
(1)	Number of shares
Total number of authorized shares	30,000,000 shares
Total number of issued shares	10,943,000 shares

Note: The number of shares is rounded down to the nearest 1,000 shares.

(2)	Number of shareholders at the end of this fiscal year	8,968 shareholders

(3)	Major shareholders

Name of shareholder	Investment in the Bank
	Number of shares, etc. held (thousand shares)	Ownership ratio (%)
The Master Trust Bank of Japan, Ltd. (Trust Account)	1,032	9.59
Custody Bank of Japan, Ltd. (Trust Account)	446	4.15
Aichi Bank Employee Shareholding Association	319	2.97
NGK Insulators, Ltd.	242	2.25
Toho Gas Co., Ltd.	237	2.20
Custody Bank of Japan, Ltd. (Trust Account 4)	224	2.08
Nippon Life Insurance Company	206	1.92
Meiji Yasuda Life Insurance Company	205	1.91
Sumitomo Life Insurance Company	170	1.58
Sumitomo Realty & Development Co., Ltd.	156	1.45

(Notes)	1.	The number of shares held is rounded down to the nearest 1,000 shares.
	2.	The Bank holds 176,172 treasury shares, but it is excluded from the above major shareholders. The ownership ratio is calculated by deducting treasury shares from the total number of issued shares. Fractions are rounded to two decimal points.
	3.	For the fiscal year ended March 2021, for the Custody Bank of Japan, Ltd. we reported the total of Trust Account, Trust Account 1,Trust Account 2, Trust Account 4, Trust Account 5, Trust Account 6, Trust Account 7, Trust Account 9, Trust Account A, Trust Account B, Pension Trust Account, Pension Special Account, and Securities Investment Trust Account, but from this fiscal year we are reporting them as they are stated on the shareholder register without totaling them.
	4.	For the fiscal year ended March 2021, for The Master Trust Bank of Japan, Ltd., we reported the total of Trust Account and the Defined Benefit Plan Trust Canox Account but from this fiscal year we are reporting them as they are stated on the shareholder register without totaling them.

(4)	Shares held by officers

No applicable matters.

5.	Financial Auditor
(1)	Status of financial auditor
(unit: millions of yen)

Name	Compensation, etc. for the fiscal year	Other
KPMG AZSA LLC Designated Limited Liability Partners Atsushi Fukui Masaki Yamada	58	Grounds for consent to compensation, etc. of financial auditor (note) 4

(Notes)	1.	Stated monetary amounts are rounded down to the nearest million yen.
	2.	The total monetary and other economic benefits to be paid by the Bank and its subsidiaries to the financial auditor is 61 million yen.
	3.	This represents an aggregate amount of auditing compensation for audits pursuant to the Companies Act and audits pursuant to the Financial Instruments and Exchange Act as the auditing contract between the Bank and financial auditor does not divide out amounts for the two forms of audit, nor is it practically possible to make such distinction.
	4.	The Audit and Supervisory Committee conducted necessary reviews on the appropriateness of the audit plan of the financial auditor, the performance of duties, and the calculation basis of estimated compensation, and found the proposed auditing compensation to be at a level sufficient for the financial auditor to secure the required auditing structure and auditing hours, and to perform appropriate audits. It therefore agreed to the proposed compensation, etc. to the financial auditor.

(2)	Liability limitation agreements

No applicable matters.

(3)	Indemnity agreements

No applicable matters.

(4)	Other matters concerning financial auditor

Policy on determining dismissal or non-reappointment of financial auditor

If the Audit and Supervisory Committee deems it necessary, such as where there is an obstacle to the execution of the duties of the financial auditor from the perspective of audit quality, independence or overall capabilities, etc. of the financial auditor, the Audit and Supervisory Committee will determine the details of a proposal on the dismissal or non-reappointment of the financial auditor to be submitted to a general meeting of shareholders.

In addition, if the financial auditor is found to fall under the items prescribed in the subparagraphs in Article 340(1) of the Companies Act, the financial auditor will be dismissed based on the unanimous consent of the Audit and Supervisory Committee. In that event, an Audit and Supervisory Committee member appointed by the Audit and Supervisory Committee will report the dismissal of the financial auditor and the reasons therefor at the first general meeting of shareholders convened after the dismissal.

6.	Basic policy on persons controlling decisions on financial and operational guidelines

No applicable matters.

7.	Specified wholly-owned subsidiaries

No applicable matters.

8.	Transactions with the parent company, etc.

No applicable matters.

9.	Accounting advisors
(1)	Liability limitation agreements

No applicable matters.

(2)	Indemnity agreements

No applicable matters.

10.	Other

No applicable matters.

113th Fiscal Year-End	(As of March 31, 2022)	Balance Sheet

(unit: millions of yen)

Item	Amount	Item	Amount
(Assets)		(Liabilities)
Cash and due from banks	484,701	Deposits	3,393,856
Cash	25,412	Current account deposits	228,840
Due from banks	459,289	Ordinary deposits	1,938,058
Call loans	2,888	Savings deposits	15,683
Monetary claims bought	7,238	Notice deposits	14,033
Trading securities	49	Term deposits	1,152,522
Trading account government bonds	49	Installment savings	11,388
Securities	994,364	Other deposits	33,329
Government bonds	127,797	Negotiable certificates of deposit	4,100
Local government bonds	164,445	Call money	131,119
Corporate bonds	286,645	Cash collateral received for securities lent	49,241
Stock	131,212	Borrowed money	447,070
Other securities	284,263	Borrowings	447,070
Allowance for possible investment loss	-0	Foreign exchange	1,433
Loans and bills discounted	2,766,466	Foreign bills sold	1,248
Bills discounted	14,346	Accrued foreign bills	184
Loans on notes	39,454	Other liabilities	22,132
Loans on deeds	2,502,007	Accrued corporate tax, etc.	2,445
Overdrafts	210,657	Accrued expenses	759
Foreign exchange	1,528	Unearned revenue	1,510
Foreign deposits paid	1,141	Reserve for interest on installment savings	0
Foreign bills receivable	386	Financial derivatives	2,068
Other assets	14,120	Cash collateral received for financial instruments	470
Prepaid expenses	10	Lease obligations	914
Accrued income	1,706	Asset retirement obligations	166
Financial derivatives	1,124	Other liabilities	13,797
Other assets	11,278	Provision for bonuses	567
Tangible fixed assets	33,870	Allowance for officers’ bonuses payable	32
Buildings	7,546	Allowance for officers’ retirement benefits	35
Land	22,695	Provision for reimbursement of deposits	155
Leased assets	853	Provision for contingent loss	1,564
Construction in progress	427	Deferred tax liabilities	13,066
Other tangible fixed assets	2,347	Deferred tax liabilities pertaining to revaluation	4,598
Intangible fixed assets	719	Acceptances and guarantees	5,928
Software	596	Total liabilities	4,074,903
Software suspense account	38	(Equity)
Other intangible fixed assets	85	Common stock	18,000
Prepaid pension costs	5,585	Capital surplus	13,834
Customers' liabilities for acceptances and guarantees	5,928	Capital reserves	13,834
Allowance for loan losses	-13,223	Retained earnings	146,695
		Retained earnings reserves	5,392
		Other retained earnings	141,302
		Reserve for reduction entry of replaced assets	434
		General reserve	129,280
		Retained earnings brought forward	11,587
		Treasury stock	-979
		Total shareholders’ equity	177,549
		Net unrealized gain on available-for-sale securities	42,616
		Deferred gains or losses on hedges	635
		Revaluation reserve for land	8,272
		Total valuation and translation adjustments	51,525
		Stock acquisition rights	259
		Total equity	229,334
Total Assets	4,304,237	Total liabilities and equity	4,304,237

113th Fiscal Year	(From April 1, 2021 to March 31, 2022)	Profit and loss statement

(unit: millions of yen)

Item	Amount
Ordinary income		47,461
Investment income	32,289
Interest on loans	21,146
Interest on and dividends from securities	10,637
Interest on call loans	0
Interest on deposits	469
Other interest income	35
Fees and commissions	8,906
Fund transfer fees received	2,149
Other fees and commissions	6,756
Other operating income	539
Foreign exchange trading income	77
Gain on sale of national government bonds	460
Gain on redemption of national government bonds	1
Other operating income	0
Other ordinary income	5,726
Gain on loan losses recovered	0
Gain on sale of equity	5,431
Other ordinary income	294
Ordinary expenses		32,261
Financing costs	381
Interest on deposits	214
Interest on negotiable certificates of deposit	6
Interest on call loans	-11
Interest paid on securities lending transactions	7
Interest on borrowings	7
Interest paid on interest rate swaps	103
Other interest expenses	52
Fees and commissions	2,916
Fund transfer fees paid	329
Other fees and commissions	2,587
Other operating expenses	1,061
Loss on securities transactions	0
Loss on sale of national government bonds, etc.	1,052
Amortization of national government bonds, etc.	8
Operating expenses	24,878
Other ordinary expenses	3,023
Provision for doubtful accounts	1,867
Provision of allowance for investment loss	0
Provision for reimbursement of inactive bank accounts	24
Provision for contingent loss	115
Loss on sale of equity	532
Amortization of equity	67
Other ordinary expenses	416
Ordinary income		15,199
Extraordinary profit		88
Gain on disposal of fixed assets	88
Extraordinary loss		249
Loss on disposal of fixed assets	62
Impairment loss	186
Pre-tax net income		15,038
Corporate, inhabitants, and enterprise taxes		4,492
Corporate taxes, etc. - deferred		-255
Total corporate taxes, etc.		4,237
Net income		10,801

Consolidated financial statements preparation policies

The definitions of "subsidiary," "subsidiary corporation, etc.," and "affiliated entities, etc." are based on Article 2(8) of the Banking Act and Article 4-2 of the Enforcement Orders to the Banking Act.

(1)	Scope of consolidation

Consolidated subsidiaries and subsidiary corporations, etc.:            5 companies

Company name:        Aigin Business Service Co., Ltd.

Aigin Lease Co., Ltd.

Aigin DC Card Co., Ltd.

Aigin Computer Service Co, Ltd.

Aichi Capital Co., Ltd.

Aichi Capital Co., Ltd. is consolidated from this consolidated fiscal year as it was incorporated this fiscal year.

(2)	Application of the equity method

Not applicable.

(3)	Fiscal years, etc. of consolidated subsidiaries and subsidiary corporations, etc.

All subsidiaries and subsidiary corporations, etc. to be consolidated have the same closing date as the consolidated closing date.

113th Fiscal Year-End	(As of March 31, 2022)	Consolidated Balance Sheet

(unit: millions of yen)

Item	Amount	Item	Amount
(Assets)		(Liabilities)
		Deposits	3,389,658
Cash and due from banks	484,775	Negotiable certificates of deposit	4,100
Call loans and bills bought	2,888	Call money and bills sold	131,119
Monetary claims bought	7,238	Cash collateral received for securities lent	49,241
Trading securities	49	Borrowed money	455,615
Securities	993,000	Foreign exchange	1,433
Allowance for possible investment loss	-0	Other liabilities	23,149
Loans and bills discounted	2,759,402	Provision for bonuses	582
Foreign exchange	1,528	Allowance for officers’ bonuses payable	35
Other assets	37,397	Net defined benefit liability	535
Tangible fixed assets	34,191	Allowance for officers’ retirement benefits	44
Buildings	7,546	Provision for reimbursement of deposits	155
Land	22,695	Provision for contingent loss	1,564
Leased assets	6	Deferred tax liabilities	13,475
Construction in progress	427	Deferred tax liabilities pertaining to revaluation	4,598
Other tangible fixed assets	3,515	Acceptances and guarantees	5,928
Intangible fixed assets	760	Total liabilities	4,081,237
Software	596	(Equity)
Software suspense account	38	Common stock	18,000
Leased assets	40	Capital surplus	13,883
Other intangible fixed assets	85	Retained earnings	151,391
Net defined benefit assets	7,453	Treasury stock	-979
Deferred tax assets	195	Total shareholders’ equity	182,295
Customers' liabilities for acceptances and guarantees	5,928	Net unrealized gain on available-for-sale securities	42,718
Allowance for loan losses	-14,059	Deferred gains or losses on hedges	635
		Revaluation reserve for land	8,272
		Accumulated remeasurements of defined benefit plans	925
		Total of other comprehensive accumulated income	52,552
		Stock acquisition rights	259
		Non-controlling interests	4,405
		Total Equity	239,512
Total assets	4,320,749	Total liabilities and Equity	4,320,749

113th Fiscal Year	(From April 1, 2021 to March 31, 2022)	Consolidated Profit and Loss Statement

(unit: millions of yen)

Item	Amount
Ordinary income		56,112
Investment income	32,288
Interest on loans	21,128
Interest on and dividends from securities	10,655
Interest on call loans and bills bought	0
Interest on deposits	469
Other interest income	35
Fees and commissions	17,575
Other operating income	547
Other ordinary income	5,700
Gain on loan losses recovered	1
Other ordinary income	5,699
Ordinary expenses		40,577
Financing costs	356
Interest on deposits	214
Interest on negotiable certificates of deposit	6
Interest on call loans and bills bought	-11
Interest paid on securities lending transactions	7
Interest on borrowings	30
Other interest expenses	108
Fees and commissions	10,422
Other operating expenses	1,068
Operating expenses	25,527
Other ordinary expenses	3,202
Provision for doubtful accounts	2,034
Provision of allowance for investment loss	0
Provision for reimbursement of inactive bank accounts	24
Provision for contingent loss	115
Other ordinary expenses	1,028
Ordinary income		15,534
Extraordinary profit		88
Gain on disposal of fixed assets	88
Extraordinary loss		248
Loss on disposal of fixed assets	62
Impairment loss	186
Net income before taxes and other adjustments		15,374
Corporate, inhabitants, and enterprise taxes		4,584
Corporate taxes, etc. - deferred		-242
Total corporate taxes, etc.		4,342
Net income		11,031
Net income attributable to non-controlling interests		86
Net income attributable to owners of parent		10,945

w

Financial Auditor’s Audit Report on Financial Statements

Independent auditor's audit report May 11, 2022 To: The Aichi Bank, Ltd. The Board of Directors KPMG AZSA LLC Nagoya Office
Designated Limited Liability Partner Engagement Partner	Certified Public Accountant	Atsushi Fukui	[seal]
Designated Limited Liability Partner Engagement Partner	Certified Public Accountant	Masanori Yamada	[seal]

Opinion

Pursuant to Article 436(2)(i) of the Companies Act, we audited the financial statements for the 113th fiscal year of The Aichi Bank, Ltd. extending from April 1, 2021 to March 31, 2022, specifically the balance sheet, profit and loss statement, non-consolidated statement of changes in equity, notes to specific items and attached detailed schedules ("Financial Statements, etc." hereinafter).

We found the Financial Statements, etc. described above to conform to generally accepted principles of corporate accounting in Japan and to appropriately present the status of assets, profits and losses for the period pertaining to the Financial Statements, etc. in all material respects.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in Japan. Our responsibilities under auditing standards are as stated in "Auditor's Responsibilities for the Audit of Financial Statements, etc." In accordance with professional ethics standards in Japan, we are independent of the company and perform our responsibilities in an ethical manner as auditors. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Matters of Emphasis

As stated in the Notes on Significant Subsequent Events, the Company passed a resolution at a board of directors meeting convened on May 11, 2022 to form, together with The Chukyo Bank, Limited, the Aichi Financial Group, Inc., which would function as the parent company to which both banks will become wholly owned subsidiaries by method of a joint share transfer on October 3, 2022, and the banks entered into a business integration agreement and jointly prepared a share transfer plan on the same date.

This matter has no effect on our opinion.

Other Stated Matters

Other stated content consists of the Business Report and attached schedules. It is the responsibility of management to prepare and disclose other stated content. The Audit and Supervisory Committee is responsible for monitoring the execution of duties by directors in the development and operation of the reporting process for other stated content.

Other stated content is not included in the scope of the auditing opinion of the Financial Statements, etc. expressed by us, and we express no opinion on other stated content.

Our responsibility in audits of Financial Statements, etc. is to thoroughly read other stated content and, in the process of reading, verify that there are no material differences between other stated content, the Financial Statements, etc., and the knowledge gained by us in the course of auditing, and to look carefully for signs of material errors in other stated content other than these material differences.

We are required to report the facts if we determine that there are material errors in other stated content based on the work that we performed.

There are no matters that we should report concerning other stated content.

Responsibilities of Management and the Audit and Supervisory Committee for the Financial Statements, etc.

It is the responsibility of management to prepare and properly present Financial Statements, etc. in conformity with corporate accounting standards that are generally accepted as fair and appropriate in Japan. This includes the establishment and operation of internal controls judged to be necessary by management in order to prepare and properly present Financial Statements, etc. that do not contain material misrepresentations that are due to wrongdoing or error.

When preparing Financial Statements, etc., management is responsible for assessing whether it is appropriate to prepare Financial Statements, etc. based on the assumption of a going concern, and for disclosing any matters that it is necessary to disclose regarding the going concern based on corporate accounting standards that are generally accepted as fair and appropriate in Japan.

The Audit and Supervisory Committee is responsible for overseeing the performance of duties by directors in connection with the implementation and operation of the financial reporting process.

Auditor's Responsibilities for the Audit of Financial Statements, etc.

Our responsibility as auditors is to obtain reasonable assurance through the audit about whether the Financial Statements, etc. as a whole are free from material misstatement, whether due to fraud or error, and to issue an independent auditor's report that includes our opinion on the Financial Statements, etc. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the decisions of users taken on the basis of the Financial Statements, etc.

As part of an audit in accordance with auditing standards generally accepted in Japan, we exercise professional judgment and maintain professional skepticism throughout the audit.

•    We identify and assess the risk of material misrepresentation due to wrongdoing or error. In addition, we formulate and implement audit procedures to address the risk of material misstatements. The selection and application of audit procedures is at the discretion of the auditor. We then obtain audit evidence that is sufficient and appropriate to provide a basis for our opinion.

•    Although the purpose of the audit of the Financial Statements, etc. is not to express an opinion on the effectiveness of the company's internal controls, the auditors consider internal controls relevant to the audit in order to design audit procedures that are appropriate when implementing risk assessments.

•    We evaluate the appropriateness of accounting policies used by management and their application, and the reasonableness of accounting estimates and the appropriateness of related disclosures made by management.

•    We come to a conclusion on the appropriateness of management's use of the going concern basis of accounting to prepare the Financial Statements, etc. and, based on the audit evidence obtained, whether a material uncertainty exists related to events or conditions that may cast significant doubt on the company's ability to continue as a going concern. If we conclude that a material uncertainty exists, we are required to draw attention in our auditor's report to the related disclosures in the Financial Statements, etc. or, if such disclosures are inadequate, to declare an opinion with an excepted matter. Our conclusions are based on audit evidence obtained up to the date of our auditor's report. However, future events or conditions may cause the company to cease to continue as a going concern.

•    We evaluate the overall presentation, structure and content of the Financial Statements, etc., including the disclosures, and whether the Financial Statements, etc. represent the underlying transactions and events in a manner that achieves fair presentation in accordance with accounting principles generally accepted in Japan.

We report to the Audit and Supervisory Committee regarding, among other matters, the planned scope and timing of the audit and significant audit findings, including any significant deficiencies in internal control that we identify during our audit, and other matters that are called for under the audit standards.

We also provide the Audit and Supervisory Committee with a statement that we have complied with the professional ethics requirements regarding independence in Japan, and communicate to them all relationships and other matters that may reasonably be thought to bear on our independence, and where applicable, related safeguards to remove or reduce obstructions.

Disclosure of Interests

We and our engagement partners do not have any interest in the company that is required to be disclosed pursuant to the provisions of the Certified Public Accountants Act of Japan.

End of document.

Financial Auditor Report on Consolidated Financial Statements

Independent auditor's audit report May 11, 2022 To: The Aichi Bank, Ltd. The Board of Directors KPMG AZSA LLC Nagoya Office
Designated Limited Liability Partner Engagement Partner	Certified Public Accountants	Atsushi Fukui	[seal]
Designated Limited Liability Partner Engagement Partner	Certified Public Accountants	Masanori Yamada	[seal]

Opinion

Pursuant to the provisions of Article 444(4) of the Companies Act, we audited the consolidated financial statements, comprising the consolidated balance sheet, the consolidated profit and loss statement, the consolidated statement of changes in equity, and the notes to consolidated financial statements, for The Aichi Bank, Ltd.’s consolidated fiscal year from April 1, 2021 to March 31, 2022.

We found the consolidated financial statements described above to conform to generally accepted principles of corporate accounting in Japan and to appropriately present the status of assets, profits, and losses of the corporate group comprising The Aichi Bank, Ltd. and its consolidated subsidiaries for the relevant period.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in Japan. Our responsibilities under auditing standards are stated in “Auditor's Responsibilities for the Audit of Consolidated Financial Statements.” In accordance with professional ethics standards in Japan, we are independent of the company and its subsidiaries and we have fulfilled our other ethical responsibilities as an auditor. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Matters of Emphasis

As stated in the Notes on Significant Subsequent Events, the Company passed a resolution at a board of directors meeting convened on May 11, 2022 to form, together with The Chukyo Bank, Limited, the Aichi Financial Group, Inc. which would function as the parent company to which both banks will become wholly owned subsidiaries by method of a joint share transfer on October 3, 2022, and the banks entered into a business integration agreement and jointly prepared a share transfer plan on the same date.

This matter has no effect on our opinion.

Other Stated Matters

Other stated content consists of the Business Report and attached schedules. It is the responsibility of management to prepare and disclose other stated content. The Audit and Supervisory Committee is responsible for monitoring the execution of duties by directors in the development and operation of the reporting process for other stated content.

Other stated content is not included in the scope of the auditing opinion of the consolidated financial statements expressed by us, and we express no opinion on other stated content.

Our responsibility in audits of consolidated financial statements is to thoroughly read other stated content and, in the process of reading, verify that there are no material differences between other stated content, consolidated financial statements, and the knowledge gained by us in the course of auditing, and to look carefully for signs of material errors in other stated content other than these material differences.

We are required to report the facts if we determine that there are material errors in other stated content based on the work that we performed.

There are no matters that we should report concerning stated content.

Responsibilities of Management and the Audit and Supervisory Committee for the Consolidated Financial Statements

It is the responsibility of management to prepare and properly present consolidated financial statements in conformity with corporate accounting standards that are generally accepted as fair and appropriate in Japan. This includes the establishment and operation of internal controls judged to be necessary by management in order to prepare and properly present consolidated financial statements that do not contain material misrepresentations that are due to wrongdoing or error.

When preparing consolidated financial statements, management is responsible for assessing whether it is appropriate to prepare consolidated financial statements based on the assumption of a going concern, and for disclosing any matters that it is necessary to disclose regarding the going concern based on corporate accounting standards that are generally accepted as fair and appropriate in Japan.

The Audit and Supervisory Committee is responsible for overseeing the performance of duties by directors in connection with the implementation and operation of the financial reporting process.

Auditor's Responsibilities for the Audit of Consolidated Financial Statements

Our responsibility as auditor is to obtain reasonable assurance through the audit about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an independent auditor's report that includes our opinion on the consolidated financial statements. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the decisions of users taken on the basis of the consolidated financial statements.

As part of an audit in accordance with auditing standards generally accepted in Japan, we exercise professional judgment and maintain professional skepticism throughout the audit.

•    We identify and assess the risk of material misrepresentation due to wrongdoing or error. In addition, we formulate and implement audit procedures to address the risk of material misstatements. The selection and application of audit procedures is at the discretion of the auditor. We then obtain audit evidence that is sufficient and appropriate to provide a basis for our opinion.

•    Although the purpose of the audit of the consolidated financial statements is not to express an opinion on the effectiveness of the company's internal controls, the auditors consider internal controls relevant to the audit in order to design audit procedures that are appropriate when implementing risk assessments.

•   We evaluate the appropriateness of accounting policies used by management and their application, and the reasonableness of accounting estimates and the reasonableness of related disclosures made by management.

•    We come to a conclusion on the appropriateness of management's use of the going concern basis of accounting to prepare the consolidated financial statements and, based on the audit evidence obtained, whether a material uncertainty exists related to events or conditions that may cast significant doubt on the company's ability to continue as a going concern. If we conclude that a material uncertainty exists, we are required to draw attention in our auditor's report to the related disclosures in the consolidated financial statements or, if such disclosures are inadequate, to declare an opinion with an excepted matter. Our conclusions are based on audit evidence obtained up to the date of our auditor's report. However, future events or conditions may cause the company to cease to continue as a going concern.

•    We evaluate the overall presentation, structure and content of the consolidated financial statements, including the disclosures, and whether the consolidated financial statements represent the underlying transactions and events in a manner that achieves fair presentation in accordance with accounting principles generally accepted in Japan.

•    We obtain sufficient, appropriate audit evidence regarding the financial information of the company and its consolidated subsidiaries in order to express an opinion on the consolidated financial statements. We are responsible for directions, supervision, and implementation concerning auditing of the consolidated financial statements. We remain solely responsible for our audit opinion.

We report to the Audit and Supervisory Committee regarding, among other matters, the planned scope and timing of the audit and significant audit findings, including any significant deficiencies in internal control that we identify during our audit.

We also provide the Audit and Supervisory Committee with a statement that we have complied with the professional ethics requirements regarding independence in Japan, and communicate to them all relationships and other matters that may reasonably be thought to bear on our independence, and where applicable, related safeguards to remove or reduce obstructions.

Disclosure of Interests

We and our designated engagement partners do not have any interest in the company or its consolidated subsidiary companies that is required to be disclosed pursuant to the provisions of the Certified Public Accountants Act of Japan.

End of document

Audit Report by the Audit and Supervisory Committee

Audit Report

The Audit and Supervisory Committee has audited the performance of duties by directors in the 113th fiscal year (April 1, 2021 through March 31, 2022). We report the method and results thereof as follows.

1.     Method and Details of Audit

The Audit and Supervisory Committee received periodic reports from directors, employees, etc. regarding the content of Board of Directors resolution concerning the matters listed in Article 399-13(1)(i), items (b) and (c), of the Companies Act and the structure and operation of the system established pursuant to that resolution (the internal control system), requested explanations as necessary, expressed opinions, and conducted its audit by the following method.

(a) Attended material meetings, received reports from Directors and employees, etc. with respect to their performance of duties, requested explanations as necessary, inspected important approval documents, and investigated the status of the business and assets of the head office and major sales offices based on the Audit and Supervisory Committee standards established by the Audit and Supervisory Committee and pursuant to the audit policy and division of duties, in collaboration with the Company's audit department and internal control department. In regard to subsidiaries, the auditors received business reports from subsidiaries as necessary in order to ensure good communication and information exchange with the directors and auditors, etc. thereof.

(b) As well as monitoring and verifying whether the financial auditor maintains an independent position and properly conducts its audit, the Audit and Supervisory Committee received reports and requested explanations as necessary from the financial auditor on the status of the execution of its duties. Further, the Audit and Supervisory Committee received a notice from the financial auditor to the effect that it maintains “systems in order to ensure that its duties are properly performed (matters listed in each item under Article 131 of the Ordinance on Company Accounting) in accordance with the “Quality Control Standards for Auditing” (October 28, 2005, Business Accounting Council), etc., and requested explanations as necessary.

Based on the above methods, the auditors examined the business report and attached schedules, financial statements (balance sheet, profit and loss statement, statement of changes in equity, and notes to specific items) and their attached schedules, and consolidated financial statements (consolidated balance sheet, consolidated statements of income, consolidated statement of changes in equity, and notes to the consolidated financial statements) for the business year.

2.       Audit Results

(1)  Audit results for the business report, etc.

(a) In our opinion, the business report and the annexed detailed statements comply with laws and regulations and the articles of incorporation and accurately reflect the situation of the company.

(b) We found no improper act or material fact that is in violation of laws and regulations or the articles of incorporation concerning the execution of duties by the directors.

(c) We find that the Board of Directors' resolution and status of operation with respect to internal control systems are appropriate. Further, we found no matters that should be raised with regard to the details stated in the business report or the execution of the directors’ duties concerning those internal control systems.

(2)  Audit results for financial statements and their annexed detailed statements

We find that the audit methods and results of KPMG AZSA LLC are appropriate.

(3)  Results of audit of consolidated financial statements

We find that the audit methods and results of KPMG AZSA LLC are appropriate.

May 11, 2022
The Aichi Bank, Ltd. Audit and Supervisory Committee

Full-time Audit and Supervisory Committee Member	Masahiro Kato	[seal]
Audit and Supervisory Committee Member	Akira Katsuragawa	[seal]
Audit and Supervisory Committee Member	Toshiyasu Hayashi	[seal]
Audit and Supervisory Committee Member	Yasutoshi Emoto	[seal]
Audit and Supervisory Committee Member	Yasuo Hasegawa	[seal]
(Note) Audit and Supervisory Committee Members Akira Katsuragawa, Toshiyasu Hayashi, Yasutoshi Emoto, and Yasuo Hasegawa are outside directors as set forth in Article 2(xv) and Article 331(6) of the Companies Act.

End of document

Exhibit 2-(1)-1

Details of The Aichi Bank, Ltd. Series 1 Rights to Subscribe for New Shares

1.	Name of rights to subscribe for new shares

The Aichi Bank, Ltd.          Series 1 Rights to Subscribe for New Shares

2.	Class and quantity of shares underlying the rights to subscribe for new shares

The class of shares underlying the rights to subscribe for new shares shall be common stock of the Bank, and the number of shares underlying each right to subscribe for new shares (the “Number of Shares Granted”) shall be 100; provided, however, that if the Bank carries out a share split (including allocation of shares of the Bank’s common stock without contribution; hereinafter the same for mentions of share split) or share consolidation of its common stock on or after the date of the grant of the rights to subscribe for new shares (the “Allocation Date”), the Number of Shares Granted shall be adjusted in accordance with the following formula, and fractional shares occurring as a result of the adjustment will be rounded down.

Adjusted Number of Shares Granted = pre-adjustment Number of Shares Granted × share split (or share consolidation) ratio

The adjusted Number of Shares Granted shall be applied from the day following the record date of the share split (or, if a record date is not specified, from the effective date) in the case of a share split and from the effective date in the case of a share consolidation; provided, however, that if a share split is carried out on the condition that a proposal to reduce the amount of surplus and increase capital or reserve funds is approved at a general meeting of shareholders, and if the record date for the share split is a day on or before the date of the conclusion of such general meeting of shareholders, the adjusted Number of Shares Granted shall be retroactively applied to the day following the record date from the day following the date of the close of the general meeting of shareholders.

In addition, if, after the Allocation Date, the Bank carries out a merger or company split, or if it is otherwise necessary to adjust the Number of Shares Granted in a similar manner to such cases, the Bank may appropriately adjust the Number of Shares Granted to a reasonable extent.

When adjusting the Number of Shares Granted, by the day before the adjusted Number of Shares Granted is applied, the Bank will notify or announce the necessary matters to the parties (the “Holders of Rights to Subscribe for New Shares”) who hold each of the rights to subscribe for new shares listed in the register of rights to subscribe for new shares; provided, however, that if notice or announcement cannot be made by the day before the date of application, notice or announcement shall be made promptly thereafter.

3.	Value of assets contributed upon exercise of rights to subscribe for new shares

The value of assets contributed upon the exercise of each right to subscribe for new shares shall be the exercise price of one yen per share that can be delivered by exercising each right to subscribe for new shares, multiplied by the Number of Shares Granted.

4.	Method of calculating the amount to be paid in for rights to subscribe for new shares

The amount to be paid in for rights to subscribe for new shares will be the amount obtained by multiplying the Number of Shares Granted by the option price per share calculated using the Black-Scholes Model (with amounts less than one yen rounded to the nearest whole number) as of the Allocation Date of the rights to subscribe for new shares.

In addition, the party receiving allocation shall set off remuneration claims it holds against the Bank with its obligation to pay the paid-in amount for rights to subscribe for new shares, in lieu of payment of such paid-in amount.

5.	Exercisable period of the rights to subscribe for new shares

From July 21, 2012 to July 20, 2042

6.	Matters concerning increasing capital stock or capital reserves in the event shares are issued due to the exercise of rights to subscribe for new shares
(1)	The amount of capital increase when shares are issued upon exercise of the rights to subscribe for new shares will be half the upper limit for a capital increase calculated in accordance with Article 17(1) of the Regulations on Corporate Accounting, rounded up to the nearest yen.
(2)	The increase in capital reserve when shares are issued upon exercise of the rights to subscribe for new shares will be the upper limit for a capital increase described in (1) above less the capital increase stipulated in (1) above.
7.	Restrictions on transferring rights to subscribe for new shares

A resolution of the Board of Directors of the Bank is required for the acquisition of rights to subscribe for new shares by transfer.

8.	Call provision of the rights to subscribe for new shares

If a proposal set forth in (1), (2), (3), (4), or (5) below is approved by the Bank’s general meeting of shareholders (or decided by resolution of the Bank’s Board of Directors if a resolution of the general meeting of shareholders is not required), the Bank may acquire rights to subscribe for new shares without contribution on a date separately determined by the Bank’s Board of Directors.

(1)	Proposal to approve a merger agreement under which the Bank is the non-surviving company.
(2)	Proposal to approve a split agreement or split plan under which the Bank is the split company.
(3)	Proposal to approve a share exchange agreement or share transfer plan under which the Bank becomes a wholly owned subsidiary.
(4)	Proposal for approval of amendment of the Articles of Incorporation which stipulates that the approval of the Bank is required for the acquisition of shares by transfer as the content of all shares issued by the Bank; or
(5)	Proposal for approval of amendment of the Articles of Incorporation which provides that approval of the Bank is required for the acquisition by transfer of the class of shares underlying the rights to subscribe for new shares as the content of that class of shares, or that the Bank will acquire all of the shares of this type by a resolution of a general meeting of shareholders.
9.	Policy for determining the details of the delivery of rights to subscribe for new shares of the restructured company in a restructuring

If the Bank undergoes a merger (limited only to situations where the Bank dissolves through merger), absorption-type company split or incorporation-type company split (in both cases limited only to situations where the Bank becomes a demerged company), or share exchange or share transfer (in both cases limited only to situations where the Bank becomes a wholly owned subsidiary) (the above acts hereinafter collectively referred to as “Restructuring”), rights to subscribe for new shares to the corporation listed in the Companies Act, Article 236, Paragraph 1, Item (viii), (a) through (e) (hereinafter, “Restructured Company”) shall be delivered to each Holder of Rights to Subscribe for New Shares who holds rights to subscribe for new shares remaining (hereinafter, the “Remaining Rights to Subscribe for New Shares”) immediately prior to the effective date (for an absorption-type merger, the date the absorption-type merger takes effect; for a consolidation-type merger, the date a corporation under consolidation merger is established; for an absorption-type company split, the date the absorption-type company split takes effect; for an incorporation-type company split, the date a corporation under incorporation-type company split is established; for share exchange, the date the share is exchange takes effect; and for share transfer, the date a wholly owning parent company under share transfer is established; the same shall apply hereunder) of the Restructuring in each of the situations. However, this shall apply only when the delivery of rights to subscribe for new shares in the Restructured Company is provided for in the absorption-type merger agreement, consolidation-type merger agreement, absorption-type split agreement, incorporation-type split agreement, share exchange agreement, or share transfer plan in accordance with each of the following items.

(1)	The number of rights to subscribe for new shares of the Restructured Company to be granted

The same number as the number of the Remaining Rights to Subscribe for New Shares held by the Holder of Rights to Subscribe for New Shares shall be delivered to each Holder of Rights to Subscribe for New Shares.

(2)	Class of shares in the Restructured Company underlying the rights to subscribe for new shares

Common shares in the Restructured Company

(3)	Number of shares underlying the rights to subscribe for new shares of the Restructured Company

To be determined in accordance with 2. above and in consideration of the conditions for the Restructuring.

(4)	Value of assets contributed upon exercise of rights to subscribe for new shares

The value of the assets to be contributed when exercising rights to subscribe for new shares will be the amount calculated by multiplying the exercise price after restructuring specified below by the number of Restructured Company shares underlying the rights to subscribe for new shares as determined according to item (3) above. The exercise price after restructuring will be one yen for each share of the Restructured Company that may be received as a result of the exercise of the issued rights to subscribe for new shares.

(5)	Exercisable period of the rights to subscribe for new shares

The period from the later of the commencement date of the rights to subscribe for new shares exercisable period set forth in 5. above or the date Restructuring takes effect until the last day of the above rights to subscribe for new shares exercisable period set forth in 5. above

(6)	Matters concerning increasing capital stock or capital reserves in the event shares are issued due to the exercise of rights to subscribe for new shares

To be determined in accordance with 6. above.

(7)	Restrictions on transferring rights to subscribe for new shares

A resolution of the Restructured Company’s Board of Directors is required for the acquisition of rights to subscribe for new shares by assignment.

(8)	Call provision of the rights to subscribe for new shares

To be determined in accordance with 8. above.

(9)	Other conditions for the exercise of rights to subscribe for new shares

To be determined in accordance with 11. below.

10.	Handling of fractional shares that occur when exercising rights to subscribe for new shares

In cases where the number of the shares to be issued to a Holder of Rights to Subscribe for New Shares that has exercised a right to subscribe for new shares includes a fractional share, it will be rounded down.

11.	Other conditions for the exercise of rights to subscribe for new shares
(1)	During the period set forth in 5. above, Holders of Rights to Subscribe for New Shares may exercise their rights to subscribe for new shares from the day after the day on which they lose their position as either director or company auditor of the Bank (the “Loss of Position Date”).
(2)	Notwithstanding (1) above, during the period set forth in 5. above, in the case set forth in (i) or (ii) below (however, with regard to (ii), except where provided in the merger agreement, share exchange agreement, or share transfer plan to the effect that rights to subscribe for new shares of the Restructured Company will be delivered to the Holder of Rights to Subscribe for New Shares in accordance with 9. above), Holders of Rights to Subscribe for New Shares may exercise their rights to subscribe for new shares only within the period respectively stipulated therein.
(i)	If a Holder of Rights to Subscribe for New Shares does not have a Loss of Position Date by July 20, 2041 From July 21, 2041 to July 20, 2042
(ii)	If a proposal for a merger agreement in which the Bank will be the non-surviving company, a share exchange agreement in which the Bank will be a wholly owned subsidiary, or a proposal for a share transfer agreement is approved by a general meeting of shareholders (or decided by resolution of the Board of Directors if a resolution of the general meeting of shareholders is not required)
A 15-day period from the day following the date of such approval.
(3)	(1) and (2)(i) above do not apply to persons who have succeeded to the rights to subscribe for new shares through inheritance.
(4)	In cases where Holders of Rights to Subscribe for New Shares waive their rights to subscribe for new shares, such rights to subscribe for new shares may not be exercised.
12.	Allocation Date for the rights to subscribe for new shares July 20, 2012

End of document.

Exhibit 2-(1)-2

Details of the Aichi Financial Group, Inc. Series 1 Rights to Subscribe for New Shares

1.	Name of rights to subscribe for new shares

Aichi Financial Group, Inc.           Series 1 Rights to Subscribe for New Shares

2.	Class and quantity of shares underlying the rights to subscribe for new shares

The class of shares underlying the rights to subscribe for new shares shall be common stock of the Company, and the number of shares underlying each right to subscribe for new shares (the “Number of Shares Granted”) shall be 333; provided, however, that if the Company carries out a share split (including allocation of shares of the Company’s common stock without contribution; hereinafter the same for mentions of share split) or share consolidation of its common stock on or after the date of the grant of the rights to subscribe for new shares (the “Allocation Date”), the Number of Shares Granted shall be adjusted in accordance with the following formula, and fractional shares occurring as a result of the adjustment will be rounded down.

Adjusted Number of Shares Granted = pre-adjustment Number of Shares Granted × share split (or share consolidation) ratio

The adjusted Number of Shares Granted shall be applied from the day following the record date of the share split (or, if a record date is not specified, from the effective date) in the case of a share split and from the effective date in the case of a share consolidation; provided, however, that if a share split is carried out on the condition that a proposal to reduce the amount of surplus and increase capital or reserve funds is approved at a general meeting of shareholders, and if the record date for the share split is a day on or before the date of the conclusion of such general meeting of shareholders, the adjusted Number of Shares Granted shall be retroactively applied to the day following the record date from the day following the date of the close of the general meeting of shareholders.

In addition, if, after the Allocation Date, the Company carries out a merger or company split, or if it is otherwise necessary to adjust the Number of Shares Granted in a similar manner to such cases, the Company may appropriately adjust the Number of Shares Granted to a reasonable extent.

When adjusting the Number of Shares Granted, by the day before the adjusted Number of Shares Granted is applied, the Company will notify or announce the necessary matters to the parties (the “Holders of Rights to Subscribe for New Shares”) who hold each of the rights to subscribe for new shares listed in the register of rights to subscribe for new shares; provided, however, that if notice or announcement cannot be made by the day before the date of application, notice or announcement shall be made promptly thereafter.

3.	Value of assets contributed upon exercise of rights to subscribe for new shares

The value of assets contributed upon the exercise of each right to subscribe for new shares shall be the exercise price of one yen per share that can be delivered by exercising each right to subscribe for new shares, multiplied by the Number of Shares Granted.

4.	Exercisable period of the rights to subscribe for new shares

From October 3, 2022 to July 20, 2042

5.	Matters concerning increasing capital stock or capital reserves in the event shares are issued due to the exercise of rights to subscribe for new shares
(1)	The amount of capital increase when shares are issued upon exercise of the rights to subscribe for new shares will be half the upper limit for a capital increase calculated in accordance with Article 17(1) of the Regulations on Corporate Accounting, rounded up to the nearest yen.
(2)	The increase in capital reserve when shares are issued upon exercise of the rights to subscribe for new shares will be the upper limit for a capital increase described in (1) above less the capital increase stipulated in (1) above.
6.	Restrictions on transferring rights to subscribe for new shares

A resolution of the Board of Directors of the Company is required for the acquisition of rights to subscribe for new shares by transfer.

7.	Call provision of the rights to subscribe for new shares

If a proposal set forth in (1), (2), (3), (4), or (5) below is approved by the Company’s general meeting of shareholders (or decided by resolution of the Company’s Board of Directors if a resolution of the general meeting of shareholders is not required), the Company may acquire rights to subscribe for new shares without contribution on a date separately determined by the Company’s Board of Directors.

(1)	Proposal to approve a merger agreement under which the Company is the non-surviving company.
(2)	Proposal to approve a split agreement or split plan under which the Company is the split company.
(3)	Proposal to approve a share exchange agreement or share transfer plan under which the Company becomes a wholly owned subsidiary.
(4)	Proposal for approval of amendment of the Articles of Incorporation which stipulates that the approval of the Company is required for the acquisition of shares by transfer as the content of all shares issued by the Company; or
(5)	Proposal for approval of amendment of the Articles of Incorporation which provides that approval of the Company is required for the acquisition by transfer of the class of shares underlying the rights to subscribe for new shares as the content of that class of shares, or that the Company will acquire all of the shares of this type by a resolution of a general meeting of shareholders.
8.	Policy for determining the details of the delivery of rights to subscribe for new shares of the restructured company in a restructuring

If the Company undergoes a merger (limited only to situations where the Company dissolves through merger), absorption-type company split or incorporation-type company split (in both cases limited only to situations where the Company becomes a demerged company), or share exchange or share transfer (in both cases limited only to situations where the Company becomes a wholly owned subsidiary) (the above acts hereinafter collectively referred to as “Restructuring”), rights to subscribe for new shares to the corporation listed in the Companies Act, Article 236, Paragraph 1, Item (viii), (a) through (e) (hereinafter, “Restructured Company”) shall be delivered to each Holder of Rights to Subscribe for New Shares who holds rights to subscribe for new shares remaining (hereinafter, the “Remaining Rights to Subscribe for New Shares”) immediately prior to the effective date (for an absorption-type merger, the date the absorption-type merger takes effect; for a consolidation-type merger, the date a corporation under consolidation merger is established; for an absorption-type company split, the date the absorption-type company split takes effect; for an incorporation-type company split, the date a corporation under incorporation-type company split is established; for share exchange, the date the share is exchange takes effect; and for share transfer, the date a wholly owning parent company under share transfer is established; the same shall apply hereunder) of the Restructuring in each of the situations. However, this shall apply only when the delivery of rights to subscribe for new shares in the Restructured Company is provided for in the absorption-type merger agreement, consolidation-type merger agreement, absorption-type split agreement, incorporation-type split agreement, share exchange agreement, or share transfer plan in accordance with each of the following items.

(1)	The number of rights to subscribe for new shares of the Restructured Company to be granted

The same number as the number of the Remaining Rights to Subscribe for New Shares held by the Holder of Rights to Subscribe for New Shares shall be delivered to each Holder of Rights to Subscribe for New Shares.

(2)	Class of shares in the Restructured Company underlying the rights to subscribe for new shares

Common shares in the Restructured Company

(3)	Number of shares underlying the rights to subscribe for new shares of the Restructured Company

To be determined in accordance with 2. above and in consideration of the conditions for the Restructuring.

(4)	Value of assets contributed upon exercise of rights to subscribe for new shares

The value of the assets to be contributed when exercising rights to subscribe for new shares will be the amount calculated by multiplying the exercise price after restructuring specified below by the number of Restructured Company shares underlying the rights to subscribe for new shares as determined according to item (3) above. The exercise price after restructuring will be one yen for each share of the Restructured Company that may be received as a result of the exercise of the issued rights to subscribe for new shares.

(5)	Exercisable period of the rights to subscribe for new shares

The period from the later of the commencement date of the rights to subscribe for new shares exercisable period set forth in 4. above or the date Restructuring takes effect until the last day of the above rights to subscribe for new shares exercisable period set forth in 4. above

(6)	Matters concerning increasing capital stock or capital reserves in the event shares are issued due to the exercise of rights to subscribe for new shares

To be determined in accordance with 5. above.

(7)	Restrictions on transferring rights to subscribe for new shares

A resolution of the Restructured Company’s Board of Directors is required for the acquisition of rights to subscribe for new shares by assignment.

(8)	Call provision of the rights to subscribe for new shares

To be determined in accordance with 7. above.

(9)	Other conditions for the exercise of rights to subscribe for new shares

To be determined in accordance with 10. below.

9.	Handling of fractional shares that occur when exercising rights to subscribe for new shares

In cases where the number of the shares to be issued to a Holder of Rights to Subscribe for New Shares that has exercised a right to subscribe for new shares includes a fractional share, it will be rounded down.

10.	Other conditions for the exercise of rights to subscribe for new shares
(1)	During the period set forth in 4. above, Holders of Rights to Subscribe for New Shares may exercise their rights to subscribe for new shares from the day after the day on which they lose their position as either director or company auditor of the Company, The Aichi Bank, Ltd., or The Chukyo Bank, Limited (the “Loss of Position Date”).
(2)	Notwithstanding (1) above, during the period set forth in 4. above, in the case set forth in (i) or (ii) below (however, with regard to (ii), except where provided in the merger agreement, share exchange agreement, or share transfer plan to the effect that rights to subscribe for new shares of the Restructured Company will be delivered to the Holder of Rights to Subscribe for New Shares in accordance with 8. above), Holders of Rights to Subscribe for New Shares may exercise their rights to subscribe for new shares only within the period respectively stipulated therein.
(i)	If a Holder of Rights to Subscribe for New Shares does not have a Loss of Position Date by July 20, 2041 From July 21, 2041 to July 20, 2042
(ii)	If a proposal for a merger agreement in which the Company will be the non-surviving company, a share exchange agreement in which the Company will be a wholly owned subsidiary, or a proposal for a share transfer agreement is approved by a general meeting of shareholders (or decided by resolution of the Board of Directors if a resolution of the general meeting of shareholders is not required)
A 15-day period from the day following the date of such approval.
(3)	(1) and (2)(i) above do not apply to persons who have succeeded to the rights to subscribe for new shares through inheritance.
(4)	In cases where Holders of Rights to Subscribe for New Shares waive their rights to subscribe for new shares, such rights to subscribe for new shares may not be exercised.
11.	Allocation Date for the rights to subscribe for new shares October 3, 2022

End of document.

Exhibit 2-(2)-1

Details of The Aichi Bank, Ltd. Series 2 Rights to Subscribe for New Shares

1.	Name of rights to subscribe for new shares

The Aichi Bank, Ltd.           Series 2 Rights to Subscribe for New Shares

2.	Class and quantity of shares underlying the rights to subscribe for new shares

The class of shares underlying the rights to subscribe for new shares shall be common stock of the Bank, and the number of shares underlying each right to subscribe for new shares (the “Number of Shares Granted”) shall be 100; provided, however, that if the Bank carries out a share split (including allocation of shares of the Bank’s common stock without contribution; hereinafter the same for mentions of share split) or share consolidation of its common stock on or after the date of the grant of the rights to subscribe for new shares (the “Allocation Date”), the Number of Shares Granted shall be adjusted in accordance with the following formula, and fractional shares occurring as a result of the adjustment will be rounded down.

Adjusted Number of Shares Granted = pre-adjustment Number of Shares Granted × share split (or share consolidation) ratio

The adjusted Number of Shares Granted shall be applied from the day following the record date of the share split (or, if a record date is not specified, from the effective date) in the case of a share split and from the effective date in the case of a share consolidation; provided, however, that if a share split is carried out on the condition that a proposal to reduce the amount of surplus and increase capital or reserve funds is approved at a general meeting of shareholders, and if the record date for the share split is a day on or before the date of the conclusion of such general meeting of shareholders, the adjusted Number of Shares Granted shall be retroactively applied to the day following the record date from the day following the date of the close of the general meeting of shareholders.

In addition, if, after the Allocation Date, the Bank carries out a merger or company split, or if it is otherwise necessary to adjust the Number of Shares Granted in a similar manner to such cases, the Bank may appropriately adjust the Number of Shares Granted to a reasonable extent.

When adjusting the Number of Shares Granted, by the day before the adjusted Number of Shares Granted is applied, the Bank will notify or announce the necessary matters to the parties (the “Holders of Rights to Subscribe for New Shares”) who hold each of the rights to subscribe for new shares listed in the register of rights to subscribe for new shares; provided, however, that if notice or announcement cannot be made by the day before the date of application, notice or announcement shall be made promptly thereafter.

3.	Value of assets contributed upon exercise of rights to subscribe for new shares

The value of assets contributed upon the exercise of each right to subscribe for new shares shall be the exercise price of one yen per share that can be delivered by exercising each right to subscribe for new shares, multiplied by the Number of Shares Granted.

4.	Method of calculating the amount to be paid in for rights to subscribe for new shares

The amount to be paid in for rights to subscribe for new shares will be the amount obtained by multiplying the Number of Shares Granted by the option price per share calculated using the Black-Scholes Model (with amounts less than one yen rounded to the nearest whole number) as of the Allocation Date of the rights to subscribe for new shares.

In addition, the party receiving allocation shall set off remuneration claims it holds against the Bank with its obligation to pay the paid-in amount for rights to subscribe for new shares, in lieu of payment of such paid-in amount.

5.	Exercisable period of the rights to subscribe for new shares

From July 20, 2013 to July 19, 2043

6.	Matters concerning increasing capital stock or capital reserves in the event shares are issued due to the exercise of rights to subscribe for new shares
(1)	The amount of capital increase when shares are issued upon exercise of the rights to subscribe for new shares will be half the upper limit for a capital increase calculated in accordance with Article 17(1) of the Regulations on Corporate Accounting, rounded up to the nearest yen.
(2)	The increase in capital reserve when shares are issued upon exercise of the rights to subscribe for new shares will be the upper limit for a capital increase described in (1) above less the capital increase stipulated in (1) above.
7.	Restrictions on transferring rights to subscribe for new shares

A resolution of the Board of Directors of the Bank is required for the acquisition of rights to subscribe for new shares by transfer.

8.	Call provision of the rights to subscribe for new shares

If a proposal set forth in (1), (2), (3), (4), or (5) below is approved by the Bank’s general meeting of shareholders (or decided by resolution of the Bank’s Board of Directors if a resolution of the general meeting of shareholders is not required), the Bank may acquire rights to subscribe for new shares without contribution on a date separately determined by the Bank’s Board of Directors.

(1)	Proposal to approve a merger agreement under which the Bank is the non-surviving company.
(2)	Proposal to approve a split agreement or split plan under which the Bank is the split company.
(3)	Proposal to approve a share exchange agreement or share transfer plan under which the Bank becomes a wholly owned subsidiary.
(4)	Proposal for approval of amendment of the Articles of Incorporation which stipulates that the approval of the Bank is required for the acquisition of shares by transfer as the content of all shares issued by the Bank; or
(5)	Proposal for approval of amendment of the Articles of Incorporation which provides that approval of the Bank is required for the acquisition by transfer of the class of shares underlying the rights to subscribe for new shares as the content of that class of shares, or that the Bank will acquire all of the shares of this type by a resolution of a general meeting of shareholders.
9.	Policy for determining the details of the delivery of rights to subscribe for new shares of the restructured company in a restructuring

If the Bank undergoes a merger (limited only to situations where the Bank dissolves through merger), absorption-type company split or incorporation-type company split (in both cases limited only to situations where the Bank becomes a demerged company), or share exchange or share transfer (in both cases limited only to situations where the Bank becomes a wholly owned subsidiary) (the above acts hereinafter collectively referred to as “Restructuring”), rights to subscribe for new shares to the corporation listed in the Companies Act, Article 236, Paragraph 1, Item (viii), (a) through (e) (hereinafter, “Restructured Company”) shall be delivered to each Holder of Rights to Subscribe for New Shares who holds rights to subscribe for new shares remaining (hereinafter, the “Remaining Rights to Subscribe for New Shares”) immediately prior to the effective date (for an absorption-type merger, the date the absorption-type merger takes effect; for a consolidation-type merger, the date a corporation under consolidation merger is established; for an absorption-type company split, the date the absorption-type company split takes effect; for an incorporation-type company split, the date a corporation under incorporation-type company split is established; for share exchange, the date the share is exchange takes effect; and for share transfer, the date a wholly owning parent company under share transfer is established; the same shall apply hereunder) of the Restructuring in each of the situations. However, this shall apply only when the delivery of rights to subscribe for new shares in the Restructured Company is provided for in the absorption-type merger agreement, consolidation-type merger agreement, absorption-type split agreement, incorporation-type split agreement, share exchange agreement, or share transfer plan in accordance with each of the following items.

(1)	The number of rights to subscribe for new shares of the Restructured Company to be granted

The same number as the number of the Remaining Rights to Subscribe for New Shares held by the Holder of Rights to Subscribe for New Shares shall be delivered to each Holder of Rights to Subscribe for New Shares.

(2)	Class of shares in the Restructured Company underlying the rights to subscribe for new shares

Common shares in the Restructured Company

(3)	Number of shares underlying the rights to subscribe for new shares of the Restructured Company

To be determined in accordance with 2. above and in consideration of the conditions for the Restructuring.

(4)	Value of assets contributed upon exercise of rights to subscribe for new shares

The value of the assets to be contributed when exercising rights to subscribe for new shares will be the amount calculated by multiplying the exercise price after restructuring specified below by the number of Restructured Company shares underlying the rights to subscribe for new shares as determined according to item (3) above. The exercise price after restructuring will be one yen for each share of the Restructured Company that may be received as a result of the exercise of the issued rights to subscribe for new shares.

(5)	Exercisable period of the rights to subscribe for new shares

The period from the later of the commencement date of the rights to subscribe for new shares exercisable period set forth in 5. above or the date Restructuring takes effect until the last day of the above rights to subscribe for new shares exercisable period set forth in 5. above

(6)	Matters concerning increasing capital stock or capital reserves in the event shares are issued due to the exercise of rights to subscribe for new shares

To be determined in accordance with 6. above.

(7)	Restrictions on transferring rights to subscribe for new shares

A resolution of the Restructured Company’s Board of Directors is required for the acquisition of rights to subscribe for new shares by assignment.

(8)	Call provision of the rights to subscribe for new shares

To be determined in accordance with 8. above.

(9)	Other conditions for the exercise of rights to subscribe for new shares

To be determined in accordance with 11. below.

10.	Handling of fractional shares that occur when exercising rights to subscribe for new shares

In cases where the number of the shares to be issued to a Holder of Rights to Subscribe for New Shares that has exercised a right to subscribe for new shares includes a fractional share, it will be rounded down.

11.	Other conditions for the exercise of rights to subscribe for new shares
(1)	During the period set forth in 5. above, Holders of Rights to Subscribe for New Shares may exercise their rights to subscribe for new shares from the day after the day on which they lose their position as either director or company auditor of the Bank (the “Loss of Position Date”).
(2)	Notwithstanding (1) above, during the period set forth in 5. above, in the case set forth in (i) or (ii) below (however, with regard to (ii), except where provided in the merger agreement, share exchange agreement, or share transfer plan to the effect that rights to subscribe for new shares of the Restructured Company will be delivered to the Holder of Rights to Subscribe for New Shares in accordance with 9. above), Holders of Rights to Subscribe for New Shares may exercise their rights to subscribe for new shares only within the period respectively stipulated therein.
(i)	If a Holder of Rights to Subscribe for New Shares does not have a Loss of Position Date by July 19, 2042 From July 20, 2042 to July 19, 2043
(ii)	If a proposal for a merger agreement in which the Bank will be the non-surviving company, a share exchange agreement in which the Bank will be a wholly owned subsidiary, or a proposal for a share transfer agreement is approved by a general meeting of shareholders (or decided by resolution of the Board of Directors if a resolution of the general meeting of shareholders is not required)
A 15-day period from the day following the date of such approval.
(3)	(1) and (2)(i) above do not apply to persons who have succeeded to the rights to subscribe for new shares through inheritance.
(4)	In cases where Holders of Rights to Subscribe for New Shares waive their rights to subscribe for new shares, such rights to subscribe for new shares may not be exercised.
12.	Allocation Date for the rights to subscribe for new shares July 19, 2013

End of document.

Exhibit 2-(2)-2

Details of the Aichi Financial Group, Inc. Series 2 Rights to Subscribe for New Shares

1.	Name of rights to subscribe for new shares

Aichi Financial Group, Inc.           Series 2 Rights to Subscribe for New Shares

2.	Class and quantity of shares underlying the rights to subscribe for new shares

The class of shares underlying the rights to subscribe for new shares shall be common stock of the Company, and the number of shares underlying each right to subscribe for new shares (the “Number of Shares Granted”) shall be 333; provided, however, that if the Company carries out a share split (including allocation of shares of the Company’s common stock without contribution; hereinafter the same for mentions of share split) or share consolidation of its common stock on or after the date of the grant of the rights to subscribe for new shares (the “Allocation Date”), the Number of Shares Granted shall be adjusted in accordance with the following formula, and fractional shares occurring as a result of the adjustment will be rounded down.

Adjusted Number of Shares Granted = pre-adjustment Number of Shares Granted × share split (or share consolidation) ratio

The adjusted Number of Shares Granted shall be applied from the day following the record date of the share split (or, if a record date is not specified, from the effective date) in the case of a share split and from the effective date in the case of a share consolidation; provided, however, that if a share split is carried out on the condition that a proposal to reduce the amount of surplus and increase capital or reserve funds is approved at a general meeting of shareholders, and if the record date for the share split is a day on or before the date of the conclusion of such general meeting of shareholders, the adjusted Number of Shares Granted shall be retroactively applied to the day following the record date from the day following the date of the close of the general meeting of shareholders.

In addition, if, after the Allocation Date, the Company carries out a merger or company split, or if it is otherwise necessary to adjust the Number of Shares Granted in a similar manner to such cases, the Company may appropriately adjust the Number of Shares Granted to a reasonable extent.

When adjusting the Number of Shares Granted, by the day before the adjusted Number of Shares Granted is applied, the Company will notify or announce the necessary matters to the parties (the “Holders of Rights to Subscribe for New Shares”) who hold each of the rights to subscribe for new shares listed in the register of rights to subscribe for new shares; provided, however, that if notice or announcement cannot be made by the day before the date of application, notice or announcement shall be made promptly thereafter.

3.	Value of assets contributed upon exercise of rights to subscribe for new shares

The value of assets contributed upon the exercise of each right to subscribe for new shares shall be the exercise price of one yen per share that can be delivered by exercising each right to subscribe for new shares, multiplied by the Number of Shares Granted.

4.	Exercisable period of the rights to subscribe for new shares

From October 3, 2022 to July 19, 2043

5.	Matters concerning increasing capital stock or capital reserves in the event shares are issued due to the exercise of rights to subscribe for new shares
(1)	The amount of capital increase when shares are issued upon exercise of the rights to subscribe for new shares will be half the upper limit for a capital increase calculated in accordance with Article 17(1) of the Regulations on Corporate Accounting, rounded up to the nearest yen.
(2)	The increase in capital reserve when shares are issued upon exercise of the rights to subscribe for new shares will be the upper limit for a capital increase described in (1) above less the capital increase stipulated in (1) above.
6.	Restrictions on transferring rights to subscribe for new shares

A resolution of the Board of Directors of the Company is required for the acquisition of rights to subscribe for new shares by transfer.

7.	Call provision of the rights to subscribe for new shares

If a proposal set forth in (1), (2), (3), (4), or (5) below is approved by the Company’s general meeting of shareholders (or decided by resolution of the Company’s Board of Directors if a resolution of the general meeting of shareholders is not required), the Company may acquire rights to subscribe for new shares without contribution on a date separately determined by the Company’s Board of Directors.

(1)	Proposal to approve a merger agreement under which the Company is the non-surviving company.
(2)	Proposal to approve a split agreement or split plan under which the Company is the split company.
(3)	Proposal to approve a share exchange agreement or share transfer plan under which the Company becomes a wholly owned subsidiary.
(4)	Proposal for approval of amendment of the Articles of Incorporation which stipulates that the approval of the Company is required for the acquisition of shares by transfer as the content of all shares issued by the Company; or
(5)	Proposal for approval of amendment of the Articles of Incorporation which provides that approval of the Company is required for the acquisition by transfer of the class of shares underlying the rights to subscribe for new shares as the content of that class of shares, or that the Company will acquire all of the shares of this type by a resolution of a general meeting of shareholders.
8.	Policy for determining the details of the delivery of rights to subscribe for new shares of the restructured company in a restructuring

If the Company undergoes a merger (limited only to situations where the Company dissolves through merger), absorption-type company split or incorporation-type company split (in both cases limited only to situations where the Company becomes a demerged company), or share exchange or share transfer (in both cases limited only to situations where the Company becomes a wholly owned subsidiary) (the above acts hereinafter collectively referred to as “Restructuring”), rights to subscribe for new shares to the corporation listed in the Companies Act, Article 236, Paragraph 1, Item (viii), (a) through (e) (hereinafter, “Restructured Company”) shall be delivered to each Holder of Rights to Subscribe for New Shares who holds rights to subscribe for new shares remaining (hereinafter, the “Remaining Rights to Subscribe for New Shares”) immediately prior to the effective date (for an absorption-type merger, the date the absorption-type merger takes effect; for a consolidation-type merger, the date a corporation under consolidation merger is established; for an absorption-type company split, the date the absorption-type company split takes effect; for an incorporation-type company split, the date a corporation under incorporation-type company split is established; for share exchange, the date the share is exchange takes effect; and for share transfer, the date a wholly owning parent company under share transfer is established; the same shall apply hereunder) of the Restructuring in each of the situations. However, this shall apply only when the delivery of rights to subscribe for new shares in the Restructured Company is provided for in the absorption-type merger agreement, consolidation-type merger agreement, absorption-type split agreement, incorporation-type split agreement, share exchange agreement, or share transfer plan in accordance with each of the following items.

(1)	The number of rights to subscribe for new shares of the Restructured Company to be granted

The same number as the number of the Remaining Rights to Subscribe for New Shares held by the Holder of Rights to Subscribe for New Shares shall be delivered to each Holder of Rights to Subscribe for New Shares.

(2)	Class of shares in the Restructured Company underlying the rights to subscribe for new shares

Common shares in the Restructured Company

(3)	Number of shares underlying the rights to subscribe for new shares of the Restructured Company

To be determined in accordance with 2. above and in consideration of the conditions for the Restructuring.

(4)	Value of assets contributed upon exercise of rights to subscribe for new shares

The value of the assets to be contributed when exercising rights to subscribe for new shares will be the amount calculated by multiplying the exercise price after restructuring specified below by the number of Restructured Company shares underlying the rights to subscribe for new shares as determined according to item (3) above. The exercise price after restructuring will be one yen for each share of the Restructured Company that may be received as a result of the exercise of the issued rights to subscribe for new shares.

(5)	Exercisable period of the rights to subscribe for new shares

The period from the later of the commencement date of the rights to subscribe for new shares exercisable period set forth in 4. above or the date Restructuring takes effect until the last day of the above rights to subscribe for new shares exercisable period set forth in 4. above

(6)	Matters concerning increasing capital stock or capital reserves in the event shares are issued due to the exercise of rights to subscribe for new shares

To be determined in accordance with 5. above.

(7)	Restrictions on transferring rights to subscribe for new shares

A resolution of the Restructured Company’s Board of Directors is required for the acquisition of rights to subscribe for new shares by assignment.

(8)	Call provision of the rights to subscribe for new shares

To be determined in accordance with 7. above.

(9)	Other conditions for the exercise of rights to subscribe for new shares

To be determined in accordance with 10. below.

9.	Handling of fractional shares that occur when exercising rights to subscribe for new shares

In cases where the number of the shares to be issued to a Holder of Rights to Subscribe for New Shares that has exercised a right to subscribe for new shares includes a fractional share, it will be rounded down.

10.	Other conditions for the exercise of rights to subscribe for new shares
(1)	During the period set forth in 4. above, Holders of Rights to Subscribe for New Shares may exercise their rights to subscribe for new shares from the day after the day on which they lose their position as either director or company auditor of the Company, The Aichi Bank, Ltd., or The Chukyo Bank, Limited (the “Loss of Position Date”).
(2)	Notwithstanding (1) above, during the period set forth in 4. above, in the case set forth in (i) or (ii) below (however, with regard to (ii), except where provided in the merger agreement, share exchange agreement, or share transfer plan to the effect that rights to subscribe for new shares of the Restructured Company will be delivered to the Holder of Rights to Subscribe for New Shares in accordance with 8. above), Holders of Rights to Subscribe for New Shares may exercise their rights to subscribe for new shares only within the period respectively stipulated therein.
(i)	If a Holder of Rights to Subscribe for New Shares does not have a Loss of Position Date by July 19, 2042 From July 20, 2042 to July 19, 2043
(ii)	If a proposal for a merger agreement in which the Company will be the non-surviving company, a share exchange agreement in which the Company will be a wholly owned subsidiary, or a proposal for a share transfer agreement is approved by a general meeting of shareholders (or decided by resolution of the Board of Directors if a resolution of the general meeting of shareholders is not required)
A 15-day period from the day following the date of such approval.
(3)	(1) and (2)(i) above do not apply to persons who have succeeded to the rights to subscribe for new shares through inheritance.
(4)	In cases where Holders of Rights to Subscribe for New Shares waive their rights to subscribe for new shares, such rights to subscribe for new shares may not be exercised.
11.	Allocation Date for the rights to subscribe for new shares October 3, 2022

End of document.

Exhibit 2-(3)-1

Details of The Aichi Bank, Ltd. Series 3 Rights to Subscribe for New Shares

1.	Name of rights to subscribe for new shares

The Aichi Bank, Ltd.           Series 3 Rights to Subscribe for New Shares

2.	Class and quantity of shares underlying the rights to subscribe for new shares

The class of shares underlying the rights to subscribe for new shares shall be common stock of the Bank, and the number of shares underlying each right to subscribe for new shares (the “Number of Shares Granted”) shall be 100; provided, however, that if the Bank carries out a share split (including allocation of shares of the Bank’s common stock without contribution; hereinafter the same for mentions of share split) or share consolidation of its common stock on or after the date of the grant of the rights to subscribe for new shares (the “Allocation Date”), the Number of Shares Granted shall be adjusted in accordance with the following formula, and fractional shares occurring as a result of the adjustment will be rounded down.

Adjusted Number of Shares Granted = pre-adjustment Number of Shares Granted × share split (or share consolidation) ratio

The adjusted Number of Shares Granted shall be applied from the day following the record date of the share split (or, if a record date is not specified, from the effective date) in the case of a share split and from the effective date in the case of a share consolidation; provided, however, that if a share split is carried out on the condition that a proposal to reduce the amount of surplus and increase capital or reserve funds is approved at a general meeting of shareholders, and if the record date for the share split is a day on or before the date of the conclusion of such general meeting of shareholders, the adjusted Number of Shares Granted shall be retroactively applied to the day following the record date from the day following the date of the close of the general meeting of shareholders.

In addition, if, after the Allocation Date, the Bank carries out a merger or company split, or if it is otherwise necessary to adjust the Number of Shares Granted in a similar manner to such cases, the Bank may appropriately adjust the Number of Shares Granted to a reasonable extent.

When adjusting the Number of Shares Granted, by the day before the adjusted Number of Shares Granted is applied, the Bank will notify or announce the necessary matters to the parties (the “Holders of Rights to Subscribe for New Shares”) who hold each of the rights to subscribe for new shares listed in the register of rights to subscribe for new shares; provided, however, that if notice or announcement cannot be made by the day before the date of application, notice or announcement shall be made promptly thereafter.

3.	Value of assets contributed upon exercise of rights to subscribe for new shares

The value of assets contributed upon the exercise of each right to subscribe for new shares shall be the exercise price of one yen per share that can be delivered by exercising each right to subscribe for new shares, multiplied by the Number of Shares Granted.

4.	Method of calculating the amount to be paid in for rights to subscribe for new shares

The amount to be paid in for rights to subscribe for new shares will be the amount obtained by multiplying the Number of Shares Granted by the option price per share calculated using the Black-Scholes Model (with amounts less than one yen rounded to the nearest whole number) as of the Allocation Date of the rights to subscribe for new shares.

In addition, the party receiving allocation shall set off remuneration claims it holds against the Bank with its obligation to pay the paid-in amount for rights to subscribe for new shares, in lieu of payment of such paid-in amount.

5.	Exercisable period of the rights to subscribe for new shares

From July 26, 2014 to July 25, 2044

6.	Matters concerning increasing capital stock or capital reserves in the event shares are issued due to the exercise of rights to subscribe for new shares
(1)	The amount of capital increase when shares are issued upon exercise of the rights to subscribe for new shares will be half the upper limit for a capital increase calculated in accordance with Article 17(1) of the Regulations on Corporate Accounting, rounded up to the nearest yen.
(2)	The increase in capital reserve when shares are issued upon exercise of the rights to subscribe for new shares will be the upper limit for a capital increase described in (1) above less the capital increase stipulated in (1) above.
7.	Restrictions on transferring rights to subscribe for new shares

A resolution of the Board of Directors of the Bank is required for the acquisition of rights to subscribe for new shares by transfer.

8.	Call provision of the rights to subscribe for new shares

If a proposal set forth in (1), (2), (3), (4), or (5) below is approved by the Bank’s general meeting of shareholders (or decided by resolution of the Bank’s Board of Directors if a resolution of the general meeting of shareholders is not required), the Bank may acquire rights to subscribe for new shares without contribution on a date separately determined by the Bank’s Board of Directors.

(1)	Proposal to approve a merger agreement under which the Bank is the non-surviving company.
(2)	Proposal to approve a split agreement or split plan under which the Bank is the split company.
(3)	Proposal to approve a share exchange agreement or share transfer plan under which the Bank becomes a wholly owned subsidiary.
(4)	Proposal for approval of amendment of the Articles of Incorporation which stipulates that the approval of the Bank is required for the acquisition of shares by transfer as the content of all shares issued by the Bank; or
(5)	Proposal for approval of amendment of the Articles of Incorporation which provides that approval of the Bank is required for the acquisition by transfer of the class of shares underlying the rights to subscribe for new shares as the content of that class of shares, or that the Bank will acquire all of the shares of this type by a resolution of a general meeting of shareholders.
9.	Policy for determining the details of the delivery of rights to subscribe for new shares of the restructured company in a restructuring

If the Bank undergoes a merger (limited only to situations where the Bank dissolves through merger), absorption-type company split or incorporation-type company split (in both cases limited only to situations where the Bank becomes a demerged company), or share exchange or share transfer (in both cases limited only to situations where the Bank becomes a wholly owned subsidiary) (the above acts hereinafter collectively referred to as “Restructuring”), rights to subscribe for new shares to the corporation listed in the Companies Act, Article 236, Paragraph 1, Item (viii), (a) through (e) (hereinafter, “Restructured Company”) shall be delivered to each Holder of Rights to Subscribe for New Shares who holds rights to subscribe for new shares remaining (hereinafter, the “Remaining Rights to Subscribe for New Shares”) immediately prior to the effective date (for an absorption-type merger, the date the absorption-type merger takes effect; for a consolidation-type merger, the date a corporation under consolidation merger is established; for an absorption-type company split, the date the absorption-type company split takes effect; for an incorporation-type company split, the date a corporation under incorporation-type company split is established; for share exchange, the date the share is exchange takes effect; and for share transfer, the date a wholly owning parent company under share transfer is established; the same shall apply hereunder) of the Restructuring in each of the situations. However, this shall apply only when the delivery of rights to subscribe for new shares in the Restructured Company is provided for in the absorption-type merger agreement, consolidation-type merger agreement, absorption-type split agreement, incorporation-type split agreement, share exchange agreement, or share transfer plan in accordance with each of the following items.

(1)	The number of rights to subscribe for new shares of the Restructured Company to be granted

The same number as the number of the Remaining Rights to Subscribe for New Shares held by the Holder of Rights to Subscribe for New Shares shall be delivered to each Holder of Rights to Subscribe for New Shares.

(2)	Class of shares in the Restructured Company underlying the rights to subscribe for new shares

Common shares in the Restructured Company

(3)	Number of shares underlying the rights to subscribe for new shares of the Restructured Company

To be determined in accordance with 2. above and in consideration of the conditions for the Restructuring.

(4)	Value of assets contributed upon exercise of rights to subscribe for new shares

The value of the assets to be contributed when exercising rights to subscribe for new shares will be the amount calculated by multiplying the exercise price after restructuring specified below by the number of Restructured Company shares underlying the rights to subscribe for new shares as determined according to item (3) above. The exercise price after restructuring will be one yen for each share of the Restructured Company that may be received as a result of the exercise of the issued rights to subscribe for new shares.

(5)	Exercisable period of the rights to subscribe for new shares

The period from the later of the commencement date of the rights to subscribe for new shares exercisable period set forth in 5. above or the date Restructuring takes effect until the last day of the above rights to subscribe for new shares exercisable period set forth in 5. above

(6)	Matters concerning increasing capital stock or capital reserves in the event shares are issued due to the exercise of rights to subscribe for new shares

To be determined in accordance with 6. above.

(7)	Restrictions on transferring rights to subscribe for new shares

A resolution of the Restructured Company’s Board of Directors is required for the acquisition of rights to subscribe for new shares by assignment.

(8)	Call provision of the rights to subscribe for new shares

To be determined in accordance with 8. above.

(9)	Other conditions for the exercise of rights to subscribe for new shares

To be determined in accordance with 11. below.

10.	Handling of fractional shares that occur when exercising rights to subscribe for new shares

In cases where the number of the shares to be issued to a Holder of Rights to Subscribe for New Shares that has exercised a right to subscribe for new shares includes a fractional share, it will be rounded down.

11.	Other conditions for the exercise of rights to subscribe for new shares
(1)	During the period set forth in 5. above, Holders of Rights to Subscribe for New Shares may exercise their rights to subscribe for new shares from the day after the day on which they lose their position as either director or company auditor of the Bank (the “Loss of Position Date”).
(2)	Notwithstanding (1) above, during the period set forth in 5. above, in the case set forth in (i) or (ii) below (however, with regard to (ii), except where provided in the merger agreement, share exchange agreement, or share transfer plan to the effect that rights to subscribe for new shares of the Restructured Company will be delivered to the Holder of Rights to Subscribe for New Shares in accordance with 9. above), Holders of Rights to Subscribe for New Shares may exercise their rights to subscribe for new shares only within the period respectively stipulated therein.
(i)	If a Holder of Rights to Subscribe for New Shares does not have a Loss of Position Date by July 25, 2043 From July 26, 2043 to July 25, 2044
(ii)	If a proposal for a merger agreement in which the Bank will be the non-surviving company, a share exchange agreement in which the Bank will be a wholly owned subsidiary, or a proposal for a share transfer agreement is approved by a general meeting of shareholders (or decided by resolution of the Board of Directors if a resolution of the general meeting of shareholders is not required)
A 15-day period from the day following the date of such approval.
(3)	(1) and (2)(i) above do not apply to persons who have succeeded to the rights to subscribe for new shares through inheritance.
(4)	In cases where Holders of Rights to Subscribe for New Shares waive their rights to subscribe for new shares, such rights to subscribe for new shares may not be exercised.
12.	Allocation Date for the rights to subscribe for new shares July 25, 2014

End of document.

Exhibit 2-(3)-2

Details of the Aichi Financial Group, Inc. Series 3 Rights to Subscribe for New Shares

1.	Name of rights to subscribe for new shares

Aichi Financial Group, Inc.           Series 3 Rights to Subscribe for New Shares

2.	Class and quantity of shares underlying the rights to subscribe for new shares

The class of shares underlying the rights to subscribe for new shares shall be common stock of the Company, and the number of shares underlying each right to subscribe for new shares (the “Number of Shares Granted”) shall be 333; provided, however, that if the Company carries out a share split (including allocation of shares of the Company’s common stock without contribution; hereinafter the same for mentions of share split) or share consolidation of its common stock on or after the date of the grant of the rights to subscribe for new shares (the “Allocation Date”), the Number of Shares Granted shall be adjusted in accordance with the following formula, and fractional shares occurring as a result of the adjustment will be rounded down.

Adjusted Number of Shares Granted = pre-adjustment Number of Shares Granted × share split (or share consolidation) ratio

The adjusted Number of Shares Granted shall be applied from the day following the record date of the share split (or, if a record date is not specified, from the effective date) in the case of a share split and from the effective date in the case of a share consolidation; provided, however, that if a share split is carried out on the condition that a proposal to reduce the amount of surplus and increase capital or reserve funds is approved at a general meeting of shareholders, and if the record date for the share split is a day on or before the date of the conclusion of such general meeting of shareholders, the adjusted Number of Shares Granted shall be retroactively applied to the day following the record date from the day following the date of the close of the general meeting of shareholders.

In addition, if, after the Allocation Date, the Company carries out a merger or company split, or if it is otherwise necessary to adjust the Number of Shares Granted in a similar manner to such cases, the Company may appropriately adjust the Number of Shares Granted to a reasonable extent.

When adjusting the Number of Shares Granted, by the day before the adjusted Number of Shares Granted is applied, the Company will notify or announce the necessary matters to the parties (the “Holders of Rights to Subscribe for New Shares”) who hold each of the rights to subscribe for new shares listed in the register of rights to subscribe for new shares; provided, however, that if notice or announcement cannot be made by the day before the date of application, notice or announcement shall be made promptly thereafter.

3.	Value of assets contributed upon exercise of rights to subscribe for new shares

The value of assets contributed upon the exercise of each right to subscribe for new shares shall be the exercise price of one yen per share that can be delivered by exercising each right to subscribe for new shares, multiplied by the Number of Shares Granted.

4.	Exercisable period of the rights to subscribe for new shares

From October 3, 2022 to July 25, 2044

5.	Matters concerning increasing capital stock or capital reserves in the event shares are issued due to the exercise of rights to subscribe for new shares
(1)	The amount of capital increase when shares are issued upon exercise of the rights to subscribe for new shares will be half the upper limit for a capital increase calculated in accordance with Article 17(1) of the Regulations on Corporate Accounting, rounded up to the nearest yen.
(2)	The increase in capital reserve when shares are issued upon exercise of the rights to subscribe for new shares will be the upper limit for a capital increase described in (1) above less the capital increase stipulated in (1) above.
6.	Restrictions on transferring rights to subscribe for new shares

A resolution of the Board of Directors of the Company is required for the acquisition of rights to subscribe for new shares by transfer.

7.	Call provision of the rights to subscribe for new shares

If a proposal set forth in (1), (2), (3), (4), or (5) below is approved by the Company’s general meeting of shareholders (or decided by resolution of the Company’s Board of Directors if a resolution of the general meeting of shareholders is not required), the Company may acquire rights to subscribe for new shares without contribution on a date separately determined by the Company’s Board of Directors.

(1)	Proposal to approve a merger agreement under which the Company is the non-surviving company.
(2)	Proposal to approve a split agreement or split plan under which the Company is the split company.
(3)	Proposal to approve a share exchange agreement or share transfer plan under which the Company becomes a wholly owned subsidiary.
(4)	Proposal for approval of amendment of the Articles of Incorporation which stipulates that the approval of the Company is required for the acquisition of shares by transfer as the content of all shares issued by the Company; or
(5)	Proposal for approval of amendment of the Articles of Incorporation which provides that approval of the Company is required for the acquisition by transfer of the class of shares underlying the rights to subscribe for new shares as the content of that class of shares, or that the Company will acquire all of the shares of this type by a resolution of a general meeting of shareholders.
8.	Policy for determining the details of the delivery of rights to subscribe for new shares of the restructured company in a restructuring

If the Company undergoes a merger (limited only to situations where the Company dissolves through merger), absorption-type company split or incorporation-type company split (in both cases limited only to situations where the Company becomes a demerged company), or share exchange or share transfer (in both cases limited only to situations where the Company becomes a wholly owned subsidiary) (the above acts hereinafter collectively referred to as “Restructuring”), rights to subscribe for new shares to the corporation listed in the Companies Act, Article 236, Paragraph 1, Item (viii), (a) through (e) (hereinafter, “Restructured Company”) shall be delivered to each Holder of Rights to Subscribe for New Shares who holds rights to subscribe for new shares remaining (hereinafter, the “Remaining Rights to Subscribe for New Shares”) immediately prior to the effective date (for an absorption-type merger, the date the absorption-type merger takes effect; for a consolidation-type merger, the date a corporation under consolidation merger is established; for an absorption-type company split, the date the absorption-type company split takes effect; for an incorporation-type company split, the date a corporation under incorporation-type company split is established; for share exchange, the date the share is exchange takes effect; and for share transfer, the date a wholly owning parent company under share transfer is established; the same shall apply hereunder) of the Restructuring in each of the situations. However, this shall apply only when the delivery of rights to subscribe for new shares in the Restructured Company is provided for in the absorption-type merger agreement, consolidation-type merger agreement, absorption-type split agreement, incorporation-type split agreement, share exchange agreement, or share transfer plan in accordance with each of the following items.

(1)	The number of rights to subscribe for new shares of the Restructured Company to be granted

The same number as the number of the Remaining Rights to Subscribe for New Shares held by the Holder of Rights to Subscribe for New Shares shall be delivered to each Holder of Rights to Subscribe for New Shares.

(2)	Class of shares in the Restructured Company underlying the rights to subscribe for new shares

Common shares in the Restructured Company

(3)	Number of shares underlying the rights to subscribe for new shares of the Restructured Company

To be determined in accordance with 2. above and in consideration of the conditions for the Restructuring.

(4)	Value of assets contributed upon exercise of rights to subscribe for new shares

The value of the assets to be contributed when exercising rights to subscribe for new shares will be the amount calculated by multiplying the exercise price after restructuring specified below by the number of Restructured Company shares underlying the rights to subscribe for new shares as determined according to item (3) above. The exercise price after restructuring will be one yen for each share of the Restructured Company that may be received as a result of the exercise of the issued rights to subscribe for new shares.

(5)	Exercisable period of the rights to subscribe for new shares

The period from the later of the commencement date of the rights to subscribe for new shares exercisable period set forth in 4. above or the date Restructuring takes effect until the last day of the above rights to subscribe for new shares exercisable period set forth in 4. above

(6)	Matters concerning increasing capital stock or capital reserves in the event shares are issued due to the exercise of rights to subscribe for new shares

To be determined in accordance with 5. above.

(7)	Restrictions on transferring rights to subscribe for new shares

A resolution of the Restructured Company’s Board of Directors is required for the acquisition of rights to subscribe for new shares by assignment.

(8)	Call provision of the rights to subscribe for new shares

To be determined in accordance with 7. above.

(9)	Other conditions for the exercise of rights to subscribe for new shares

To be determined in accordance with 10. below.

9.	Handling of fractional shares that occur when exercising rights to subscribe for new shares

In cases where the number of the shares to be issued to a Holder of Rights to Subscribe for New Shares that has exercised a right to subscribe for new shares includes a fractional share, it will be rounded down.

10.	Other conditions for the exercise of rights to subscribe for new shares
(1)	During the period set forth in 4. above, Holders of Rights to Subscribe for New Shares may exercise their rights to subscribe for new shares from the day after the day on which they lose their position as either director or company auditor of the Company, The Aichi Bank, Ltd., or The Chukyo Bank, Limited (the “Loss of Position Date”).
(2)	Notwithstanding (1) above, during the period set forth in 4. above, in the case set forth in (i) or (ii) below (however, with regard to (ii), except where provided in the merger agreement, share exchange agreement, or share transfer plan to the effect that rights to subscribe for new shares of the Restructured Company will be delivered to the Holder of Rights to Subscribe for New Shares in accordance with 8. above), Holders of Rights to Subscribe for New Shares may exercise their rights to subscribe for new shares only within the period respectively stipulated therein.
(i)	If a Holder of Rights to Subscribe for New Shares does not have a Loss of Position Date by July 25, 2043 From July 26, 2043 to July 25, 2044
(ii)	If a proposal for a merger agreement in which the Company will be the non-surviving company, a share exchange agreement in which the Company will be a wholly owned subsidiary, or a proposal for a share transfer agreement is approved by a general meeting of shareholders (or decided by resolution of the Board of Directors if a resolution of the general meeting of shareholders is not required)
A 15-day period from the day following the date of such approval.
(3)	(1) and (2)(i) above do not apply to persons who have succeeded to the rights to subscribe for new shares through inheritance.
(4)	In cases where Holders of Rights to Subscribe for New Shares waive their rights to subscribe for new shares, such rights to subscribe for new shares may not be exercised.
11.	Allocation Date for the rights to subscribe for new shares October 3, 2022

End of document.

Exhibit 2-(4)-1

Details of The Aichi Bank, Ltd. Series 4 Rights to Subscribe for New Shares

1.	Name of rights to subscribe for new shares

The Aichi Bank, Ltd.           Series 4 Rights to Subscribe for New Shares

2.	Class and quantity of shares underlying the rights to subscribe for new shares

The class of shares underlying the rights to subscribe for new shares shall be common stock of the Bank, and the number of shares underlying each right to subscribe for new shares (the “Number of Shares Granted”) shall be 100; provided, however, that if the Bank carries out a share split (including allocation of shares of the Bank’s common stock without contribution; hereinafter the same for mentions of share split) or share consolidation of its common stock on or after the date of the grant of the rights to subscribe for new shares (the “Allocation Date”), the Number of Shares Granted shall be adjusted in accordance with the following formula, and fractional shares occurring as a result of the adjustment will be rounded down.

Adjusted Number of Shares Granted = pre-adjustment Number of Shares Granted × share split (or share consolidation) ratio

The adjusted Number of Shares Granted shall be applied from the day following the record date of the share split (or, if a record date is not specified, from the effective date) in the case of a share split and from the effective date in the case of a share consolidation; provided, however, that if a share split is carried out on the condition that a proposal to reduce the amount of surplus and increase capital or reserve funds is approved at a general meeting of shareholders, and if the record date for the share split is a day on or before the date of the conclusion of such general meeting of shareholders, the adjusted Number of Shares Granted shall be retroactively applied to the day following the record date from the day following the date of the close of the general meeting of shareholders.

In addition, if, after the Allocation Date, the Bank carries out a merger or company split, or if it is otherwise necessary to adjust the Number of Shares Granted in a similar manner to such cases, the Bank may appropriately adjust the Number of Shares Granted to a reasonable extent.

When adjusting the Number of Shares Granted, by the day before the adjusted Number of Shares Granted is applied, the Bank will notify or announce the necessary matters to the parties (the “Holders of Rights to Subscribe for New Shares”) who hold each of the rights to subscribe for new shares listed in the register of rights to subscribe for new shares; provided, however, that if notice or announcement cannot be made by the day before the date of application, notice or announcement shall be made promptly thereafter.

3.	Value of assets contributed upon exercise of rights to subscribe for new shares

The value of assets contributed upon the exercise of each right to subscribe for new shares shall be the exercise price of one yen per share that can be delivered by exercising each right to subscribe for new shares, multiplied by the Number of Shares Granted.

4.	Method of calculating the amount to be paid in for rights to subscribe for new shares

The amount to be paid in for rights to subscribe for new shares will be the amount obtained by multiplying the Number of Shares Granted by the option price per share calculated using the Black-Scholes Model (with amounts less than one yen rounded to the nearest whole number) as of the Allocation Date of the rights to subscribe for new shares.

In addition, the party receiving allocation shall set off remuneration claims it holds against the Bank with its obligation to pay the paid-in amount for rights to subscribe for new shares, in lieu of payment of such paid-in amount.

5.	Exercisable period of the rights to subscribe for new shares

From July 25, 2015 to July 24, 2045

6.	Matters concerning increasing capital stock or capital reserves in the event shares are issued due to the exercise of rights to subscribe for new shares
(1)	The amount of capital increase when shares are issued upon exercise of the rights to subscribe for new shares will be half the upper limit for a capital increase calculated in accordance with Article 17(1) of the Regulations on Corporate Accounting, rounded up to the nearest yen.
(2)	The increase in capital reserve when shares are issued upon exercise of the rights to subscribe for new shares will be the upper limit for a capital increase described in (1) above less the capital increase stipulated in (1) above.
7.	Restrictions on transferring rights to subscribe for new shares

A resolution of the Board of Directors of the Bank is required for the acquisition of rights to subscribe for new shares by transfer.

8.	Call provision of the rights to subscribe for new shares

If a proposal set forth in (1), (2), (3), (4), or (5) below is approved by the Bank’s general meeting of shareholders (or decided by resolution of the Bank’s Board of Directors if a resolution of the general meeting of shareholders is not required), the Bank may acquire rights to subscribe for new shares without contribution on a date separately determined by the Bank’s Board of Directors.

(1)	Proposal to approve a merger agreement under which the Bank is the non-surviving company.
(2)	Proposal to approve a split agreement or split plan under which the Bank is the split company.
(3)	Proposal to approve a share exchange agreement or share transfer plan under which the Bank becomes a wholly owned subsidiary.
(4)	Proposal for approval of amendment of the Articles of Incorporation which stipulates that the approval of the Bank is required for the acquisition of shares by transfer as the content of all shares issued by the Bank; or
(5)	Proposal for approval of amendment of the Articles of Incorporation which provides that approval of the Bank is required for the acquisition by transfer of the class of shares underlying the rights to subscribe for new shares as the content of that class of shares, or that the Bank will acquire all of the shares of this type by a resolution of a general meeting of shareholders.
9.	Policy for determining the details of the delivery of rights to subscribe for new shares of the restructured company in a restructuring

If the Bank undergoes a merger (limited only to situations where the Bank dissolves through merger), absorption-type company split or incorporation-type company split (in both cases limited only to situations where the Bank becomes a demerged company), or share exchange or share transfer (in both cases limited only to situations where the Bank becomes a wholly owned subsidiary) (the above acts hereinafter collectively referred to as “Restructuring”), rights to subscribe for new shares to the corporation listed in the Companies Act, Article 236, Paragraph 1, Item (viii), (a) through (e) (hereinafter, “Restructured Company”) shall be delivered to each Holder of Rights to Subscribe for New Shares who holds rights to subscribe for new shares remaining (hereinafter, the “Remaining Rights to Subscribe for New Shares”) immediately prior to the effective date (for an absorption-type merger, the date the absorption-type merger takes effect; for a consolidation-type merger, the date a corporation under consolidation merger is established; for an absorption-type company split, the date the absorption-type company split takes effect; for an incorporation-type company split, the date a corporation under incorporation-type company split is established; for share exchange, the date the share is exchange takes effect; and for share transfer, the date a wholly owning parent company under share transfer is established; the same shall apply hereunder) of the Restructuring in each of the situations. However, this shall apply only when the delivery of rights to subscribe for new shares in the Restructured Company is provided for in the absorption-type merger agreement, consolidation-type merger agreement, absorption-type split agreement, incorporation-type split agreement, share exchange agreement, or share transfer plan in accordance with each of the following items.

(1)	The number of rights to subscribe for new shares of the Restructured Company to be granted

The same number as the number of the Remaining Rights to Subscribe for New Shares held by the Holder of Rights to Subscribe for New Shares shall be delivered to each Holder of Rights to Subscribe for New Shares.

(2)	Class of shares in the Restructured Company underlying the rights to subscribe for new shares

Common shares in the Restructured Company

(3)	Number of shares underlying the rights to subscribe for new shares of the Restructured Company

To be determined in accordance with 2. above and in consideration of the conditions for the Restructuring.

(4)	Value of assets contributed upon exercise of rights to subscribe for new shares

The value of the assets to be contributed when exercising rights to subscribe for new shares will be the amount calculated by multiplying the exercise price after restructuring specified below by the number of Restructured Company shares underlying the rights to subscribe for new shares as determined according to item (3) above. The exercise price after restructuring will be one yen for each share of the Restructured Company that may be received as a result of the exercise of the issued rights to subscribe for new shares.

(5)	Exercisable period of the rights to subscribe for new shares

The period from the later of the commencement date of the rights to subscribe for new shares exercisable period set forth in 5. above or the date Restructuring takes effect until the last day of the above rights to subscribe for new shares exercisable period set forth in 5. above

(6)	Matters concerning increasing capital stock or capital reserves in the event shares are issued due to the exercise of rights to subscribe for new shares

To be determined in accordance with 6. above.

(7)	Restrictions on transferring rights to subscribe for new shares

A resolution of the Restructured Company’s Board of Directors is required for the acquisition of rights to subscribe for new shares by assignment.

(8)	Call provision of the rights to subscribe for new shares

To be determined in accordance with 8. above.

(9)	Other conditions for the exercise of rights to subscribe for new shares

To be determined in accordance with 11. below.

10.	Handling of fractional shares that occur when exercising rights to subscribe for new shares

In cases where the number of the shares to be issued to a Holder of Rights to Subscribe for New Shares that has exercised a right to subscribe for new shares includes a fractional share, it will be rounded down.

11.	Other conditions for the exercise of rights to subscribe for new shares
(1)	During the period set forth in 5. above, Holders of Rights to Subscribe for New Shares may exercise their rights to subscribe for new shares from the day after the day on which they lose their position as either director or company auditor of the Bank (the “Loss of Position Date”).
(2)	Notwithstanding (1) above, during the period set forth in 5. above, in the case set forth in (i) or (ii) below (however, with regard to (ii), except where provided in the merger agreement, share exchange agreement, or share transfer plan to the effect that rights to subscribe for new shares of the Restructured Company will be delivered to the Holder of Rights to Subscribe for New Shares in accordance with 9. above), Holders of Rights to Subscribe for New Shares may exercise their rights to subscribe for new shares only within the period respectively stipulated therein.
(i)	If a Holder of Rights to Subscribe for New Shares does not have a Loss of Position Date by July 24, 2044 From July 25, 2044 to July 24, 2045
(ii)	If a proposal for a merger agreement in which the Bank will be the non-surviving company, a share exchange agreement in which the Bank will be a wholly owned subsidiary, or a proposal for a share transfer agreement is approved by a general meeting of shareholders (or decided by resolution of the Board of Directors if a resolution of the general meeting of shareholders is not required)
A 15-day period from the day following the date of such approval.
(3)	(1) and (2)(i) above do not apply to persons who have succeeded to the rights to subscribe for new shares through inheritance.
(4)	In cases where Holders of Rights to Subscribe for New Shares waive their rights to subscribe for new shares, such rights to subscribe for new shares may not be exercised.
12.	Allocation Date for the rights to subscribe for new shares July 24, 2015

End of document.

Exhibit 2-(4)-2

Details of the Aichi Financial Group, Inc. Series 4 Rights to Subscribe for New Shares

1.	Name of rights to subscribe for new shares

Aichi Financial Group, Inc.           Series 4 Rights to Subscribe for New Shares

2.	Class and quantity of shares underlying the rights to subscribe for new shares

The class of shares underlying the rights to subscribe for new shares shall be common stock of the Company, and the number of shares underlying each right to subscribe for new shares (the “Number of Shares Granted”) shall be 333; provided, however, that if the Company carries out a share split (including allocation of shares of the Company’s common stock without contribution; hereinafter the same for mentions of share split) or share consolidation of its common stock on or after the date of the grant of the rights to subscribe for new shares (the “Allocation Date”), the Number of Shares Granted shall be adjusted in accordance with the following formula, and fractional shares occurring as a result of the adjustment will be rounded down.

Adjusted Number of Shares Granted = pre-adjustment Number of Shares Granted × share split (or share consolidation) ratio

The adjusted Number of Shares Granted shall be applied from the day following the record date of the share split (or, if a record date is not specified, from the effective date) in the case of a share split and from the effective date in the case of a share consolidation; provided, however, that if a share split is carried out on the condition that a proposal to reduce the amount of surplus and increase capital or reserve funds is approved at a general meeting of shareholders, and if the record date for the share split is a day on or before the date of the conclusion of such general meeting of shareholders, the adjusted Number of Shares Granted shall be retroactively applied to the day following the record date from the day following the date of the close of the general meeting of shareholders.

In addition, if, after the Allocation Date, the Company carries out a merger or company split, or if it is otherwise necessary to adjust the Number of Shares Granted in a similar manner to such cases, the Company may appropriately adjust the Number of Shares Granted to a reasonable extent.

When adjusting the Number of Shares Granted, by the day before the adjusted Number of Shares Granted is applied, the Company will notify or announce the necessary matters to the parties (the “Holders of Rights to Subscribe for New Shares”) who hold each of the rights to subscribe for new shares listed in the register of rights to subscribe for new shares; provided, however, that if notice or announcement cannot be made by the day before the date of application, notice or announcement shall be made promptly thereafter.

3.	Value of assets contributed upon exercise of rights to subscribe for new shares

The value of assets contributed upon the exercise of each right to subscribe for new shares shall be the exercise price of one yen per share that can be delivered by exercising each right to subscribe for new shares, multiplied by the Number of Shares Granted.

4.	Exercisable period of the rights to subscribe for new shares

From October 3, 2022 to July 24, 2045

5.	Matters concerning increasing capital stock or capital reserves in the event shares are issued due to the exercise of rights to subscribe for new shares
(1)	The amount of capital increase when shares are issued upon exercise of the rights to subscribe for new shares will be half the upper limit for a capital increase calculated in accordance with Article 17(1) of the Regulations on Corporate Accounting, rounded up to the nearest yen.
(2)	The increase in capital reserve when shares are issued upon exercise of the rights to subscribe for new shares will be the upper limit for a capital increase described in (1) above less the capital increase stipulated in (1) above.
6.	Restrictions on transferring rights to subscribe for new shares

A resolution of the Board of Directors of the Company is required for the acquisition of rights to subscribe for new shares by transfer.

7.	Call provision of the rights to subscribe for new shares

If a proposal set forth in (1), (2), (3), (4), or (5) below is approved by the Company’s general meeting of shareholders (or decided by resolution of the Company’s Board of Directors if a resolution of the general meeting of shareholders is not required), the Company may acquire rights to subscribe for new shares without contribution on a date separately determined by the Company’s Board of Directors.

(1)	Proposal to approve a merger agreement under which the Company is the non-surviving company.
(2)	Proposal to approve a split agreement or split plan under which the Company is the split company.
(3)	Proposal to approve a share exchange agreement or share transfer plan under which the Company becomes a wholly owned subsidiary.
(4)	Proposal for approval of amendment of the Articles of Incorporation which stipulates that the approval of the Company is required for the acquisition of shares by transfer as the content of all shares issued by the Company; or
(5)	Proposal for approval of amendment of the Articles of Incorporation which provides that approval of the Company is required for the acquisition by transfer of the class of shares underlying the rights to subscribe for new shares as the content of that class of shares, or that the Company will acquire all of the shares of this type by a resolution of a general meeting of shareholders.
8.	Policy for determining the details of the delivery of rights to subscribe for new shares of the restructured company in a restructuring

If the Company undergoes a merger (limited only to situations where the Company dissolves through merger), absorption-type company split or incorporation-type company split (in both cases limited only to situations where the Company becomes a demerged company), or share exchange or share transfer (in both cases limited only to situations where the Company becomes a wholly owned subsidiary) (the above acts hereinafter collectively referred to as “Restructuring”), rights to subscribe for new shares to the corporation listed in the Companies Act, Article 236, Paragraph 1, Item (viii), (a) through (e) (hereinafter, “Restructured Company”) shall be delivered to each Holder of Rights to Subscribe for New Shares who holds rights to subscribe for new shares remaining (hereinafter, the “Remaining Rights to Subscribe for New Shares”) immediately prior to the effective date (for an absorption-type merger, the date the absorption-type merger takes effect; for a consolidation-type merger, the date a corporation under consolidation merger is established; for an absorption-type company split, the date the absorption-type company split takes effect; for an incorporation-type company split, the date a corporation under incorporation-type company split is established; for share exchange, the date the share is exchange takes effect; and for share transfer, the date a wholly owning parent company under share transfer is established; the same shall apply hereunder) of the Restructuring in each of the situations. However, this shall apply only when the delivery of rights to subscribe for new shares in the Restructured Company is provided for in the absorption-type merger agreement, consolidation-type merger agreement, absorption-type split agreement, incorporation-type split agreement, share exchange agreement, or share transfer plan in accordance with each of the following items.

(1)	The number of rights to subscribe for new shares of the Restructured Company to be granted

The same number as the number of the Remaining Rights to Subscribe for New Shares held by the Holder of Rights to Subscribe for New Shares shall be delivered to each Holder of Rights to Subscribe for New Shares.

(2)	Class of shares in the Restructured Company underlying the rights to subscribe for new shares

Common shares in the Restructured Company

(3)	Number of shares underlying the rights to subscribe for new shares of the Restructured Company

To be determined in accordance with 2. above and in consideration of the conditions for the Restructuring.

(4)	Value of assets contributed upon exercise of rights to subscribe for new shares

The value of the assets to be contributed when exercising rights to subscribe for new shares will be the amount calculated by multiplying the exercise price after restructuring specified below by the number of Restructured Company shares underlying the rights to subscribe for new shares as determined according to item (3) above. The exercise price after restructuring will be one yen for each share of the Restructured Company that may be received as a result of the exercise of the issued rights to subscribe for new shares.

(5)	Exercisable period of the rights to subscribe for new shares

The period from the later of the commencement date of the rights to subscribe for new shares exercisable period set forth in 4. above or the date Restructuring takes effect until the last day of the above rights to subscribe for new shares exercisable period set forth in 4. above

(6)	Matters concerning increasing capital stock or capital reserves in the event shares are issued due to the exercise of rights to subscribe for new shares

To be determined in accordance with 5. above.

(7)	Restrictions on transferring rights to subscribe for new shares

A resolution of the Restructured Company’s Board of Directors is required for the acquisition of rights to subscribe for new shares by assignment.

(8)	Call provision of the rights to subscribe for new shares

To be determined in accordance with 7. above.

(9)	Other conditions for the exercise of rights to subscribe for new shares

To be determined in accordance with 10. below.

9.	Handling of fractional shares that occur when exercising rights to subscribe for new shares

In cases where the number of the shares to be issued to a Holder of Rights to Subscribe for New Shares that has exercised a right to subscribe for new shares includes a fractional share, it will be rounded down.

10.	Other conditions for the exercise of rights to subscribe for new shares
(1)	During the period set forth in 4. above, Holders of Rights to Subscribe for New Shares may exercise their rights to subscribe for new shares from the day after the day on which they lose their position as either director or company auditor of the Company, The Aichi Bank, Ltd., or The Chukyo Bank, Limited (the “Loss of Position Date”).
(2)	Notwithstanding (1) above, during the period set forth in 4. above, in the case set forth in (i) or (ii) below (however, with regard to (ii), except where provided in the merger agreement, share exchange agreement, or share transfer plan to the effect that rights to subscribe for new shares of the Restructured Company will be delivered to the Holder of Rights to Subscribe for New Shares in accordance with 8. above), Holders of Rights to Subscribe for New Shares may exercise their rights to subscribe for new shares only within the period respectively stipulated therein.
(i)	If a Holder of Rights to Subscribe for New Shares does not have a Loss of Position Date by July 24, 2044 From July 25, 2044 to July 24, 2045
(ii)	If a proposal for a merger agreement in which the Company will be the non-surviving company, a share exchange agreement in which the Company will be a wholly owned subsidiary, or a proposal for a share transfer agreement is approved by a general meeting of shareholders (or decided by resolution of the Board of Directors if a resolution of the general meeting of shareholders is not required)
A 15-day period from the day following the date of such approval.
(3)	(1) and (2)(i) above do not apply to persons who have succeeded to the rights to subscribe for new shares through inheritance.
(4)	In cases where Holders of Rights to Subscribe for New Shares waive their rights to subscribe for new shares, such rights to subscribe for new shares may not be exercised.
11.	Allocation Date for the rights to subscribe for new shares October 3, 2022

End of document.

Exhibit 2-(5)-1

Details of The Aichi Bank, Ltd. Series 5 Rights to Subscribe for New Shares

1.	Name of rights to subscribe for new shares

The Aichi Bank, Ltd.           Series 5 Rights to Subscribe for New Shares

2.	Class and quantity of shares underlying the rights to subscribe for new shares

The class of shares underlying the rights to subscribe for new shares shall be common stock of the Bank, and the number of shares underlying each right to subscribe for new shares (the “Number of Shares Granted”) shall be 100; provided, however, that if the Bank carries out a share split (including allocation of shares of the Bank’s common stock without contribution; hereinafter the same for mentions of share split) or share consolidation of its common stock on or after the date of the grant of the rights to subscribe for new shares (the “Allocation Date”), the Number of Shares Granted shall be adjusted in accordance with the following formula, and fractional shares occurring as a result of the adjustment will be rounded down.

Adjusted Number of Shares Granted = pre-adjustment Number of Shares Granted × share split (or share consolidation) ratio

The adjusted Number of Shares Granted shall be applied from the day following the record date of the share split (or, if a record date is not specified, from the effective date) in the case of a share split and from the effective date in the case of a share consolidation; provided, however, that if a share split is carried out on the condition that a proposal to reduce the amount of surplus and increase capital or reserve funds is approved at a general meeting of shareholders, and if the record date for the share split is a day on or before the date of the conclusion of such general meeting of shareholders, the adjusted Number of Shares Granted shall be retroactively applied to the day following the record date from the day following the date of the close of the general meeting of shareholders.

In addition, if, after the Allocation Date, the Bank carries out a merger or company split, or if it is otherwise necessary to adjust the Number of Shares Granted in a similar manner to such cases, the Bank may appropriately adjust the Number of Shares Granted to a reasonable extent.

When adjusting the Number of Shares Granted, by the day before the adjusted Number of Shares Granted is applied, the Bank will notify or announce the necessary matters to the parties (the “Holders of Rights to Subscribe for New Shares”) who hold each of the rights to subscribe for new shares listed in the register of rights to subscribe for new shares; provided, however, that if notice or announcement cannot be made by the day before the date of application, notice or announcement shall be made promptly thereafter.

3.	Value of assets contributed upon exercise of rights to subscribe for new shares

The value of assets contributed upon the exercise of each right to subscribe for new shares shall be the exercise price of one yen per share that can be delivered by exercising each right to subscribe for new shares, multiplied by the Number of Shares Granted.

4.	Method of calculating the amount to be paid in for rights to subscribe for new shares

The amount to be paid in for rights to subscribe for new shares will be the amount obtained by multiplying the Number of Shares Granted by the option price per share calculated using the Black-Scholes Model (with amounts less than one yen rounded to the nearest whole number) as of the Allocation Date of the rights to subscribe for new shares.

In addition, the party receiving allocation shall set off remuneration claims it holds against the Bank with its obligation to pay the paid-in amount for rights to subscribe for new shares, in lieu of payment of such paid-in amount.

5.	Exercisable period of the rights to subscribe for new shares

From July 23, 2016 to July 22, 2046

6.	Matters concerning increasing capital stock or capital reserves in the event shares are issued due to the exercise of rights to subscribe for new shares
(1)	The amount of capital increase when shares are issued upon exercise of the rights to subscribe for new shares will be half the upper limit for a capital increase calculated in accordance with Article 17(1) of the Regulations on Corporate Accounting, rounded up to the nearest yen.
(2)	The increase in capital reserve when shares are issued upon exercise of the rights to subscribe for new shares will be the upper limit for a capital increase described in (1) above less the capital increase stipulated in (1) above.
7.	Restrictions on transferring rights to subscribe for new shares

A resolution of the Board of Directors of the Bank is required for the acquisition of rights to subscribe for new shares by transfer.

8.	Call provision of the rights to subscribe for new shares

If a proposal set forth in (1), (2), (3), (4), or (5) below is approved by the Bank’s general meeting of shareholders (or decided by resolution of the Bank’s Board of Directors if a resolution of the general meeting of shareholders is not required), the Bank may acquire rights to subscribe for new shares without contribution on a date separately determined by the Bank’s Board of Directors.

(1)	Proposal to approve a merger agreement under which the Bank is the non-surviving company.
(2)	Proposal to approve a split agreement or split plan under which the Bank is the split company.
(3)	Proposal to approve a share exchange agreement or share transfer plan under which the Bank becomes a wholly owned subsidiary.
(4)	Proposal for approval of amendment of the Articles of Incorporation which stipulates that the approval of the Bank is required for the acquisition of shares by transfer as the content of all shares issued by the Bank; or
(5)	Proposal for approval of amendment of the Articles of Incorporation which provides that approval of the Bank is required for the acquisition by transfer of the class of shares underlying the rights to subscribe for new shares as the content of that class of shares, or that the Bank will acquire all of the shares of this type by a resolution of a general meeting of shareholders.
9.	Policy for determining the details of the delivery of rights to subscribe for new shares of the restructured company in a restructuring

If the Bank undergoes a merger (limited only to situations where the Bank dissolves through merger), absorption-type company split or incorporation-type company split (in both cases limited only to situations where the Bank becomes a demerged company), or share exchange or share transfer (in both cases limited only to situations where the Bank becomes a wholly owned subsidiary) (the above acts hereinafter collectively referred to as “Restructuring”), rights to subscribe for new shares to the corporation listed in the Companies Act, Article 236, Paragraph 1, Item (viii), (a) through (e) (hereinafter, “Restructured Company”) shall be delivered to each Holder of Rights to Subscribe for New Shares who holds rights to subscribe for new shares remaining (hereinafter, the “Remaining Rights to Subscribe for New Shares”) immediately prior to the effective date (for an absorption-type merger, the date the absorption-type merger takes effect; for a consolidation-type merger, the date a corporation under consolidation merger is established; for an absorption-type company split, the date the absorption-type company split takes effect; for an incorporation-type company split, the date a corporation under incorporation-type company split is established; for share exchange, the date the share is exchange takes effect; and for share transfer, the date a wholly owning parent company under share transfer is established; the same shall apply hereunder) of the Restructuring in each of the situations. However, this shall apply only when the delivery of rights to subscribe for new shares in the Restructured Company is provided for in the absorption-type merger agreement, consolidation-type merger agreement, absorption-type split agreement, incorporation-type split agreement, share exchange agreement, or share transfer plan in accordance with each of the following items.

(1)	The number of rights to subscribe for new shares of the Restructured Company to be granted

The same number as the number of the Remaining Rights to Subscribe for New Shares held by the Holder of Rights to Subscribe for New Shares shall be delivered to each Holder of Rights to Subscribe for New Shares.

(2)	Class of shares in the Restructured Company underlying the rights to subscribe for new shares

Common shares in the Restructured Company

(3)	Number of shares underlying the rights to subscribe for new shares of the Restructured Company

To be determined in accordance with 2. above and in consideration of the conditions for the Restructuring.

(4)	Value of assets contributed upon exercise of rights to subscribe for new shares

The value of the assets to be contributed when exercising rights to subscribe for new shares will be the amount calculated by multiplying the exercise price after restructuring specified below by the number of Restructured Company shares underlying the rights to subscribe for new shares as determined according to item (3) above. The exercise price after restructuring will be one yen for each share of the Restructured Company that may be received as a result of the exercise of the issued rights to subscribe for new shares.

(5)	Exercisable period of the rights to subscribe for new shares

The period from the later of the commencement date of the rights to subscribe for new shares exercisable period set forth in 5. above or the date Restructuring takes effect until the last day of the above rights to subscribe for new shares exercisable period set forth in 5. above

(6)	Matters concerning increasing capital stock or capital reserves in the event shares are issued due to the exercise of rights to subscribe for new shares

To be determined in accordance with 6. above.

(7)	Restrictions on transferring rights to subscribe for new shares

A resolution of the Restructured Company’s Board of Directors is required for the acquisition of rights to subscribe for new shares by assignment.

(8)	Call provision of the rights to subscribe for new shares

To be determined in accordance with 8. above.

(9)	Other conditions for the exercise of rights to subscribe for new shares

To be determined in accordance with 11. below.

10.	Handling of fractional shares that occur when exercising rights to subscribe for new shares

In cases where the number of the shares to be issued to a Holder of Rights to Subscribe for New Shares that has exercised a right to subscribe for new shares includes a fractional share, it will be rounded down.

11.	Other conditions for the exercise of rights to subscribe for new shares
(1)	During the period set forth in 5. above, Holders of Rights to Subscribe for New Shares may exercise their rights to subscribe for new shares from the day after the day on which they lose their position as director (including a director who is a company auditor) of the Bank (the “Loss of Position Date”).
(2)	Notwithstanding (1) above, during the period set forth in 5. above, in the case set forth in (i) or (ii) below (however, with regard to (ii), except where provided in the merger agreement, share exchange agreement, or share transfer plan to the effect that rights to subscribe for new shares of the Restructured Company will be delivered to the Holder of Rights to Subscribe for New Shares in accordance with 9. above), Holders of Rights to Subscribe for New Shares may exercise their rights to subscribe for new shares only within the period respectively stipulated therein.
(i)	If a Holder of Rights to Subscribe for New Shares does not have a Loss of Position Date by July 22, 2045 From July 23, 2045 to July 22, 2046
(ii)	If a proposal for a merger agreement in which the Bank will be the non-surviving company, a share exchange agreement in which the Bank will be a wholly owned subsidiary, or a proposal for a share transfer agreement is approved by a general meeting of shareholders (or decided by resolution of the Board of Directors if a resolution of the general meeting of shareholders is not required)
A 15-day period from the day following the date of such approval.
(3)	(1) and (2)(i) above do not apply to persons who have succeeded to the rights to subscribe for new shares through inheritance.
(4)	In cases where Holders of Rights to Subscribe for New Shares waive their rights to subscribe for new shares, such rights to subscribe for new shares may not be exercised.
12.	Allocation Date for the rights to subscribe for new shares July 22, 2016

End of document.

Exhibit 2-(5)-2

Details of the Aichi Financial Group, Inc. Series 5 Rights to Subscribe for New Shares

1.	Name of rights to subscribe for new shares

Aichi Financial Group, Inc.           Series 5 Rights to Subscribe for New Shares

2.	Class and quantity of shares underlying the rights to subscribe for new shares

The class of shares underlying the rights to subscribe for new shares shall be common stock of the Company, and the number of shares underlying each right to subscribe for new shares (the “Number of Shares Granted”) shall be 333; provided, however, that if the Company carries out a share split (including allocation of shares of the Company’s common stock without contribution; hereinafter the same for mentions of share split) or share consolidation of its common stock on or after the date of the grant of the rights to subscribe for new shares (the “Allocation Date”), the Number of Shares Granted shall be adjusted in accordance with the following formula, and fractional shares occurring as a result of the adjustment will be rounded down.

Adjusted Number of Shares Granted = pre-adjustment Number of Shares Granted × share split (or share consolidation) ratio

The adjusted Number of Shares Granted shall be applied from the day following the record date of the share split (or, if a record date is not specified, from the effective date) in the case of a share split and from the effective date in the case of a share consolidation; provided, however, that if a share split is carried out on the condition that a proposal to reduce the amount of surplus and increase capital or reserve funds is approved at a general meeting of shareholders, and if the record date for the share split is a day on or before the date of the conclusion of such general meeting of shareholders, the adjusted Number of Shares Granted shall be retroactively applied to the day following the record date from the day following the date of the close of the general meeting of shareholders.

In addition, if, after the Allocation Date, the Company carries out a merger or company split, or if it is otherwise necessary to adjust the Number of Shares Granted in a similar manner to such cases, the Company may appropriately adjust the Number of Shares Granted to a reasonable extent.

When adjusting the Number of Shares Granted, by the day before the adjusted Number of Shares Granted is applied, the Company will notify or announce the necessary matters to the parties (the “Holders of Rights to Subscribe for New Shares”) who hold each of the rights to subscribe for new shares listed in the register of rights to subscribe for new shares; provided, however, that if notice or announcement cannot be made by the day before the date of application, notice or announcement shall be made promptly thereafter.

3.	Value of assets contributed upon exercise of rights to subscribe for new shares

The value of assets contributed upon the exercise of each right to subscribe for new shares shall be the exercise price of one yen per share that can be delivered by exercising each right to subscribe for new shares, multiplied by the Number of Shares Granted.

4.	Exercisable period of the rights to subscribe for new shares

From October 3, 2022 to July 22, 2046

5.	Matters concerning increasing capital stock or capital reserves in the event shares are issued due to the exercise of rights to subscribe for new shares
(1)	The amount of capital increase when shares are issued upon exercise of the rights to subscribe for new shares will be half the upper limit for a capital increase calculated in accordance with Article 17(1) of the Regulations on Corporate Accounting, rounded up to the nearest yen.
(2)	The increase in capital reserve when shares are issued upon exercise of the rights to subscribe for new shares will be the upper limit for a capital increase described in (1) above less the capital increase stipulated in (1) above.
6.	Restrictions on transferring rights to subscribe for new shares

A resolution of the Board of Directors of the Company is required for the acquisition of rights to subscribe for new shares by transfer.

7.	Call provision of the rights to subscribe for new shares

If a proposal set forth in (1), (2), (3), (4), or (5) below is approved by the Company’s general meeting of shareholders (or decided by resolution of the Company’s Board of Directors if a resolution of the general meeting of shareholders is not required), the Company may acquire rights to subscribe for new shares without contribution on a date separately determined by the Company’s Board of Directors.

(1)	Proposal to approve a merger agreement under which the Company is the non-surviving company.
(2)	Proposal to approve a split agreement or split plan under which the Company is the split company.
(3)	Proposal to approve a share exchange agreement or share transfer plan under which the Company becomes a wholly owned subsidiary.
(4)	Proposal for approval of amendment of the Articles of Incorporation which stipulates that the approval of the Company is required for the acquisition of shares by transfer as the content of all shares issued by the Company; or
(5)	Proposal for approval of amendment of the Articles of Incorporation which provides that approval of the Company is required for the acquisition by transfer of the class of shares underlying the rights to subscribe for new shares as the content of that class of shares, or that the Company will acquire all of the shares of this type by a resolution of a general meeting of shareholders.
8.	Policy for determining the details of the delivery of rights to subscribe for new shares of the restructured company in a restructuring

If the Company undergoes a merger (limited only to situations where the Company dissolves through merger), absorption-type company split or incorporation-type company split (in both cases limited only to situations where the Company becomes a demerged company), or share exchange or share transfer (in both cases limited only to situations where the Company becomes a wholly owned subsidiary) (the above acts hereinafter collectively referred to as “Restructuring”), rights to subscribe for new shares to the corporation listed in the Companies Act, Article 236, Paragraph 1, Item (viii), (a) through (e) (hereinafter, “Restructured Company”) shall be delivered to each Holder of Rights to Subscribe for New Shares who holds rights to subscribe for new shares remaining (hereinafter, the “Remaining Rights to Subscribe for New Shares”) immediately prior to the effective date (for an absorption-type merger, the date the absorption-type merger takes effect; for a consolidation-type merger, the date a corporation under consolidation merger is established; for an absorption-type company split, the date the absorption-type company split takes effect; for an incorporation-type company split, the date a corporation under incorporation-type company split is established; for share exchange, the date the share is exchange takes effect; and for share transfer, the date a wholly owning parent company under share transfer is established; the same shall apply hereunder) of the Restructuring in each of the situations. However, this shall apply only when the delivery of rights to subscribe for new shares in the Restructured Company is provided for in the absorption-type merger agreement, consolidation-type merger agreement, absorption-type split agreement, incorporation-type split agreement, share exchange agreement, or share transfer plan in accordance with each of the following items.

(1)	The number of rights to subscribe for new shares of the Restructured Company to be granted

The same number as the number of the Remaining Rights to Subscribe for New Shares held by the Holder of Rights to Subscribe for New Shares shall be delivered to each Holder of Rights to Subscribe for New Shares.

(2)	Class of shares in the Restructured Company underlying the rights to subscribe for new shares

Common shares in the Restructured Company

(3)	Number of shares underlying the rights to subscribe for new shares of the Restructured Company

To be determined in accordance with 2. above and in consideration of the conditions for the Restructuring.

(4)	Value of assets contributed upon exercise of rights to subscribe for new shares

The value of the assets to be contributed when exercising rights to subscribe for new shares will be the amount calculated by multiplying the exercise price after restructuring specified below by the number of Restructured Company shares underlying the rights to subscribe for new shares as determined according to item (3) above. The exercise price after restructuring will be one yen for each share of the Restructured Company that may be received as a result of the exercise of the issued rights to subscribe for new shares.

(5)	Exercisable period of the rights to subscribe for new shares

The period from the later of the commencement date of the rights to subscribe for new shares exercisable period set forth in 4. above or the date Restructuring takes effect until the last day of the above rights to subscribe for new shares exercisable period set forth in 4. above

(6)	Matters concerning increasing capital stock or capital reserves in the event shares are issued due to the exercise of rights to subscribe for new shares

To be determined in accordance with 5. above.

(7)	Restrictions on transferring rights to subscribe for new shares

A resolution of the Restructured Company’s Board of Directors is required for the acquisition of rights to subscribe for new shares by assignment.

(8)	Call provision of the rights to subscribe for new shares

To be determined in accordance with 7. above.

(9)	Other conditions for the exercise of rights to subscribe for new shares

To be determined in accordance with 10. below.

9.	Handling of fractional shares that occur when exercising rights to subscribe for new shares

In cases where the number of the shares to be issued to a Holder of Rights to Subscribe for New Shares that has exercised a right to subscribe for new shares includes a fractional share, it will be rounded down.

10.	Other conditions for the exercise of rights to subscribe for new shares
(1)	During the period set forth in 4. above, Holders of Rights to Subscribe for New Shares may exercise their rights to subscribe for new shares from the day after the day on which they lose their position as director (including a director who is a company auditor) of the Company, The Aichi Bank, Ltd., or The Chukyo Bank, Limited (the “Loss of Position Date”).
(2)	Notwithstanding (1) above, during the period set forth in 4. above, in the case set forth in (i) or (ii) below (however, with regard to (ii), except where provided in the merger agreement, share exchange agreement, or share transfer plan to the effect that rights to subscribe for new shares of the Restructured Company will be delivered to the Holder of Rights to Subscribe for New Shares in accordance with 8. above), Holders of Rights to Subscribe for New Shares may exercise their rights to subscribe for new shares only within the period respectively stipulated therein.
(i)	If a Holder of Rights to Subscribe for New Shares does not have a Loss of Position Date by July 22, 2045 From July 23, 2045 to July 22, 2046
(ii)	If a proposal for a merger agreement in which the Company will be the non-surviving company, a share exchange agreement in which the Company will be a wholly owned subsidiary, or a proposal for a share transfer agreement is approved by a general meeting of shareholders (or decided by resolution of the Board of Directors if a resolution of the general meeting of shareholders is not required)
A 15-day period from the day following the date of such approval.
(3)	(1) and (2)(i) above do not apply to persons who have succeeded to the rights to subscribe for new shares through inheritance.
(4)	In cases where Holders of Rights to Subscribe for New Shares waive their rights to subscribe for new shares, such rights to subscribe for new shares may not be exercised.
11.	Allocation Date for the rights to subscribe for new shares October 3, 2022

End of document.

Exhibit 2-(6)-1

Details of the The Aichi Bank, Ltd. Series 6 Rights to Subscribe for New Shares

1.	Name of rights to subscribe for new shares

The Aichi Bank, Ltd.           Series 6 Rights to Subscribe for New Shares

2.	Class and quantity of shares underlying the rights to subscribe for new shares

The class of shares underlying the rights to subscribe for new shares shall be common stock of the Bank, and the number of shares underlying each right to subscribe for new shares (the “Number of Shares Granted”) shall be 100; provided, however, that if the Bank carries out a share split (including allocation of shares of the Bank’s common stock without contribution; hereinafter the same for mentions of share split) or share consolidation of its common stock on or after the date of the grant of the rights to subscribe for new shares (the “Allocation Date”), the Number of Shares Granted shall be adjusted in accordance with the following formula, and fractional shares occurring as a result of the adjustment will be rounded down.

Adjusted Number of Shares Granted = pre-adjustment Number of Shares Granted × share split (or share consolidation) ratio

The adjusted Number of Shares Granted shall be applied from the day following the record date of the share split (or, if a record date is not specified, from the effective date) in the case of a share split and from the effective date in the case of a share consolidation; provided, however, that if a share split is carried out on the condition that a proposal to reduce the amount of surplus and increase capital or reserve funds is approved at a general meeting of shareholders, and if the record date for the share split is a day on or before the date of the conclusion of such general meeting of shareholders, the adjusted Number of Shares Granted shall be retroactively applied to the day following the record date from the day following the date of the close of the general meeting of shareholders.

In addition, if, after the Allocation Date, the Bank carries out a merger or company split, or if it is otherwise necessary to adjust the Number of Shares Granted in a similar manner to such cases, the Bank may appropriately adjust the Number of Shares Granted to a reasonable extent.

When adjusting the Number of Shares Granted, by the day before the adjusted Number of Shares Granted is applied, the Bank will notify or announce the necessary matters to the parties (the “Holders of Rights to Subscribe for New Shares”) who hold each of the rights to subscribe for new shares listed in the register of rights to subscribe for new shares; provided, however, that if notice or announcement cannot be made by the day before the date of application, notice or announcement shall be made promptly thereafter.

3.	Value of assets contributed upon exercise of rights to subscribe for new shares

The value of assets contributed upon the exercise of each right to subscribe for new shares shall be the exercise price of one yen per share that can be delivered by exercising each right to subscribe for new shares, multiplied by the Number of Shares Granted.

4.	Method of calculating the amount to be paid in for rights to subscribe for new shares

The amount to be paid in for rights to subscribe for new shares will be the amount obtained by multiplying the Number of Shares Granted by the option price per share calculated using the Black-Scholes Model (with amounts less than one yen rounded to the nearest whole number) as of the Allocation Date of the rights to subscribe for new shares.

In addition, the party receiving allocation shall set off remuneration claims it holds against the Bank with its obligation to pay the paid-in amount for rights to subscribe for new shares, in lieu of payment of such paid-in amount.

5.	Exercisable period of the rights to subscribe for new shares

From July 22, 2017 to July 21, 2047

6.	Matters concerning increasing capital stock or capital reserves in the event shares are issued due to the exercise of rights to subscribe for new shares
(1)	The amount of capital increase when shares are issued upon exercise of the rights to subscribe for new shares will be half the upper limit for a capital increase calculated in accordance with Article 17(1) of the Regulations on Corporate Accounting, rounded up to the nearest yen.
(2)	The increase in capital reserve when shares are issued upon exercise of the rights to subscribe for new shares will be the upper limit for a capital increase described in (1) above less the capital increase stipulated in (1) above.
7.	Restrictions on transferring rights to subscribe for new shares

A resolution of the Board of Directors of the Bank is required for the acquisition of rights to subscribe for new shares by transfer.

8.	Call provision of the rights to subscribe for new shares

If a proposal set forth in (1), (2), (3), (4), or (5) below is approved by the Bank’s general meeting of shareholders (or decided by resolution of the Bank’s Board of Directors if a resolution of the general meeting of shareholders is not required), the Bank may acquire rights to subscribe for new shares without contribution on a date separately determined by the Bank’s Board of Directors.

(1)	Proposal to approve a merger agreement under which the Bank is the non-surviving company.
(2)	Proposal to approve a split agreement or split plan under which the Bank is the split company.
(3)	Proposal to approve a share exchange agreement or share transfer plan under which the Bank becomes a wholly owned subsidiary.
(4)	Proposal for approval of amendment of the Articles of Incorporation which stipulates that the approval of the Bank is required for the acquisition of shares by transfer as the content of all shares issued by the Bank; or
(5)	Proposal for approval of amendment of the Articles of Incorporation which provides that approval of the Bank is required for the acquisition by transfer of the class of shares underlying the rights to subscribe for new shares as the content of that class of shares, or that the Bank will acquire all of the shares of this type by a resolution of a general meeting of shareholders.
9.	Policy for determining the details of the delivery of rights to subscribe for new shares of the restructured company in a restructuring

If the Bank undergoes a merger (limited only to situations where the Bank dissolves through merger), absorption-type company split or incorporation-type company split (in both cases limited only to situations where the Bank becomes a demerged company), or share exchange or share transfer (in both cases limited only to situations where the Bank becomes a wholly owned subsidiary) (the above acts hereinafter collectively referred to as “Restructuring”), rights to subscribe for new shares to the corporation listed in the Companies Act, Article 236, Paragraph 1, Item (viii), (a) through (e) (hereinafter, “Restructured Company”) shall be delivered to each Holder of Rights to Subscribe for New Shares who holds rights to subscribe for new shares remaining (hereinafter, the “Remaining Rights to Subscribe for New Shares”) immediately prior to the effective date (for an absorption-type merger, the date the absorption-type merger takes effect; for a consolidation-type merger, the date a corporation under consolidation merger is established; for an absorption-type company split, the date the absorption-type company split takes effect; for an incorporation-type company split, the date a corporation under incorporation-type company split is established; for share exchange, the date the share is exchange takes effect; and for share transfer, the date a wholly owning parent company under share transfer is established; the same shall apply hereunder) of the Restructuring in each of the situations. However, this shall apply only when the delivery of rights to subscribe for new shares in the Restructured Company is provided for in the absorption-type merger agreement, consolidation-type merger agreement, absorption-type split agreement, incorporation-type split agreement, share exchange agreement, or share transfer plan in accordance with each of the following items.

(1)	The number of rights to subscribe for new shares of the Restructured Company to be granted

The same number as the number of the Remaining Rights to Subscribe for New Shares held by the Holder of Rights to Subscribe for New Shares shall be delivered to each Holder of Rights to Subscribe for New Shares.

(2)	Class of shares in the Restructured Company underlying the rights to subscribe for new shares

Common shares in the Restructured Company

(3)	Number of shares underlying the rights to subscribe for new shares of the Restructured Company

To be determined in accordance with 2. above and in consideration of the conditions for the Restructuring.

(4)	Value of assets contributed upon exercise of rights to subscribe for new shares

The value of the assets to be contributed when exercising rights to subscribe for new shares will be the amount calculated by multiplying the exercise price after restructuring specified below by the number of Restructured Company shares underlying the rights to subscribe for new shares as determined according to item (3) above. The exercise price after restructuring will be one yen for each share of the Restructured Company that may be received as a result of the exercise of the issued rights to subscribe for new shares.

(5)	Exercisable period of the rights to subscribe for new shares

The period from the later of the commencement date of the rights to subscribe for new shares exercisable period set forth in 5. above or the date Restructuring takes effect until the last day of the above rights to subscribe for new shares exercisable period set forth in 5. above

(6)	Matters concerning increasing capital stock or capital reserves in the event shares are issued due to the exercise of rights to subscribe for new shares

To be determined in accordance with 6. above.

(7)	Restrictions on transferring rights to subscribe for new shares

A resolution of the Restructured Company’s Board of Directors is required for the acquisition of rights to subscribe for new shares by assignment.

(8)	Call provision of the rights to subscribe for new shares

To be determined in accordance with 8. above.

(9)	Other conditions for the exercise of rights to subscribe for new shares

To be determined in accordance with 11. below.

10.	Handling of fractional shares that occur when exercising rights to subscribe for new shares

In cases where the number of the shares to be issued to a Holder of Rights to Subscribe for New Shares that has exercised a right to subscribe for new shares includes a fractional share, it will be rounded down.

11.	Other conditions for the exercise of rights to subscribe for new shares
(1)	During the period set forth in 5. above, Holders of Rights to Subscribe for New Shares may exercise their rights to subscribe for new shares from the day after the day on which they lose their position as director (including a director who is a company auditor) of the Bank (the “Loss of Position Date”).
(2)	Notwithstanding (1) above, during the period set forth in 5. above, in the case set forth in (i) or (ii) below (however, with regard to (ii), except where provided in the merger agreement, share exchange agreement, or share transfer plan to the effect that rights to subscribe for new shares of the Restructured Company will be delivered to the Holder of Rights to Subscribe for New Shares in accordance with 9. above), Holders of Rights to Subscribe for New Shares may exercise their rights to subscribe for new shares only within the period respectively stipulated therein.
(i)	If a Holder of Rights to Subscribe for New Shares does not have a Loss of Position Date by July 21, 2046 From July 22, 2046 to July 21, 2047
(ii)	If a proposal for a merger agreement in which the Bank will be the non-surviving company, a share exchange agreement in which the Bank will be a wholly owned subsidiary, or a proposal for a share transfer agreement is approved by a general meeting of shareholders (or decided by resolution of the Board of Directors if a resolution of the general meeting of shareholders is not required)
A 15-day period from the day following the date of such approval.
(3)	(1) and (2)(i) above do not apply to persons who have succeeded to the rights to subscribe for new shares through inheritance.
(4)	In cases where Holders of Rights to Subscribe for New Shares waive their rights to subscribe for new shares, such rights to subscribe for new shares may not be exercised.
12.	Allocation Date for the rights to subscribe for new shares July 21, 2017

End of document.

Exhibit 2-(6)-2

Details of the Aichi Financial Group, Inc. Series 6 Rights to Subscribe for New Shares

1.	Name of rights to subscribe for new shares

Aichi Financial Group, Inc.           Series 6 Rights to Subscribe for New Shares

2.	Class and quantity of shares underlying the rights to subscribe for new shares

The class of shares underlying the rights to subscribe for new shares shall be common stock of the Company, and the number of shares underlying each right to subscribe for new shares (the “Number of Shares Granted”) shall be 333; provided, however, that if the Company carries out a share split (including allocation of shares of the Company’s common stock without contribution; hereinafter the same for mentions of share split) or share consolidation of its common stock on or after the date of the grant of the rights to subscribe for new shares (the “Allocation Date”), the Number of Shares Granted shall be adjusted in accordance with the following formula, and fractional shares occurring as a result of the adjustment will be rounded down.

Adjusted Number of Shares Granted = pre-adjustment Number of Shares Granted × share split (or share consolidation) ratio

The adjusted Number of Shares Granted shall be applied from the day following the record date of the share split (or, if a record date is not specified, from the effective date) in the case of a share split and from the effective date in the case of a share consolidation; provided, however, that if a share split is carried out on the condition that a proposal to reduce the amount of surplus and increase capital or reserve funds is approved at a general meeting of shareholders, and if the record date for the share split is a day on or before the date of the conclusion of such general meeting of shareholders, the adjusted Number of Shares Granted shall be retroactively applied to the day following the record date from the day following the date of the close of the general meeting of shareholders.

In addition, if, after the Allocation Date, the Company carries out a merger or company split, or if it is otherwise necessary to adjust the Number of Shares Granted in a similar manner to such cases, the Company may appropriately adjust the Number of Shares Granted to a reasonable extent.

When adjusting the Number of Shares Granted, by the day before the adjusted Number of Shares Granted is applied, the Company will notify or announce the necessary matters to the parties (the “Holders of Rights to Subscribe for New Shares”) who hold each of the rights to subscribe for new shares listed in the register of rights to subscribe for new shares; provided, however, that if notice or announcement cannot be made by the day before the date of application, notice or announcement shall be made promptly thereafter.

3.	Value of assets contributed upon exercise of rights to subscribe for new shares

The value of assets contributed upon the exercise of each right to subscribe for new shares shall be the exercise price of one yen per share that can be delivered by exercising each right to subscribe for new shares, multiplied by the Number of Shares Granted.

4.	Exercisable period of the rights to subscribe for new shares

From October 3, 2022 to July 21, 2047

5.	Matters concerning increasing capital stock or capital reserves in the event shares are issued due to the exercise of rights to subscribe for new shares
(1)	The amount of capital increase when shares are issued upon exercise of the rights to subscribe for new shares will be half the upper limit for a capital increase calculated in accordance with Article 17(1) of the Regulations on Corporate Accounting, rounded up to the nearest yen.
(2)	The increase in capital reserve when shares are issued upon exercise of the rights to subscribe for new shares will be the upper limit for a capital increase described in (1) above less the capital increase stipulated in (1) above.
6.	Restrictions on transferring rights to subscribe for new shares

A resolution of the Board of Directors of the Company is required for the acquisition of rights to subscribe for new shares by transfer.

7.	Call provision of the rights to subscribe for new shares

If a proposal set forth in (1), (2), (3), (4), or (5) below is approved by the Company’s general meeting of shareholders (or decided by resolution of the Company’s Board of Directors if a resolution of the general meeting of shareholders is not required), the Company may acquire rights to subscribe for new shares without contribution on a date separately determined by the Company’s Board of Directors.

(1)	Proposal to approve a merger agreement under which the Company is the non-surviving company.
(2)	Proposal to approve a split agreement or split plan under which the Company is the split company.
(3)	Proposal to approve a share exchange agreement or share transfer plan under which the Company becomes a wholly owned subsidiary.
(4)	Proposal for approval of amendment of the Articles of Incorporation which stipulates that the approval of the Company is required for the acquisition of shares by transfer as the content of all shares issued by the Company; or
(5)	Proposal for approval of amendment of the Articles of Incorporation which provides that approval of the Company is required for the acquisition by transfer of the class of shares underlying the rights to subscribe for new shares as the content of that class of shares, or that the Company will acquire all of the shares of this type by a resolution of a general meeting of shareholders.
8.	Policy for determining the details of the delivery of rights to subscribe for new shares of the restructured company in a restructuring

If the Company undergoes a merger (limited only to situations where the Company dissolves through merger), absorption-type company split or incorporation-type company split (in both cases limited only to situations where the Company becomes a demerged company), or share exchange or share transfer (in both cases limited only to situations where the Company becomes a wholly owned subsidiary) (the above acts hereinafter collectively referred to as “Restructuring”), rights to subscribe for new shares to the corporation listed in the Companies Act, Article 236, Paragraph 1, Item (viii), (a) through (e) (hereinafter, “Restructured Company”) shall be delivered to each Holder of Rights to Subscribe for New Shares who holds rights to subscribe for new shares remaining (hereinafter, the “Remaining Rights to Subscribe for New Shares”) immediately prior to the effective date (for an absorption-type merger, the date the absorption-type merger takes effect; for a consolidation-type merger, the date a corporation under consolidation merger is established; for an absorption-type company split, the date the absorption-type company split takes effect; for an incorporation-type company split, the date a corporation under incorporation-type company split is established; for share exchange, the date the share is exchange takes effect; and for share transfer, the date a wholly owning parent company under share transfer is established; the same shall apply hereunder) of the Restructuring in each of the situations. However, this shall apply only when the delivery of rights to subscribe for new shares in the Restructured Company is provided for in the absorption-type merger agreement, consolidation-type merger agreement, absorption-type split agreement, incorporation-type split agreement, share exchange agreement, or share transfer plan in accordance with each of the following items.

(1)	The number of rights to subscribe for new shares of the Restructured Company to be granted

The same number as the number of the Remaining Rights to Subscribe for New Shares held by the Holder of Rights to Subscribe for New Shares shall be delivered to each Holder of Rights to Subscribe for New Shares.

(2)	Class of shares in the Restructured Company underlying the rights to subscribe for new shares

Common shares in the Restructured Company

(3)	Number of shares underlying the rights to subscribe for new shares of the Restructured Company

To be determined in accordance with 2. above and in consideration of the conditions for the Restructuring.

(4)	Value of assets contributed upon exercise of rights to subscribe for new shares

The value of the assets to be contributed when exercising rights to subscribe for new shares will be the amount calculated by multiplying the exercise price after restructuring specified below by the number of Restructured Company shares underlying the rights to subscribe for new shares as determined according to item (3) above. The exercise price after restructuring will be one yen for each share of the Restructured Company that may be received as a result of the exercise of the issued rights to subscribe for new shares.

(5)	Exercisable period of the rights to subscribe for new shares

The period from the later of the commencement date of the rights to subscribe for new shares exercisable period set forth in 4. above or the date Restructuring takes effect until the last day of the above rights to subscribe for new shares exercisable period set forth in 4. above

(6)	Matters concerning increasing capital stock or capital reserves in the event shares are issued due to the exercise of rights to subscribe for new shares

To be determined in accordance with 5. above.

(7)	Restrictions on transferring rights to subscribe for new shares

A resolution of the Restructured Company’s Board of Directors is required for the acquisition of rights to subscribe for new shares by assignment.

(8)	Call provision of the rights to subscribe for new shares

To be determined in accordance with 7. above.

(9)	Other conditions for the exercise of rights to subscribe for new shares

To be determined in accordance with 10. below.

9.	Handling of fractional shares that occur when exercising rights to subscribe for new shares

In cases where the number of the shares to be issued to a Holder of Rights to Subscribe for New Shares that has exercised a right to subscribe for new shares includes a fractional share, it will be rounded down.

10.	Other conditions for the exercise of rights to subscribe for new shares
(1)	During the period set forth in 4. above, Holders of Rights to Subscribe for New Shares may exercise their rights to subscribe for new shares from the day after the day on which they lose their position as director (including a director who is a company auditor) of the Company, The Aichi Bank, Ltd., or The Chukyo Bank, Limited (the “Loss of Position Date”).
(2)	Notwithstanding (1) above, during the period set forth in 4. above, in the case set forth in (i) or (ii) below (however, with regard to (ii), except where provided in the merger agreement, share exchange agreement, or share transfer plan to the effect that rights to subscribe for new shares of the Restructured Company will be delivered to the Holder of Rights to Subscribe for New Shares in accordance with 8. above), Holders of Rights to Subscribe for New Shares may exercise their rights to subscribe for new shares only within the period respectively stipulated therein.
(i)	If a Holder of Rights to Subscribe for New Shares does not have a Loss of Position Date by July 21, 2046 From July 22, 2046 to July 21, 2047
(ii)	If a proposal for a merger agreement in which the Company will be the non-surviving company, a share exchange agreement in which the Company will be a wholly owned subsidiary, or a proposal for a share transfer agreement is approved by a general meeting of shareholders (or decided by resolution of the Board of Directors if a resolution of the general meeting of shareholders is not required)
A 15-day period from the day following the date of such approval.
(3)	(1) and (2)(i) above do not apply to persons who have succeeded to the rights to subscribe for new shares through inheritance.
(4)	In cases where Holders of Rights to Subscribe for New Shares waive their rights to subscribe for new shares, such rights to subscribe for new shares may not be exercised.
11.	Allocation Date for the rights to subscribe for new shares October 3, 2022

End of document.

Exhibit 2-(7)-1

Details of The Aichi Bank, Ltd. Series 7 Rights to Subscribe for New Shares

1.	Name of rights to subscribe for new shares

The Aichi Bank, Ltd.           Series 7 Rights to Subscribe for New Shares

2.	Class and quantity of shares underlying the rights to subscribe for new shares

The class of shares underlying the rights to subscribe for new shares shall be common stock of the Bank, and the number of shares underlying each right to subscribe for new shares (the “Number of Shares Granted”) shall be 100; provided, however, that if the Bank carries out a share split (including allocation of shares of the Bank’s common stock without contribution; hereinafter the same for mentions of share split) or share consolidation of its common stock on or after the date of the grant of the rights to subscribe for new shares (the “Allocation Date”), the Number of Shares Granted shall be adjusted in accordance with the following formula, and fractional shares occurring as a result of the adjustment will be rounded down.

Adjusted Number of Shares Granted = pre-adjustment Number of Shares Granted × share split (or share consolidation) ratio

The adjusted Number of Shares Granted shall be applied from the day following the record date of the share split (or, if a record date is not specified, from the effective date) in the case of a share split and from the effective date in the case of a share consolidation; provided, however, that if a share split is carried out on the condition that a proposal to reduce the amount of surplus and increase capital or reserve funds is approved at a general meeting of shareholders, and if the record date for the share split is a day on or before the date of the conclusion of such general meeting of shareholders, the adjusted Number of Shares Granted shall be retroactively applied to the day following the record date from the day following the date of the close of the general meeting of shareholders.

In addition, if, after the Allocation Date, the Bank carries out a merger or company split, or if it is otherwise necessary to adjust the Number of Shares Granted in a similar manner to such cases, the Bank may appropriately adjust the Number of Shares Granted to a reasonable extent.

When adjusting the Number of Shares Granted, by the day before the adjusted Number of Shares Granted is applied, the Bank will notify or announce the necessary matters to the parties (the “Holders of Rights to Subscribe for New Shares”) who hold each of the rights to subscribe for new shares listed in the register of rights to subscribe for new shares; provided, however, that if notice or announcement cannot be made by the day before the date of application, notice or announcement shall be made promptly thereafter.

3.	Value of assets contributed upon exercise of rights to subscribe for new shares

The value of assets contributed upon the exercise of each right to subscribe for new shares shall be the exercise price of one yen per share that can be delivered by exercising each right to subscribe for new shares, multiplied by the Number of Shares Granted.

4.	Method of calculating the amount to be paid in for rights to subscribe for new shares

The amount to be paid in for rights to subscribe for new shares will be the amount obtained by multiplying the Number of Shares Granted by the option price per share calculated using the Black-Scholes Model (with amounts less than one yen rounded to the nearest whole number) as of the Allocation Date of the rights to subscribe for new shares.

In addition, the party receiving allocation shall set off remuneration claims it holds against the Bank with its obligation to pay the paid-in amount for rights to subscribe for new shares, in lieu of payment of such paid-in amount.

5.	Exercisable period of the rights to subscribe for new shares

From July 21, 2018 to July 20, 2048

6.	Matters concerning increasing capital stock or capital reserves in the event shares are issued due to the exercise of rights to subscribe for new shares
(1)	The amount of capital increase when shares are issued upon exercise of the rights to subscribe for new shares will be half the upper limit for a capital increase calculated in accordance with Article 17(1) of the Regulations on Corporate Accounting, rounded up to the nearest yen.
(2)	The increase in capital reserve when shares are issued upon exercise of the rights to subscribe for new shares will be the upper limit for a capital increase described in (1) above less the capital increase stipulated in (1) above.
7.	Restrictions on transferring rights to subscribe for new shares

A resolution of the Board of Directors of the Bank is required for the acquisition of rights to subscribe for new shares by transfer.

8.	Call provision of the rights to subscribe for new shares

If a proposal set forth in (1), (2), (3), (4), or (5) below is approved by the Bank’s general meeting of shareholders (or decided by resolution of the Bank’s Board of Directors if a resolution of the general meeting of shareholders is not required), the Bank may acquire rights to subscribe for new shares without contribution on a date separately determined by the Bank’s Board of Directors.

(1)	Proposal to approve a merger agreement under which the Bank is the non-surviving company.
(2)	Proposal to approve a split agreement or split plan under which the Bank is the split company.
(3)	Proposal to approve a share exchange agreement or share transfer plan under which the Bank becomes a wholly owned subsidiary.
(4)	Proposal for approval of amendment of the Articles of Incorporation which stipulates that the approval of the Bank is required for the acquisition of shares by transfer as the content of all shares issued by the Bank; or
(5)	Proposal for approval of amendment of the Articles of Incorporation which provides that approval of the Bank is required for the acquisition by transfer of the class of shares underlying the rights to subscribe for new shares as the content of that class of shares, or that the Bank will acquire all of the shares of this type by a resolution of a general meeting of shareholders.
9.	Policy for determining the details of the delivery of rights to subscribe for new shares of the restructured company in a restructuring

If the Bank undergoes a merger (limited only to situations where the Bank dissolves through merger), absorption-type company split or incorporation-type company split (in both cases limited only to situations where the Bank becomes a demerged company), or share exchange or share transfer (in both cases limited only to situations where the Bank becomes a wholly owned subsidiary) (the above acts hereinafter collectively referred to as “Restructuring”), rights to subscribe for new shares to the corporation listed in the Companies Act, Article 236, Paragraph 1, Item (viii), (a) through (e) (hereinafter, “Restructured Company”) shall be delivered to each Holder of Rights to Subscribe for New Shares who holds rights to subscribe for new shares remaining (hereinafter, the “Remaining Rights to Subscribe for New Shares”) immediately prior to the effective date (for an absorption-type merger, the date the absorption-type merger takes effect; for a consolidation-type merger, the date a corporation under consolidation merger is established; for an absorption-type company split, the date the absorption-type company split takes effect; for an incorporation-type company split, the date a corporation under incorporation-type company split is established; for share exchange, the date the share is exchange takes effect; and for share transfer, the date a wholly owning parent company under share transfer is established; the same shall apply hereunder) of the Restructuring in each of the situations. However, this shall apply only when the delivery of rights to subscribe for new shares in the Restructured Company is provided for in the absorption-type merger agreement, consolidation-type merger agreement, absorption-type split agreement, incorporation-type split agreement, share exchange agreement, or share transfer plan in accordance with each of the following items.

(1)	The number of rights to subscribe for new shares of the Restructured Company to be granted

The same number as the number of the Remaining Rights to Subscribe for New Shares held by the Holder of Rights to Subscribe for New Shares shall be delivered to each Holder of Rights to Subscribe for New Shares.

(2)	Class of shares in the Restructured Company underlying the rights to subscribe for new shares

Common shares in the Restructured Company

(3)	Number of shares underlying the rights to subscribe for new shares of the Restructured Company

To be determined in accordance with 2. above and in consideration of the conditions for the Restructuring.

(4)	Value of assets contributed upon exercise of rights to subscribe for new shares

The value of the assets to be contributed when exercising rights to subscribe for new shares will be the amount calculated by multiplying the exercise price after restructuring specified below by the number of Restructured Company shares underlying the rights to subscribe for new shares as determined according to item (3) above. The exercise price after restructuring will be one yen for each share of the Restructured Company that may be received as a result of the exercise of the issued rights to subscribe for new shares.

(5)	Exercisable period of the rights to subscribe for new shares

The period from the later of the commencement date of the rights to subscribe for new shares exercisable period set forth in 5. above or the date Restructuring takes effect until the last day of the above rights to subscribe for new shares exercisable period set forth in 5. above

(6)	Matters concerning increasing capital stock or capital reserves in the event shares are issued due to the exercise of rights to subscribe for new shares

To be determined in accordance with 6. above.

(7)	Restrictions on transferring rights to subscribe for new shares

A resolution of the Restructured Company’s Board of Directors is required for the acquisition of rights to subscribe for new shares by assignment.

(8)	Call provision of the rights to subscribe for new shares

To be determined in accordance with 8. above.

(9)	Other conditions for the exercise of rights to subscribe for new shares

To be determined in accordance with 11. below.

10.	Handling of fractional shares that occur when exercising rights to subscribe for new shares

In cases where the number of the shares to be issued to a Holder of Rights to Subscribe for New Shares that has exercised a right to subscribe for new shares includes a fractional share, it will be rounded down.

11.	Other conditions for the exercise of rights to subscribe for new shares
(1)	During the period set forth in 5. above, Holders of Rights to Subscribe for New Shares may exercise their rights to subscribe for new shares from the day after the day on which they lose their position as director (including a director who is a company auditor) of the Bank (the “Loss of Position Date”).
(2)	Notwithstanding (1) above, during the period set forth in 5. above, in the case set forth in (i) or (ii) below (however, with regard to (ii), except where provided in the merger agreement, share exchange agreement, or share transfer plan to the effect that rights to subscribe for new shares of the Restructured Company will be delivered to the Holder of Rights to Subscribe for New Shares in accordance with 9. above), Holders of Rights to Subscribe for New Shares may exercise their rights to subscribe for new shares only within the period respectively stipulated therein.
(i)	If a Holder of Rights to Subscribe for New Shares does not have a Loss of Position Date by July 20, 2047 From July 21, 2047 to July 20, 2048
(ii)	If a proposal for a merger agreement in which the Bank will be the non-surviving company, a share exchange agreement in which the Bank will be a wholly owned subsidiary, or a proposal for a share transfer agreement is approved by a general meeting of shareholders (or decided by resolution of the Board of Directors if a resolution of the general meeting of shareholders is not required)
A 15-day period from the day following the date of such approval.
(3)	(1) and (2)(i) above do not apply to persons who have succeeded to the rights to subscribe for new shares through inheritance.
(4)	In cases where Holders of Rights to Subscribe for New Shares waive their rights to subscribe for new shares, such rights to subscribe for new shares may not be exercised.
12.	Allocation Date for the rights to subscribe for new shares July 20, 2018

End of document.

Exhibit 2-(7)-2

Details of the Aichi Financial Group, Inc. Series 7 Rights to Subscribe for New Shares

1.	Name of rights to subscribe for new shares

Aichi Financial Group, Inc.           Series 7 Rights to Subscribe for New Shares

2.	Class and quantity of shares underlying the rights to subscribe for new shares

The class of shares underlying the rights to subscribe for new shares shall be common stock of the Company, and the number of shares underlying each right to subscribe for new shares (the “Number of Shares Granted”) shall be 333; provided, however, that if the Company carries out a share split (including allocation of shares of the Company’s common stock without contribution; hereinafter the same for mentions of share split) or share consolidation of its common stock on or after the date of the grant of the rights to subscribe for new shares (the “Allocation Date”), the Number of Shares Granted shall be adjusted in accordance with the following formula, and fractional shares occurring as a result of the adjustment will be rounded down.

Adjusted Number of Shares Granted = pre-adjustment Number of Shares Granted × share split (or share consolidation) ratio

The adjusted Number of Shares Granted shall be applied from the day following the record date of the share split (or, if a record date is not specified, from the effective date) in the case of a share split and from the effective date in the case of a share consolidation; provided, however, that if a share split is carried out on the condition that a proposal to reduce the amount of surplus and increase capital or reserve funds is approved at a general meeting of shareholders, and if the record date for the share split is a day on or before the date of the conclusion of such general meeting of shareholders, the adjusted Number of Shares Granted shall be retroactively applied to the day following the record date from the day following the date of the close of the general meeting of shareholders.

In addition, if, after the Allocation Date, the Company carries out a merger or company split, or if it is otherwise necessary to adjust the Number of Shares Granted in a similar manner to such cases, the Company may appropriately adjust the Number of Shares Granted to a reasonable extent.

When adjusting the Number of Shares Granted, by the day before the adjusted Number of Shares Granted is applied, the Company will notify or announce the necessary matters to the parties (the “Holders of Rights to Subscribe for New Shares”) who hold each of the rights to subscribe for new shares listed in the register of rights to subscribe for new shares; provided, however, that if notice or announcement cannot be made by the day before the date of application, notice or announcement shall be made promptly thereafter.

3.	Value of assets contributed upon exercise of rights to subscribe for new shares

The value of assets contributed upon the exercise of each right to subscribe for new shares shall be the exercise price of one yen per share that can be delivered by exercising each right to subscribe for new shares, multiplied by the Number of Shares Granted.

4.	Exercisable period of the rights to subscribe for new shares

From October 3, 2022 to July 20, 2048

5.	Matters concerning increasing capital stock or capital reserves in the event shares are issued due to the exercise of rights to subscribe for new shares
(1)	The amount of capital increase when shares are issued upon exercise of the rights to subscribe for new shares will be half the upper limit for a capital increase calculated in accordance with Article 17(1) of the Regulations on Corporate Accounting, rounded up to the nearest yen.
(2)	The increase in capital reserve when shares are issued upon exercise of the rights to subscribe for new shares will be the upper limit for a capital increase described in (1) above less the capital increase stipulated in (1) above.
6.	Restrictions on transferring rights to subscribe for new shares

A resolution of the Board of Directors of the Company is required for the acquisition of rights to subscribe for new shares by transfer.

7.	Call provision of the rights to subscribe for new shares

If a proposal set forth in (1), (2), (3), (4), or (5) below is approved by the Company’s general meeting of shareholders (or decided by resolution of the Company’s Board of Directors if a resolution of the general meeting of shareholders is not required), the Company may acquire rights to subscribe for new shares without contribution on a date separately determined by the Company’s Board of Directors.

(1)	Proposal to approve a merger agreement under which the Company is the non-surviving company.
(2)	Proposal to approve a split agreement or split plan under which the Company is the split company.
(3)	Proposal to approve a share exchange agreement or share transfer plan under which the Company becomes a wholly owned subsidiary.
(4)	Proposal for approval of amendment of the Articles of Incorporation which stipulates that the approval of the Company is required for the acquisition of shares by transfer as the content of all shares issued by the Company; or
(5)	Proposal for approval of amendment of the Articles of Incorporation which provides that approval of the Company is required for the acquisition by transfer of the class of shares underlying the rights to subscribe for new shares as the content of that class of shares, or that the Company will acquire all of the shares of this type by a resolution of a general meeting of shareholders.
8.	Policy for determining the details of the delivery of rights to subscribe for new shares of the restructured company in a restructuring

If the Company undergoes a merger (limited only to situations where the Company dissolves through merger), absorption-type company split or incorporation-type company split (in both cases limited only to situations where the Company becomes a demerged company), or share exchange or share transfer (in both cases limited only to situations where the Company becomes a wholly owned subsidiary) (the above acts hereinafter collectively referred to as “Restructuring”), rights to subscribe for new shares to the corporation listed in the Companies Act, Article 236, Paragraph 1, Item (viii), (a) through (e) (hereinafter, “Restructured Company”) shall be delivered to each Holder of Rights to Subscribe for New Shares who holds rights to subscribe for new shares remaining (hereinafter, the “Remaining Rights to Subscribe for New Shares”) immediately prior to the effective date (for an absorption-type merger, the date the absorption-type merger takes effect; for a consolidation-type merger, the date a corporation under consolidation merger is established; for an absorption-type company split, the date the absorption-type company split takes effect; for an incorporation-type company split, the date a corporation under incorporation-type company split is established; for share exchange, the date the share is exchange takes effect; and for share transfer, the date a wholly owning parent company under share transfer is established; the same shall apply hereunder) of the Restructuring in each of the situations. However, this shall apply only when the delivery of rights to subscribe for new shares in the Restructured Company is provided for in the absorption-type merger agreement, consolidation-type merger agreement, absorption-type split agreement, incorporation-type split agreement, share exchange agreement, or share transfer plan in accordance with each of the following items.

(1)	The number of rights to subscribe for new shares of the Restructured Company to be granted

The same number as the number of the Remaining Rights to Subscribe for New Shares held by the Holder of Rights to Subscribe for New Shares shall be delivered to each Holder of Rights to Subscribe for New Shares.

(2)	Class of shares in the Restructured Company underlying the rights to subscribe for new shares

Common shares in the Restructured Company

(3)	Number of shares underlying the rights to subscribe for new shares of the Restructured Company

To be determined in accordance with 2. above and in consideration of the conditions for the Restructuring.

(4)	Value of assets contributed upon exercise of rights to subscribe for new shares

The value of the assets to be contributed when exercising rights to subscribe for new shares will be the amount calculated by multiplying the exercise price after restructuring specified below by the number of Restructured Company shares underlying the rights to subscribe for new shares as determined according to item (3) above. The exercise price after restructuring will be one yen for each share of the Restructured Company that may be received as a result of the exercise of the issued rights to subscribe for new shares.

(5)	Exercisable period of the rights to subscribe for new shares

The period from the later of the commencement date of the rights to subscribe for new shares exercisable period set forth in 4. above or the date Restructuring takes effect until the last day of the above rights to subscribe for new shares exercisable period set forth in 4. above

(6)	Matters concerning increasing capital stock or capital reserves in the event shares are issued due to the exercise of rights to subscribe for new shares

To be determined in accordance with 5. above.

(7)	Restrictions on transferring rights to subscribe for new shares

A resolution of the Restructured Company’s Board of Directors is required for the acquisition of rights to subscribe for new shares by assignment.

(8)	Call provision of the rights to subscribe for new shares

To be determined in accordance with 7. above.

(9)	Other conditions for the exercise of rights to subscribe for new shares

To be determined in accordance with 10. below.

9.	Handling of fractional shares that occur when exercising rights to subscribe for new shares

In cases where the number of the shares to be issued to a Holder of Rights to Subscribe for New Shares that has exercised a right to subscribe for new shares includes a fractional share, it will be rounded down.

10.	Other conditions for the exercise of rights to subscribe for new shares
(1)	During the period set forth in 4. above, Holders of Rights to Subscribe for New Shares may exercise their rights to subscribe for new shares from the day after the day on which they lose their position as director (including a director who is a company auditor) of the Company, The Aichi Bank, Ltd., or The Chukyo Bank, Limited (the “Loss of Position Date”).
(2)	Notwithstanding (1) above, during the period set forth in 4. above, in the case set forth in (i) or (ii) below (however, with regard to (ii), except where provided in the merger agreement, share exchange agreement, or share transfer plan to the effect that rights to subscribe for new shares of the Restructured Company will be delivered to the Holder of Rights to Subscribe for New Shares in accordance with 8. above), Holders of Rights to Subscribe for New Shares may exercise their rights to subscribe for new shares only within the period respectively stipulated therein.
(i)	If a Holder of Rights to Subscribe for New Shares does not have a Loss of Position Date by July 20, 2047 From July 21, 2047 to July 20, 2048
(ii)	If a proposal for a merger agreement in which the Company will be the non-surviving company, a share exchange agreement in which the Company will be a wholly owned subsidiary, or a proposal for a share transfer agreement is approved by a general meeting of shareholders (or decided by resolution of the Board of Directors if a resolution of the general meeting of shareholders is not required)
A 15-day period from the day following the date of such approval.
(3)	(1) and (2)(i) above do not apply to persons who have succeeded to the rights to subscribe for new shares through inheritance.
(4)	In cases where Holders of Rights to Subscribe for New Shares waive their rights to subscribe for new shares, such rights to subscribe for new shares may not be exercised.
11.	Allocation Date for the rights to subscribe for new shares October 3, 2022

End of document.

Exhibit 2-(8)-1

Details of The Aichi Bank, Ltd. Series 8 Rights to Subscribe for New Shares

1.	Name of rights to subscribe for new shares

The Aichi Bank, Ltd.           Series 8 Rights to Subscribe for New Shares

2.	Class and quantity of shares underlying the rights to subscribe for new shares

The class of shares underlying the rights to subscribe for new shares shall be common stock of the Bank, and the number of shares underlying each right to subscribe for new shares (the “Number of Shares Granted”) shall be 100; provided, however, that if the Bank carries out a share split (including allocation of shares of the Bank’s common stock without contribution; hereinafter the same for mentions of share split) or share consolidation of its common stock on or after the date of the grant of the rights to subscribe for new shares (the “Allocation Date”), the Number of Shares Granted shall be adjusted in accordance with the following formula, and fractional shares occurring as a result of the adjustment will be rounded down.

Adjusted Number of Shares Granted = pre-adjustment Number of Shares Granted × share split (or share consolidation) ratio

The adjusted Number of Shares Granted shall be applied from the day following the record date of the share split (or, if a record date is not specified, from the effective date) in the case of a share split and from the effective date in the case of a share consolidation; provided, however, that if a share split is carried out on the condition that a proposal to reduce the amount of surplus and increase capital or reserve funds is approved at a general meeting of shareholders, and if the record date for the share split is a day on or before the date of the conclusion of such general meeting of shareholders, the adjusted Number of Shares Granted shall be retroactively applied to the day following the record date from the day following the date of the close of the general meeting of shareholders.

In addition, if, after the Allocation Date, the Bank carries out a merger or company split, or if it is otherwise necessary to adjust the Number of Shares Granted in a similar manner to such cases, the Bank may appropriately adjust the Number of Shares Granted to a reasonable extent.

When adjusting the Number of Shares Granted, by the day before the adjusted Number of Shares Granted is applied, the Bank will notify or announce the necessary matters to the parties (the “Holders of Rights to Subscribe for New Shares”) who hold each of the rights to subscribe for new shares listed in the register of rights to subscribe for new shares; provided, however, that if notice or announcement cannot be made by the day before the date of application, notice or announcement shall be made promptly thereafter.

3.	Value of assets contributed upon exercise of rights to subscribe for new shares

The value of assets contributed upon the exercise of each right to subscribe for new shares shall be the exercise price of one yen per share that can be delivered by exercising each right to subscribe for new shares, multiplied by the Number of Shares Granted.

4.	Method of calculating the amount to be paid in for rights to subscribe for new shares

The amount to be paid in for rights to subscribe for new shares will be the amount obtained by multiplying the Number of Shares Granted by the option price per share calculated using the Black-Scholes Model (with amounts less than one yen rounded to the nearest whole number) as of the Allocation Date of the rights to subscribe for new shares.

In addition, the party receiving allocation shall set off remuneration claims it holds against the Bank with its obligation to pay the paid-in amount for rights to subscribe for new shares, in lieu of payment of such paid-in amount.

5.	Exercisable period of the rights to subscribe for new shares

From July 20, 2019 to July 19, 2049

6.	Matters concerning increasing capital stock or capital reserves in the event shares are issued due to the exercise of rights to subscribe for new shares
(1)	The amount of capital increase when shares are issued upon exercise of the rights to subscribe for new shares will be half the upper limit for a capital increase calculated in accordance with Article 17(1) of the Regulations on Corporate Accounting, rounded up to the nearest yen.
(2)	The increase in capital reserve when shares are issued upon exercise of the rights to subscribe for new shares will be the upper limit for a capital increase described in (1) above less the capital increase stipulated in (1) above.
7.	Restrictions on transferring rights to subscribe for new shares

A resolution of the Board of Directors of the Bank is required for the acquisition of rights to subscribe for new shares by transfer.

8.	Call provision of the rights to subscribe for new shares

If a proposal set forth in (1), (2), (3), (4), or (5) below is approved by the Bank’s general meeting of shareholders (or decided by resolution of the Bank’s Board of Directors if a resolution of the general meeting of shareholders is not required), the Bank may acquire rights to subscribe for new shares without contribution on a date separately determined by the Bank’s Board of Directors.

(1)	Proposal to approve a merger agreement under which the Bank is the non-surviving company.
(2)	Proposal to approve a split agreement or split plan under which the Bank is the split company.
(3)	Proposal to approve a share exchange agreement or share transfer plan under which the Bank becomes a wholly owned subsidiary.
(4)	Proposal for approval of amendment of the Articles of Incorporation which stipulates that the approval of the Bank is required for the acquisition of shares by transfer as the content of all shares issued by the Bank; or
(5)	Proposal for approval of amendment of the Articles of Incorporation which provides that approval of the Bank is required for the acquisition by transfer of the class of shares underlying the rights to subscribe for new shares as the content of that class of shares, or that the Bank will acquire all of the shares of this type by a resolution of a general meeting of shareholders.
9.	Policy for determining the details of the delivery of rights to subscribe for new shares of the restructured company in a restructuring

If the Bank undergoes a merger (limited only to situations where the Bank dissolves through merger), absorption-type company split or incorporation-type company split (in both cases limited only to situations where the Bank becomes a demerged company), or share exchange or share transfer (in both cases limited only to situations where the Bank becomes a wholly owned subsidiary) (the above acts hereinafter collectively referred to as “Restructuring”), rights to subscribe for new shares to the corporation listed in the Companies Act, Article 236, Paragraph 1, Item (viii), (a) through (e) (hereinafter, “Restructured Company”) shall be delivered to each Holder of Rights to Subscribe for New Shares who holds rights to subscribe for new shares remaining (hereinafter, the “Remaining Rights to Subscribe for New Shares”) immediately prior to the effective date (for an absorption-type merger, the date the absorption-type merger takes effect; for a consolidation-type merger, the date a corporation under consolidation merger is established; for an absorption-type company split, the date the absorption-type company split takes effect; for an incorporation-type company split, the date a corporation under incorporation-type company split is established; for share exchange, the date the share is exchange takes effect; and for share transfer, the date a wholly owning parent company under share transfer is established; the same shall apply hereunder) of the Restructuring in each of the situations. However, this shall apply only when the delivery of rights to subscribe for new shares in the Restructured Company is provided for in the absorption-type merger agreement, consolidation-type merger agreement, absorption-type split agreement, incorporation-type split agreement, share exchange agreement, or share transfer plan in accordance with each of the following items.

(1)	The number of rights to subscribe for new shares of the Restructured Company to be granted

The same number as the number of the Remaining Rights to Subscribe for New Shares held by the Holder of Rights to Subscribe for New Shares shall be delivered to each Holder of Rights to Subscribe for New Shares.

(2)	Class of shares in the Restructured Company underlying the rights to subscribe for new shares

Common shares in the Restructured Company

(3)	Number of shares underlying the rights to subscribe for new shares of the Restructured Company

To be determined in accordance with 2. above and in consideration of the conditions for the Restructuring.

(4)	Value of assets contributed upon exercise of rights to subscribe for new shares

The value of the assets to be contributed when exercising rights to subscribe for new shares will be the amount calculated by multiplying the exercise price after restructuring specified below by the number of Restructured Company shares underlying the rights to subscribe for new shares as determined according to item (3) above. The exercise price after restructuring will be one yen for each share of the Restructured Company that may be received as a result of the exercise of the issued rights to subscribe for new shares.

(5)	Exercisable period of the rights to subscribe for new shares

The period from the later of the commencement date of the rights to subscribe for new shares exercisable period set forth in 5. above or the date Restructuring takes effect until the last day of the above rights to subscribe for new shares exercisable period set forth in 5. above

(6)	Matters concerning increasing capital stock or capital reserves in the event shares are issued due to the exercise of rights to subscribe for new shares

To be determined in accordance with 6. above.

(7)	Restrictions on transferring rights to subscribe for new shares

A resolution of the Restructured Company’s Board of Directors is required for the acquisition of rights to subscribe for new shares by assignment.

(8)	Call provision of the rights to subscribe for new shares

To be determined in accordance with 8. above.

(9)	Other conditions for the exercise of rights to subscribe for new shares

To be determined in accordance with 11. below.

10.	Handling of fractional shares that occur when exercising rights to subscribe for new shares

In cases where the number of the shares to be issued to a Holder of Rights to Subscribe for New Shares that has exercised a right to subscribe for new shares includes a fractional share, it will be rounded down.

11.	Other conditions for the exercise of rights to subscribe for new shares
(1)	During the period set forth in 5. above, Holders of Rights to Subscribe for New Shares may exercise their rights to subscribe for new shares from the day after the day on which they lose their position as director (including a director who is a company auditor) of the Bank (the “Loss of Position Date”).
(2)	Notwithstanding (1) above, during the period set forth in 5. above, in the case set forth in (i) or (ii) below (however, with regard to (ii), except where provided in the merger agreement, share exchange agreement, or share transfer plan to the effect that rights to subscribe for new shares of the Restructured Company will be delivered to the Holder of Rights to Subscribe for New Shares in accordance with 9. above), Holders of Rights to Subscribe for New Shares may exercise their rights to subscribe for new shares only within the period respectively stipulated therein.
(i)	If a Holder of Rights to Subscribe for New Shares does not have a Loss of Position Date by July 19, 2048 From July 20, 2048 to July 19, 2049
(ii)	If a proposal for a merger agreement in which the Bank will be the non-surviving company, a share exchange agreement in which the Bank will be a wholly owned subsidiary, or a proposal for a share transfer agreement is approved by a general meeting of shareholders (or decided by resolution of the Board of Directors if a resolution of the general meeting of shareholders is not required)
A 15-day period from the day following the date of such approval.
(3)	(1) and (2)(i) above do not apply to persons who have succeeded to the rights to subscribe for new shares through inheritance.
(4)	In cases where Holders of Rights to Subscribe for New Shares waive their rights to subscribe for new shares, such rights to subscribe for new shares may not be exercised.
12.	Allocation Date for the rights to subscribe for new shares July 19, 2019

End of document.

Exhibit 2-(8)-2

Details of the Aichi Financial Group, Inc. Series 8 Rights to Subscribe for New Shares

1.	Name of rights to subscribe for new shares

Aichi Financial Group, Inc.           Series 8 Rights to Subscribe for New Shares

2.	Class and quantity of shares underlying the rights to subscribe for new shares

The class of shares underlying the rights to subscribe for new shares shall be common stock of the Company, and the number of shares underlying each right to subscribe for new shares (the “Number of Shares Granted”) shall be 333; provided, however, that if the Company carries out a share split (including allocation of shares of the Company’s common stock without contribution; hereinafter the same for mentions of share split) or share consolidation of its common stock on or after the date of the grant of the rights to subscribe for new shares (the “Allocation Date”), the Number of Shares Granted shall be adjusted in accordance with the following formula, and fractional shares occurring as a result of the adjustment will be rounded down.

Adjusted Number of Shares Granted = pre-adjustment Number of Shares Granted × share split (or share consolidation) ratio

The adjusted Number of Shares Granted shall be applied from the day following the record date of the share split (or, if a record date is not specified, from the effective date) in the case of a share split and from the effective date in the case of a share consolidation; provided, however, that if a share split is carried out on the condition that a proposal to reduce the amount of surplus and increase capital or reserve funds is approved at a general meeting of shareholders, and if the record date for the share split is a day on or before the date of the conclusion of such general meeting of shareholders, the adjusted Number of Shares Granted shall be retroactively applied to the day following the record date from the day following the date of the close of the general meeting of shareholders.

In addition, if, after the Allocation Date, the Company carries out a merger or company split, or if it is otherwise necessary to adjust the Number of Shares Granted in a similar manner to such cases, the Company may appropriately adjust the Number of Shares Granted to a reasonable extent.

When adjusting the Number of Shares Granted, by the day before the adjusted Number of Shares Granted is applied, the Company will notify or announce the necessary matters to the parties (the “Holders of Rights to Subscribe for New Shares”) who hold each of the rights to subscribe for new shares listed in the register of rights to subscribe for new shares; provided, however, that if notice or announcement cannot be made by the day before the date of application, notice or announcement shall be made promptly thereafter.

3.	Value of assets contributed upon exercise of rights to subscribe for new shares

The value of assets contributed upon the exercise of each right to subscribe for new shares shall be the exercise price of one yen per share that can be delivered by exercising each right to subscribe for new shares, multiplied by the Number of Shares Granted.

4.	Exercisable period of the rights to subscribe for new shares

From October 3, 2022 to July 19, 2049

5.	Matters concerning increasing capital stock or capital reserves in the event shares are issued due to the exercise of rights to subscribe for new shares
(1)	The amount of capital increase when shares are issued upon exercise of the rights to subscribe for new shares will be half the upper limit for a capital increase calculated in accordance with Article 17(1) of the Regulations on Corporate Accounting, rounded up to the nearest yen.
(2)	The increase in capital reserve when shares are issued upon exercise of the rights to subscribe for new shares will be the upper limit for a capital increase described in (1) above less the capital increase stipulated in (1) above.
6.	Restrictions on transferring rights to subscribe for new shares

A resolution of the Board of Directors of the Company is required for the acquisition of rights to subscribe for new shares by transfer.

7.	Call provision of the rights to subscribe for new shares

If a proposal set forth in (1), (2), (3), (4), or (5) below is approved by the Company’s general meeting of shareholders (or decided by resolution of the Company’s Board of Directors if a resolution of the general meeting of shareholders is not required), the Company may acquire rights to subscribe for new shares without contribution on a date separately determined by the Company’s Board of Directors.

(1)	Proposal to approve a merger agreement under which the Company is the non-surviving company.
(2)	Proposal to approve a split agreement or split plan under which the Company is the split company.
(3)	Proposal to approve a share exchange agreement or share transfer plan under which the Company becomes a wholly owned subsidiary.
(4)	Proposal for approval of amendment of the Articles of Incorporation which stipulates that the approval of the Company is required for the acquisition of shares by transfer as the content of all shares issued by the Company; or
(5)	Proposal for approval of amendment of the Articles of Incorporation which provides that approval of the Company is required for the acquisition by transfer of the class of shares underlying the rights to subscribe for new shares as the content of that class of shares, or that the Company will acquire all of the shares of this type by a resolution of a general meeting of shareholders.
8.	Policy for determining the details of the delivery of rights to subscribe for new shares of the restructured company in a restructuring

If the Company undergoes a merger (limited only to situations where the Company dissolves through merger), absorption-type company split or incorporation-type company split (in both cases limited only to situations where the Company becomes a demerged company), or share exchange or share transfer (in both cases limited only to situations where the Company becomes a wholly owned subsidiary) (the above acts hereinafter collectively referred to as “Restructuring”), rights to subscribe for new shares to the corporation listed in the Companies Act, Article 236, Paragraph 1, Item (viii), (a) through (e) (hereinafter, “Restructured Company”) shall be delivered to each Holder of Rights to Subscribe for New Shares who holds rights to subscribe for new shares remaining (hereinafter, the “Remaining Rights to Subscribe for New Shares”) immediately prior to the effective date (for an absorption-type merger, the date the absorption-type merger takes effect; for a consolidation-type merger, the date a corporation under consolidation merger is established; for an absorption-type company split, the date the absorption-type company split takes effect; for an incorporation-type company split, the date a corporation under incorporation-type company split is established; for share exchange, the date the share is exchange takes effect; and for share transfer, the date a wholly owning parent company under share transfer is established; the same shall apply hereunder) of the Restructuring in each of the situations. However, this shall apply only when the delivery of rights to subscribe for new shares in the Restructured Company is provided for in the absorption-type merger agreement, consolidation-type merger agreement, absorption-type split agreement, incorporation-type split agreement, share exchange agreement, or share transfer plan in accordance with each of the following items.

(1)	The number of rights to subscribe for new shares of the Restructured Company to be granted

The same number as the number of the Remaining Rights to Subscribe for New Shares held by the Holder of Rights to Subscribe for New Shares shall be delivered to each Holder of Rights to Subscribe for New Shares.

(2)	Class of shares in the Restructured Company underlying the rights to subscribe for new shares

Common shares in the Restructured Company

(3)	Number of shares underlying the rights to subscribe for new shares of the Restructured Company

To be determined in accordance with 2. above and in consideration of the conditions for the Restructuring.

(4)	Value of assets contributed upon exercise of rights to subscribe for new shares

The value of the assets to be contributed when exercising rights to subscribe for new shares will be the amount calculated by multiplying the exercise price after restructuring specified below by the number of Restructured Company shares underlying the rights to subscribe for new shares as determined according to item (3) above. The exercise price after restructuring will be one yen for each share of the Restructured Company that may be received as a result of the exercise of the issued rights to subscribe for new shares.

(5)	Exercisable period of the rights to subscribe for new shares

The period from the later of the commencement date of the rights to subscribe for new shares exercisable period set forth in 4. above or the date Restructuring takes effect until the last day of the above rights to subscribe for new shares exercisable period set forth in 4. above

(6)	Matters concerning increasing capital stock or capital reserves in the event shares are issued due to the exercise of rights to subscribe for new shares

To be determined in accordance with 5. above.

(7)	Restrictions on transferring rights to subscribe for new shares

A resolution of the Restructured Company’s Board of Directors is required for the acquisition of rights to subscribe for new shares by assignment.

(8)	Call provision of the rights to subscribe for new shares

To be determined in accordance with 7. above.

(9)	Other conditions for the exercise of rights to subscribe for new shares

To be determined in accordance with 10. below.

9.	Handling of fractional shares that occur when exercising rights to subscribe for new shares

In cases where the number of the shares to be issued to a Holder of Rights to Subscribe for New Shares that has exercised a right to subscribe for new shares includes a fractional share, it will be rounded down.

10.	Other conditions for the exercise of rights to subscribe for new shares
(1)	During the period set forth in 4. above, Holders of Rights to Subscribe for New Shares may exercise their rights to subscribe for new shares from the day after the day on which they lose their position as director (including a director who is a company auditor) of the Company, The Aichi Bank, Ltd., or The Chukyo Bank, Limited (the “Loss of Position Date”).
(2)	Notwithstanding (1) above, during the period set forth in 4. above, in the case set forth in (i) or (ii) below (however, with regard to (ii), except where provided in the merger agreement, share exchange agreement, or share transfer plan to the effect that rights to subscribe for new shares of the Restructured Company will be delivered to the Holder of Rights to Subscribe for New Shares in accordance with 8. above), Holders of Rights to Subscribe for New Shares may exercise their rights to subscribe for new shares only within the period respectively stipulated therein.
(i)	If a Holder of Rights to Subscribe for New Shares does not have a Loss of Position Date by July 19, 2048 From July 20, 2048 to July 19, 2049
(ii)	If a proposal for a merger agreement in which the Company will be the non-surviving company, a share exchange agreement in which the Company will be a wholly owned subsidiary, or a proposal for a share transfer agreement is approved by a general meeting of shareholders (or decided by resolution of the Board of Directors if a resolution of the general meeting of shareholders is not required)
A 15-day period from the day following the date of such approval.
(3)	(1) and (2)(i) above do not apply to persons who have succeeded to the rights to subscribe for new shares through inheritance.
(4)	In cases where Holders of Rights to Subscribe for New Shares waive their rights to subscribe for new shares, such rights to subscribe for new shares may not be exercised.
11.	Allocation Date for the rights to subscribe for new shares October 3, 2022

End of document.

Exhibit 2-(9)-1

Details of The Aichi Bank, Ltd. Series 9 Rights to Subscribe for New Shares

1.	Name of rights to subscribe for new shares

The Aichi Bank, Ltd.           Series 9 Rights to Subscribe for New Shares

2.	Class and quantity of shares underlying the rights to subscribe for new shares

The class of shares underlying the rights to subscribe for new shares shall be common stock of the Bank, and the number of shares underlying each right to subscribe for new shares (the “Number of Shares Granted”) shall be 100; provided, however, that if the Bank carries out a share split (including allocation of shares of the Bank’s common stock without contribution; hereinafter the same for mentions of share split) or share consolidation of its common stock on or after the date of the grant of the rights to subscribe for new shares (the “Allocation Date”), the Number of Shares Granted shall be adjusted in accordance with the following formula, and fractional shares occurring as a result of the adjustment will be rounded down.

Adjusted Number of Shares Granted = pre-adjustment Number of Shares Granted × share split (or share consolidation) ratio

The adjusted Number of Shares Granted shall be applied from the day following the record date of the share split (or, if a record date is not specified, from the effective date) in the case of a share split and from the effective date in the case of a share consolidation; provided, however, that if a share split is carried out on the condition that a proposal to reduce the amount of surplus and increase capital or reserve funds is approved at a general meeting of shareholders, and if the record date for the share split is a day on or before the date of the conclusion of such general meeting of shareholders, the adjusted Number of Shares Granted shall be retroactively applied to the day following the record date from the day following the date of the close of the general meeting of shareholders.

In addition, if, after the Allocation Date, the Bank carries out a merger or company split, or if it is otherwise necessary to adjust the Number of Shares Granted in a similar manner to such cases, the Bank may appropriately adjust the Number of Shares Granted to a reasonable extent.

When adjusting the Number of Shares Granted, by the day before the adjusted Number of Shares Granted is applied, the Bank will notify or announce the necessary matters to the parties (the “Holders of Rights to Subscribe for New Shares”) who hold each of the rights to subscribe for new shares listed in the register of rights to subscribe for new shares; provided, however, that if notice or announcement cannot be made by the day before the date of application, notice or announcement shall be made promptly thereafter.

3.	Value of assets contributed upon exercise of rights to subscribe for new shares

The value of assets contributed upon the exercise of each right to subscribe for new shares shall be the exercise price of one yen per share that can be delivered by exercising each right to subscribe for new shares, multiplied by the Number of Shares Granted.

4.	Method of calculating the amount to be paid in for rights to subscribe for new shares

The amount to be paid in for rights to subscribe for new shares will be the amount obtained by multiplying the Number of Shares Granted by the option price per share calculated using the Black-Scholes Model (with amounts less than one yen rounded to the nearest whole number) as of the Allocation Date of the rights to subscribe for new shares.

In addition, the party receiving allocation shall set off remuneration claims it holds against the Bank with its obligation to pay the paid-in amount for rights to subscribe for new shares, in lieu of payment of such paid-in amount.

5.	Exercisable period of the rights to subscribe for new shares

From July 23, 2020 to July 22, 2050

6.	Matters concerning increasing capital stock or capital reserves in the event shares are issued due to the exercise of rights to subscribe for new shares
(1)	The amount of capital increase when shares are issued upon exercise of the rights to subscribe for new shares will be half the upper limit for a capital increase calculated in accordance with Article 17(1) of the Regulations on Corporate Accounting, rounded up to the nearest yen.
(2)	The increase in capital reserve when shares are issued upon exercise of the rights to subscribe for new shares will be the upper limit for a capital increase described in (1) above less the capital increase stipulated in (1) above.
7.	Restrictions on transferring rights to subscribe for new shares

A resolution of the Board of Directors of the Bank is required for the acquisition of rights to subscribe for new shares by transfer.

8.	Call provision of the rights to subscribe for new shares

If a proposal set forth in (1), (2), (3), (4), or (5) below is approved by the Bank’s general meeting of shareholders (or decided by resolution of the Bank’s Board of Directors if a resolution of the general meeting of shareholders is not required), the Bank may acquire rights to subscribe for new shares without contribution on a date separately determined by the Bank’s Board of Directors.

(1)	Proposal to approve a merger agreement under which the Bank is the non-surviving company.
(2)	Proposal to approve a split agreement or split plan under which the Bank is the split company.
(3)	Proposal to approve a share exchange agreement or share transfer plan under which the Bank becomes a wholly owned subsidiary.
(4)	Proposal for approval of amendment of the Articles of Incorporation which stipulates that the approval of the Bank is required for the acquisition of shares by transfer as the content of all shares issued by the Bank; or
(5)	Proposal for approval of amendment of the Articles of Incorporation which provides that approval of the Bank is required for the acquisition by transfer of the class of shares underlying the rights to subscribe for new shares as the content of that class of shares, or that the Bank will acquire all of the shares of this type by a resolution of a general meeting of shareholders.
9.	Policy for determining the details of the delivery of rights to subscribe for new shares of the restructured company in a restructuring

If the Bank undergoes a merger (limited only to situations where the Bank dissolves through merger), absorption-type company split or incorporation-type company split (in both cases limited only to situations where the Bank becomes a demerged company), or share exchange or share transfer (in both cases limited only to situations where the Bank becomes a wholly owned subsidiary) (the above acts hereinafter collectively referred to as “Restructuring”), rights to subscribe for new shares to the corporation listed in the Companies Act, Article 236, Paragraph 1, Item (viii), (a) through (e) (hereinafter, “Restructured Company”) shall be delivered to each Holder of Rights to Subscribe for New Shares who holds rights to subscribe for new shares remaining (hereinafter, the “Remaining Rights to Subscribe for New Shares”) immediately prior to the effective date (for an absorption-type merger, the date the absorption-type merger takes effect; for a consolidation-type merger, the date a corporation under consolidation merger is established; for an absorption-type company split, the date the absorption-type company split takes effect; for an incorporation-type company split, the date a corporation under incorporation-type company split is established; for share exchange, the date the share is exchange takes effect; and for share transfer, the date a wholly owning parent company under share transfer is established; the same shall apply hereunder) of the Restructuring in each of the situations. However, this shall apply only when the delivery of rights to subscribe for new shares in the Restructured Company is provided for in the absorption-type merger agreement, consolidation-type merger agreement, absorption-type split agreement, incorporation-type split agreement, share exchange agreement, or share transfer plan in accordance with each of the following items.

(1)	The number of rights to subscribe for new shares of the Restructured Company to be granted

The same number as the number of the Remaining Rights to Subscribe for New Shares held by the Holder of Rights to Subscribe for New Shares shall be delivered to each Holder of Rights to Subscribe for New Shares.

(2)	Class of shares in the Restructured Company underlying the rights to subscribe for new shares

Common shares in the Restructured Company

(3)	Number of shares underlying the rights to subscribe for new shares of the Restructured Company

To be determined in accordance with 2. above and in consideration of the conditions for the Restructuring.

(4)	Value of assets contributed upon exercise of rights to subscribe for new shares

The value of the assets to be contributed when exercising rights to subscribe for new shares will be the amount calculated by multiplying the exercise price after restructuring specified below by the number of Restructured Company shares underlying the rights to subscribe for new shares as determined according to item (3) above. The exercise price after restructuring will be one yen for each share of the Restructured Company that may be received as a result of the exercise of the issued rights to subscribe for new shares.

(5)	Exercisable period of the rights to subscribe for new shares

The period from the later of the commencement date of the rights to subscribe for new shares exercisable period set forth in 5. above or the date Restructuring takes effect until the last day of the above rights to subscribe for new shares exercisable period set forth in 5. above

(6)	Matters concerning increasing capital stock or capital reserves in the event shares are issued due to the exercise of rights to subscribe for new shares

To be determined in accordance with 6. above.

(7)	Restrictions on transferring rights to subscribe for new shares

A resolution of the Restructured Company’s Board of Directors is required for the acquisition of rights to subscribe for new shares by assignment.

(8)	Call provision of the rights to subscribe for new shares

To be determined in accordance with 8. above.

(9)	Other conditions for the exercise of rights to subscribe for new shares

To be determined in accordance with 11. below.

10.	Handling of fractional shares that occur when exercising rights to subscribe for new shares

In cases where the number of the shares to be issued to a Holder of Rights to Subscribe for New Shares that has exercised a right to subscribe for new shares includes a fractional share, it will be rounded down.

11.	Other conditions for the exercise of rights to subscribe for new shares
(1)	During the period set forth in 5. above, Holders of Rights to Subscribe for New Shares may exercise their rights to subscribe for new shares from the day after the day on which they lose their position as director (including a director who is a company auditor) of the Bank (the “Loss of Position Date”).
(2)	Notwithstanding (1) above, during the period set forth in 5. above, in the case set forth in (i) or (ii) below (however, with regard to (ii), except where provided in the merger agreement, share exchange agreement, or share transfer plan to the effect that rights to subscribe for new shares of the Restructured Company will be delivered to the Holder of Rights to Subscribe for New Shares in accordance with 9. above), Holders of Rights to Subscribe for New Shares may exercise their rights to subscribe for new shares only within the period respectively stipulated therein.
(i)	If a Holder of Rights to Subscribe for New Shares does not have a Loss of Position Date by July 22, 2049 From July 23, 2049 to July 22, 2050
(ii)	If a proposal for a merger agreement in which the Bank will be the non-surviving company, a share exchange agreement in which the Bank will be a wholly owned subsidiary, or a proposal for a share transfer agreement is approved by a general meeting of shareholders (or decided by resolution of the Board of Directors if a resolution of the general meeting of shareholders is not required)
A 15-day period from the day following the date of such approval.
(3)	(1) and (2)(i) above do not apply to persons who have succeeded to the rights to subscribe for new shares through inheritance.
(4)	In cases where Holders of Rights to Subscribe for New Shares waive their rights to subscribe for new shares, such rights to subscribe for new shares may not be exercised.
12.	Allocation Date for the rights to subscribe for new shares July 22, 2020

End of document.

Exhibit 2-(9)-2

Details of the Aichi Financial Group, Inc. Series 9 Rights to Subscribe for New Shares

1.	Name of rights to subscribe for new shares

Aichi Financial Group, Inc.           Series 9 Rights to Subscribe for New Shares

2.	Class and quantity of shares underlying the rights to subscribe for new shares

The class of shares underlying the rights to subscribe for new shares shall be common stock of the Company, and the number of shares underlying each right to subscribe for new shares (the “Number of Shares Granted”) shall be 333; provided, however, that if the Company carries out a share split (including allocation of shares of the Company’s common stock without contribution; hereinafter the same for mentions of share split) or share consolidation of its common stock on or after the date of the grant of the rights to subscribe for new shares (the “Allocation Date”), the Number of Shares Granted shall be adjusted in accordance with the following formula, and fractional shares occurring as a result of the adjustment will be rounded down.

Adjusted Number of Shares Granted = pre-adjustment Number of Shares Granted × share split (or share consolidation) ratio

The adjusted Number of Shares Granted shall be applied from the day following the record date of the share split (or, if a record date is not specified, from the effective date) in the case of a share split and from the effective date in the case of a share consolidation; provided, however, that if a share split is carried out on the condition that a proposal to reduce the amount of surplus and increase capital or reserve funds is approved at a general meeting of shareholders, and if the record date for the share split is a day on or before the date of the conclusion of such general meeting of shareholders, the adjusted Number of Shares Granted shall be retroactively applied to the day following the record date from the day following the date of the close of the general meeting of shareholders.

In addition, if, after the Allocation Date, the Company carries out a merger or company split, or if it is otherwise necessary to adjust the Number of Shares Granted in a similar manner to such cases, the Company may appropriately adjust the Number of Shares Granted to a reasonable extent.

When adjusting the Number of Shares Granted, by the day before the adjusted Number of Shares Granted is applied, the Company will notify or announce the necessary matters to the parties (the “Holders of Rights to Subscribe for New Shares”) who hold each of the rights to subscribe for new shares listed in the register of rights to subscribe for new shares; provided, however, that if notice or announcement cannot be made by the day before the date of application, notice or announcement shall be made promptly thereafter.

3.	Value of assets contributed upon exercise of rights to subscribe for new shares

The value of assets contributed upon the exercise of each right to subscribe for new shares shall be the exercise price of one yen per share that can be delivered by exercising each right to subscribe for new shares, multiplied by the Number of Shares Granted.

4.	Exercisable period of the rights to subscribe for new shares

From October 3, 2022 to July 22, 2050

5.	Matters concerning increasing capital stock or capital reserves in the event shares are issued due to the exercise of rights to subscribe for new shares
(1)	The amount of capital increase when shares are issued upon exercise of the rights to subscribe for new shares will be half the upper limit for a capital increase calculated in accordance with Article 17(1) of the Regulations on Corporate Accounting, rounded up to the nearest yen.
(2)	The increase in capital reserve when shares are issued upon exercise of the rights to subscribe for new shares will be the upper limit for a capital increase described in (1) above less the capital increase stipulated in (1) above.
6.	Restrictions on transferring rights to subscribe for new shares

A resolution of the Board of Directors of the Company is required for the acquisition of rights to subscribe for new shares by transfer.

7.	Call provision of the rights to subscribe for new shares

If a proposal set forth in (1), (2), (3), (4), or (5) below is approved by the Company’s general meeting of shareholders (or decided by resolution of the Company’s Board of Directors if a resolution of the general meeting of shareholders is not required), the Company may acquire rights to subscribe for new shares without contribution on a date separately determined by the Company’s Board of Directors.

(1)	Proposal to approve a merger agreement under which the Company is the non-surviving company.
(2)	Proposal to approve a split agreement or split plan under which the Company is the split company.
(3)	Proposal to approve a share exchange agreement or share transfer plan under which the Company becomes a wholly owned subsidiary.
(4)	Proposal for approval of amendment of the Articles of Incorporation which stipulates that the approval of the Company is required for the acquisition of shares by transfer as the content of all shares issued by the Company; or
(5)	Proposal for approval of amendment of the Articles of Incorporation which provides that approval of the Company is required for the acquisition by transfer of the class of shares underlying the rights to subscribe for new shares as the content of that class of shares, or that the Company will acquire all of the shares of this type by a resolution of a general meeting of shareholders.
8.	Policy for determining the details of the delivery of rights to subscribe for new shares of the restructured company in a restructuring

If the Company undergoes a merger (limited only to situations where the Company dissolves through merger), absorption-type company split or incorporation-type company split (in both cases limited only to situations where the Company becomes a demerged company), or share exchange or share transfer (in both cases limited only to situations where the Company becomes a wholly owned subsidiary) (the above acts hereinafter collectively referred to as “Restructuring”), rights to subscribe for new shares to the corporation listed in the Companies Act, Article 236, Paragraph 1, Item (viii), (a) through (e) (hereinafter, “Restructured Company”) shall be delivered to each Holder of Rights to Subscribe for New Shares who holds rights to subscribe for new shares remaining (hereinafter, the “Remaining Rights to Subscribe for New Shares”) immediately prior to the effective date (for an absorption-type merger, the date the absorption-type merger takes effect; for a consolidation-type merger, the date a corporation under consolidation merger is established; for an absorption-type company split, the date the absorption-type company split takes effect; for an incorporation-type company split, the date a corporation under incorporation-type company split is established; for share exchange, the date the share is exchange takes effect; and for share transfer, the date a wholly owning parent company under share transfer is established; the same shall apply hereunder) of the Restructuring in each of the situations. However, this shall apply only when the delivery of rights to subscribe for new shares in the Restructured Company is provided for in the absorption-type merger agreement, consolidation-type merger agreement, absorption-type split agreement, incorporation-type split agreement, share exchange agreement, or share transfer plan in accordance with each of the following items.

(1)	The number of rights to subscribe for new shares of the Restructured Company to be granted

The same number as the number of the Remaining Rights to Subscribe for New Shares held by the Holder of Rights to Subscribe for New Shares shall be delivered to each Holder of Rights to Subscribe for New Shares.

(2)	Class of shares in the Restructured Company underlying the rights to subscribe for new shares

Common shares in the Restructured Company

(3)	Number of shares underlying the rights to subscribe for new shares of the Restructured Company

To be determined in accordance with 2. above and in consideration of the conditions for the Restructuring.

(4)	Value of assets contributed upon exercise of rights to subscribe for new shares

The value of the assets to be contributed when exercising rights to subscribe for new shares will be the amount calculated by multiplying the exercise price after restructuring specified below by the number of Restructured Company shares underlying the rights to subscribe for new shares as determined according to item (3) above. The exercise price after restructuring will be one yen for each share of the Restructured Company that may be received as a result of the exercise of the issued rights to subscribe for new shares.

(5)	Exercisable period of the rights to subscribe for new shares

The period from the later of the commencement date of the rights to subscribe for new shares exercisable period set forth in 4. above or the date Restructuring takes effect until the last day of the above rights to subscribe for new shares exercisable period set forth in 4. above

(6)	Matters concerning increasing capital stock or capital reserves in the event shares are issued due to the exercise of rights to subscribe for new shares

To be determined in accordance with 5. above.

(7)	Restrictions on transferring rights to subscribe for new shares

A resolution of the Restructured Company’s Board of Directors is required for the acquisition of rights to subscribe for new shares by assignment.

(8)	Call provision of the rights to subscribe for new shares

To be determined in accordance with 7. above.

(9)	Other conditions for the exercise of rights to subscribe for new shares

To be determined in accordance with 10. below.

9.	Handling of fractional shares that occur when exercising rights to subscribe for new shares

In cases where the number of the shares to be issued to a Holder of Rights to Subscribe for New Shares that has exercised a right to subscribe for new shares includes a fractional share, it will be rounded down.

10.	Other conditions for the exercise of rights to subscribe for new shares
(1)	During the period set forth in 4. above, Holders of Rights to Subscribe for New Shares may exercise their rights to subscribe for new shares from the day after the day on which they lose their position as director (including a director who is a company auditor) of the Company, The Aichi Bank, Ltd., or The Chukyo Bank, Limited (the “Loss of Position Date”).
(2)	Notwithstanding (1) above, during the period set forth in 4. above, in the case set forth in (i) or (ii) below (however, with regard to (ii), except where provided in the merger agreement, share exchange agreement, or share transfer plan to the effect that rights to subscribe for new shares of the Restructured Company will be delivered to the Holder of Rights to Subscribe for New Shares in accordance with 8. above), Holders of Rights to Subscribe for New Shares may exercise their rights to subscribe for new shares only within the period respectively stipulated therein.
(i)	If a Holder of Rights to Subscribe for New Shares does not have a Loss of Position Date by July 22, 2049 From July 23, 2049 to July 22, 2050
(ii)	If a proposal for a merger agreement in which the Company will be the non-surviving company, a share exchange agreement in which the Company will be a wholly owned subsidiary, or a proposal for a share transfer agreement is approved by a general meeting of shareholders (or decided by resolution of the Board of Directors if a resolution of the general meeting of shareholders is not required)
A 15-day period from the day following the date of such approval.
(3)	(1) and (2)(i) above do not apply to persons who have succeeded to the rights to subscribe for new shares through inheritance.
(4)	In cases where Holders of Rights to Subscribe for New Shares waive their rights to subscribe for new shares, such rights to subscribe for new shares may not be exercised.
11.	Allocation Date for the rights to subscribe for new shares October 3, 2022

End of document.

Exhibit 2-(10)-1

Details of The Aichi Bank, Ltd. Series 10 Rights to Subscribe for New Shares

1.	Name of rights to subscribe for new shares

The Aichi Bank, Ltd.           Series 10 Rights to Subscribe for New Shares

2.	Class and quantity of shares underlying the rights to subscribe for new shares

The class of shares underlying the rights to subscribe for new shares shall be common stock of the Bank, and the number of shares underlying each right to subscribe for new shares (the “Number of Shares Granted”) shall be 100; provided, however, that if the Bank carries out a share split (including allocation of shares of the Bank’s common stock without contribution; hereinafter the same for mentions of share split) or share consolidation of its common stock on or after the date of the grant of the rights to subscribe for new shares (the “Allocation Date”), the Number of Shares Granted shall be adjusted in accordance with the following formula, and fractional shares occurring as a result of the adjustment will be rounded down.

Adjusted Number of Shares Granted = pre-adjustment Number of Shares Granted × share split (or share consolidation) ratio

The adjusted Number of Shares Granted shall be applied from the day following the record date of the share split (or, if a record date is not specified, from the effective date) in the case of a share split and from the effective date in the case of a share consolidation; provided, however, that if a share split is carried out on the condition that a proposal to reduce the amount of surplus and increase capital or reserve funds is approved at a general meeting of shareholders, and if the record date for the share split is a day on or before the date of the conclusion of such general meeting of shareholders, the adjusted Number of Shares Granted shall be retroactively applied to the day following the record date from the day following the date of the close of the general meeting of shareholders.

In addition, if, after the Allocation Date, the Bank carries out a merger or company split, or if it is otherwise necessary to adjust the Number of Shares Granted in a similar manner to such cases, the Bank may appropriately adjust the Number of Shares Granted to a reasonable extent.

When adjusting the Number of Shares Granted, by the day before the adjusted Number of Shares Granted is applied, the Bank will notify or announce the necessary matters to the parties (the “Holders of Rights to Subscribe for New Shares”) who hold each of the rights to subscribe for new shares listed in the register of rights to subscribe for new shares; provided, however, that if notice or announcement cannot be made by the day before the date of application, notice or announcement shall be made promptly thereafter.

3.	Value of assets contributed upon exercise of rights to subscribe for new shares

The value of assets contributed upon the exercise of each right to subscribe for new shares shall be the exercise price of one yen per share that can be delivered by exercising each right to subscribe for new shares, multiplied by the Number of Shares Granted.

4.	Method of calculating the amount to be paid in for rights to subscribe for new shares

The amount to be paid in for rights to subscribe for new shares will be the amount obtained by multiplying the Number of Shares Granted by the option price per share calculated using the Black-Scholes Model (with amounts less than one yen rounded to the nearest whole number) as of the Allocation Date of the rights to subscribe for new shares.

In addition, the party receiving allocation shall set off remuneration claims it holds against the Bank with its obligation to pay the paid-in amount for rights to subscribe for new shares, in lieu of payment of such paid-in amount.

5.	Exercisable period of the rights to subscribe for new shares

From July 22, 2021 to July 21, 2051

6.	Matters concerning increasing capital stock or capital reserves in the event shares are issued due to the exercise of rights to subscribe for new shares
(1)	The amount of capital increase when shares are issued upon exercise of the rights to subscribe for new shares will be half the upper limit for a capital increase calculated in accordance with Article 17(1) of the Regulations on Corporate Accounting, rounded up to the nearest yen.
(2)	The increase in capital reserve when shares are issued upon exercise of the rights to subscribe for new shares will be the upper limit for a capital increase described in (1) above less the capital increase stipulated in (1) above.
7.	Restrictions on transferring rights to subscribe for new shares

A resolution of the Board of Directors of the Bank is required for the acquisition of rights to subscribe for new shares by transfer.

8.	Call provision of the rights to subscribe for new shares

If a proposal set forth in (1), (2), (3), (4), or (5) below is approved by the Bank’s general meeting of shareholders (or decided by resolution of the Bank’s Board of Directors if a resolution of the general meeting of shareholders is not required), the Bank may acquire rights to subscribe for new shares without contribution on a date separately determined by the Bank’s Board of Directors.

(1)	Proposal to approve a merger agreement under which the Bank is the non-surviving company.
(2)	Proposal to approve a split agreement or split plan under which the Bank is the split company.
(3)	Proposal to approve a share exchange agreement or share transfer plan under which the Bank becomes a wholly owned subsidiary.
(4)	Proposal for approval of amendment of the Articles of Incorporation which stipulates that the approval of the Bank is required for the acquisition of shares by transfer as the content of all shares issued by the Bank; or
(5)	Proposal for approval of amendment of the Articles of Incorporation which provides that approval of the Bank is required for the acquisition by transfer of the class of shares underlying the rights to subscribe for new shares as the content of that class of shares, or that the Bank will acquire all of the shares of this type by a resolution of a general meeting of shareholders.
9.	Policy for determining the details of the delivery of rights to subscribe for new shares of the restructured company in a restructuring

If the Bank undergoes a merger (limited only to situations where the Bank dissolves through merger), absorption-type company split or incorporation-type company split (in both cases limited only to situations where the Bank becomes a demerged company), or share exchange or share transfer (in both cases limited only to situations where the Bank becomes a wholly owned subsidiary) (the above acts hereinafter collectively referred to as “Restructuring”), rights to subscribe for new shares to the corporation listed in the Companies Act, Article 236, Paragraph 1, Item (viii), (a) through (e) (hereinafter, “Restructured Company”) shall be delivered to each Holder of Rights to Subscribe for New Shares who holds rights to subscribe for new shares remaining (hereinafter, the “Remaining Rights to Subscribe for New Shares”) immediately prior to the effective date (for an absorption-type merger, the date the absorption-type merger takes effect; for a consolidation-type merger, the date a corporation under consolidation merger is established; for an absorption-type company split, the date the absorption-type company split takes effect; for an incorporation-type company split, the date a corporation under incorporation-type company split is established; for share exchange, the date the share is exchange takes effect; and for share transfer, the date a wholly owning parent company under share transfer is established; the same shall apply hereunder) of the Restructuring in each of the situations. However, this shall apply only when the delivery of rights to subscribe for new shares in the Restructured Company is provided for in the absorption-type merger agreement, consolidation-type merger agreement, absorption-type split agreement, incorporation-type split agreement, share exchange agreement, or share transfer plan in accordance with each of the following items.

(1)	The number of rights to subscribe for new shares of the Restructured Company to be granted

The same number as the number of the Remaining Rights to Subscribe for New Shares held by the Holder of Rights to Subscribe for New Shares shall be delivered to each Holder of Rights to Subscribe for New Shares.

(2)	Class of shares in the Restructured Company underlying the rights to subscribe for new shares

Common shares in the Restructured Company

(3)	Number of shares underlying the rights to subscribe for new shares of the Restructured Company

To be determined in accordance with 2. above and in consideration of the conditions for the Restructuring.

(4)	Value of assets contributed upon exercise of rights to subscribe for new shares

The value of the assets to be contributed when exercising rights to subscribe for new shares will be the amount calculated by multiplying the exercise price after restructuring specified below by the number of Restructured Company shares underlying the rights to subscribe for new shares as determined according to item (3) above. The exercise price after restructuring will be one yen for each share of the Restructured Company that may be received as a result of the exercise of the issued rights to subscribe for new shares.

(5)	Exercisable period of the rights to subscribe for new shares

The period from the later of the commencement date of the rights to subscribe for new shares exercisable period set forth in 5. above or the date Restructuring takes effect until the last day of the above rights to subscribe for new shares exercisable period set forth in 5. above

(6)	Matters concerning increasing capital stock or capital reserves in the event shares are issued due to the exercise of rights to subscribe for new shares

To be determined in accordance with 6. above.

(7)	Restrictions on transferring rights to subscribe for new shares

A resolution of the Restructured Company’s Board of Directors is required for the acquisition of rights to subscribe for new shares by assignment.

(8)	Call provision of the rights to subscribe for new shares

To be determined in accordance with 8. above.

(9)	Other conditions for the exercise of rights to subscribe for new shares

To be determined in accordance with 11. below.

10.	Handling of fractional shares that occur when exercising rights to subscribe for new shares

In cases where the number of the shares to be issued to a Holder of Rights to Subscribe for New Shares that has exercised a right to subscribe for new shares includes a fractional share, it will be rounded down.

11.	Other conditions for the exercise of rights to subscribe for new shares
(1)	During the period set forth in 5. above, Holders of Rights to Subscribe for New Shares may exercise their rights to subscribe for new shares from the day after the day on which they lose their position as director (including a director who is a company auditor) of the Bank (the “Loss of Position Date”).
(2)	Notwithstanding (1) above, during the period set forth in 5. above, in the case set forth in (i) or (ii) below (however, with regard to (ii), except where provided in the merger agreement, share exchange agreement, or share transfer plan to the effect that rights to subscribe for new shares of the Restructured Company will be delivered to the Holder of Rights to Subscribe for New Shares in accordance with 9. above), Holders of Rights to Subscribe for New Shares may exercise their rights to subscribe for new shares only within the period respectively stipulated therein.
(i)	If a Holder of Rights to Subscribe for New Shares does not have a Loss of Position Date by July 21, 2050 From July 22, 2050 to July 21, 2051
(ii)	If a proposal for a merger agreement in which the Bank will be the non-surviving company, a share exchange agreement in which the Bank will be a wholly owned subsidiary, or a proposal for a share transfer agreement is approved by a general meeting of shareholders (or decided by resolution of the Board of Directors if a resolution of the general meeting of shareholders is not required)
A 15-day period from the day following the date of such approval.
(3)	(1) and (2)(i) above do not apply to persons who have succeeded to the rights to subscribe for new shares through inheritance.
(4)	In cases where Holders of Rights to Subscribe for New Shares waive their rights to subscribe for new shares, such rights to subscribe for new shares may not be exercised.
12.	Allocation Date for the rights to subscribe for new shares July 21, 2021

End of document.

Exhibit 2-(10)-2

Details of the Aichi Financial Group, Inc. Series 10 Rights to Subscribe for New Shares

1.	Name of rights to subscribe for new shares

Aichi Financial Group, Inc.           Series 10 Rights to Subscribe for New Shares

2.	Class and quantity of shares underlying the rights to subscribe for new shares

The class of shares underlying the rights to subscribe for new shares shall be common stock of the Company, and the number of shares underlying each right to subscribe for new shares (the “Number of Shares Granted”) shall be 333; provided, however, that if the Company carries out a share split (including allocation of shares of the Company’s common stock without contribution; hereinafter the same for mentions of share split) or share consolidation of its common stock on or after the date of the grant of the rights to subscribe for new shares (the “Allocation Date”), the Number of Shares Granted shall be adjusted in accordance with the following formula, and fractional shares occurring as a result of the adjustment will be rounded down.

Adjusted Number of Shares Granted = pre-adjustment Number of Shares Granted × share split (or share consolidation) ratio

The adjusted Number of Shares Granted shall be applied from the day following the record date of the share split (or, if a record date is not specified, from the effective date) in the case of a share split and from the effective date in the case of a share consolidation; provided, however, that if a share split is carried out on the condition that a proposal to reduce the amount of surplus and increase capital or reserve funds is approved at a general meeting of shareholders, and if the record date for the share split is a day on or before the date of the conclusion of such general meeting of shareholders, the adjusted Number of Shares Granted shall be retroactively applied to the day following the record date from the day following the date of the close of the general meeting of shareholders.

In addition, if, after the Allocation Date, the Company carries out a merger or company split, or if it is otherwise necessary to adjust the Number of Shares Granted in a similar manner to such cases, the Company may appropriately adjust the Number of Shares Granted to a reasonable extent.

When adjusting the Number of Shares Granted, by the day before the adjusted Number of Shares Granted is applied, the Company will notify or announce the necessary matters to the parties (the “Holders of Rights to Subscribe for New Shares”) who hold each of the rights to subscribe for new shares listed in the register of rights to subscribe for new shares; provided, however, that if notice or announcement cannot be made by the day before the date of application, notice or announcement shall be made promptly thereafter.

3.	Value of assets contributed upon exercise of rights to subscribe for new shares

The value of assets contributed upon the exercise of each right to subscribe for new shares shall be the exercise price of one yen per share that can be delivered by exercising each right to subscribe for new shares, multiplied by the Number of Shares Granted.

4.	Exercisable period of the rights to subscribe for new shares

From October 3, 2022 to July 21, 2051

5.	Matters concerning increasing capital stock or capital reserves in the event shares are issued due to the exercise of rights to subscribe for new shares
(1)	The amount of capital increase when shares are issued upon exercise of the rights to subscribe for new shares will be half the upper limit for a capital increase calculated in accordance with Article 17(1) of the Regulations on Corporate Accounting, rounded up to the nearest yen.
(2)	The increase in capital reserve when shares are issued upon exercise of the rights to subscribe for new shares will be the upper limit for a capital increase described in (1) above less the capital increase stipulated in (1) above.
6.	Restrictions on transferring rights to subscribe for new shares

A resolution of the Board of Directors of the Company is required for the acquisition of rights to subscribe for new shares by transfer.

7.	Call provision of the rights to subscribe for new shares

If a proposal set forth in (1), (2), (3), (4), or (5) below is approved by the Company’s general meeting of shareholders (or decided by resolution of the Company’s Board of Directors if a resolution of the general meeting of shareholders is not required), the Company may acquire rights to subscribe for new shares without contribution on a date separately determined by the Company’s Board of Directors.

(1)	Proposal to approve a merger agreement under which the Company is the non-surviving company.
(2)	Proposal to approve a split agreement or split plan under which the Company is the split company.
(3)	Proposal to approve a share exchange agreement or share transfer plan under which the Company becomes a wholly owned subsidiary.
(4)	Proposal for approval of amendment of the Articles of Incorporation which stipulates that the approval of the Company is required for the acquisition of shares by transfer as the content of all shares issued by the Company; or
(5)	Proposal for approval of amendment of the Articles of Incorporation which provides that approval of the Company is required for the acquisition by transfer of the class of shares underlying the rights to subscribe for new shares as the content of that class of shares, or that the Company will acquire all of the shares of this type by a resolution of a general meeting of shareholders.
8.	Policy for determining the details of the delivery of rights to subscribe for new shares of the restructured company in a restructuring

If the Company undergoes a merger (limited only to situations where the Company dissolves through merger), absorption-type company split or incorporation-type company split (in both cases limited only to situations where the Company becomes a demerged company), or share exchange or share transfer (in both cases limited only to situations where the Company becomes a wholly owned subsidiary) (the above acts hereinafter collectively referred to as “Restructuring”), rights to subscribe for new shares to the corporation listed in the Companies Act, Article 236, Paragraph 1, Item (viii), (a) through (e) (hereinafter, “Restructured Company”) shall be delivered to each Holder of Rights to Subscribe for New Shares who holds rights to subscribe for new shares remaining (hereinafter, the “Remaining Rights to Subscribe for New Shares”) immediately prior to the effective date (for an absorption-type merger, the date the absorption-type merger takes effect; for a consolidation-type merger, the date a corporation under consolidation merger is established; for an absorption-type company split, the date the absorption-type company split takes effect; for an incorporation-type company split, the date a corporation under incorporation-type company split is established; for share exchange, the date the share is exchange takes effect; and for share transfer, the date a wholly owning parent company under share transfer is established; the same shall apply hereunder) of the Restructuring in each of the situations. However, this shall apply only when the delivery of rights to subscribe for new shares in the Restructured Company is provided for in the absorption-type merger agreement, consolidation-type merger agreement, absorption-type split agreement, incorporation-type split agreement, share exchange agreement, or share transfer plan in accordance with each of the following items.

(1)	The number of rights to subscribe for new shares of the Restructured Company to be granted

The same number as the number of the Remaining Rights to Subscribe for New Shares held by the Holder of Rights to Subscribe for New Shares shall be delivered to each Holder of Rights to Subscribe for New Shares.

(2)	Class of shares in the Restructured Company underlying the rights to subscribe for new shares

Common shares in the Restructured Company

(3)	Number of shares underlying the rights to subscribe for new shares of the Restructured Company

To be determined in accordance with 2. above and in consideration of the conditions for the Restructuring.

(4)	Value of assets contributed upon exercise of rights to subscribe for new shares

The value of the assets to be contributed when exercising rights to subscribe for new shares will be the amount calculated by multiplying the exercise price after restructuring specified below by the number of Restructured Company shares underlying the rights to subscribe for new shares as determined according to item (3) above. The exercise price after restructuring will be one yen for each share of the Restructured Company that may be received as a result of the exercise of the issued rights to subscribe for new shares.

(5)	Exercisable period of the rights to subscribe for new shares

The period from the later of the commencement date of the rights to subscribe for new shares exercisable period set forth in 4. above or the date Restructuring takes effect until the last day of the above rights to subscribe for new shares exercisable period set forth in 4. above

(6)	Matters concerning increasing capital stock or capital reserves in the event shares are issued due to the exercise of rights to subscribe for new shares

To be determined in accordance with 5. above.

(7)	Restrictions on transferring rights to subscribe for new shares

A resolution of the Restructured Company’s Board of Directors is required for the acquisition of rights to subscribe for new shares by assignment.

(8)	Call provision of the rights to subscribe for new shares

To be determined in accordance with 7. above.

(9)	Other conditions for the exercise of rights to subscribe for new shares

To be determined in accordance with 10. below.

9.	Handling of fractional shares that occur when exercising rights to subscribe for new shares

In cases where the number of the shares to be issued to a Holder of Rights to Subscribe for New Shares that has exercised a right to subscribe for new shares includes a fractional share, it will be rounded down.

10.	Other conditions for the exercise of rights to subscribe for new shares
(1)	During the period set forth in 4. above, Holders of Rights to Subscribe for New Shares may exercise their rights to subscribe for new shares from the day after the day on which they lose their position as director (including a director who is a company auditor) of the Company, The Aichi Bank, Ltd., or The Chukyo Bank, Limited (the “Loss of Position Date”).
(2)	Notwithstanding (1) above, during the period set forth in 4. above, in the case set forth in (i) or (ii) below (however, with regard to (ii), except where provided in the merger agreement, share exchange agreement, or share transfer plan to the effect that rights to subscribe for new shares of the Restructured Company will be delivered to the Holder of Rights to Subscribe for New Shares in accordance with 8. above), Holders of Rights to Subscribe for New Shares may exercise their rights to subscribe for new shares only within the period respectively stipulated therein.
(i)	If a Holder of Rights to Subscribe for New Shares does not have a Loss of Position Date by July 21, 2050 From July 22, 2050 to July 21, 2051
(ii)	If a proposal for a merger agreement in which the Company will be the non-surviving company, a share exchange agreement in which the Company will be a wholly owned subsidiary, or a proposal for a share transfer agreement is approved by a general meeting of shareholders (or decided by resolution of the Board of Directors if a resolution of the general meeting of shareholders is not required)
A 15-day period from the day following the date of such approval.
(3)	(1) and (2)(i) above do not apply to persons who have succeeded to the rights to subscribe for new shares through inheritance.
(4)	In cases where Holders of Rights to Subscribe for New Shares waive their rights to subscribe for new shares, such rights to subscribe for new shares may not be exercised.
11.	Allocation Date for the rights to subscribe for new shares October 3, 2022

End of document.

Exhibit 3-(1)-1

Details of The Chukyo Bank, Limited Series 1 Rights to Subscribe for New Shares

1.	Name of rights to subscribe for new shares

The Chukyo Bank, Limited          Series 1 Rights to Subscribe for New Shares

2.	Total number of rights to subscribe for new shares

351

The aforementioned total number is the planned number to be allocated, and if the total number of the rights to subscribe for new shares to be allocated is reduced if applications for subscription are not made or the like, the total number of rights to subscribe for new shares allocated shall be regarded as the total number of rights to subscribe for new shares issued.

3.	Persons eligible for allocation of rights to subscribe for new shares and the number of such persons, and the number of rights to subscribe for new shares to be allocated
Directors of the Bank	Seven	218 rights
Executive officers of the Bank	Seven	133 rights
4.	Class and number of shares underlying the rights to subscribe for new shares

The class of shares underlying the rights to subscribe for new shares shall be common stock of the Bank, and the number of shares underlying each right to subscribe for new shares (the “Number of Shares Granted”) shall be 1,000 shares (with the adjusted Number of Shares Granted as 100 due to the share consolidation with an effective date of October 1, 2016 (the adjustment method is as set forth below)).

If the Bank conducts a share split (including allocation of shares of the Bank’s common stock without contribution; hereinafter the same for mentions of share split) or a share consolidation of its common stock after the date set forth in 14. below on which the rights to subscribe for new shares are allocated (the “Allocation Date”), the Number of Shares Granted will be adjusted in accordance with the following formula. However, the adjustment will only apply to those shares underlying rights to subscribe for new shares that had not been exercised by the time of the split or reverse split. Fractional shares occurring as a result of the adjustment will be rounded down.

Adjusted Number of Shares Granted = pre-adjustment Number of Shares Granted × share split (or share consolidation) ratio

The adjusted Number of Shares Granted shall be applied from the day following the record date of the share split (or, if a record date is not specified, from the effective date) in the case of a share split and from the effective date in the case of a share consolidation; provided, however, that if a share split is carried out on the condition that a proposal to reduce the amount of surplus and increase capital or reserves is approved at a general meeting of shareholders of the Bank, and if the record date for the share split is a day on or before the date of the conclusion of such general meeting of shareholders, the adjusted Number of Shares Granted shall be applied from the day following the date of conclusion of the general meeting of shareholders.

In addition to the above, if, after the Allocation Date, the Bank carries out a merger, company split or share exchange, or if it is otherwise necessary to adjust the Number of Shares Granted in a similar manner to such cases, the Bank may adjust the Number of Shares Granted as deemed necessary by the Board of Directors of the Bank.

5.	Value of assets contributed upon exercise of rights to subscribe for new shares

The value of assets contributed upon the exercise of each right to subscribe for new shares shall be the exercise price of one yen per share that can be delivered by exercising each right to subscribe for new shares, multiplied by the Number of Shares Granted.

6.	Method of calculating the amount to be paid in for rights to subscribe for new shares

The paid-in amount for each right to subscribe for new shares shall be obtained by multiplying the option price per share which is calculated based on the following formula and the basis figures from (ii) through (vii) below by the Number of Shares Granted (with amounts less than one yen rounded up).

Where:

(i)	Option price per share (C)
(ii)	Share price (S ): closing price of ordinary transactions of common shares of the Bank on the Tokyo Stock Exchange on July 31, 2013 (or, if there is no closing price, the standard price on the next trading day)
(iii)	Exercise price (X ): as stated in 5. above
(iv)	Expected remaining period (t ): 2.9 years
(v)	Volatility (s): calculated based on the closing price of ordinary transactions of common shares of the Bank on each trading date over 2.9 years (from September 6, 2010 to July 31, 2013).
(vi)	Risk-free interest rate (r ): rate of interest on government bonds corresponding to the expected remaining period
(vii)	Dividend yield (l): dividend per share for the most recent fiscal year ÷ share price set out in (ii) above
(viii)	Cumulative distribution function of standard normal distribution (N(.))

The amount calculated in accordance with the foregoing is the fair value of the rights to subscribe for new shares and does not constitute an advantageous issuance. In addition, the party receiving allocation shall set off remuneration claims it holds against the Bank with its obligation to pay the paid-in amount for rights to subscribe for new shares.

7.	Exercisable period of the rights to subscribe for new shares

From August 1, 2013 to July 31, 2043.

8.	Conditions for exercise of rights to subscribe for new shares
(i)	Holders of Rights to Subscribe for New Shares may exercise rights to subscribe for new shares within 10 days (or the next business day if the 10th day falls on a holiday) from the day following the day on which they lose their position as director or executive officer of the Bank.

(ii)	Notwithstanding (i) above, if a proposal to approve a merger agreement in which the Bank is the non-surviving company, a proposal to approve a company split agreement or company split plan in which the Bank will become the splitting company, or a proposal to approve a share exchange agreement or share transfer plan in which the Bank becomes a wholly owned subsidiary is approved by the general meeting of shareholders of the Bank (or resolved by the Board of Directors of the Bank or decided by an executive officer delegated in accordance with the provisions of Article 416(4) of the Companies Act, if a resolution of the general meeting of shareholders is not required), the rights to subscribe for new shares may only be exercised for a period of 30 days from the day following the date of approval; provided, however, that this shall exclude cases in which the rights to subscribe for new shares of the Restructured Company are delivered to Holders of Rights to Subscribe for New Shares in accordance with the delivery of rights to subscribe for new shares in conjunction with Restructuring prescribed in 12. below.
(iii)	Other terms and conditions shall be as set forth in the Agreement on Allocation of Rights to Subscribe for New Shares entered into between the Bank and the Holder of Rights to Subscribe for New Shares.
9.	Capital and capital reserve to be increased in the case of issuance of shares upon exercise of the rights to subscribe for new shares
(i)	The amount of capital increase when shares are issued upon exercise of the rights to subscribe for new shares will be half the upper limit for a capital increase calculated in accordance with Article 17(1) of the Regulations on Corporate Accounting, rounded up to the nearest yen.
(ii)	The increase in capital reserve when shares are issued upon exercise of the rights to subscribe for new shares will be the upper limit for a capital increase described in (i) above less the capital increase stipulated in (i) above.
10.	Call provision of the rights to subscribe for new shares

If a proposal set forth in (i), (ii), (iii), (iv), or (v) below is approved by the Bank’s general meeting of shareholders (or resolved by the Board of Directors of the Bank or decided by an executive officer delegated in accordance with the provisions of Article 416(4) of the Companies Act, if a resolution of the general meeting of shareholders is not required), the Bank may acquire the rights to subscribe for new shares without contribution on a date separately determined by the Bank’s Board of Directors.

(i)	Proposal to approve a merger agreement under which the Bank is the non-surviving company.
(ii)	Proposal to approve a company split agreement or a company split plan under which the Bank would become the splitting company.
(iii)	Proposal to approve a share exchange agreement or share transfer plan under which the Bank becomes a wholly owned subsidiary.
(iv)	Proposal for approval of amendment of the Articles of Incorporation which stipulates that the approval of the Bank is required for the acquisition of shares by transfer as the content of all shares issued by the Bank; or
(v)	Proposal for approval of amendment of the Articles of Incorporation which provides that approval of the Bank is required for the acquisition by transfer of the class of shares underlying the rights to subscribe for new shares as the content of that class of shares, or that the Bank will acquire all of the shares of this type by a resolution of a general meeting of shareholders.
11.	Restrictions on acquisition of rights to subscribe for new shares by transfer

A resolution of the Board of Directors of the Bank is required for the transfer of rights to subscribe for new shares.

12.	Delivery of rights to subscribe for new shares associated with Restructuring

If the Bank undergoes a merger (limited only to situations where the Bank dissolves through merger), absorption-type company split or incorporation-type company split (in both cases limited only to situations where the Bank becomes a demerged company), or share exchange or share transfer (in both cases limited only to situations where the Bank becomes a wholly owned subsidiary) (the above acts hereinafter collectively referred to as “Restructuring”), rights to subscribe for new shares to the corporation listed in the Companies Act, Article 236, Paragraph 1, Item (viii), (a) through (e) (hereinafter, “Restructured Company”) shall be delivered to each Holder of Rights to Subscribe for New Shares who holds rights to subscribe for new shares remaining (hereinafter, the “Remaining Rights to Subscribe for New Shares”) immediately prior to the effective date (for an absorption-type merger, the date the absorption-type merger takes effect; for a consolidation-type merger, the date a corporation under consolidation merger is established; for an absorption-type company split, the date the absorption-type company split takes effect; for an incorporation-type company split, the date a corporation under incorporation-type company split is established; for share exchange, the date the share is exchange takes effect; and for share transfer, the date a wholly owning parent company under share transfer is established; the same shall apply hereunder) of the Restructuring in each of the situations. However, this shall apply only when the delivery of rights to subscribe for new shares in the Restructured Company is provided for in the absorption-type merger agreement, consolidation-type merger agreement, absorption-type split agreement, incorporation-type split agreement, share exchange agreement, or share transfer plan in accordance with each of the following items.

(i)	The number of rights to subscribe for new shares of the Restructured Company to be granted
The same number as the number of the Remaining Rights to Subscribe for New Shares held by the Holder of Rights to Subscribe for New Shares shall be delivered to each Holder of Rights to Subscribe for New Shares.
(ii)	Class of shares in the Restructured Company underlying the rights to subscribe for new shares Common shares in the Restructured Company
(iii)	Number of shares underlying the rights to subscribe for new shares of the Restructured Company
To be determined in accordance with 4. above and in consideration of the conditions for the Restructuring.
(iv)	Value of assets contributed upon exercise of rights to subscribe for new shares
The value of the assets to be contributed when exercising rights to subscribe for new shares will be the amount calculated by multiplying the payment price after restructuring specified below by the number of Restructured Company shares underlying the rights to subscribe for new shares as determined according to item (iii) above. The exercise price after restructuring will be one yen for each share of the Restructured Company that may be received as a result of the exercise of the issued rights to subscribe for new shares.

(v)	Exercisable period of the rights to subscribe for new shares
The period from the later of the commencement date of the rights to subscribe for new shares exercisable period set forth in 7. or the date Restructuring takes effect until the last day of the above rights to subscribe for new shares exercisable period set forth in 7.
(vi)	Capital and capital reserve to be increased in the case of issuance of shares upon exercise of the rights to subscribe for new shares To be determined in accordance with 9.
(vii)	Restrictions on acquisition of rights to subscribe for new shares by transfer
A resolution of the Restructured Company’s board of directors is required for the acquisition of rights to subscribe for new shares by transfer.
(viii)	Conditions for exercise of rights to subscribe for new shares To be determined in accordance with 8.
(ix)	Call provision of the rights to subscribe for new shares To be determined in accordance with 10.
13.	Handling of fractional shares that occur when exercising rights to subscribe for new shares

In cases where the number of the shares to be issued to a Holder of Rights to Subscribe for New Shares that has exercised a right to subscribe for new shares includes a fractional share, it will be rounded down.

14.	The day on which the rights to subscribe for new shares are allocated

July 31, 2013

15.	Method of requesting exercise of rights to subscribe for new shares and making payment
(i)	When exercising rights to subscribe for new shares, the written request for exercise of rights to subscribe for new shares shall be completed in the form prescribed by the Bank, and upon affixing the name and seal or signature thereto, shall be submitted to the location for submitting requests to exercise rights to subscribe for new shares set out in 16.
(ii)	In addition to submission of the written request for exercise of rights to subscribe for new shares set forth in (i) above, in accordance with the provisions of Article 281(1) of the Companies Act, the full amount of the amount obtained by multiplying the value of assets to be contributed upon exercise of the rights to subscribe for new shares by the number of rights to subscribe for new shares subject to exercise shall be transferred in cash to the account designated by the Bank at the location for handling payment set forth in 17. by the date designated by the Bank.
16.	Location for submitting requests to exercise rights to subscribe for new shares

The Bank’s Human Resources Department (or the department in charge of such operations at the time)

17.	Location for handling payment of money to be contributed upon exercise of the rights to subscribe for new shares

The Bank’s Headquarters Sales Department (or the succeeding bank or branch of such bank or branch at the time)

18.	Handling after exercise of rights to subscribe for new shares

Promptly after the completion of the exercise procedures, the Bank shall carry out the procedures necessary for the entry or record of the shares to be acquired by Holders of Rights to Subscribe for New Shares through the exercise of rights to subscribe for new shares into an account in the name of the Holder of Rights to Subscribe for New Shares opened by the Holder of Rights to Subscribe for New Shares in advance at a financial instruments service operator, etc. designated by the Bank.

19.	Handling due to replacement of the provisions of these terms and conditions or other measures

If it is necessary to replace the provisions of these terms and conditions or take other measures, the handling of matters related thereto may be amended in accordance with the provisions of the Companies Act and the intent of the rights to subscribe for new shares by the method the Bank deems appropriate, and such amendment shall form an integral part of these terms and conditions.

20.	Public notice regarding issuance terms and conditions

The Bank shall keep a certified copy of the terms and conditions of the issuance of rights to subscribe for new shares at its headquarters and make it available for inspection by the Holders of Rights to Subscribe for New Shares during its business hours.

21.	Other

The administration necessary for the issuance of the rights to subscribe for new shares, such as determination of details regarding the issuance and allocation of the rights to subscribe for new shares and the performance, etc. of procedures necessary for the issuance of the rights to subscribe for new shares, shall be delegated to the Bank’s Human Resources Department.

End of document.

Exhibit 3-(1)-2

Details of the Aichi Financial Group, Inc. Series 11 Rights to Subscribe for New Shares

1.	Name of rights to subscribe for new shares

Aichi Financial Group, Inc.           Series 11 Rights to Subscribe for New Shares

2.	Class and number of shares underlying the rights to subscribe for new shares

The class of shares underlying the rights to subscribe for new shares shall be common stock of the Company, and the number of shares underlying each right to subscribe for new shares (the “Number of Shares Granted”) shall be 100 shares.

If the Company conducts a share split (including allocation of shares of the Company’s common stock without contribution; hereinafter the same for mentions of share split) or a share consolidation of its common stock after the date set forth in 11. below on which the rights to subscribe for new shares are allocated (the “Allocation Date”), the Number of Shares Granted will be adjusted in accordance with the following formula. However, the adjustment will only apply to those shares underlying rights to subscribe for new shares that had not been exercised by the time of the split or reverse split. Fractional shares occurring as a result of the adjustment will be rounded down.

Adjusted Number of Shares Granted = pre-adjustment Number of Shares Granted × share split (or share consolidation) ratio

The adjusted Number of Shares Granted shall be applied from the day following the record date of the share split (or, if a record date is not specified, from the effective date) in the case of a share split and from the effective date in the case of a share consolidation; provided, however, that if a share split is carried out on the condition that a proposal to reduce the amount of surplus and increase capital or reserves is approved at a general meeting of shareholders of the Company, and if the record date for the share split is a day on or before the date of the conclusion of such general meeting of shareholders, the adjusted Number of Shares Granted shall be applied from the day following the date of conclusion of the general meeting of shareholders.

In addition to the above, if, after the Allocation Date, the Company carries out a merger, company split or share exchange, or if it is otherwise necessary to adjust the Number of Shares Granted in a similar manner to such cases, the Company may adjust the Number of Shares Granted as deemed necessary by the Board of Directors of the Company.

3.	Value of assets contributed upon exercise of rights to subscribe for new shares

The value of assets contributed upon the exercise of each right to subscribe for new shares shall be the exercise price of one yen per share that can be delivered by exercising each right to subscribe for new shares, multiplied by the Number of Shares Granted.

4.	Exercisable period of the rights to subscribe for new shares

From October 3, 2022 to July 31, 2043.

5.	Conditions for exercise of rights to subscribe for new shares
(i)	Holders of Rights to Subscribe for New Shares may exercise rights to subscribe for new shares within 10 days (or the next business day if the 10th day falls on a holiday) from the day following the day on which they lose their position as director or executive officer of the Company, The Aichi Bank, Ltd., or The Chukyo Bank, Limited.
(ii)	Notwithstanding (i) above, if a proposal to approve a merger agreement in which the Company is the non-surviving company, a proposal to approve a company split agreement or company split plan in which the Company will become the splitting company, or a proposal to approve a share exchange agreement or share transfer plan in which the Company becomes a wholly owned subsidiary is approved by the general meeting of shareholders of the Company (or resolved by the Board of Directors of the Company if a resolution of the general meeting of shareholders is not required), the rights to subscribe for new shares may only be exercised for a period of 30 days from the day following the date of approval; provided, however, that this shall exclude cases in which the rights to subscribe for new shares of the Restructured Company are delivered to Holders of Rights to Subscribe for New Shares in accordance with the delivery of rights to subscribe for new shares in conjunction with Restructuring prescribed in 9. below.
(iii)	Other terms and conditions shall be as set forth in the Agreement on Allocation of Series 1 Rights to Subscribe for New Shares (Share-Based Compensation Type Stock Options) entered into between The Chukyo Bank, Limited and the Holder of Rights to Subscribe for New Shares. In this case, “The Chukyo Bank, Limited” shall be replaced with “Aichi Financial Group, Inc.,” and “Agreement on Allocation of Series 1 Rights to Subscribe for New Shares (Share-Based Compensation Type Stock Options)” shall be replaced with “Series 11 Rights to Subscribe for New Shares of Aichi Financial Group, Inc.” in the agreement.
6.	Capital and capital reserve to be increased in the case of issuance of shares upon exercise of the rights to subscribe for new shares
(i)	The amount of capital increase when shares are issued upon exercise of the rights to subscribe for new shares will be half the upper limit for a capital increase calculated in accordance with Article 17(1) of the Regulations on Corporate Accounting, rounded up to the nearest yen.
(ii)	The increase in capital reserve when shares are issued upon exercise of the rights to subscribe for new shares will be the upper limit for a capital increase described in (i) above less the capital increase stipulated in (i) above.
7.	Call provision of the rights to subscribe for new shares

If a proposal set forth in (i), (ii), (iii), (iv), or (v) below is approved by the Company’s general meeting of shareholders (or resolved by the Board of Directors of the Company if a resolution of the general meeting of shareholders is not required), the Company may acquire the rights to subscribe for new shares without contribution on a date separately determined by the Company’s Board of Directors.

(i)	Proposal to approve a merger agreement under which the Company is the non-surviving company.
(ii)	Proposal to approve a company split agreement or a company split plan under which the Company would become the splitting company.
(iii)	Proposal to approve a share exchange agreement or share transfer plan under which the Company becomes a wholly owned subsidiary.
(iv)	Proposal for approval of amendment of the Articles of Incorporation which stipulates that the approval of the Company is required for the acquisition of shares by transfer as the content of all shares issued by the Company; or

(v)	Proposal for approval of amendment of the Articles of Incorporation which provides that approval of the Company is required for the acquisition by transfer of the class of shares underlying the rights to subscribe for new shares as the content of that class of shares, or that the Company will acquire all of the shares of this type by a resolution of a general meeting of shareholders.
8.	Restrictions on acquisition of rights to subscribe for new shares by transfer

A resolution of the Board of Directors of the Company is required for the transfer of rights to subscribe for new shares.

9.	Delivery of rights to subscribe for new shares associated with Restructuring

If the Company undergoes a merger (limited only to situations where the Company dissolves through merger), absorption-type company split or incorporation-type company split (in both cases limited only to situations where the Company becomes a demerged company), or share exchange or share transfer (in both cases limited only to situations where the Company becomes a wholly owned subsidiary) (the above acts hereinafter collectively referred to as “Restructuring”), rights to subscribe for new shares to the corporation listed in the Companies Act, Article 236, Paragraph 1, Item (viii), (a) through (e) (hereinafter, “Restructured Company”) shall be delivered to each Holder of Rights to Subscribe for New Shares who holds rights to subscribe for new shares remaining (hereinafter, the “Remaining Rights to Subscribe for New Shares”) immediately prior to the effective date (for an absorption-type merger, the date the absorption-type merger takes effect; for a consolidation-type merger, the date a corporation under consolidation merger is established; for an absorption-type company split, the date the absorption-type company split takes effect; for an incorporation-type company split, the date a corporation under incorporation-type company split is established; for share exchange, the date the share is exchange takes effect; and for share transfer, the date a wholly owning parent company under share transfer is established; the same shall apply hereunder) of the Restructuring in each of the situations. However, this shall apply only when the delivery of rights to subscribe for new shares in the Restructured Company is provided for in the absorption-type merger agreement, consolidation-type merger agreement, absorption-type split agreement, incorporation-type split agreement, share exchange agreement, or share transfer plan in accordance with each of the following items.

(i)	The number of rights to subscribe for new shares of the Restructured Company to be granted
The same number as the number of the Remaining Rights to Subscribe for New Shares held by the Holder of Rights to Subscribe for New Shares shall be delivered to each Holder of Rights to Subscribe for New Shares.
(ii)	Class of shares in the Restructured Company underlying the rights to subscribe for new shares Common shares in the Restructured Company
(iii)	Number of shares underlying the rights to subscribe for new shares of the Restructured Company
To be determined in accordance with 2. above and in consideration of the conditions for the Restructuring.
(iv)	Value of assets contributed upon exercise of rights to subscribe for new shares
The value of the assets to be contributed when exercising rights to subscribe for new shares will be the amount calculated by multiplying the payment price after restructuring specified below by the number of Restructured Company shares underlying the rights to subscribe for new shares as determined according to item (iii) above. The exercise price after restructuring will be one yen for each share of the Restructured Company that may be received as a result of the exercise of the issued rights to subscribe for new shares.
(v)	Exercisable period of the rights to subscribe for new shares
The period from the later of the commencement date of the rights to subscribe for new shares exercisable period set forth in 4. or the date Restructuring takes effect until the last day of the above rights to subscribe for new shares exercisable period set forth in 4.
(vi)	Capital and capital reserve to be increased in the case of issuance of shares upon exercise of the rights to subscribe for new shares To be determined in accordance with 6.
(vii)	Restrictions on acquisition of rights to subscribe for new shares by transfer
A resolution of the Restructured Company’s board of directors is required for the acquisition of rights to subscribe for new shares by transfer.
(viii)	Conditions for exercise of rights to subscribe for new shares To be determined in accordance with 5.
(ix)	Call provision of the rights to subscribe for new shares To be determined in accordance with 7.
10.	Handling of fractional shares that occur when exercising rights to subscribe for new shares

In cases where the number of the shares to be issued to a Holder of Rights to Subscribe for New Shares that has exercised a right to subscribe for new shares includes a fractional share, it will be rounded down.

11.	The day on which the rights to subscribe for new shares are allocated

October 3, 2022

End of document.

Exhibit 3-(2)-1

Details of The Chukyo Bank, Limited Series 2 Rights to Subscribe for New Shares

1.	Name of rights to subscribe for new shares

The Chukyo Bank, Limited            Series 2 Rights to Subscribe for New Shares

2.	Total number of rights to subscribe for new shares

321

The aforementioned total number is the planned number to be allocated, and if the total number of the rights to subscribe for new shares to be allocated is reduced if applications for subscription are not made or the like, the total number of rights to subscribe for new shares allocated shall be regarded as the total number of rights to subscribe for new shares issued.

3.	Persons eligible for allocation of rights to subscribe for new shares and the number of such persons, and the number of rights to subscribe for new shares to be allocated
Directors of the Bank	Seven	195 rights
Executive officers of the Bank	Seven	126 rights
4.	Class and number of shares underlying the rights to subscribe for new shares

The class of shares underlying the rights to subscribe for new shares shall be common stock of the Bank, and the number of shares underlying each right to subscribe for new shares (the “Number of Shares Granted”) shall be 1,000 shares (with the adjusted Number of Shares Granted as 100 due to the share consolidation with an effective date of October 1, 2016 (the adjustment method is as set forth below)).

If the Bank conducts a share split (including allocation of shares of the Bank’s common stock without contribution; hereinafter the same for mentions of share split) or a share consolidation of its common stock after the date set forth in 14. below on which the rights to subscribe for new shares are allocated (the “Allocation Date”), the Number of Shares Granted will be adjusted in accordance with the following formula. However, the adjustment will only apply to those shares underlying rights to subscribe for new shares that had not been exercised by the time of the split or reverse split. Fractional shares occurring as a result of the adjustment will be rounded down.

Adjusted Number of Shares Granted = pre-adjustment Number of Shares Granted × share split (or share consolidation) ratio

The adjusted Number of Shares Granted shall be applied from the day following the record date of the share split (or, if a record date is not specified, from the effective date) in the case of a share split and from the effective date in the case of a share consolidation; provided, however, that if a share split is carried out on the condition that a proposal to reduce the amount of surplus and increase capital or reserves is approved at a general meeting of shareholders of the Bank, and if the record date for the share split is a day on or before the date of the conclusion of such general meeting of shareholders, the adjusted Number of Shares Granted shall be applied from the day following the date of conclusion of the general meeting of shareholders.

In addition to the above, if, after the Allocation Date, the Bank carries out a merger, company split or share exchange, or if it is otherwise necessary to adjust the Number of Shares Granted in a similar manner to such cases, the Bank may adjust the Number of Shares Granted as deemed necessary by the Board of Directors of the Bank.

5.	Value of assets contributed upon exercise of rights to subscribe for new shares

The value of assets contributed upon the exercise of each right to subscribe for new shares shall be the exercise price of one yen per share that can be delivered by exercising each right to subscribe for new shares, multiplied by the Number of Shares Granted.

6.	Method of calculating the amount to be paid in for rights to subscribe for new shares

The paid-in amount for each right to subscribe for new shares shall be obtained by multiplying the option price per share which is calculated based on the following formula and the basis figures from (ii) through (vii) below by the Number of Shares Granted (with amounts less than one yen rounded up).

Where:

(i)	Option price per share (C )
(ii)	Share price (S ): closing price of ordinary transactions of common shares of the Bank on the Tokyo Stock Exchange on July 30, 2014 (or, if there is no closing price, the standard price on the next trading day)
(iii)	Exercise price (X ): as stated in 5. above
(iv)	Expected remaining period (t ): 2.8 years
(v)	Volatility (s): calculated based on the closing price of ordinary transactions of common shares of the Bank on each trading date over 2.8 years (from October 12, 2011 to July 30, 2014).
(vi)	Risk-free interest rate (r): rate of interest on government bonds corresponding to the expected remaining period
(vii)	Dividend yield (l): dividend per share for the most recent fiscal year ÷ share price set out in (ii) above
(viii)	Cumulative distribution function of standard normal distribution (N(.))

The amount calculated in accordance with the foregoing is the fair value of the rights to subscribe for new shares and does not constitute an advantageous issuance. In addition, the party receiving allocation shall set off remuneration claims it holds against the Bank with its obligation to pay the paid-in amount for rights to subscribe for new shares.

7.	Exercisable period of the rights to subscribe for new shares

From July 31, 2014 to July 30, 2044.

8.	Conditions for exercise of rights to subscribe for new shares
(i)	Holders of Rights to Subscribe for New Shares may exercise rights to subscribe for new shares within 10 days (or the next business day if the 10th day falls on a holiday) from the day following the day on which they lose their position as director or executive officer of the Bank.

(ii)	Notwithstanding (i) above, if a proposal to approve a merger agreement in which the Bank is the non-surviving company, a proposal to approve a company split agreement or company split plan in which the Bank will become the splitting company, or a proposal to approve a share exchange agreement or share transfer plan in which the Bank becomes a wholly owned subsidiary is approved by the general meeting of shareholders of the Bank (or resolved by the Board of Directors of the Bank or decided by an executive officer delegated in accordance with the provisions of Article 416(4) of the Companies Act, if a resolution of the general meeting of shareholders is not required), the rights to subscribe for new shares may only be exercised for a period of 30 days from the day following the date of approval; provided, however, that this shall exclude cases in which the rights to subscribe for new shares of the Restructured Company are delivered to Holders of Rights to Subscribe for New Shares in accordance with the delivery of rights to subscribe for new shares in conjunction with Restructuring prescribed in 12. below.
(iii)	Other terms and conditions shall be as set forth in the Agreement on Allocation of Rights to Subscribe for New Shares entered into between the Bank and the Holder of Rights to Subscribe for New Shares.
9.	Capital and capital reserve to be increased in the case of issuance of shares upon exercise of the rights to subscribe for new shares
(i)	The amount of capital increase when shares are issued upon exercise of the rights to subscribe for new shares will be half the upper limit for a capital increase calculated in accordance with Article 17(1) of the Regulations on Corporate Accounting, rounded up to the nearest yen.
(ii)	The increase in capital reserve when shares are issued upon exercise of the rights to subscribe for new shares will be the upper limit for a capital increase described in (i) above less the capital increase stipulated in (i) above.
10.	Call provision of the rights to subscribe for new shares

If a proposal set forth in (i), (ii), (iii), (iv), or (v) below is approved by the Bank’s general meeting of shareholders (or resolved by the Board of Directors of the Bank or decided by an executive officer delegated in accordance with the provisions of Article 416(4) of the Companies Act, if a resolution of the general meeting of shareholders is not required), the Bank may acquire the rights to subscribe for new shares without contribution on a date separately determined by the Bank’s Board of Directors.

(i)	Proposal to approve a merger agreement under which the Bank is the non-surviving company.
(ii)	Proposal to approve a company split agreement or a company split plan under which the Bank would become the splitting company.
(iii)	Proposal to approve a share exchange agreement or share transfer plan under which the Bank becomes a wholly owned subsidiary.
(iv)	Proposal for approval of amendment of the Articles of Incorporation which stipulates that the approval of the Bank is required for the acquisition of shares by transfer as the content of all shares issued by the Bank; or
(v)	Proposal for approval of amendment of the Articles of Incorporation which provides that approval of the Bank is required for the acquisition by transfer of the class of shares underlying the rights to subscribe for new shares as the content of that class of shares, or that the Bank will acquire all of the shares of this type by a resolution of a general meeting of shareholders.
11.	Restrictions on acquisition of rights to subscribe for new shares by transfer

A resolution of the Board of Directors of the Bank is required for the transfer of rights to subscribe for new shares.

12.	Delivery of rights to subscribe for new shares associated with Restructuring

If the Bank undergoes a merger (limited only to situations where the Bank dissolves through merger), absorption-type company split or incorporation-type company split (in both cases limited only to situations where the Bank becomes a demerged company), or share exchange or share transfer (in both cases limited only to situations where the Bank becomes a wholly owned subsidiary) (the above acts hereinafter collectively referred to as “Restructuring”), rights to subscribe for new shares to the corporation listed in the Companies Act, Article 236, Paragraph 1, Item (viii), (a) through (e) (hereinafter, “Restructured Company”) shall be delivered to each Holder of Rights to Subscribe for New Shares who holds rights to subscribe for new shares remaining (hereinafter, the “Remaining Rights to Subscribe for New Shares”) immediately prior to the effective date (for an absorption-type merger, the date the absorption-type merger takes effect; for a consolidation-type merger, the date a corporation under consolidation merger is established; for an absorption-type company split, the date the absorption-type company split takes effect; for an incorporation-type company split, the date a corporation under incorporation-type company split is established; for share exchange, the date the share is exchange takes effect; and for share transfer, the date a wholly owning parent company under share transfer is established; the same shall apply hereunder) of the Restructuring in each of the situations. However, this shall apply only when the delivery of rights to subscribe for new shares in the Restructured Company is provided for in the absorption-type merger agreement, consolidation-type merger agreement, absorption-type split agreement, incorporation-type split agreement, share exchange agreement, or share transfer plan in accordance with each of the following items.

(i)	The number of rights to subscribe for new shares of the Restructured Company to be granted
The same number as the number of the Remaining Rights to Subscribe for New Shares held by the Holder of Rights to Subscribe for New Shares shall be delivered to each Holder of Rights to Subscribe for New Shares.
(ii)	Class of shares in the Restructured Company underlying the rights to subscribe for new shares Common shares in the Restructured Company
(iii)	Number of shares underlying the rights to subscribe for new shares of the Restructured Company
To be determined in accordance with 4. above and in consideration of the conditions for the Restructuring.
(iv)	Value of assets contributed upon exercise of rights to subscribe for new shares
The value of the assets to be contributed when exercising rights to subscribe for new shares will be the amount calculated by multiplying the payment price after restructuring specified below by the number of Restructured Company shares underlying the rights to subscribe for new shares as determined according to item (iii) above. The exercise price after restructuring will be one yen for each share of the Restructured Company that may be received as a result of the exercise of the issued rights to subscribe for new shares.

(v)	Exercisable period of the rights to subscribe for new shares
The period from the later of the commencement date of the rights to subscribe for new shares exercisable period set forth in 7. or the date Restructuring takes effect until the last day of the above rights to subscribe for new shares exercisable period set forth in 7.
(vi)	Capital and capital reserve to be increased in the case of issuance of shares upon exercise of the rights to subscribe for new shares To be determined in accordance with 9.
(vii)	Restrictions on acquisition of rights to subscribe for new shares by transfer
A resolution of the Restructured Company’s board of directors is required for the acquisition of rights to subscribe for new shares by transfer.
(viii)	Conditions for exercise of rights to subscribe for new shares To be determined in accordance with 8.
(ix)	Call provision of the rights to subscribe for new shares To be determined in accordance with 10.
13.	Handling of fractional shares that occur when exercising rights to subscribe for new shares

In cases where the number of the shares to be issued to a Holder of Rights to Subscribe for New Shares that has exercised a right to subscribe for new shares includes a fractional share, it will be rounded down.

14.	The day on which the rights to subscribe for new shares are allocated

July 30, 2014

15.	Method of requesting exercise of rights to subscribe for new shares and making payment
(i)	When exercising rights to subscribe for new shares, the written request for exercise of rights to subscribe for new shares shall be completed in the form prescribed by the Bank, and upon affixing the name and seal or signature thereto, shall be submitted to the location for submitting requests to exercise rights to subscribe for new shares set out in 16.
(ii)	In addition to submission of the written request for exercise of rights to subscribe for new shares set forth in (i) above, in accordance with the provisions of Article 281(1) of the Companies Act, the full amount of the amount obtained by multiplying the value of assets to be contributed upon exercise of the rights to subscribe for new shares by the number of rights to subscribe for new shares subject to exercise shall be transferred in cash to the account designated by the Bank at the location for handling payment set forth in 17. by the date designated by the Bank.
16.	Location for submitting requests to exercise rights to subscribe for new shares

The Bank’s Human Resources Department (or the department in charge of such operations at the time)

17.	Location for handling payment of money to be contributed upon exercise of the rights to subscribe for new shares

The Bank’s Headquarters Sales Department (or the succeeding bank or branch of such bank or branch at the time)

18.	Handling after exercise of rights to subscribe for new shares

Promptly after the completion of the exercise procedures, the Bank shall carry out the procedures necessary for the entry or record of the shares to be acquired by Holders of Rights to Subscribe for New Shares through the exercise of rights to subscribe for new shares into an account in the name of the Holder of Rights to Subscribe for New Shares opened by the Holder of Rights to Subscribe for New Shares in advance at a financial instruments service operator, etc. designated by the Bank.

19.	Handling due to replacement of the provisions of these terms and conditions or other measures

If it is necessary to replace the provisions of these terms and conditions or take other measures, the handling of matters related thereto may be amended in accordance with the provisions of the Companies Act and the intent of the rights to subscribe for new shares by the method the Bank deems appropriate, and such amendment shall form an integral part of these terms and conditions.

20.	Public notice regarding issuance terms and conditions

The Bank shall keep a certified copy of the terms and conditions of the issuance of rights to subscribe for new shares at its headquarters and make it available for inspection by the Holders of Rights to Subscribe for New Shares during its business hours.

21.	Other

The administration necessary for the issuance of the rights to subscribe for new shares, such as determination of details regarding the issuance and allocation of the rights to subscribe for new shares and the performance, etc. of procedures necessary for the issuance of the rights to subscribe for new shares, shall be delegated to the Bank’s Human Resources Department.

End of document.

Exhibit 3-(2)-2

Details of the Aichi Financial Group, Inc. Series 12 Rights to Subscribe for New Shares

1.	Name of rights to subscribe for new shares

Aichi Financial Group, Inc.          Series 12 Rights to Subscribe for New Shares

2.	Class and number of shares underlying the rights to subscribe for new shares

The class of shares underlying the rights to subscribe for new shares shall be common stock of the Company, and the number of shares underlying each right to subscribe for new shares (the “Number of Shares Granted”) shall be 100 shares.

If the Company conducts a share split (including allocation of shares of the Company’s common stock without contribution; hereinafter the same for mentions of share split) or a share consolidation of its common stock after the date set forth in 11. below on which the rights to subscribe for new shares are allocated (the “Allocation Date”), the Number of Shares Granted will be adjusted in accordance with the following formula. However, the adjustment will only apply to those shares underlying rights to subscribe for new shares that had not been exercised by the time of the split or reverse split. Fractional shares occurring as a result of the adjustment will be rounded down.

Adjusted Number of Shares Granted = pre-adjustment Number of Shares Granted × share split (or share consolidation) ratio

The adjusted Number of Shares Granted shall be applied from the day following the record date of the share split (or, if a record date is not specified, from the effective date) in the case of a share split and from the effective date in the case of a share consolidation; provided, however, that if a share split is carried out on the condition that a proposal to reduce the amount of surplus and increase capital or reserves is approved at a general meeting of shareholders of the Company, and if the record date for the share split is a day on or before the date of the conclusion of such general meeting of shareholders, the adjusted Number of Shares Granted shall be applied from the day following the date of conclusion of the general meeting of shareholders.

In addition to the above, if, after the Allocation Date, the Company carries out a merger, company split or share exchange, or if it is otherwise necessary to adjust the Number of Shares Granted in a similar manner to such cases, the Company may adjust the Number of Shares Granted as deemed necessary by the Board of Directors of the Company.

3.	Value of assets contributed upon exercise of rights to subscribe for new shares

The value of assets contributed upon the exercise of each right to subscribe for new shares shall be the exercise price of one yen per share that can be delivered by exercising each right to subscribe for new shares, multiplied by the Number of Shares Granted.

4.	Exercisable period of the rights to subscribe for new shares

From October 3, 2022 to July 30, 2044.

5.	Conditions for exercise of rights to subscribe for new shares
(i)	Holders of Rights to Subscribe for New Shares may exercise rights to subscribe for new shares within 10 days (or the next business day if the 10th day falls on a holiday) from the day following the day on which they lose their position as director or executive officer of the Company, The Aichi Bank, Ltd., or The Chukyo Bank, Limited.
(ii)	Notwithstanding (i) above, if a proposal to approve a merger agreement in which the Company is the non-surviving company, a proposal to approve a company split agreement or company split plan in which the Company will become the splitting company, or a proposal to approve a share exchange agreement or share transfer plan in which the Company becomes a wholly owned subsidiary is approved by the general meeting of shareholders of the Company (or resolved by the Board of Directors of the Company if a resolution of the general meeting of shareholders is not required), the rights to subscribe for new shares may only be exercised for a period of 30 days from the day following the date of approval; provided, however, that this shall exclude cases in which the rights to subscribe for new shares of the Restructured Company are delivered to Holders of Rights to Subscribe for New Shares in accordance with the delivery of rights to subscribe for new shares in conjunction with Restructuring prescribed in 9. below.
(iii)	Other terms and conditions shall be as set forth in the Agreement on Allocation of Series 2 Rights to Subscribe for New Shares (Share-Based Compensation Type Stock Options) entered into between The Chukyo Bank, Limited and the Holder of Rights to Subscribe for New Shares. In this case, “The Chukyo Bank, Limited” shall be replaced with “Aichi Financial Group, Inc.,” and “Agreement on Allocation of Series 2 Rights to Subscribe for New Shares (Share-Based Compensation Type Stock Options)” shall be replaced with “Series 12 Rights to Subscribe for New Shares of Aichi Financial Group, Inc.” in the agreement.
6.	Capital and capital reserve to be increased in the case of issuance of shares upon exercise of the rights to subscribe for new shares
(i)	The amount of capital increase when shares are issued upon exercise of the rights to subscribe for new shares will be half the upper limit for a capital increase calculated in accordance with Article 17(1) of the Regulations on Corporate Accounting, rounded up to the nearest yen.
(ii)	The increase in capital reserve when shares are issued upon exercise of the rights to subscribe for new shares will be the upper limit for a capital increase described in (i) above less the capital increase stipulated in (i) above.
7.	Call provision of the rights to subscribe for new shares

If a proposal set forth in (i), (ii), (iii), (iv), or (v) below is approved by the Company’s general meeting of shareholders (or resolved by the Board of Directors of the Company if a resolution of the general meeting of shareholders is not required), the Company may acquire the rights to subscribe for new shares without contribution on a date separately determined by the Company’s Board of Directors.

(i)	Proposal to approve a merger agreement under which the Company is the non-surviving company.
(ii)	Proposal to approve a company split agreement or a company split plan under which the Company would become the splitting company.
(iii)	Proposal to approve a share exchange agreement or share transfer plan under which the Company becomes a wholly owned subsidiary.
(iv)	Proposal for approval of amendment of the Articles of Incorporation which stipulates that the approval of the Company is required for the acquisition of shares by transfer as the content of all shares issued by the Company; or

(v)	Proposal for approval of amendment of the Articles of Incorporation which provides that approval of the Company is required for the acquisition by transfer of the class of shares underlying the rights to subscribe for new shares as the content of that class of shares, or that the Company will acquire all of the shares of this type by a resolution of a general meeting of shareholders.
8.	Restrictions on acquisition of rights to subscribe for new shares by transfer

A resolution of the Board of Directors of the Company is required for the transfer of rights to subscribe for new shares.

9.	Delivery of rights to subscribe for new shares associated with Restructuring

If the Company undergoes a merger (limited only to situations where the Company dissolves through merger), absorption-type company split or incorporation-type company split (in both cases limited only to situations where the Company becomes a demerged company), or share exchange or share transfer (in both cases limited only to situations where the Company becomes a wholly owned subsidiary) (the above acts hereinafter collectively referred to as “Restructuring”), rights to subscribe for new shares to the corporation listed in the Companies Act, Article 236, Paragraph 1, Item (viii), (a) through (e) (hereinafter, “Restructured Company”) shall be delivered to each Holder of Rights to Subscribe for New Shares who holds rights to subscribe for new shares remaining (hereinafter, the “Remaining Rights to Subscribe for New Shares”) immediately prior to the effective date (for an absorption-type merger, the date the absorption-type merger takes effect; for a consolidation-type merger, the date a corporation under consolidation merger is established; for an absorption-type company split, the date the absorption-type company split takes effect; for an incorporation-type company split, the date a corporation under incorporation-type company split is established; for share exchange, the date the share is exchange takes effect; and for share transfer, the date a wholly owning parent company under share transfer is established; the same shall apply hereunder) of the Restructuring in each of the situations. However, this shall apply only when the delivery of rights to subscribe for new shares in the Restructured Company is provided for in the absorption-type merger agreement, consolidation-type merger agreement, absorption-type split agreement, incorporation-type split agreement, share exchange agreement, or share transfer plan in accordance with each of the following items.

(i)	The number of rights to subscribe for new shares of the Restructured Company to be granted
The same number as the number of the Remaining Rights to Subscribe for New Shares held by the Holder of Rights to Subscribe for New Shares shall be delivered to each Holder of Rights to Subscribe for New Shares.
(ii)	Class of shares in the Restructured Company underlying the rights to subscribe for new shares Common shares in the Restructured Company
(iii)	Number of shares underlying the rights to subscribe for new shares of the Restructured Company
To be determined in accordance with 2. above and in consideration of the conditions for the Restructuring.
(iv)	Value of assets contributed upon exercise of rights to subscribe for new shares
The value of the assets to be contributed when exercising rights to subscribe for new shares will be the amount calculated by multiplying the payment price after restructuring specified below by the number of Restructured Company shares underlying the rights to subscribe for new shares as determined according to item (iii) above. The exercise price after restructuring will be one yen for each share of the Restructured Company that may be received as a result of the exercise of the issued rights to subscribe for new shares.
(v)	Exercisable period of the rights to subscribe for new shares
The period from the later of the commencement date of the rights to subscribe for new shares exercisable period set forth in 4. or the date Restructuring takes effect until the last day of the above rights to subscribe for new shares exercisable period set forth in 4.
(vi)	Capital and capital reserve to be increased in the case of issuance of shares upon exercise of the rights to subscribe for new shares To be determined in accordance with 6.
(vii)	Restrictions on acquisition of rights to subscribe for new shares by transfer
A resolution of the Restructured Company’s board of directors is required for the acquisition of rights to subscribe for new shares by transfer.
(viii)	Conditions for exercise of rights to subscribe for new shares To be determined in accordance with 5.
(ix)	Call provision of the rights to subscribe for new shares To be determined in accordance with 7.
10.	Handling of fractional shares that occur when exercising rights to subscribe for new shares

In cases where the number of the shares to be issued to a Holder of Rights to Subscribe for New Shares that has exercised a right to subscribe for new shares includes a fractional share, it will be rounded down.

11.	The day on which the rights to subscribe for new shares are allocated

October 3, 2022

End of document.

Exhibit 3-(3)-1

Details of The Chukyo Bank, Limited Series 3 Rights to Subscribe for New Shares

1.	Name of rights to subscribe for new shares

The Chukyo Bank, Limited          Series 3 Rights to Subscribe for New Shares

2.	Total number of rights to subscribe for new shares

291

The aforementioned total number is the planned number to be allocated, and if the total number of the rights to subscribe for new shares to be allocated is reduced if applications for subscription are not made or the like, the total number of rights to subscribe for new shares allocated shall be regarded as the total number of rights to subscribe for new shares issued.

3.	Persons eligible for allocation of rights to subscribe for new shares and the number of such persons, and the number of rights to subscribe for new shares to be allocated
Directors of the Bank	Eight	207 rights
Executive officers of the Bank	Six	84 rights
4.	Class and number of shares underlying the rights to subscribe for new shares

The class of shares underlying the rights to subscribe for new shares shall be common stock of the Bank, and the number of shares underlying each right to subscribe for new shares (the “Number of Shares Granted”) shall be 1,000 shares (with the adjusted Number of Shares Granted as 100 due to the share consolidation with an effective date of October 1, 2016 (the adjustment method is as set forth below)).

If the Bank conducts a share split (including allocation of shares of the Bank’s common stock without contribution; hereinafter the same for mentions of share split) or a share consolidation of its common stock after the date set forth in 14. below on which the rights to subscribe for new shares are allocated (the “Allocation Date”), the Number of Shares Granted will be adjusted in accordance with the following formula. However, the adjustment will only apply to those shares underlying rights to subscribe for new shares that had not been exercised by the time of the split or reverse split. Fractional shares occurring as a result of the adjustment will be rounded down.

Adjusted Number of Shares Granted = pre-adjustment Number of Shares Granted × share split (or share consolidation) ratio

The adjusted Number of Shares Granted shall be applied from the day following the record date of the share split (or, if a record date is not specified, from the effective date) in the case of a share split and from the effective date in the case of a share consolidation; provided, however, that if a share split is carried out on the condition that a proposal to reduce the amount of surplus and increase capital or reserves is approved at a general meeting of shareholders of the Bank, and if the record date for the share split is a day on or before the date of the conclusion of such general meeting of shareholders, the adjusted Number of Shares Granted shall be applied from the day following the date of conclusion of the general meeting of shareholders.

In addition to the above, if, after the Allocation Date, the Bank carries out a merger, company split or share exchange, or if it is otherwise necessary to adjust the Number of Shares Granted in a similar manner to such cases, the Bank may adjust the Number of Shares Granted as deemed necessary by the Board of Directors of the Bank.

5.	Value of assets contributed upon exercise of rights to subscribe for new shares

The value of assets contributed upon the exercise of each right to subscribe for new shares shall be the exercise price of one yen per share that can be delivered by exercising each right to subscribe for new shares, multiplied by the Number of Shares Granted.

6.	Method of calculating the amount to be paid in for rights to subscribe for new shares

The paid-in amount for each right to subscribe for new shares shall be obtained by multiplying the option price per share which is calculated based on the following formula and the basis figures from (ii) through (vii) below by the Number of Shares Granted (with amounts less than one yen rounded up).

Where:

(i)	Option price per share (C )
(ii)	Share price (S ): closing price of ordinary transactions of common shares of the Bank on the Tokyo Stock Exchange on July 30, 2015 (or, if there is no closing price, the standard price on the next trading day)
(iii)	Exercise price (X ): as stated in 5. above
(iv)	Expected remaining period (t): 3.4 years
(v)	Volatility (s): calculated based on the closing price of ordinary transactions of common shares of the Bank on each trading date over 3.4 years (from March 6, 2012 to July 30, 2015).
(vi)	Risk-free interest rate (r): rate of interest on government bonds corresponding to the expected remaining period
(vii)	Dividend yield (l): dividend per share for the most recent fiscal year ÷ share price set out in (ii) above
(viii)	Cumulative distribution function of standard normal distribution (N(.))

The amount calculated in accordance with the foregoing is the fair value of the rights to subscribe for new shares and does not constitute an advantageous issuance. In addition, the party receiving allocation shall set off remuneration claims it holds against the Bank with its obligation to pay the paid-in amount for rights to subscribe for new shares.

7.	Exercisable period of the rights to subscribe for new shares

From July 31, 2015 to July 30, 2045.

8.	Conditions for exercise of rights to subscribe for new shares
(i)	Holders of Rights to Subscribe for New Shares may exercise rights to subscribe for new shares within 10 days (or the next business day if the 10th day falls on a holiday) from the day following the day on which they lose their position as director or executive officer of the Bank.

(ii)	Notwithstanding (i) above, if a proposal to approve a merger agreement in which the Bank is the non-surviving company, a proposal to approve a company split agreement or company split plan in which the Bank will become the splitting company, or a proposal to approve a share exchange agreement or share transfer plan in which the Bank becomes a wholly owned subsidiary is approved by the general meeting of shareholders of the Bank (or resolved by the Board of Directors of the Bank or decided by an executive officer delegated in accordance with the provisions of Article 416(4) of the Companies Act, if a resolution of the general meeting of shareholders is not required), the rights to subscribe for new shares may only be exercised for a period of 30 days from the day following the date of approval; provided, however, that this shall exclude cases in which the rights to subscribe for new shares of the Restructured Company are delivered to Holders of Rights to Subscribe for New Shares in accordance with the delivery of rights to subscribe for new shares in conjunction with Restructuring prescribed in 12. below.
(iii)	Other terms and conditions shall be as set forth in the Agreement on Allocation of Rights to Subscribe for New Shares entered into between the Bank and the Holder of Rights to Subscribe for New Shares.
9.	Capital and capital reserve to be increased in the case of issuance of shares upon exercise of the rights to subscribe for new shares
(i)	The amount of capital increase when shares are issued upon exercise of the rights to subscribe for new shares will be half the upper limit for a capital increase calculated in accordance with Article 17(1) of the Regulations on Corporate Accounting, rounded up to the nearest yen.
(ii)	The increase in capital reserve when shares are issued upon exercise of the rights to subscribe for new shares will be the upper limit for a capital increase described in (i) above less the capital increase stipulated in (i) above.
10.	Call provision of the rights to subscribe for new shares

If a proposal set forth in (i), (ii), (iii), (iv), or (v) below is approved by the Bank’s general meeting of shareholders (or resolved by the Board of Directors of the Bank or decided by an executive officer delegated in accordance with the provisions of Article 416(4) of the Companies Act, if a resolution of the general meeting of shareholders is not required), the Bank may acquire the rights to subscribe for new shares without contribution on a date separately determined by the Bank’s Board of Directors.

(i)	Proposal to approve a merger agreement under which the Bank is the non-surviving company.
(ii)	Proposal to approve a company split agreement or a company split plan under which the Bank would become the splitting company.
(iii)	Proposal to approve a share exchange agreement or share transfer plan under which the Bank becomes a wholly owned subsidiary.
(iv)	Proposal for approval of amendment of the Articles of Incorporation which stipulates that the approval of the Bank is required for the acquisition of shares by transfer as the content of all shares issued by the Bank; or
(v)	Proposal for approval of amendment of the Articles of Incorporation which provides that approval of the Bank is required for the acquisition by transfer of the class of shares underlying the rights to subscribe for new shares as the content of that class of shares, or that the Bank will acquire all of the shares of this type by a resolution of a general meeting of shareholders.
11.	Restrictions on acquisition of rights to subscribe for new shares by transfer

A resolution of the Board of Directors of the Bank is required for the transfer of rights to subscribe for new shares.

12.	Delivery of rights to subscribe for new shares associated with Restructuring

If the Bank undergoes a merger (limited only to situations where the Bank dissolves through merger), absorption-type company split or incorporation-type company split (in both cases limited only to situations where the Bank becomes a demerged company), or share exchange or share transfer (in both cases limited only to situations where the Bank becomes a wholly owned subsidiary) (the above acts hereinafter collectively referred to as “Restructuring”), rights to subscribe for new shares to the corporation listed in the Companies Act, Article 236, Paragraph 1, Item (viii), (a) through (e) (hereinafter, “Restructured Company”) shall be delivered to each Holder of Rights to Subscribe for New Shares who holds rights to subscribe for new shares remaining (hereinafter, the “Remaining Rights to Subscribe for New Shares”) immediately prior to the effective date (for an absorption-type merger, the date the absorption-type merger takes effect; for a consolidation-type merger, the date a corporation under consolidation merger is established; for an absorption-type company split, the date the absorption-type company split takes effect; for an incorporation-type company split, the date a corporation under incorporation-type company split is established; for share exchange, the date the share is exchange takes effect; and for share transfer, the date a wholly owning parent company under share transfer is established; the same shall apply hereunder) of the Restructuring in each of the situations. However, this shall apply only when the delivery of rights to subscribe for new shares in the Restructured Company is provided for in the absorption-type merger agreement, consolidation-type merger agreement, absorption-type split agreement, incorporation-type split agreement, share exchange agreement, or share transfer plan in accordance with each of the following items.

(i)	The number of rights to subscribe for new shares of the Restructured Company to be granted
The same number as the number of the Remaining Rights to Subscribe for New Shares held by the Holder of Rights to Subscribe for New Shares shall be delivered to each Holder of Rights to Subscribe for New Shares.
(ii)	Class of shares in the Restructured Company underlying the rights to subscribe for new shares Common shares in the Restructured Company
(iii)	Number of shares underlying the rights to subscribe for new shares of the Restructured Company
To be determined in accordance with 4. above and in consideration of the conditions for the Restructuring.
(iv)	Value of assets contributed upon exercise of rights to subscribe for new shares
The value of the assets to be contributed when exercising rights to subscribe for new shares will be the amount calculated by multiplying the payment price after restructuring specified below by the number of Restructured Company shares underlying the rights to subscribe for new shares as determined according to item (iii) above. The exercise price after restructuring will be one yen for each share of the Restructured Company that may be received as a result of the exercise of the issued rights to subscribe for new shares.

(v)	Exercisable period of the rights to subscribe for new shares
The period from the later of the commencement date of the rights to subscribe for new shares exercisable period set forth in 7. or the date Restructuring takes effect until the last day of the above rights to subscribe for new shares exercisable period set forth in 7.
(vi)	Capital and capital reserve to be increased in the case of issuance of shares upon exercise of the rights to subscribe for new shares To be determined in accordance with 9.
(vii)	Restrictions on acquisition of rights to subscribe for new shares by transfer
A resolution of the Restructured Company’s board of directors is required for the acquisition of rights to subscribe for new shares by transfer.
(viii)	Conditions for exercise of rights to subscribe for new shares To be determined in accordance with 8.
(ix)	Call provision of the rights to subscribe for new shares To be determined in accordance with 10.
13.	Handling of fractional shares that occur when exercising rights to subscribe for new shares

In cases where the number of the shares to be issued to a Holder of Rights to Subscribe for New Shares that has exercised a right to subscribe for new shares includes a fractional share, it will be rounded down.

14.	The day on which the rights to subscribe for new shares are allocated

July 30, 2015

15.	Method of requesting exercise of rights to subscribe for new shares and making payment
(i)	When exercising rights to subscribe for new shares, the written request for exercise of rights to subscribe for new shares shall be completed in the form prescribed by the Bank, and upon affixing the name and seal or signature thereto, shall be submitted to the location for submitting requests to exercise rights to subscribe for new shares set out in 16.
(ii)	In addition to submission of the written request for exercise of rights to subscribe for new shares set forth in (i) above, in accordance with the provisions of Article 281(1) of the Companies Act, the full amount of the amount obtained by multiplying the value of assets to be contributed upon exercise of the rights to subscribe for new shares by the number of rights to subscribe for new shares subject to exercise shall be transferred in cash to the account designated by the Bank at the location for handling payment set forth in 17. by the date designated by the Bank.
16.	Location for submitting requests to exercise rights to subscribe for new shares

The Bank’s Human Resources Department (or the department in charge of such operations at the time)

17.	Location for handling payment of money to be contributed upon exercise of the rights to subscribe for new shares

The Bank’s Headquarters Sales Department (or the succeeding bank or branch of such bank or branch at the time)

18.	Handling after exercise of rights to subscribe for new shares

Promptly after the completion of the exercise procedures, the Bank shall carry out the procedures necessary for the entry or record of the shares to be acquired by Holders of Rights to Subscribe for New Shares through the exercise of rights to subscribe for new shares into an account in the name of the Holder of Rights to Subscribe for New Shares opened by the Holder of Rights to Subscribe for New Shares in advance at a financial instruments service operator, etc. designated by the Bank.

19.	Handling due to replacement of the provisions of these terms and conditions or other measures

If it is necessary to replace the provisions of these terms and conditions or take other measures, the handling of matters related thereto may be amended in accordance with the provisions of the Companies Act and the intent of the rights to subscribe for new shares by the method the Bank deems appropriate, and such amendment shall form an integral part of these terms and conditions.

20.	Public notice regarding issuance terms and conditions

The Bank shall keep a certified copy of the terms and conditions of the issuance of rights to subscribe for new shares at its headquarters and make it available for inspection by the Holders of Rights to Subscribe for New Shares during its business hours.

21.	Other

The administration necessary for the issuance of the rights to subscribe for new shares, such as determination of details regarding the issuance and allocation of the rights to subscribe for new shares and the performance, etc. of procedures necessary for the issuance of the rights to subscribe for new shares, shall be delegated to the Bank’s Human Resources Department.

End of document.

Exhibit 3-(3)-2

Details of the Aichi Financial Group, Inc. Series 13 Rights Rights to Subscribe for New Shares

1.	Name of rights to subscribe for new shares

Aichi Financial Group, Inc.           Series 13 Rights to Subscribe for New Shares

2.	Class and number of shares underlying the rights to subscribe for new shares

The class of shares underlying the rights to subscribe for new shares shall be common stock of the Company, and the number of shares underlying each right to subscribe for new shares (the “Number of Shares Granted”) shall be 100 shares.

If the Company conducts a share split (including allocation of shares of the Company’s common stock without contribution; hereinafter the same for mentions of share split) or a share consolidation of its common stock after the date set forth in 11. below on which the rights to subscribe for new shares are allocated (the “Allocation Date”), the Number of Shares Granted will be adjusted in accordance with the following formula. However, the adjustment will only apply to those shares underlying rights to subscribe for new shares that had not been exercised by the time of the split or reverse split. Fractional shares occurring as a result of the adjustment will be rounded down.

Adjusted Number of Shares Granted = pre-adjustment Number of Shares Granted × share split (or share consolidation) ratio

The adjusted Number of Shares Granted shall be applied from the day following the record date of the share split (or, if a record date is not specified, from the effective date) in the case of a share split and from the effective date in the case of a share consolidation; provided, however, that if a share split is carried out on the condition that a proposal to reduce the amount of surplus and increase capital or reserves is approved at a general meeting of shareholders of the Company, and if the record date for the share split is a day on or before the date of the conclusion of such general meeting of shareholders, the adjusted Number of Shares Granted shall be applied from the day following the date of conclusion of the general meeting of shareholders.

In addition to the above, if, after the Allocation Date, the Company carries out a merger, company split or share exchange, or if it is otherwise necessary to adjust the Number of Shares Granted in a similar manner to such cases, the Company may adjust the Number of Shares Granted as deemed necessary by the Board of Directors of the Company.

3.	Value of assets contributed upon exercise of rights to subscribe for new shares

The value of assets contributed upon the exercise of each right to subscribe for new shares shall be the exercise price of one yen per share that can be delivered by exercising each right to subscribe for new shares, multiplied by the Number of Shares Granted.

4.	Exercisable period of the rights to subscribe for new shares

From October 3, 2022 to July 30, 2045.

5.	Conditions for exercise of rights to subscribe for new shares
(i)	Holders of Rights to Subscribe for New Shares may exercise rights to subscribe for new shares within 10 days (or the next business day if the 10th day falls on a holiday) from the day following the day on which they lose their position as director or executive officer of the Company, The Aichi Bank, Ltd., or The Chukyo Bank, Limited.
(ii)	Notwithstanding (i) above, if a proposal to approve a merger agreement in which the Company is the non-surviving company, a proposal to approve a company split agreement or company split plan in which the Company will become the splitting company, or a proposal to approve a share exchange agreement or share transfer plan in which the Company becomes a wholly owned subsidiary is approved by the general meeting of shareholders of the Company (or resolved by the Board of Directors of the Company if a resolution of the general meeting of shareholders is not required), the rights to subscribe for new shares may only be exercised for a period of 30 days from the day following the date of approval; provided, however, that this shall exclude cases in which the rights to subscribe for new shares of the Restructured Company are delivered to Holders of Rights to Subscribe for New Shares in accordance with the delivery of rights to subscribe for new shares in conjunction with Restructuring prescribed in 9. below.
(iii)	Other terms and conditions shall be as set forth in the Agreement on Allocation of Series 3 Rights to Subscribe for New Shares (Share-Based Compensation Type Stock Options) entered into between The Chukyo Bank, Limited and the Holder of Rights to Subscribe for New Shares. In this case, “The Chukyo Bank, Limited” shall be replaced with “Aichi Financial Group, Inc.,” and “Agreement on Allocation of Series 3 Rights to Subscribe for New Shares (Share-Based Compensation Type Stock Options)” shall be replaced with “Series 13 Rights Rights to Subscribe for New Shares of Aichi Financial Group, Inc.” in the agreement.
6.	Capital and capital reserve to be increased in the case of issuance of shares upon exercise of the rights to subscribe for new shares
(i)	The amount of capital increase when shares are issued upon exercise of the rights to subscribe for new shares will be half the upper limit for a capital increase calculated in accordance with Article 17(1) of the Regulations on Corporate Accounting, rounded up to the nearest yen.
(ii)	The increase in capital reserve when shares are issued upon exercise of the rights to subscribe for new shares will be the upper limit for a capital increase described in (i) above less the capital increase stipulated in (i) above.
7.	Call provision of the rights to subscribe for new shares

If a proposal set forth in (i), (ii), (iii), (iv), or (v) below is approved by the Company’s general meeting of shareholders (or resolved by the Board of Directors of the Company if a resolution of the general meeting of shareholders is not required), the Company may acquire the rights to subscribe for new shares without contribution on a date separately determined by the Company’s Board of Directors.

(i)	Proposal to approve a merger agreement under which the Company is the non-surviving company.
(ii)	Proposal to approve a company split agreement or a company split plan under which the Company would become the splitting company.
(iii)	Proposal to approve a share exchange agreement or share transfer plan under which the Company becomes a wholly owned subsidiary.
(iv)	Proposal for approval of amendment of the Articles of Incorporation which stipulates that the approval of the Company is required for the acquisition of shares by transfer as the content of all shares issued by the Company; or
(v)	Proposal for approval of amendment of the Articles of Incorporation which provides that approval of the Company is required for the acquisition by transfer of the class of shares underlying the rights to subscribe for new shares as the content of that class of shares, or that the Company will acquire all of the shares of this type by a resolution of a general meeting of shareholders.

8.	Restrictions on acquisition of rights to subscribe for new shares by transfer

A resolution of the Board of Directors of the Company is required for the transfer of rights to subscribe for new shares.

9.	Delivery of rights to subscribe for new shares associated with Restructuring

If the Company undergoes a merger (limited only to situations where the Company dissolves through merger), absorption-type company split or incorporation-type company split (in both cases limited only to situations where the Company becomes a demerged company), or share exchange or share transfer (in both cases limited only to situations where the Company becomes a wholly owned subsidiary) (the above acts hereinafter collectively referred to as “Restructuring”), rights to subscribe for new shares to the corporation listed in the Companies Act, Article 236, Paragraph 1, Item (viii), (a) through (e) (hereinafter, “Restructured Company”) shall be delivered to each Holder of Rights to Subscribe for New Shares who holds rights to subscribe for new shares remaining (hereinafter, the “Remaining Rights to Subscribe for New Shares”) immediately prior to the effective date (for an absorption-type merger, the date the absorption-type merger takes effect; for a consolidation-type merger, the date a corporation under consolidation merger is established; for an absorption-type company split, the date the absorption-type company split takes effect; for an incorporation-type company split, the date a corporation under incorporation-type company split is established; for share exchange, the date the share is exchange takes effect; and for share transfer, the date a wholly owning parent company under share transfer is established; the same shall apply hereunder) of the Restructuring in each of the situations. However, this shall apply only when the delivery of rights to subscribe for new shares in the Restructured Company is provided for in the absorption-type merger agreement, consolidation-type merger agreement, absorption-type split agreement, incorporation-type split agreement, share exchange agreement, or share transfer plan in accordance with each of the following items.

(i)	The number of rights to subscribe for new shares of the Restructured Company to be granted
The same number as the number of the Remaining Rights to Subscribe for New Shares held by the Holder of Rights to Subscribe for New Shares shall be delivered to each Holder of Rights to Subscribe for New Shares.
(ii)	Class of shares in the Restructured Company underlying the rights to subscribe for new shares Common shares in the Restructured Company
(iii)	Number of shares underlying the rights to subscribe for new shares of the Restructured Company
To be determined in accordance with 2. above and in consideration of the conditions for the Restructuring.
(iv)	Value of assets contributed upon exercise of rights to subscribe for new shares
The value of the assets to be contributed when exercising rights to subscribe for new shares will be the amount calculated by multiplying the payment price after restructuring specified below by the number of Restructured Company shares underlying the rights to subscribe for new shares as determined according to item (iii) above. The exercise price after restructuring will be one yen for each share of the Restructured Company that may be received as a result of the exercise of the issued rights to subscribe for new shares.
(v)	Exercisable period of the rights to subscribe for new shares
The period from the later of the commencement date of the rights to subscribe for new shares exercisable period set forth in 4. or the date Restructuring takes effect until the last day of the above rights to subscribe for new shares exercisable period set forth in 4.
(vi)	Capital and capital reserve to be increased in the case of issuance of shares upon exercise of the rights to subscribe for new shares To be determined in accordance with 6.
(vii)	Restrictions on acquisition of rights to subscribe for new shares by transfer
A resolution of the Restructured Company’s board of directors is required for the acquisition of rights to subscribe for new shares by transfer.
(viii)	Conditions for exercise of rights to subscribe for new shares To be determined in accordance with 5.
(ix)	Call provision of the rights to subscribe for new shares To be determined in accordance with 7.
10.	Handling of fractional shares that occur when exercising rights to subscribe for new shares

In cases where the number of the shares to be issued to a Holder of Rights to Subscribe for New Shares that has exercised a right to subscribe for new shares includes a fractional share, it will be rounded down.

11.	The day on which the rights to subscribe for new shares are allocated

October 3, 2022

End of document.

Exhibit 3-(4)-1

Details of The Chukyo Bank, Limited Series 4 Rights to Subscribe for New Shares

1.	Name of rights to subscribe for new shares

The Chukyo Bank, Limited          Series 4 Rights to Subscribe for New Shares

2.	Total number of rights to subscribe for new shares

283

The aforementioned total number is the planned number to be allocated, and if the total number of the rights to subscribe for new shares to be allocated is reduced if applications for subscription are not made or the like, the total number of rights to subscribe for new shares allocated shall be regarded as the total number of rights to subscribe for new shares issued.

3.	Persons eligible for allocation of rights to subscribe for new shares and the number of such persons, and the number of rights to subscribe for new shares to be allocated
Directors of the Bank	Eight	191 rights
Executive officers of the Bank	Seven	92 rights
4.	Class and number of shares underlying the rights to subscribe for new shares

The class of shares underlying the rights to subscribe for new shares shall be common stock of the Bank, and the number of shares underlying each right to subscribe for new shares (the “Number of Shares Granted”) shall be 1,000 shares (with the adjusted Number of Shares Granted as 100 due to the share consolidation with an effective date of October 1, 2016 (the adjustment method is as set forth below)).

If the Bank conducts a share split (including allocation of shares of the Bank’s common stock without contribution; hereinafter the same for mentions of share split) or a share consolidation of its common stock after the date set forth in 14. below on which the rights to subscribe for new shares are allocated (the “Allocation Date”), the Number of Shares Granted will be adjusted in accordance with the following formula. However, the adjustment will only apply to those shares underlying rights to subscribe for new shares that had not been exercised by the time of the split or reverse split. Fractional shares occurring as a result of the adjustment will be rounded down.

Adjusted Number of Shares Granted = pre-adjustment Number of Shares Granted × share split (or share consolidation) ratio

The adjusted Number of Shares Granted shall be applied from the day following the record date of the share split (or, if a record date is not specified, from the effective date) in the case of a share split and from the effective date in the case of a share consolidation; provided, however, that if a share split is carried out on the condition that a proposal to reduce the amount of surplus and increase capital or reserves is approved at a general meeting of shareholders of the Bank, and if the record date for the share split is a day on or before the date of the conclusion of such general meeting of shareholders, the adjusted Number of Shares Granted shall be applied from the day following the date of conclusion of the general meeting of shareholders.

In addition to the above, if, after the Allocation Date, the Bank carries out a merger, company split or share exchange, or if it is otherwise necessary to adjust the Number of Shares Granted in a similar manner to such cases, the Bank may adjust the Number of Shares Granted as deemed necessary by the Board of Directors of the Bank.

5.	Value of assets contributed upon exercise of rights to subscribe for new shares

The value of assets contributed upon the exercise of each right to subscribe for new shares shall be the exercise price of one yen per share that can be delivered by exercising each right to subscribe for new shares, multiplied by the Number of Shares Granted.

6.	Method of calculating the amount to be paid in for rights to subscribe for new shares

The paid-in amount for each right to subscribe for new shares shall be obtained by multiplying the option price per share which is calculated based on the following formula and the basis figures from (ii) through (vii) below by the Number of Shares Granted (with amounts less than one yen rounded up).

Where:

(i)	Option price per share (C )
(ii)	Share price (S ): closing price of ordinary transactions of common shares of the Bank on the Tokyo Stock Exchange on July 27, 2016 (or, if there is no closing price, the standard price on the next trading day)
(iii)	Exercise price (X ): as stated in 5. above
(iv)	Expected remaining period (t): 3.4 years
(v)	Volatility (s): calculated based on the closing price of ordinary transactions of common shares of the Bank on each trading date over 3.4 years (from March 4, 2013 to July 27, 2016).
(vi)	Risk-free interest rate (r): rate of interest on government bonds corresponding to the expected remaining period
(vii)	Dividend yield (l): dividend per share for the most recent fiscal year ÷ share price set out in (ii) above
(viii)	Cumulative distribution function of standard normal distribution (N(.))

The amount calculated in accordance with the foregoing is the fair value of the rights to subscribe for new shares and does not constitute an advantageous issuance. In addition, the party receiving allocation shall set off remuneration claims it holds against the Bank with its obligation to pay the paid-in amount for rights to subscribe for new shares.

7.	Exercisable period of the rights to subscribe for new shares

From July 28, 2016 to July 27, 2046.

8.	Conditions for exercise of rights to subscribe for new shares
(i)	Holders of Rights to Subscribe for New Shares may exercise rights to subscribe for new shares within 10 days (or the next business day if the 10th day falls on a holiday) from the day following the day on which they lose their position as director or executive officer of the Bank.

(ii)	Notwithstanding (i) above, if a proposal to approve a merger agreement in which the Bank is the non-surviving company, a proposal to approve a company split agreement or company split plan in which the Bank will become the splitting company, or a proposal to approve a share exchange agreement or share transfer plan in which the Bank becomes a wholly owned subsidiary is approved by the general meeting of shareholders of the Bank (or resolved by the Board of Directors of the Bank or decided by an executive officer delegated in accordance with the provisions of Article 416(4) of the Companies Act, if a resolution of the general meeting of shareholders is not required), the rights to subscribe for new shares may only be exercised for a period of 30 days from the day following the date of approval; provided, however, that this shall exclude cases in which the rights to subscribe for new shares of the Restructured Company are delivered to Holders of Rights to Subscribe for New Shares in accordance with the delivery of rights to subscribe for new shares in conjunction with Restructuring prescribed in 12. below.
(iii)	Other terms and conditions shall be as set forth in the Agreement on Allocation of Rights to Subscribe for New Shares entered into between the Bank and the Holder of Rights to Subscribe for New Shares.
9.	Capital and capital reserve to be increased in the case of issuance of shares upon exercise of the rights to subscribe for new shares
(i)	The amount of capital increase when shares are issued upon exercise of the rights to subscribe for new shares will be half the upper limit for a capital increase calculated in accordance with Article 17(1) of the Regulations on Corporate Accounting, rounded up to the nearest yen.
(ii)	The increase in capital reserve when shares are issued upon exercise of the rights to subscribe for new shares will be the upper limit for a capital increase described in (i) above less the capital increase stipulated in (i) above.
10.	Call provision of the rights to subscribe for new shares

If a proposal set forth in (i), (ii), (iii), (iv), or (v) below is approved by the Bank’s general meeting of shareholders (or resolved by the Board of Directors of the Bank or decided by an executive officer delegated in accordance with the provisions of Article 416(4) of the Companies Act, if a resolution of the general meeting of shareholders is not required), the Bank may acquire the rights to subscribe for new shares without contribution on a date separately determined by the Bank’s Board of Directors.

(i)	Proposal to approve a merger agreement under which the Bank is the non-surviving company.
(ii)	Proposal to approve a company split agreement or a company split plan under which the Bank would become the splitting company.
(iii)	Proposal to approve a share exchange agreement or share transfer plan under which the Bank becomes a wholly owned subsidiary.
(iv)	Proposal for approval of amendment of the Articles of Incorporation which stipulates that the approval of the Bank is required for the acquisition of shares by transfer as the content of all shares issued by the Bank; or
(v)	Proposal for approval of amendment of the Articles of Incorporation which provides that approval of the Bank is required for the acquisition by transfer of the class of shares underlying the rights to subscribe for new shares as the content of that class of shares, or that the Bank will acquire all of the shares of this type by a resolution of a general meeting of shareholders.
11.	Restrictions on acquisition of rights to subscribe for new shares by transfer

A resolution of the Board of Directors of the Bank is required for the transfer of rights to subscribe for new shares.

12.	Delivery of rights to subscribe for new shares associated with Restructuring

If the Bank undergoes a merger (limited only to situations where the Bank dissolves through merger), absorption-type company split or incorporation-type company split (in both cases limited only to situations where the Bank becomes a demerged company), or share exchange or share transfer (in both cases limited only to situations where the Bank becomes a wholly owned subsidiary) (the above acts hereinafter collectively referred to as “Restructuring”), rights to subscribe for new shares to the corporation listed in the Companies Act, Article 236, Paragraph 1, Item (viii), (a) through (e) (hereinafter, “Restructured Company”) shall be delivered to each Holder of Rights to Subscribe for New Shares who holds rights to subscribe for new shares remaining (hereinafter, the “Remaining Rights to Subscribe for New Shares”) immediately prior to the effective date (for an absorption-type merger, the date the absorption-type merger takes effect; for a consolidation-type merger, the date a corporation under consolidation merger is established; for an absorption-type company split, the date the absorption-type company split takes effect; for an incorporation-type company split, the date a corporation under incorporation-type company split is established; for share exchange, the date the share is exchange takes effect; and for share transfer, the date a wholly owning parent company under share transfer is established; the same shall apply hereunder) of the Restructuring in each of the situations. However, this shall apply only when the delivery of rights to subscribe for new shares in the Restructured Company is provided for in the absorption-type merger agreement, consolidation-type merger agreement, absorption-type split agreement, incorporation-type split agreement, share exchange agreement, or share transfer plan in accordance with each of the following items.

(i)	The number of rights to subscribe for new shares of the Restructured Company to be granted
The same number as the number of the Remaining Rights to Subscribe for New Shares held by the Holder of Rights to Subscribe for New Shares shall be delivered to each Holder of Rights to Subscribe for New Shares.
(ii)	Class of shares in the Restructured Company underlying the rights to subscribe for new shares Common shares in the Restructured Company
(iii)	Number of shares underlying the rights to subscribe for new shares of the Restructured Company
To be determined in accordance with 4. above and in consideration of the conditions for the Restructuring.
(iv)	Value of assets contributed upon exercise of rights to subscribe for new shares
The value of the assets to be contributed when exercising rights to subscribe for new shares will be the amount calculated by multiplying the payment price after restructuring specified below by the number of Restructured Company shares underlying the rights to subscribe for new shares as determined according to item (iii) above. The exercise price after restructuring will be one yen for each share of the Restructured Company that may be received as a result of the exercise of the issued rights to subscribe for new shares.

(v)	Exercisable period of the rights to subscribe for new shares
The period from the later of the commencement date of the rights to subscribe for new shares exercisable period set forth in 7. or the date Restructuring takes effect until the last day of the above rights to subscribe for new shares exercisable period set forth in 7.
(vi)	Capital and capital reserve to be increased in the case of issuance of shares upon exercise of the rights to subscribe for new shares To be determined in accordance with 9.
(vii)	Restrictions on acquisition of rights to subscribe for new shares by transfer
A resolution of the Restructured Company’s board of directors is required for the acquisition of rights to subscribe for new shares by transfer.
(viii)	Conditions for exercise of rights to subscribe for new shares To be determined in accordance with 8.
(ix)	Call provision of the rights to subscribe for new shares To be determined in accordance with 10.
13.	Handling of fractional shares that occur when exercising rights to subscribe for new shares

In cases where the number of the shares to be issued to a Holder of Rights to Subscribe for New Shares that has exercised a right to subscribe for new shares includes a fractional share, it will be rounded down.

14.	The day on which the rights to subscribe for new shares are allocated

July 27, 2016

15.	Method of requesting exercise of rights to subscribe for new shares and making payment
(i)	When exercising rights to subscribe for new shares, the written request for exercise of rights to subscribe for new shares shall be completed in the form prescribed by the Bank, and upon affixing the name and seal or signature thereto, shall be submitted to the location for submitting requests to exercise rights to subscribe for new shares set out in 16.
(ii)	In addition to submission of the written request for exercise of rights to subscribe for new shares set forth in (i) above, in accordance with the provisions of Article 281(1) of the Companies Act, the full amount of the amount obtained by multiplying the value of assets to be contributed upon exercise of the rights to subscribe for new shares by the number of rights to subscribe for new shares subject to exercise shall be transferred in cash to the account designated by the Bank at the location for handling payment set forth in 17. by the date designated by the Bank.
16.	Location for submitting requests to exercise rights to subscribe for new shares

The Bank’s Human Resources Department (or the department in charge of such operations at the time)

17.	Location for handling payment of money to be contributed upon exercise of the rights to subscribe for new shares

The Bank’s Headquarters Sales Department (or the succeeding bank or branch of such bank or branch at the time)

18.	Handling after exercise of rights to subscribe for new shares

Promptly after the completion of the exercise procedures, the Bank shall carry out the procedures necessary for the entry or record of the shares to be acquired by Holders of Rights to Subscribe for New Shares through the exercise of rights to subscribe for new shares into an account in the name of the Holder of Rights to Subscribe for New Shares opened by the Holder of Rights to Subscribe for New Shares in advance at a financial instruments service operator, etc. designated by the Bank.

19.	Handling due to replacement of the provisions of these terms and conditions or other measures

If it is necessary to replace the provisions of these terms and conditions or take other measures, the handling of matters related thereto may be amended in accordance with the provisions of the Companies Act and the intent of the rights to subscribe for new shares by the method the Bank deems appropriate, and such amendment shall form an integral part of these terms and conditions.

20.	Public notice regarding issuance terms and conditions

The Bank shall keep a certified copy of the terms and conditions of the issuance of rights to subscribe for new shares at its headquarters and make it available for inspection by the Holders of Rights to Subscribe for New Shares during its business hours.

21.	Other

The administration necessary for the issuance of the rights to subscribe for new shares, such as determination of details regarding the issuance and allocation of the rights to subscribe for new shares and the performance, etc. of procedures necessary for the issuance of the rights to subscribe for new shares, shall be delegated to the Bank’s Human Resources Department.

End of document.

Exhibit 3-(4)-2

Details of the Aichi Financial Group, Inc. Series 14 Rights to Subscribe for New Shares

1.	Name of rights to subscribe for new shares

Aichi Financial Group, Inc.           Series 14 Rights to Subscribe for New Shares

2.	Class and number of shares underlying the rights to subscribe for new shares

The class of shares underlying the rights to subscribe for new shares shall be common stock of the Company, and the number of shares underlying each right to subscribe for new shares (the “Number of Shares Granted”) shall be 100 shares.

If the Company conducts a share split (including allocation of shares of the Company’s common stock without contribution; hereinafter the same for mentions of share split) or a share consolidation of its common stock after the date set forth in 11. below on which the rights to subscribe for new shares are allocated (the “Allocation Date”), the Number of Shares Granted will be adjusted in accordance with the following formula. However, the adjustment will only apply to those shares underlying rights to subscribe for new shares that had not been exercised by the time of the split or reverse split. Fractional shares occurring as a result of the adjustment will be rounded down.

Adjusted Number of Shares Granted = pre-adjustment Number of Shares Granted × share split (or share consolidation) ratio

The adjusted Number of Shares Granted shall be applied from the day following the record date of the share split (or, if a record date is not specified, from the effective date) in the case of a share split and from the effective date in the case of a share consolidation; provided, however, that if a share split is carried out on the condition that a proposal to reduce the amount of surplus and increase capital or reserves is approved at a general meeting of shareholders of the Company, and if the record date for the share split is a day on or before the date of the conclusion of such general meeting of shareholders, the adjusted Number of Shares Granted shall be applied from the day following the date of conclusion of the general meeting of shareholders.

In addition to the above, if, after the Allocation Date, the Company carries out a merger, company split or share exchange, or if it is otherwise necessary to adjust the Number of Shares Granted in a similar manner to such cases, the Company may adjust the Number of Shares Granted as deemed necessary by the Board of Directors of the Company.

3.	Value of assets contributed upon exercise of rights to subscribe for new shares

The value of assets contributed upon the exercise of each right to subscribe for new shares shall be the exercise price of one yen per share that can be delivered by exercising each right to subscribe for new shares, multiplied by the Number of Shares Granted.

4.	Exercisable period of the rights to subscribe for new shares

From October 3, 2022 to July 27, 2046.

5.	Conditions for exercise of rights to subscribe for new shares
(i)	Holders of Rights to Subscribe for New Shares may exercise rights to subscribe for new shares within 10 days (or the next business day if the 10th day falls on a holiday) from the day following the day on which they lose their position as director or executive officer of the Company, The Aichi Bank, Ltd., or The Chukyo Bank, Limited.
(ii)	Notwithstanding (i) above, if a proposal to approve a merger agreement in which the Company is the non-surviving company, a proposal to approve a company split agreement or company split plan in which the Company will become the splitting company, or a proposal to approve a share exchange agreement or share transfer plan in which the Company becomes a wholly owned subsidiary is approved by the general meeting of shareholders of the Company (or resolved by the Board of Directors of the Company if a resolution of the general meeting of shareholders is not required), the rights to subscribe for new shares may only be exercised for a period of 30 days from the day following the date of approval; provided, however, that this shall exclude cases in which the rights to subscribe for new shares of the Restructured Company are delivered to Holders of Rights to Subscribe for New Shares in accordance with the delivery of rights to subscribe for new shares in conjunction with Restructuring prescribed in 9. below.
(iii)	Other terms and conditions shall be as set forth in the Agreement on Allocation of Series 4 Rights to Subscribe for New Shares (Share-Based Compensation Type Stock Options) entered into between The Chukyo Bank, Limited and the Holder of Rights to Subscribe for New Shares. In this case, “The Chukyo Bank, Limited” shall be replaced with “Aichi Financial Group, Inc.,” and “Agreement on Allocation of Series 4 Rights to Subscribe for New Shares (Share-Based Compensation Type Stock Options)” shall be replaced with “Series 14 Rights to Subscribe for New Shares of Aichi Financial Group, Inc.” in the agreement.
6.	Capital and capital reserve to be increased in the case of issuance of shares upon exercise of the rights to subscribe for new shares
(i)	The amount of capital increase when shares are issued upon exercise of the rights to subscribe for new shares will be half the upper limit for a capital increase calculated in accordance with Article 17(1) of the Regulations on Corporate Accounting, rounded up to the nearest yen.
(ii)	The increase in capital reserve when shares are issued upon exercise of the rights to subscribe for new shares will be the upper limit for a capital increase described in (i) above less the capital increase stipulated in (i) above.
7.	Call provision of the rights to subscribe for new shares

If a proposal set forth in (i), (ii), (iii), (iv), or (v) below is approved by the Company’s general meeting of shareholders (or resolved by the Board of Directors of the Company if a resolution of the general meeting of shareholders is not required), the Company may acquire the rights to subscribe for new shares without contribution on a date separately determined by the Company’s Board of Directors.

(i)	Proposal to approve a merger agreement under which the Company is the non-surviving company.
(ii)	Proposal to approve a company split agreement or a company split plan under which the Company would become the splitting company.
(iii)	Proposal to approve a share exchange agreement or share transfer plan under which the Company becomes a wholly owned subsidiary.
(iv)	Proposal for approval of amendment of the Articles of Incorporation which stipulates that the approval of the Company is required for the acquisition of shares by transfer as the content of all shares issued by the Company; or
(v)	Proposal for approval of amendment of the Articles of Incorporation which provides that approval of the Company is required for the acquisition by transfer of the class of shares underlying the rights to subscribe for new shares as the content of that class of shares, or that the Company will acquire all of the shares of this type by a resolution of a general meeting of shareholders.

8.	Restrictions on acquisition of rights to subscribe for new shares by transfer

A resolution of the Board of Directors of the Company is required for the transfer of rights to subscribe for new shares.

9.	Delivery of rights to subscribe for new shares associated with Restructuring

If the Company undergoes a merger (limited only to situations where the Company dissolves through merger), absorption-type company split or incorporation-type company split (in both cases limited only to situations where the Company becomes a demerged company), or share exchange or share transfer (in both cases limited only to situations where the Company becomes a wholly owned subsidiary) (the above acts hereinafter collectively referred to as “Restructuring”), rights to subscribe for new shares to the corporation listed in the Companies Act, Article 236, Paragraph 1, Item (viii), (a) through (e) (hereinafter, “Restructured Company”) shall be delivered to each Holder of Rights to Subscribe for New Shares who holds rights to subscribe for new shares remaining (hereinafter, the “Remaining Rights to Subscribe for New Shares”) immediately prior to the effective date (for an absorption-type merger, the date the absorption-type merger takes effect; for a consolidation-type merger, the date a corporation under consolidation merger is established; for an absorption-type company split, the date the absorption-type company split takes effect; for an incorporation-type company split, the date a corporation under incorporation-type company split is established; for share exchange, the date the share is exchange takes effect; and for share transfer, the date a wholly owning parent company under share transfer is established; the same shall apply hereunder) of the Restructuring in each of the situations. However, this shall apply only when the delivery of rights to subscribe for new shares in the Restructured Company is provided for in the absorption-type merger agreement, consolidation-type merger agreement, absorption-type split agreement, incorporation-type split agreement, share exchange agreement, or share transfer plan in accordance with each of the following items.

(i)	The number of rights to subscribe for new shares of the Restructured Company to be granted
The same number as the number of the Remaining Rights to Subscribe for New Shares held by the Holder of Rights to Subscribe for New Shares shall be delivered to each Holder of Rights to Subscribe for New Shares.
(ii)	Class of shares in the Restructured Company underlying the rights to subscribe for new shares Common shares in the Restructured Company
(iii)	Number of shares underlying the rights to subscribe for new shares of the Restructured Company
To be determined in accordance with 2. above and in consideration of the conditions for the Restructuring.
(iv)	Value of assets contributed upon exercise of rights to subscribe for new shares
The value of the assets to be contributed when exercising rights to subscribe for new shares will be the amount calculated by multiplying the payment price after restructuring specified below by the number of Restructured Company shares underlying the rights to subscribe for new shares as determined according to item (iii) above. The exercise price after restructuring will be one yen for each share of the Restructured Company that may be received as a result of the exercise of the issued rights to subscribe for new shares.
(v)	Exercisable period of the rights to subscribe for new shares
The period from the later of the commencement date of the rights to subscribe for new shares exercisable period set forth in 4. or the date Restructuring takes effect until the last day of the above rights to subscribe for new shares exercisable period set forth in 4.
(vi)	Capital and capital reserve to be increased in the case of issuance of shares upon exercise of the rights to subscribe for new shares To be determined in accordance with 6.
(vii)	Restrictions on acquisition of rights to subscribe for new shares by transfer
A resolution of the Restructured Company’s board of directors is required for the acquisition of rights to subscribe for new shares by transfer.
(viii)	Conditions for exercise of rights to subscribe for new shares To be determined in accordance with 5.
(ix)	Call provision of the rights to subscribe for new shares To be determined in accordance with 7.
10.	Handling of fractional shares that occur when exercising rights to subscribe for new shares

In cases where the number of the shares to be issued to a Holder of Rights to Subscribe for New Shares that has exercised a right to subscribe for new shares includes a fractional share, it will be rounded down.

11.	The day on which the rights to subscribe for new shares are allocated

October 3, 2022

End of document.

Exhibit 3-(5)-1

Details of The Chukyo Bank, Limited Series 5 Rights to Subscribe for New Shares

1.	Name of rights to subscribe for new shares

The Chukyo Bank, Limited          Series 5 Rights to Subscribe for New Shares

2.	Total number of rights to subscribe for new shares

339

The aforementioned total number is the planned number to be allocated, and if the total number of the rights to subscribe for new shares to be allocated is reduced if applications for subscription are not made or the like, the total number of rights to subscribe for new shares allocated shall be regarded as the total number of rights to subscribe for new shares issued.

3.	Persons eligible for allocation of rights to subscribe for new shares and the number of such persons, and the number of rights to subscribe for new shares to be allocated
Directors of the Bank	Eight	212 rights
Executive officers of the Bank	Nine	127 rights

4.	Class and number of shares underlying the rights to subscribe for new shares

The class of shares underlying the rights to subscribe for new shares shall be common stock of the Bank, and the number of shares underlying each right to subscribe for new shares (the “Number of Shares Granted”) shall be 100 shares.

If the Bank conducts a share split (including allocation of shares of the Bank’s common stock without contribution; hereinafter the same for mentions of share split) or a share consolidation of its common stock after the date set forth in 14. below on which the rights to subscribe for new shares are allocated (the “Allocation Date”), the Number of Shares Granted will be adjusted in accordance with the following formula. However, the adjustment will only apply to those shares underlying rights to subscribe for new shares that had not been exercised by the time of the split or reverse split. Fractional shares occurring as a result of the adjustment will be rounded down.

Adjusted Number of Shares Granted = pre-adjustment Number of Shares Granted × share split (or share consolidation) ratio

The adjusted Number of Shares Granted shall be applied from the day following the record date of the share split (or, if a record date is not specified, from the effective date) in the case of a share split and from the effective date in the case of a share consolidation; provided, however, that if a share split is carried out on the condition that a proposal to reduce the amount of surplus and increase capital or reserves is approved at a general meeting of shareholders of the Bank, and if the record date for the share split is a day on or before the date of the conclusion of such general meeting of shareholders, the adjusted Number of Shares Granted shall be applied from the day following the date of conclusion of the general meeting of shareholders.

In addition to the above, if, after the Allocation Date, the Bank carries out a merger, company split or share exchange, or if it is otherwise necessary to adjust the Number of Shares Granted in a similar manner to such cases, the Bank may adjust the Number of Shares Granted as deemed necessary by the Board of Directors of the Bank.

5.	Value of assets contributed upon exercise of rights to subscribe for new shares

The value of assets contributed upon the exercise of each right to subscribe for new shares shall be the exercise price of one yen per share that can be delivered by exercising each right to subscribe for new shares, multiplied by the Number of Shares Granted.

6.	Method of calculating the amount to be paid in for rights to subscribe for new shares

The paid-in amount for each right to subscribe for new shares shall be obtained by multiplying the option price per share which is calculated based on the following formula and the basis figures from (ii) through (vii) below by the Number of Shares Granted (with amounts less than one yen rounded up).

Where:

(i)	Option price per share (C )
(ii)	Share price (S ): closing price of ordinary transactions of common shares of the Bank on the Tokyo Stock Exchange on July 26, 2017 (or, if there is no closing price, the standard price on the next trading day)
(iii)	Exercise price (X ): as stated in 5. above
(iv)	Expected remaining period (t): 3.4 years
(v)	Volatility (s): calculated based on the closing price of ordinary transactions of common shares of the Bank on each trading date over 3.4 years (from March 3, 2014 to July 26, 2017).
(vi)	Risk-free interest rate (r): rate of interest on government bonds corresponding to the expected remaining period
(vii)	Dividend yield (l): dividend per share for the most recent fiscal year ÷ share price set out in (ii) above
(viii)	Cumulative distribution function of standard normal distribution (N(.))

The amount calculated in accordance with the foregoing is the fair value of the rights to subscribe for new shares and does not constitute an advantageous issuance. In addition, the party receiving allocation shall set off remuneration claims it holds against the Bank with its obligation to pay the paid-in amount for rights to subscribe for new shares.

7.	Exercisable period of the rights to subscribe for new shares

From July 27, 2017 to July 26, 2047.

8.	Conditions for exercise of rights to subscribe for new shares
(i)	Holders of Rights to Subscribe for New Shares may exercise rights to subscribe for new shares within 10 days (or the next business day if the 10th day falls on a holiday) from the day following the day on which they lose their position as director or executive officer of the Bank.

(ii)	Notwithstanding (i) above, if a proposal to approve a merger agreement in which the Bank is the non-surviving company, a proposal to approve a company split agreement or company split plan in which the Bank will become the splitting company, or a proposal to approve a share exchange agreement or share transfer plan in which the Bank becomes a wholly owned subsidiary is approved by the general meeting of shareholders of the Bank (or resolved by the Board of Directors of the Bank or decided by an executive officer delegated in accordance with the provisions of Article 416(4) of the Companies Act, if a resolution of the general meeting of shareholders is not required), the rights to subscribe for new shares may only be exercised for a period of 30 days from the day following the date of approval; provided, however, that this shall exclude cases in which the rights to subscribe for new shares of the Restructured Company are delivered to Holders of Rights to Subscribe for New Shares in accordance with the delivery of rights to subscribe for new shares in conjunction with Restructuring prescribed in 12. below.
(iii)	Other terms and conditions shall be as set forth in the Agreement on Allocation of Rights to Subscribe for New Shares entered into between the Bank and the Holder of Rights to Subscribe for New Shares.
9.	Capital and capital reserve to be increased in the case of issuance of shares upon exercise of the rights to subscribe for new shares
(i)	The amount of capital increase when shares are issued upon exercise of the rights to subscribe for new shares will be half the upper limit for a capital increase calculated in accordance with Article 17(1) of the Regulations on Corporate Accounting, rounded up to the nearest yen.
(ii)	The increase in capital reserve when shares are issued upon exercise of the rights to subscribe for new shares will be the upper limit for a capital increase described in (i) above less the capital increase stipulated in (i) above.
10.	Call provision of the rights to subscribe for new shares

If a proposal set forth in (i), (ii), (iii), (iv), or (v) below is approved by the Bank’s general meeting of shareholders (or resolved by the Board of Directors of the Bank or decided by an executive officer delegated in accordance with the provisions of Article 416(4) of the Companies Act, if a resolution of the general meeting of shareholders is not required), the Bank may acquire the rights to subscribe for new shares without contribution on a date separately determined by the Bank’s Board of Directors.

(i)	Proposal to approve a merger agreement under which the Bank is the non-surviving company.
(ii)	Proposal to approve a company split agreement or a company split plan under which the Bank would become the splitting company.
(iii)	Proposal to approve a share exchange agreement or share transfer plan under which the Bank becomes a wholly owned subsidiary.
(iv)	Proposal for approval of amendment of the Articles of Incorporation which stipulates that the approval of the Bank is required for the acquisition of shares by transfer as the content of all shares issued by the Bank; or
(v)	Proposal for approval of amendment of the Articles of Incorporation which provides that approval of the Bank is required for the acquisition by transfer of the class of shares underlying the rights to subscribe for new shares as the content of that class of shares, or that the Bank will acquire all of the shares of this type by a resolution of a general meeting of shareholders.
11.	Restrictions on acquisition of rights to subscribe for new shares by transfer

A resolution of the Board of Directors of the Bank is required for the transfer of rights to subscribe for new shares.

12.	Delivery of rights to subscribe for new shares associated with Restructuring

If the Bank undergoes a merger (limited only to situations where the Bank dissolves through merger), absorption-type company split or incorporation-type company split (in both cases limited only to situations where the Bank becomes a demerged company), or share exchange or share transfer (in both cases limited only to situations where the Bank becomes a wholly owned subsidiary) (the above acts hereinafter collectively referred to as “Restructuring”), rights to subscribe for new shares to the corporation listed in the Companies Act, Article 236, Paragraph 1, Item (viii), (a) through (e) (hereinafter, “Restructured Company”) shall be delivered to each Holder of Rights to Subscribe for New Shares who holds rights to subscribe for new shares remaining (hereinafter, the “Remaining Rights to Subscribe for New Shares”) immediately prior to the effective date (for an absorption-type merger, the date the absorption-type merger takes effect; for a consolidation-type merger, the date a corporation under consolidation merger is established; for an absorption-type company split, the date the absorption-type company split takes effect; for an incorporation-type company split, the date a corporation under incorporation-type company split is established; for share exchange, the date the share is exchange takes effect; and for share transfer, the date a wholly owning parent company under share transfer is established; the same shall apply hereunder) of the Restructuring in each of the situations. However, this shall apply only when the delivery of rights to subscribe for new shares in the Restructured Company is provided for in the absorption-type merger agreement, consolidation-type merger agreement, absorption-type split agreement, incorporation-type split agreement, share exchange agreement, or share transfer plan in accordance with each of the following items.

(i)	The number of rights to subscribe for new shares of the Restructured Company to be granted
The same number as the number of the Remaining Rights to Subscribe for New Shares held by the Holder of Rights to Subscribe for New Shares shall be delivered to each Holder of Rights to Subscribe for New Shares.
(ii)	Class of shares in the Restructured Company underlying the rights to subscribe for new shares Common shares in the Restructured Company
(iii)	Number of shares underlying the rights to subscribe for new shares of the Restructured Company
To be determined in accordance with 4. above and in consideration of the conditions for the Restructuring.
(iv)	Value of assets contributed upon exercise of rights to subscribe for new shares
The value of the assets to be contributed when exercising rights to subscribe for new shares will be the amount calculated by multiplying the payment price after restructuring specified below by the number of Restructured Company shares underlying the rights to subscribe for new shares as determined according to item (iii) above. The exercise price after restructuring will be one yen for each share of the Restructured Company that may be received as a result of the exercise of the issued rights to subscribe for new shares.
(v)	Exercisable period of the rights to subscribe for new shares
The period from the later of the commencement date of the rights to subscribe for new shares exercisable period set forth in 7. or the date Restructuring takes effect until the last day of the above rights to subscribe for new shares exercisable period set forth in 7.

(vi)	Capital and capital reserve to be increased in the case of issuance of shares upon exercise of the rights to subscribe for new shares To be determined in accordance with 9.
(vii)	Restrictions on acquisition of rights to subscribe for new shares by transfer
A resolution of the Restructured Company’s board of directors is required for the acquisition of rights to subscribe for new shares by transfer.
(viii)	Conditions for exercise of rights to subscribe for new shares To be determined in accordance with 8.
(ix)	Call provision of the rights to subscribe for new shares To be determined in accordance with 10.
13.	Handling of fractional shares that occur when exercising rights to subscribe for new shares

In cases where the number of the shares to be issued to a Holder of Rights to Subscribe for New Shares that has exercised a right to subscribe for new shares includes a fractional share, it will be rounded down.

14.	The day on which the rights to subscribe for new shares are allocated

July 26, 2017

15.	Method of requesting exercise of rights to subscribe for new shares and making payment
(i)	When exercising rights to subscribe for new shares, the written request for exercise of rights to subscribe for new shares shall be completed in the form prescribed by the Bank, and upon affixing the name and seal or signature thereto, shall be submitted to the location for submitting requests to exercise rights to subscribe for new shares set out in 16.
(ii)	In addition to submission of the written request for exercise of rights to subscribe for new shares set forth in (i) above, in accordance with the provisions of Article 281(1) of the Companies Act, the full amount of the amount obtained by multiplying the value of assets to be contributed upon exercise of the rights to subscribe for new shares by the number of rights to subscribe for new shares subject to exercise shall be transferred in cash to the account designated by the Bank at the location for handling payment set forth in 17. by the date designated by the Bank.
16.	Location for submitting requests to exercise rights to subscribe for new shares

The Bank’s Human Resources Department (or the department in charge of such operations at the time)

17.	Location for handling payment of money to be contributed upon exercise of the rights to subscribe for new shares

The Bank’s Headquarters Sales Department (or the succeeding bank or branch of such bank or branch at the time)

18.	Handling after exercise of rights to subscribe for new shares

Promptly after the completion of the exercise procedures, the Bank shall carry out the procedures necessary for the entry or record of the shares to be acquired by Holders of Rights to Subscribe for New Shares through the exercise of rights to subscribe for new shares into an account in the name of the Holder of Rights to Subscribe for New Shares opened by the Holder of Rights to Subscribe for New Shares in advance at a financial instruments service operator, etc. designated by the Bank.

19.	Handling due to replacement of the provisions of these terms and conditions or other measures

If it is necessary to replace the provisions of these terms and conditions or take other measures, the handling of matters related thereto may be amended in accordance with the provisions of the Companies Act and the intent of the rights to subscribe for new shares by the method the Bank deems appropriate, and such amendment shall form an integral part of these terms and conditions.

20.	Public notice regarding issuance terms and conditions

The Bank shall keep a certified copy of the terms and conditions of the issuance of rights to subscribe for new shares at its headquarters and make it available for inspection by the Holders of Rights to Subscribe for New Shares during its business hours.

21.	Other

The administration necessary for the issuance of the rights to subscribe for new shares, such as determination of details regarding the issuance and allocation of the rights to subscribe for new shares and the performance, etc. of procedures necessary for the issuance of the rights to subscribe for new shares, shall be delegated to the Bank’s Human Resources Department.

End of document.

Exhibit 3-(5)-2

Details of the Aichi Financial Group, Inc. Series 15 Rights to Subscribe for New Shares

1.	Name of rights to subscribe for new shares

Aichi Financial Group, Inc.           Series 15 Rights to Subscribe for New Shares

2.	Class and number of shares underlying the rights to subscribe for new shares

The class of shares underlying the rights to subscribe for new shares shall be common stock of the Company, and the number of shares underlying each right to subscribe for new shares (the “Number of Shares Granted”) shall be 100 shares.

If the Company conducts a share split (including allocation of shares of the Company’s common stock without contribution; hereinafter the same for mentions of share split) or a share consolidation of its common stock after the date set forth in 11. below on which the rights to subscribe for new shares are allocated (the “Allocation Date”), the Number of Shares Granted will be adjusted in accordance with the following formula. However, the adjustment will only apply to those shares underlying rights to subscribe for new shares that had not been exercised by the time of the split or reverse split. Fractional shares occurring as a result of the adjustment will be rounded down.

Adjusted Number of Shares Granted = pre-adjustment Number of Shares Granted × share split (or share consolidation) ratio

The adjusted Number of Shares Granted shall be applied from the day following the record date of the share split (or, if a record date is not specified, from the effective date) in the case of a share split and from the effective date in the case of a share consolidation; provided, however, that if a share split is carried out on the condition that a proposal to reduce the amount of surplus and increase capital or reserves is approved at a general meeting of shareholders of the Company, and if the record date for the share split is a day on or before the date of the conclusion of such general meeting of shareholders, the adjusted Number of Shares Granted shall be applied from the day following the date of conclusion of the general meeting of shareholders.

In addition to the above, if, after the Allocation Date, the Company carries out a merger, company split or share exchange, or if it is otherwise necessary to adjust the Number of Shares Granted in a similar manner to such cases, the Company may adjust the Number of Shares Granted as deemed necessary by the Board of Directors of the Company.

3.	Value of assets contributed upon exercise of rights to subscribe for new shares

The value of assets contributed upon the exercise of each right to subscribe for new shares shall be the exercise price of one yen per share that can be delivered by exercising each right to subscribe for new shares, multiplied by the Number of Shares Granted.

4.	Exercisable period of the rights to subscribe for new shares

From October 3, 2022 to July 26, 2047.

5.	Conditions for exercise of rights to subscribe for new shares
(i)	Holders of Rights to Subscribe for New Shares may exercise rights to subscribe for new shares within 10 days (or the next business day if the 10th day falls on a holiday) from the day following the day on which they lose their position as director or executive officer of the Company, The Aichi Bank, Ltd., or The Chukyo Bank, Limited.
(ii)	Notwithstanding (i) above, if a proposal to approve a merger agreement in which the Company is the non-surviving company, a proposal to approve a company split agreement or company split plan in which the Company will become the splitting company, or a proposal to approve a share exchange agreement or share transfer plan in which the Company becomes a wholly owned subsidiary is approved by the general meeting of shareholders of the Company (or resolved by the Board of Directors of the Company if a resolution of the general meeting of shareholders is not required), the rights to subscribe for new shares may only be exercised for a period of 30 days from the day following the date of approval; provided, however, that this shall exclude cases in which the rights to subscribe for new shares of the Restructured Company are delivered to Holders of Rights to Subscribe for New Shares in accordance with the delivery of rights to subscribe for new shares in conjunction with Restructuring prescribed in 9. below.
(iii)	Other terms and conditions shall be as set forth in the Agreement on Allocation of Series 5 Rights to Subscribe for New Shares (Share-Based Compensation Type Stock Options) entered into between The Chukyo Bank, Limited and the Holder of Rights to Subscribe for New Shares. In this case, “The Chukyo Bank, Limited” shall be replaced with “Aichi Financial Group, Inc.,” and “Agreement on Allocation of Series 5 Rights to Subscribe for New Shares (Share-Based Compensation Type Stock Options)” shall be replaced with “Series 15 Rights to Subscribe for New Shares of Aichi Financial Group, Inc.” in the agreement.
6.	Capital and capital reserve to be increased in the case of issuance of shares upon exercise of the rights to subscribe for new shares
(i)	The amount of capital increase when shares are issued upon exercise of the rights to subscribe for new shares will be half the upper limit for a capital increase calculated in accordance with Article 17(1) of the Regulations on Corporate Accounting, rounded up to the nearest yen.
(ii)	The increase in capital reserve when shares are issued upon exercise of the rights to subscribe for new shares will be the upper limit for a capital increase described in (i) above less the capital increase stipulated in (i) above.
7.	Call provision of the rights to subscribe for new shares

If a proposal set forth in (i), (ii), (iii), (iv), or (v) below is approved by the Company’s general meeting of shareholders (or resolved by the Board of Directors of the Company if a resolution of the general meeting of shareholders is not required), the Company may acquire the rights to subscribe for new shares without contribution on a date separately determined by the Company’s Board of Directors.

(i)	Proposal to approve a merger agreement under which the Company is the non-surviving company.
(ii)	Proposal to approve a company split agreement or a company split plan under which the Company would become the splitting company.
(iii)	Proposal to approve a share exchange agreement or share transfer plan under which the Company becomes a wholly owned subsidiary.
(iv)	Proposal for approval of amendment of the Articles of Incorporation which stipulates that the approval of the Company is required for the acquisition of shares by transfer as the content of all shares issued by the Company; or
(v)	Proposal for approval of amendment of the Articles of Incorporation which provides that approval of the Company is required for the acquisition by transfer of the class of shares underlying the rights to subscribe for new shares as the content of that class of shares, or that the Company will acquire all of the shares of this type by a resolution of a general meeting of shareholders.

8.	Restrictions on acquisition of rights to subscribe for new shares by transfer

A resolution of the Board of Directors of the Company is required for the transfer of rights to subscribe for new shares.

9.	Delivery of rights to subscribe for new shares associated with Restructuring

If the Company undergoes a merger (limited only to situations where the Company dissolves through merger), absorption-type company split or incorporation-type company split (in both cases limited only to situations where the Company becomes a demerged company), or share exchange or share transfer (in both cases limited only to situations where the Company becomes a wholly owned subsidiary) (the above acts hereinafter collectively referred to as “Restructuring”), rights to subscribe for new shares to the corporation listed in the Companies Act, Article 236, Paragraph 1, Item (viii), (a) through (e) (hereinafter, “Restructured Company”) shall be delivered to each Holder of Rights to Subscribe for New Shares who holds rights to subscribe for new shares remaining (hereinafter, the “Remaining Rights to Subscribe for New Shares”) immediately prior to the effective date (for an absorption-type merger, the date the absorption-type merger takes effect; for a consolidation-type merger, the date a corporation under consolidation merger is established; for an absorption-type company split, the date the absorption-type company split takes effect; for an incorporation-type company split, the date a corporation under incorporation-type company split is established; for share exchange, the date the share is exchange takes effect; and for share transfer, the date a wholly owning parent company under share transfer is established; the same shall apply hereunder) of the Restructuring in each of the situations. However, this shall apply only when the delivery of rights to subscribe for new shares in the Restructured Company is provided for in the absorption-type merger agreement, consolidation-type merger agreement, absorption-type split agreement, incorporation-type split agreement, share exchange agreement, or share transfer plan in accordance with each of the following items.

(i)	The number of rights to subscribe for new shares of the Restructured Company to be granted
The same number as the number of the Remaining Rights to Subscribe for New Shares held by the Holder of Rights to Subscribe for New Shares shall be delivered to each Holder of Rights to Subscribe for New Shares.
(ii)	Class of shares in the Restructured Company underlying the rights to subscribe for new shares Common shares in the Restructured Company
(iii)	Number of shares underlying the rights to subscribe for new shares of the Restructured Company
To be determined in accordance with 2. above and in consideration of the conditions for the Restructuring.
(iv)	Value of assets contributed upon exercise of rights to subscribe for new shares
The value of the assets to be contributed when exercising rights to subscribe for new shares will be the amount calculated by multiplying the payment price after restructuring specified below by the number of Restructured Company shares underlying the rights to subscribe for new shares as determined according to item (iii) above. The exercise price after restructuring will be one yen for each share of the Restructured Company that may be received as a result of the exercise of the issued rights to subscribe for new shares.
(v)	Exercisable period of the rights to subscribe for new shares
The period from the later of the commencement date of the rights to subscribe for new shares exercisable period set forth in 4. or the date Restructuring takes effect until the last day of the above rights to subscribe for new shares exercisable period set forth in 4.
(vi)	Capital and capital reserve to be increased in the case of issuance of shares upon exercise of the rights to subscribe for new shares To be determined in accordance with 6.
(vii)	Restrictions on acquisition of rights to subscribe for new shares by transfer
A resolution of the Restructured Company’s board of directors is required for the acquisition of rights to subscribe for new shares by transfer.
(viii)	Conditions for exercise of rights to subscribe for new shares To be determined in accordance with 5.
(ix)	Call provision of the rights to subscribe for new shares To be determined in accordance with 7.
10.	Handling of fractional shares that occur when exercising rights to subscribe for new shares

In cases where the number of the shares to be issued to a Holder of Rights to Subscribe for New Shares that has exercised a right to subscribe for new shares includes a fractional share, it will be rounded down.

11.	The day on which the rights to subscribe for new shares are allocated

October 3, 2022

End of document.

Exhibit 3-(6)-1

Details of The Chukyo Bank, Limited Series 6 Rights to Subscribe for New Shares

1.	Name of rights to subscribe for new shares

The Chukyo Bank, Limited          Series 6 Rights to Subscribe for New Shares

2.	Total number of rights to subscribe for new shares

328

The aforementioned total number is the planned number to be allocated, and if the total number of the rights to subscribe for new shares to be allocated is reduced if applications for subscription are not made or the like, the total number of rights to subscribe for new shares allocated shall be regarded as the total number of rights to subscribe for new shares issued.

3.	Persons eligible for allocation of rights to subscribe for new shares and the number of such persons, and the number of rights to subscribe for new shares to be allocated
Directors of the Bank	Seven	194 rights
Executive officers of the Bank	Ten	134 rights
4.	Class and number of shares underlying the rights to subscribe for new shares

The class of shares underlying the rights to subscribe for new shares shall be common stock of the Bank, and the number of shares underlying each right to subscribe for new shares (the “Number of Shares Granted”) shall be 100 shares.

If the Bank conducts a share split (including allocation of shares of the Bank’s common stock without contribution; hereinafter the same for mentions of share split) or a share consolidation of its common stock after the date set forth in 14. below on which the rights to subscribe for new shares are allocated (the “Allocation Date”), the Number of Shares Granted will be adjusted in accordance with the following formula. However, the adjustment will only apply to those shares underlying rights to subscribe for new shares that had not been exercised by the time of the split or reverse split. Fractional shares occurring as a result of the adjustment will be rounded down.

Adjusted Number of Shares Granted = pre-adjustment Number of Shares Granted × share split (or share consolidation) ratio

The adjusted Number of Shares Granted shall be applied from the day following the record date of the share split (or, if a record date is not specified, from the effective date) in the case of a share split and from the effective date in the case of a share consolidation; provided, however, that if a share split is carried out on the condition that a proposal to reduce the amount of surplus and increase capital or reserves is approved at a general meeting of shareholders of the Bank, and if the record date for the share split is a day on or before the date of the conclusion of such general meeting of shareholders, the adjusted Number of Shares Granted shall be applied from the day following the date of conclusion of the general meeting of shareholders.

In addition to the above, if, after the Allocation Date, the Bank carries out a merger, company split or share exchange, or if it is otherwise necessary to adjust the Number of Shares Granted in a similar manner to such cases, the Bank may adjust the Number of Shares Granted as deemed necessary by the Board of Directors of the Bank.

5.	Value of assets contributed upon exercise of rights to subscribe for new shares

The value of assets contributed upon the exercise of each right to subscribe for new shares shall be the exercise price of one yen per share that can be delivered by exercising each right to subscribe for new shares, multiplied by the Number of Shares Granted.

6.	Method of calculating the amount to be paid in for rights to subscribe for new shares

The paid-in amount for each right to subscribe for new shares shall be obtained by multiplying the option price per share which is calculated based on the following formula and the basis figures from (ii) through (vii) below by the Number of Shares Granted (with amounts less than one yen rounded up).

Where:

(i)	Option price per share (C )
(ii)	Share price (S ): closing price of ordinary transactions of common shares of the Bank on the Tokyo Stock Exchange on August 1, 2018 (or, if there is no closing price, the standard price on the next trading day)
(iii)	Exercise price (X ): as stated in 5. above
(iv)	Expected remaining period (t): 3.4 years
(v)	Volatility (s): calculated based on the closing price of ordinary transactions of common shares of the Bank on each trading date over 3.4 years (from March 9, 2015 to August 1, 2018).
(vi)	Risk-free interest rate (r): rate of interest on government bonds corresponding to the expected remaining period
(vii)	Dividend yield (l): dividend per share for the most recent fiscal year ÷ share price set out in (ii) above
(viii)	Cumulative distribution function of standard normal distribution (N(.))

The amount calculated in accordance with the foregoing is the fair value of the rights to subscribe for new shares and does not constitute an advantageous issuance. In addition, the party receiving allocation shall set off remuneration claims it holds against the Bank with its obligation to pay the paid-in amount for rights to subscribe for new shares.

7.	Exercisable period of the rights to subscribe for new shares

From August 2, 2018 to August 1, 2048.

8.	Conditions for exercise of rights to subscribe for new shares
(i)	Holders of Rights to Subscribe for New Shares may exercise rights to subscribe for new shares within 10 days (or the next business day if the 10th day falls on a holiday) from the day following the day on which they lose their position as director or executive officer of the Bank.

(ii)	Notwithstanding (i) above, if a proposal to approve a merger agreement in which the Bank is the non-surviving company, a proposal to approve a company split agreement or company split plan in which the Bank will become the splitting company, or a proposal to approve a share exchange agreement or share transfer plan in which the Bank becomes a wholly owned subsidiary is approved by the general meeting of shareholders of the Bank (or resolved by the Board of Directors of the Bank or decided by an executive officer delegated in accordance with the provisions of Article 416(4) of the Companies Act, if a resolution of the general meeting of shareholders is not required), the rights to subscribe for new shares may only be exercised for a period of 30 days from the day following the date of approval; provided, however, that this shall exclude cases in which the rights to subscribe for new shares of the Restructured Company are delivered to Holders of Rights to Subscribe for New Shares in accordance with the delivery of rights to subscribe for new shares in conjunction with Restructuring prescribed in 12. below.
(iii)	Other terms and conditions shall be as set forth in the Agreement on Allocation of Rights to Subscribe for New Shares entered into between the Bank and the Holder of Rights to Subscribe for New Shares.
9.	Capital and capital reserve to be increased in the case of issuance of shares upon exercise of the rights to subscribe for new shares
(i)	The amount of capital increase when shares are issued upon exercise of the rights to subscribe for new shares will be half the upper limit for a capital increase calculated in accordance with Article 17(1) of the Regulations on Corporate Accounting, rounded up to the nearest yen.
(ii)	The increase in capital reserve when shares are issued upon exercise of the rights to subscribe for new shares will be the upper limit for a capital increase described in (i) above less the capital increase stipulated in (i) above.
10.	Call provision of the rights to subscribe for new shares

If a proposal set forth in (i), (ii), (iii), (iv), or (v) below is approved by the Bank’s general meeting of shareholders (or resolved by the Board of Directors of the Bank or decided by an executive officer delegated in accordance with the provisions of Article 416(4) of the Companies Act, if a resolution of the general meeting of shareholders is not required), the Bank may acquire the rights to subscribe for new shares without contribution on a date separately determined by the Bank’s Board of Directors.

(i)	Proposal to approve a merger agreement under which the Bank is the non-surviving company.
(ii)	Proposal to approve a company split agreement or a company split plan under which the Bank would become the splitting company.
(iii)	Proposal to approve a share exchange agreement or share transfer plan under which the Bank becomes a wholly owned subsidiary.
(iv)	Proposal for approval of amendment of the Articles of Incorporation which stipulates that the approval of the Bank is required for the acquisition of shares by transfer as the content of all shares issued by the Bank; or
(v)	Proposal for approval of amendment of the Articles of Incorporation which provides that approval of the Bank is required for the acquisition by transfer of the class of shares underlying the rights to subscribe for new shares as the content of that class of shares, or that the Bank will acquire all of the shares of this type by a resolution of a general meeting of shareholders.
11.	Restrictions on acquisition of rights to subscribe for new shares by transfer

A resolution of the Board of Directors of the Bank is required for the transfer of rights to subscribe for new shares.

12.	Delivery of rights to subscribe for new shares associated with Restructuring

If the Bank undergoes a merger (limited only to situations where the Bank dissolves through merger), absorption-type company split or incorporation-type company split (in both cases limited only to situations where the Bank becomes a demerged company), or share exchange or share transfer (in both cases limited only to situations where the Bank becomes a wholly owned subsidiary) (the above acts hereinafter collectively referred to as “Restructuring”), rights to subscribe for new shares to the corporation listed in the Companies Act, Article 236, Paragraph 1, Item (viii), (a) through (e) (hereinafter, “Restructured Company”) shall be delivered to each Holder of Rights to Subscribe for New Shares who holds rights to subscribe for new shares remaining (hereinafter, the “Remaining Rights to Subscribe for New Shares”) immediately prior to the effective date (for an absorption-type merger, the date the absorption-type merger takes effect; for a consolidation-type merger, the date a corporation under consolidation merger is established; for an absorption-type company split, the date the absorption-type company split takes effect; for an incorporation-type company split, the date a corporation under incorporation-type company split is established; for share exchange, the date the share is exchange takes effect; and for share transfer, the date a wholly owning parent company under share transfer is established; the same shall apply hereunder) of the Restructuring in each of the situations. However, this shall apply only when the delivery of rights to subscribe for new shares in the Restructured Company is provided for in the absorption-type merger agreement, consolidation-type merger agreement, absorption-type split agreement, incorporation-type split agreement, share exchange agreement, or share transfer plan in accordance with each of the following items.

(i)	The number of rights to subscribe for new shares of the Restructured Company to be granted
The same number as the number of the Remaining Rights to Subscribe for New Shares held by the Holder of Rights to Subscribe for New Shares shall be delivered to each Holder of Rights to Subscribe for New Shares.
(ii)	Class of shares in the Restructured Company underlying the rights to subscribe for new shares Common shares in the Restructured Company
(iii)	Number of shares underlying the rights to subscribe for new shares of the Restructured Company
To be determined in accordance with 4. above and in consideration of the conditions for the Restructuring.
(iv)	Value of assets contributed upon exercise of rights to subscribe for new shares
The value of the assets to be contributed when exercising rights to subscribe for new shares will be the amount calculated by multiplying the payment price after restructuring specified below by the number of Restructured Company shares underlying the rights to subscribe for new shares as determined according to item (iii) above. The exercise price after restructuring will be one yen for each share of the Restructured Company that may be received as a result of the exercise of the issued rights to subscribe for new shares.
(v)	Exercisable period of the rights to subscribe for new shares
The period from the later of the commencement date of the rights to subscribe for new shares exercisable period set forth in 7. or the date Restructuring takes effect until the last day of the above rights to subscribe for new shares exercisable period set forth in 7.

(vi)	Capital and capital reserve to be increased in the case of issuance of shares upon exercise of the rights to subscribe for new shares To be determined in accordance with 9.
(vii)	Restrictions on acquisition of rights to subscribe for new shares by transfer
A resolution of the Restructured Company’s board of directors is required for the acquisition of rights to subscribe for new shares by transfer.
(viii)	Conditions for exercise of rights to subscribe for new shares To be determined in accordance with 8.
(ix)	Call provision of the rights to subscribe for new shares To be determined in accordance with 10.
13.	Handling of fractional shares that occur when exercising rights to subscribe for new shares

In cases where the number of the shares to be issued to a Holder of Rights to Subscribe for New Shares that has exercised a right to subscribe for new shares includes a fractional share, it will be rounded down.

14.	The day on which the rights to subscribe for new shares are allocated

August 1, 2018

15.	Method of requesting exercise of rights to subscribe for new shares and making payment
(i)	When exercising rights to subscribe for new shares, the written request for exercise of rights to subscribe for new shares shall be completed in the form prescribed by the Bank, and upon affixing the name and seal or signature thereto, shall be submitted to the location for submitting requests to exercise rights to subscribe for new shares set out in 16.
(ii)	In addition to submission of the written request for exercise of rights to subscribe for new shares set forth in (i) above, in accordance with the provisions of Article 281(1) of the Companies Act, the full amount of the amount obtained by multiplying the value of assets to be contributed upon exercise of the rights to subscribe for new shares by the number of rights to subscribe for new shares subject to exercise shall be transferred in cash to the account designated by the Bank at the location for handling payment set forth in 17. by the date designated by the Bank.
16.	Location for submitting requests to exercise rights to subscribe for new shares

The Bank’s Human Resources Department (or the department in charge of such operations at the time)

17.	Location for handling payment of money to be contributed upon exercise of the rights to subscribe for new shares

The Bank’s Headquarters Sales Department (or the succeeding bank or branch of such bank or branch at the time)

18.	Handling after exercise of rights to subscribe for new shares

Promptly after the completion of the exercise procedures, the Bank shall carry out the procedures necessary for the entry or record of the shares to be acquired by Holders of Rights to Subscribe for New Shares through the exercise of rights to subscribe for new shares into an account in the name of the Holder of Rights to Subscribe for New Shares opened by the Holder of Rights to Subscribe for New Shares in advance at a financial instruments service operator, etc. designated by the Bank.

19.	Handling due to replacement of the provisions of these terms and conditions or other measures

If it is necessary to replace the provisions of these terms and conditions or take other measures, the handling of matters related thereto may be amended in accordance with the provisions of the Companies Act and the intent of the rights to subscribe for new shares by the method the Bank deems appropriate, and such amendment shall form an integral part of these terms and conditions.

20.	Public notice regarding issuance terms and conditions

The Bank shall keep a certified copy of the terms and conditions of the issuance of rights to subscribe for new shares at its headquarters and make it available for inspection by the Holders of Rights to Subscribe for New Shares during its business hours.

21.	Other

The administration necessary for the issuance of the rights to subscribe for new shares, such as determination of details regarding the issuance and allocation of the rights to subscribe for new shares and the performance, etc. of procedures necessary for the issuance of the rights to subscribe for new shares, shall be delegated to the Bank’s Human Resources Department.

End of document.

Exhibit 3-(6)-2

Details of the Aichi Financial Group, Inc. Series 16 Rights to Subscribe for New Shares

1.	Name of rights to subscribe for new shares

Aichi Financial Group, Inc.           Series 16 Rights to Subscribe for New Shares

2.	Class and number of shares underlying the rights to subscribe for new shares

The class of shares underlying the rights to subscribe for new shares shall be common stock of the Company, and the number of shares underlying each right to subscribe for new shares (the “Number of Shares Granted”) shall be 100 shares.

If the Company conducts a share split (including allocation of shares of the Company’s common stock without contribution; hereinafter the same for mentions of share split) or a share consolidation of its common stock after the date set forth in 11. below on which the rights to subscribe for new shares are allocated (the “Allocation Date”), the Number of Shares Granted will be adjusted in accordance with the following formula. However, the adjustment will only apply to those shares underlying rights to subscribe for new shares that had not been exercised by the time of the split or reverse split. Fractional shares occurring as a result of the adjustment will be rounded down.

Adjusted Number of Shares Granted = pre-adjustment Number of Shares Granted × share split (or share consolidation) ratio

The adjusted Number of Shares Granted shall be applied from the day following the record date of the share split (or, if a record date is not specified, from the effective date) in the case of a share split and from the effective date in the case of a share consolidation; provided, however, that if a share split is carried out on the condition that a proposal to reduce the amount of surplus and increase capital or reserves is approved at a general meeting of shareholders of the Company, and if the record date for the share split is a day on or before the date of the conclusion of such general meeting of shareholders, the adjusted Number of Shares Granted shall be applied from the day following the date of conclusion of the general meeting of shareholders.

In addition to the above, if, after the Allocation Date, the Company carries out a merger, company split or share exchange, or if it is otherwise necessary to adjust the Number of Shares Granted in a similar manner to such cases, the Company may adjust the Number of Shares Granted as deemed necessary by the Board of Directors of the Company.

3.	Value of assets contributed upon exercise of rights to subscribe for new shares

The value of assets contributed upon the exercise of each right to subscribe for new shares shall be the exercise price of one yen per share that can be delivered by exercising each right to subscribe for new shares, multiplied by the Number of Shares Granted.

4.	Exercisable period of the rights to subscribe for new shares

From October 3, 2022 to August 1, 2048.

5.	Conditions for exercise of rights to subscribe for new shares
(i)	Holders of Rights to Subscribe for New Shares may exercise rights to subscribe for new shares within 10 days (or the next business day if the 10th day falls on a holiday) from the day following the day on which they lose their position as director or executive officer of the Company, The Aichi Bank, Ltd., or The Chukyo Bank, Limited.
(ii)	Notwithstanding (i) above, if a proposal to approve a merger agreement in which the Company is the non-surviving company, a proposal to approve a company split agreement or company split plan in which the Company will become the splitting company, or a proposal to approve a share exchange agreement or share transfer plan in which the Company becomes a wholly owned subsidiary is approved by the general meeting of shareholders of the Company (or resolved by the Board of Directors of the Company if a resolution of the general meeting of shareholders is not required), the rights to subscribe for new shares may only be exercised for a period of 30 days from the day following the date of approval; provided, however, that this shall exclude cases in which the rights to subscribe for new shares of the Restructured Company are delivered to Holders of Rights to Subscribe for New Shares in accordance with the delivery of rights to subscribe for new shares in conjunction with Restructuring prescribed in 9. below.
(iii)	Other terms and conditions shall be as set forth in the Agreement on Allocation of Series 6 Rights to Subscribe for New Shares (Share-Based Compensation Type Stock Options) entered into between The Chukyo Bank, Limited and the Holder of Rights to Subscribe for New Shares. In this case, “The Chukyo Bank, Limited” shall be replaced with “Aichi Financial Group, Inc.,” and “Agreement on Allocation of Series 6 Rights to Subscribe for New Shares (Share-Based Compensation Type Stock Options)” shall be replaced with “Series 16 Rights to Subscribe for New Shares of Aichi Financial Group, Inc.” in the agreement.
6.	Capital and capital reserve to be increased in the case of issuance of shares upon exercise of the rights to subscribe for new shares
(i)	The amount of capital increase when shares are issued upon exercise of the rights to subscribe for new shares will be half the upper limit for a capital increase calculated in accordance with Article 17(1) of the Regulations on Corporate Accounting, rounded up to the nearest yen.
(ii)	The increase in capital reserve when shares are issued upon exercise of the rights to subscribe for new shares will be the upper limit for a capital increase described in (i) above less the capital increase stipulated in (i) above.
7.	Call provision of the rights to subscribe for new shares

If a proposal set forth in (i), (ii), (iii), (iv), or (v) below is approved by the Company’s general meeting of shareholders (or resolved by the Board of Directors of the Company if a resolution of the general meeting of shareholders is not required), the Company may acquire the rights to subscribe for new shares without contribution on a date separately determined by the Company’s Board of Directors.

(i)	Proposal to approve a merger agreement under which the Company is the non-surviving company.
(ii)	Proposal to approve a company split agreement or a company split plan under which the Company would become the splitting company.
(iii)	Proposal to approve a share exchange agreement or share transfer plan under which the Company becomes a wholly owned subsidiary.
(iv)	Proposal for approval of amendment of the Articles of Incorporation which stipulates that the approval of the Company is required for the acquisition of shares by transfer as the content of all shares issued by the Company; or
(v)	Proposal for approval of amendment of the Articles of Incorporation which provides that approval of the Company is required for the acquisition by transfer of the class of shares underlying the rights to subscribe for new shares as the content of that class of shares, or that the Company will acquire all of the shares of this type by a resolution of a general meeting of shareholders.

8.	Restrictions on acquisition of rights to subscribe for new shares by transfer

A resolution of the Board of Directors of the Company is required for the transfer of rights to subscribe for new shares.

9.	Delivery of rights to subscribe for new shares associated with Restructuring

If the Company undergoes a merger (limited only to situations where the Company dissolves through merger), absorption-type company split or incorporation-type company split (in both cases limited only to situations where the Company becomes a demerged company), or share exchange or share transfer (in both cases limited only to situations where the Company becomes a wholly owned subsidiary) (the above acts hereinafter collectively referred to as “Restructuring”), rights to subscribe for new shares to the corporation listed in the Companies Act, Article 236, Paragraph 1, Item (viii), (a) through (e) (hereinafter, “Restructured Company”) shall be delivered to each Holder of Rights to Subscribe for New Shares who holds rights to subscribe for new shares remaining (hereinafter, the “Remaining Rights to Subscribe for New Shares”) immediately prior to the effective date (for an absorption-type merger, the date the absorption-type merger takes effect; for a consolidation-type merger, the date a corporation under consolidation merger is established; for an absorption-type company split, the date the absorption-type company split takes effect; for an incorporation-type company split, the date a corporation under incorporation-type company split is established; for share exchange, the date the share is exchange takes effect; and for share transfer, the date a wholly owning parent company under share transfer is established; the same shall apply hereunder) of the Restructuring in each of the situations. However, this shall apply only when the delivery of rights to subscribe for new shares in the Restructured Company is provided for in the absorption-type merger agreement, consolidation-type merger agreement, absorption-type split agreement, incorporation-type split agreement, share exchange agreement, or share transfer plan in accordance with each of the following items.

(i)	The number of rights to subscribe for new shares of the Restructured Company to be granted
The same number as the number of the Remaining Rights to Subscribe for New Shares held by the Holder of Rights to Subscribe for New Shares shall be delivered to each Holder of Rights to Subscribe for New Shares.
(ii)	Class of shares in the Restructured Company underlying the rights to subscribe for new shares Common shares in the Restructured Company
(iii)	Number of shares underlying the rights to subscribe for new shares of the Restructured Company
To be determined in accordance with 2. above and in consideration of the conditions for the Restructuring.
(iv)	Value of assets contributed upon exercise of rights to subscribe for new shares
The value of the assets to be contributed when exercising rights to subscribe for new shares will be the amount calculated by multiplying the payment price after restructuring specified below by the number of Restructured Company shares underlying the rights to subscribe for new shares as determined according to item (iii) above. The exercise price after restructuring will be one yen for each share of the Restructured Company that may be received as a result of the exercise of the issued rights to subscribe for new shares.
(v)	Exercisable period of the rights to subscribe for new shares
The period from the later of the commencement date of the rights to subscribe for new shares exercisable period set forth in 4. or the date Restructuring takes effect until the last day of the above rights to subscribe for new shares exercisable period set forth in 4.
(vi)	Capital and capital reserve to be increased in the case of issuance of shares upon exercise of the rights to subscribe for new shares To be determined in accordance with 6.
(vii)	Restrictions on acquisition of rights to subscribe for new shares by transfer
A resolution of the Restructured Company’s board of directors is required for the acquisition of rights to subscribe for new shares by transfer.
(viii)	Conditions for exercise of rights to subscribe for new shares To be determined in accordance with 5.
(ix)	Call provision of the rights to subscribe for new shares To be determined in accordance with 7.
10.	Handling of fractional shares that occur when exercising rights to subscribe for new shares

In cases where the number of the shares to be issued to a Holder of Rights to Subscribe for New Shares that has exercised a right to subscribe for new shares includes a fractional share, it will be rounded down.

11.	The day on which the rights to subscribe for new shares are allocated

October 3, 2022

End of document.

Exhibit 3-(7)-1

Details of The Chukyo Bank, Limited Series 7 Rights to Subscribe for New Shares

1.	Name of rights to subscribe for new shares

The Chukyo Bank, Limited          Series 7 Rights to Subscribe for New Shares

2.	Total number of rights to subscribe for new shares

376

The aforementioned total number is the planned number to be allocated, and if the total number of the rights to subscribe for new shares to be allocated is reduced if applications for subscription are not made or the like, the total number of rights to subscribe for new shares allocated shall be regarded as the total number of rights to subscribe for new shares issued.

3.	Persons eligible for allocation of rights to subscribe for new shares and the number of such persons, and the number of rights to subscribe for new shares to be allocated
Directors of the Bank	Eight	227 rights
Executive officers of the Bank	Ten	149 rights
4.	Class and number of shares underlying the rights to subscribe for new shares

The class of shares underlying the rights to subscribe for new shares shall be common stock of the Bank, and the number of shares underlying each right to subscribe for new shares (the “Number of Shares Granted”) shall be 100 shares.

If the Bank conducts a share split (including allocation of shares of the Bank’s common stock without contribution; hereinafter the same for mentions of share split) or a share consolidation of its common stock after the date set forth in 14. below on which the rights to subscribe for new shares are allocated (the “Allocation Date”), the Number of Shares Granted will be adjusted in accordance with the following formula. However, the adjustment will only apply to those shares underlying rights to subscribe for new shares that had not been exercised by the time of the split or reverse split. Fractional shares occurring as a result of the adjustment will be rounded down.

Adjusted Number of Shares Granted = pre-adjustment Number of Shares Granted × share split (or share consolidation) ratio

The adjusted Number of Shares Granted shall be applied from the day following the record date of the share split (or, if a record date is not specified, from the effective date) in the case of a share split and from the effective date in the case of a share consolidation; provided, however, that if a share split is carried out on the condition that a proposal to reduce the amount of surplus and increase capital or reserves is approved at a general meeting of shareholders of the Bank, and if the record date for the share split is a day on or before the date of the conclusion of such general meeting of shareholders, the adjusted Number of Shares Granted shall be applied from the day following the date of conclusion of the general meeting of shareholders.

In addition to the above, if, after the Allocation Date, the Bank carries out a merger, company split or share exchange, or if it is otherwise necessary to adjust the Number of Shares Granted in a similar manner to such cases, the Bank may adjust the Number of Shares Granted as deemed necessary by the Board of Directors of the Bank.

5.	Value of assets contributed upon exercise of rights to subscribe for new shares

The value of assets contributed upon the exercise of each right to subscribe for new shares shall be the exercise price of one yen per share that can be delivered by exercising each right to subscribe for new shares, multiplied by the Number of Shares Granted.

6.	Method of calculating the amount to be paid in for rights to subscribe for new shares

The paid-in amount for each right to subscribe for new shares shall be obtained by multiplying the option price per share which is calculated based on the following formula and the basis figures from (ii) through (vii) below by the Number of Shares Granted (with amounts less than one yen rounded up).

Where:

(i)	Option price per share (C )
(ii)	Share price (S ): closing price of ordinary transactions of common shares of the Bank on the Tokyo Stock Exchange on July 31, 2019 (or, if there is no closing price, the standard price on the next trading day)
(iii)	Exercise price (X ): as stated in 5. above
(iv)	Expected remaining period (t): 3.2 years
(v)	Volatility (s): calculated based on the closing price of ordinary transactions of common shares of the Bank on each trading date over 3.2 years (from May 19, 2016 to July 31, 2019).
(vi)	Risk-free interest rate (r): rate of interest on government bonds corresponding to the expected remaining period
(vii)	Dividend yield (l): dividend per share for the most recent fiscal year ÷ share price set out in (ii) above
(viii)	Cumulative distribution function of standard normal distribution (N(.))

The amount calculated in accordance with the foregoing is the fair value of the rights to subscribe for new shares and does not constitute an advantageous issuance. In addition, the party receiving allocation shall set off remuneration claims it holds against the Bank with its obligation to pay the paid-in amount for rights to subscribe for new shares.

7.	Exercisable period of the rights to subscribe for new shares

From August 1, 2019 to July 31, 2049.

8.	Conditions for exercise of rights to subscribe for new shares
(i)	Holders of Rights to Subscribe for New Shares may exercise rights to subscribe for new shares within 10 days (or the next business day if the 10th day falls on a holiday) from the day following the day on which they lose their position as director or executive officer of the Bank.

(ii)	Notwithstanding (i) above, if a proposal to approve a merger agreement in which the Bank is the non-surviving company, a proposal to approve a company split agreement or company split plan in which the Bank will become the splitting company, or a proposal to approve a share exchange agreement or share transfer plan in which the Bank becomes a wholly owned subsidiary is approved by the general meeting of shareholders of the Bank (or resolved by the Board of Directors of the Bank or decided by an executive officer delegated in accordance with the provisions of Article 416(4) of the Companies Act, if a resolution of the general meeting of shareholders is not required), the rights to subscribe for new shares may only be exercised for a period of 30 days from the day following the date of approval; provided, however, that this shall exclude cases in which the rights to subscribe for new shares of the Restructured Company are delivered to Holders of Rights to Subscribe for New Shares in accordance with the delivery of rights to subscribe for new shares in conjunction with Restructuring prescribed in 12. below.
(iii)	Other terms and conditions shall be as set forth in the Agreement on Allocation of Rights to Subscribe for New Shares entered into between the Bank and the Holder of Rights to Subscribe for New Shares.
9.	Capital and capital reserve to be increased in the case of issuance of shares upon exercise of the rights to subscribe for new shares
(i)	The amount of capital increase when shares are issued upon exercise of the rights to subscribe for new shares will be half the upper limit for a capital increase calculated in accordance with Article 17(1) of the Regulations on Corporate Accounting, rounded up to the nearest yen.
(ii)	The increase in capital reserve when shares are issued upon exercise of the rights to subscribe for new shares will be the upper limit for a capital increase described in (i) above less the capital increase stipulated in (i) above.
10.	Call provision of the rights to subscribe for new shares

If a proposal set forth in (i), (ii), (iii), (iv), or (v) below is approved by the Bank’s general meeting of shareholders (or resolved by the Board of Directors of the Bank or decided by an executive officer delegated in accordance with the provisions of Article 416(4) of the Companies Act, if a resolution of the general meeting of shareholders is not required), the Bank may acquire the rights to subscribe for new shares without contribution on a date separately determined by the Bank’s Board of Directors.

(i)	Proposal to approve a merger agreement under which the Bank is the non-surviving company.
(ii)	Proposal to approve a company split agreement or a company split plan under which the Bank would become the splitting company.
(iii)	Proposal to approve a share exchange agreement or share transfer plan under which the Bank becomes a wholly owned subsidiary.
(iv)	Proposal for approval of amendment of the Articles of Incorporation which stipulates that the approval of the Bank is required for the acquisition of shares by transfer as the content of all shares issued by the Bank; or
(v)	Proposal for approval of amendment of the Articles of Incorporation which provides that approval of the Bank is required for the acquisition by transfer of the class of shares underlying the rights to subscribe for new shares as the content of that class of shares, or that the Bank will acquire all of the shares of this type by a resolution of a general meeting of shareholders.
11.	Restrictions on acquisition of rights to subscribe for new shares by transfer

A resolution of the Board of Directors of the Bank is required for the transfer of rights to subscribe for new shares.

12.	Delivery of rights to subscribe for new shares associated with Restructuring

If the Bank undergoes a merger (limited only to situations where the Bank dissolves through merger), absorption-type company split or incorporation-type company split (in both cases limited only to situations where the Bank becomes a demerged company), or share exchange or share transfer (in both cases limited only to situations where the Bank becomes a wholly owned subsidiary) (the above acts hereinafter collectively referred to as “Restructuring”), rights to subscribe for new shares to the corporation listed in the Companies Act, Article 236, Paragraph 1, Item (viii), (a) through (e) (hereinafter, “Restructured Company”) shall be delivered to each Holder of Rights to Subscribe for New Shares who holds rights to subscribe for new shares remaining (hereinafter, the “Remaining Rights to Subscribe for New Shares”) immediately prior to the effective date (for an absorption-type merger, the date the absorption-type merger takes effect; for a consolidation-type merger, the date a corporation under consolidation merger is established; for an absorption-type company split, the date the absorption-type company split takes effect; for an incorporation-type company split, the date a corporation under incorporation-type company split is established; for share exchange, the date the share is exchange takes effect; and for share transfer, the date a wholly owning parent company under share transfer is established; the same shall apply hereunder) of the Restructuring in each of the situations. However, this shall apply only when the delivery of rights to subscribe for new shares in the Restructured Company is provided for in the absorption-type merger agreement, consolidation-type merger agreement, absorption-type split agreement, incorporation-type split agreement, share exchange agreement, or share transfer plan in accordance with each of the following items.

(i)	The number of rights to subscribe for new shares of the Restructured Company to be granted
The same number as the number of the Remaining Rights to Subscribe for New Shares held by the Holder of Rights to Subscribe for New Shares shall be delivered to each Holder of Rights to Subscribe for New Shares.
(ii)	Class of shares in the Restructured Company underlying the rights to subscribe for new shares Common shares in the Restructured Company
(iii)	Number of shares underlying the rights to subscribe for new shares of the Restructured Company
To be determined in accordance with 4. above and in consideration of the conditions for the Restructuring.
(iv)	Value of assets contributed upon exercise of rights to subscribe for new shares
The value of the assets to be contributed when exercising rights to subscribe for new shares will be the amount calculated by multiplying the payment price after restructuring specified below by the number of Restructured Company shares underlying the rights to subscribe for new shares as determined according to item (iii) above. The exercise price after restructuring will be one yen for each share of the Restructured Company that may be received as a result of the exercise of the issued rights to subscribe for new shares.
(v)	Exercisable period of the rights to subscribe for new shares
The period from the later of the commencement date of the rights to subscribe for new shares exercisable period set forth in 7. or the date Restructuring takes effect until the last day of the above rights to subscribe for new shares exercisable period set forth in 7.

(vi)	Capital and capital reserve to be increased in the case of issuance of shares upon exercise of the rights to subscribe for new shares To be determined in accordance with 9.
(vii)	Restrictions on acquisition of rights to subscribe for new shares by transfer
A resolution of the Restructured Company’s board of directors is required for the acquisition of rights to subscribe for new shares by transfer.
(viii)	Conditions for exercise of rights to subscribe for new shares To be determined in accordance with 8.
(ix)	Call provision of the rights to subscribe for new shares To be determined in accordance with 10.
13.	Handling of fractional shares that occur when exercising rights to subscribe for new shares

In cases where the number of the shares to be issued to a Holder of Rights to Subscribe for New Shares that has exercised a right to subscribe for new shares includes a fractional share, it will be rounded down.

14.	The day on which the rights to subscribe for new shares are allocated

July 31, 2019

15.	Method of requesting exercise of rights to subscribe for new shares and making payment
(i)	When exercising rights to subscribe for new shares, the written request for exercise of rights to subscribe for new shares shall be completed in the form prescribed by the Bank, and upon affixing the name and seal or signature thereto, shall be submitted to the location for submitting requests to exercise rights to subscribe for new shares set out in 16.
(ii)	In addition to submission of the written request for exercise of rights to subscribe for new shares set forth in (i) above, in accordance with the provisions of Article 281(1) of the Companies Act, the full amount of the amount obtained by multiplying the value of assets to be contributed upon exercise of the rights to subscribe for new shares by the number of rights to subscribe for new shares subject to exercise shall be transferred in cash to the account designated by the Bank at the location for handling payment set forth in 17. by the date designated by the Bank.
16.	Location for submitting requests to exercise rights to subscribe for new shares

The Bank’s Human Resources Department (or the department in charge of such operations at the time)

17.	Location for handling payment of money to be contributed upon exercise of the rights to subscribe for new shares

The Bank’s Headquarters Sales Department (or the succeeding bank or branch of such bank or branch at the time)

18.	Handling after exercise of rights to subscribe for new shares

Promptly after the completion of the exercise procedures, the Bank shall carry out the procedures necessary for the entry or record of the shares to be acquired by Holders of Rights to Subscribe for New Shares through the exercise of rights to subscribe for new shares into an account in the name of the Holder of Rights to Subscribe for New Shares opened by the Holder of Rights to Subscribe for New Shares in advance at a financial instruments service operator, etc. designated by the Bank.

19.	Handling due to replacement of the provisions of these terms and conditions or other measures

If it is necessary to replace the provisions of these terms and conditions or take other measures, the handling of matters related thereto may be amended in accordance with the provisions of the Companies Act and the intent of the rights to subscribe for new shares by the method the Bank deems appropriate, and such amendment shall form an integral part of these terms and conditions.

20.	Public notice regarding issuance terms and conditions

The Bank shall keep a certified copy of the terms and conditions of the issuance of rights to subscribe for new shares at its headquarters and make it available for inspection by the Holders of Rights to Subscribe for New Shares during its business hours.

21.	Other

The administration necessary for the issuance of the rights to subscribe for new shares, such as determination of details regarding the issuance and allocation of the rights to subscribe for new shares and the performance, etc. of procedures necessary for the issuance of the rights to subscribe for new shares, shall be delegated to the Bank’s Human Resources Department.

End of document.

Exhibit 3-(7)-2

Details of the Aichi Financial Group, Inc. Series 17 Rights to Subscribe for New Shares

1.	Name of rights to subscribe for new shares

Aichi Financial Group, Inc.           Series 17 Rights to Subscribe for New Shares

2.	Class and number of shares underlying the rights to subscribe for new shares

The class of shares underlying the rights to subscribe for new shares shall be common stock of the Company, and the number of shares underlying each right to subscribe for new shares (the “Number of Shares Granted”) shall be 100 shares.

If the Company conducts a share split (including allocation of shares of the Company’s common stock without contribution; hereinafter the same for mentions of share split) or a share consolidation of its common stock after the date set forth in 11. below on which the rights to subscribe for new shares are allocated (the “Allocation Date”), the Number of Shares Granted will be adjusted in accordance with the following formula. However, the adjustment will only apply to those shares underlying rights to subscribe for new shares that had not been exercised by the time of the split or reverse split. Fractional shares occurring as a result of the adjustment will be rounded down.

Adjusted Number of Shares Granted = pre-adjustment Number of Shares Granted × share split (or share consolidation) ratio

The adjusted Number of Shares Granted shall be applied from the day following the record date of the share split (or, if a record date is not specified, from the effective date) in the case of a share split and from the effective date in the case of a share consolidation; provided, however, that if a share split is carried out on the condition that a proposal to reduce the amount of surplus and increase capital or reserves is approved at a general meeting of shareholders of the Company, and if the record date for the share split is a day on or before the date of the conclusion of such general meeting of shareholders, the adjusted Number of Shares Granted shall be applied from the day following the date of conclusion of the general meeting of shareholders.

In addition to the above, if, after the Allocation Date, the Company carries out a merger, company split or share exchange, or if it is otherwise necessary to adjust the Number of Shares Granted in a similar manner to such cases, the Company may adjust the Number of Shares Granted as deemed necessary by the Board of Directors of the Company.

3.	Value of assets contributed upon exercise of rights to subscribe for new shares

The value of assets contributed upon the exercise of each right to subscribe for new shares shall be the exercise price of one yen per share that can be delivered by exercising each right to subscribe for new shares, multiplied by the Number of Shares Granted.

4.	Exercisable period of the rights to subscribe for new shares

From October 3, 2022 to July 31, 2049.

5.	Conditions for exercise of rights to subscribe for new shares
(i)	Holders of Rights to Subscribe for New Shares may exercise rights to subscribe for new shares within 10 days (or the next business day if the 10th day falls on a holiday) from the day following the day on which they lose their position as director or executive officer of the Company, The Aichi Bank, Ltd., or The Chukyo Bank, Limited.
(ii)	Notwithstanding (i) above, if a proposal to approve a merger agreement in which the Company is the non-surviving company, a proposal to approve a company split agreement or company split plan in which the Company will become the splitting company, or a proposal to approve a share exchange agreement or share transfer plan in which the Company becomes a wholly owned subsidiary is approved by the general meeting of shareholders of the Company (or resolved by the Board of Directors of the Company if a resolution of the general meeting of shareholders is not required), the rights to subscribe for new shares may only be exercised for a period of 30 days from the day following the date of approval; provided, however, that this shall exclude cases in which the rights to subscribe for new shares of the Restructured Company are delivered to Holders of Rights to Subscribe for New Shares in accordance with the delivery of rights to subscribe for new shares in conjunction with Restructuring prescribed in 9. below.
(iii)	Other terms and conditions shall be as set forth in the Agreement on Allocation of Series 7 Rights to Subscribe for New Shares (Share-Based Compensation Type Stock Options) entered into between The Chukyo Bank, Limited and the Holder of Rights to Subscribe for New Shares. In this case, “The Chukyo Bank, Limited” shall be replaced with “Aichi Financial Group, Inc.,” and “Agreement on Allocation of Series 7 Rights to Subscribe for New Shares (Share-Based Compensation Type Stock Options)” shall be replaced with “Series 17 Rights to Subscribe for New Shares of Aichi Financial Group, Inc.” in the agreement.
6.	Capital and capital reserve to be increased in the case of issuance of shares upon exercise of the rights to subscribe for new shares
(i)	The amount of capital increase when shares are issued upon exercise of the rights to subscribe for new shares will be half the upper limit for a capital increase calculated in accordance with Article 17(1) of the Regulations on Corporate Accounting, rounded up to the nearest yen.
(ii)	The increase in capital reserve when shares are issued upon exercise of the rights to subscribe for new shares will be the upper limit for a capital increase described in (i) above less the capital increase stipulated in (i) above.
7.	Call provision of the rights to subscribe for new shares

If a proposal set forth in (i), (ii), (iii), (iv), or (v) below is approved by the Company’s general meeting of shareholders (or resolved by the Board of Directors of the Company if a resolution of the general meeting of shareholders is not required), the Company may acquire the rights to subscribe for new shares without contribution on a date separately determined by the Company’s Board of Directors.

(i)	Proposal to approve a merger agreement under which the Company is the non-surviving company.
(ii)	Proposal to approve a company split agreement or a company split plan under which the Company would become the splitting company.
(iii)	Proposal to approve a share exchange agreement or share transfer plan under which the Company becomes a wholly owned subsidiary.
(iv)	Proposal for approval of amendment of the Articles of Incorporation which stipulates that the approval of the Company is required for the acquisition of shares by transfer as the content of all shares issued by the Company; or
(v)	Proposal for approval of amendment of the Articles of Incorporation which provides that approval of the Company is required for the acquisition by transfer of the class of shares underlying the rights to subscribe for new shares as the content of that class of shares, or that the Company will acquire all of the shares of this type by a resolution of a general meeting of shareholders.

8.	Restrictions on acquisition of rights to subscribe for new shares by transfer

A resolution of the Board of Directors of the Company is required for the transfer of rights to subscribe for new shares.

9.	Delivery of rights to subscribe for new shares associated with Restructuring

If the Company undergoes a merger (limited only to situations where the Company dissolves through merger), absorption-type company split or incorporation-type company split (in both cases limited only to situations where the Company becomes a demerged company), or share exchange or share transfer (in both cases limited only to situations where the Company becomes a wholly owned subsidiary) (the above acts hereinafter collectively referred to as “Restructuring”), rights to subscribe for new shares to the corporation listed in the Companies Act, Article 236, Paragraph 1, Item (viii), (a) through (e) (hereinafter, “Restructured Company”) shall be delivered to each Holder of Rights to Subscribe for New Shares who holds rights to subscribe for new shares remaining (hereinafter, the “Remaining Rights to Subscribe for New Shares”) immediately prior to the effective date (for an absorption-type merger, the date the absorption-type merger takes effect; for a consolidation-type merger, the date a corporation under consolidation merger is established; for an absorption-type company split, the date the absorption-type company split takes effect; for an incorporation-type company split, the date a corporation under incorporation-type company split is established; for share exchange, the date the share is exchange takes effect; and for share transfer, the date a wholly owning parent company under share transfer is established; the same shall apply hereunder) of the Restructuring in each of the situations. However, this shall apply only when the delivery of rights to subscribe for new shares in the Restructured Company is provided for in the absorption-type merger agreement, consolidation-type merger agreement, absorption-type split agreement, incorporation-type split agreement, share exchange agreement, or share transfer plan in accordance with each of the following items.

(i)	The number of rights to subscribe for new shares of the Restructured Company to be granted
The same number as the number of the Remaining Rights to Subscribe for New Shares held by the Holder of Rights to Subscribe for New Shares shall be delivered to each Holder of Rights to Subscribe for New Shares.
(ii)	Class of shares in the Restructured Company underlying the rights to subscribe for new shares Common shares in the Restructured Company
(iii)	Number of shares underlying the rights to subscribe for new shares of the Restructured Company
To be determined in accordance with 2. above and in consideration of the conditions for the Restructuring.
(iv)	Value of assets contributed upon exercise of rights to subscribe for new shares
The value of the assets to be contributed when exercising rights to subscribe for new shares will be the amount calculated by multiplying the payment price after restructuring specified below by the number of Restructured Company shares underlying the rights to subscribe for new shares as determined according to item (iii) above. The exercise price after restructuring will be one yen for each share of the Restructured Company that may be received as a result of the exercise of the issued rights to subscribe for new shares.
(v)	Exercisable period of the rights to subscribe for new shares
The period from the later of the commencement date of the rights to subscribe for new shares exercisable period set forth in 4. or the date Restructuring takes effect until the last day of the above rights to subscribe for new shares exercisable period set forth in 4.
(vi)	Capital and capital reserve to be increased in the case of issuance of shares upon exercise of the rights to subscribe for new shares To be determined in accordance with 6.
(vii)	Restrictions on acquisition of rights to subscribe for new shares by transfer
A resolution of the Restructured Company’s board of directors is required for the acquisition of rights to subscribe for new shares by transfer.
(viii)	Conditions for exercise of rights to subscribe for new shares To be determined in accordance with 5.
(ix)	Call provision of the rights to subscribe for new shares To be determined in accordance with 7.
10.	Handling of fractional shares that occur when exercising rights to subscribe for new shares

In cases where the number of the shares to be issued to a Holder of Rights to Subscribe for New Shares that has exercised a right to subscribe for new shares includes a fractional share, it will be rounded down.

11.	The day on which the rights to subscribe for new shares are allocated

October 3, 2022

End of document.

Exhibit 3-(8)-1

Details of The Chukyo Bank, Limited Series 8 Rights to Subscribe for New Shares

1.	Name of rights to subscribe for new shares

The Chukyo Bank, Limited          Series 8 Rights to Subscribe for New Shares

2.	Total number of rights to subscribe for new shares

396

The aforementioned total number is the planned number to be allocated, and if the total number of the rights to subscribe for new shares to be allocated is reduced if applications for subscription are not made or the like, the total number of rights to subscribe for new shares allocated shall be regarded as the total number of rights to subscribe for new shares issued.

3.	Persons eligible for allocation of rights to subscribe for new shares and the number of such persons, and the number of rights to subscribe for new shares to be allocated
Directors of the Bank	Eight	237 rights
Executive officers of the Bank	Ten	159 rights
4.	Class and number of shares underlying the rights to subscribe for new shares

The class of shares underlying the rights to subscribe for new shares shall be common stock of the Bank, and the number of shares underlying each right to subscribe for new shares (the “Number of Shares Granted”) shall be 100 shares.

If the Bank conducts a share split (including allocation of shares of the Bank’s common stock without contribution; hereinafter the same for mentions of share split) or a share consolidation of its common stock after the date set forth in 14. below on which the rights to subscribe for new shares are allocated (the “Allocation Date”), the Number of Shares Granted will be adjusted in accordance with the following formula. However, the adjustment will only apply to those shares underlying rights to subscribe for new shares that had not been exercised by the time of the split or reverse split. Fractional shares occurring as a result of the adjustment will be rounded down.

Adjusted Number of Shares Granted = pre-adjustment Number of Shares Granted × share split (or share consolidation) ratio

The adjusted Number of Shares Granted shall be applied from the day following the record date of the share split (or, if a record date is not specified, from the effective date) in the case of a share split and from the effective date in the case of a share consolidation; provided, however, that if a share split is carried out on the condition that a proposal to reduce the amount of surplus and increase capital or reserves is approved at a general meeting of shareholders of the Bank, and if the record date for the share split is a day on or before the date of the conclusion of such general meeting of shareholders, the adjusted Number of Shares Granted shall be applied from the day following the date of conclusion of the general meeting of shareholders.

In addition to the above, if, after the Allocation Date, the Bank carries out a merger, company split or share exchange, or if it is otherwise necessary to adjust the Number of Shares Granted in a similar manner to such cases, the Bank may adjust the Number of Shares Granted as deemed necessary by the Board of Directors of the Bank.

5.	Value of assets contributed upon exercise of rights to subscribe for new shares

The value of assets contributed upon the exercise of each right to subscribe for new shares shall be the exercise price of one yen per share that can be delivered by exercising each right to subscribe for new shares, multiplied by the Number of Shares Granted.

6.	Method of calculating the amount to be paid in for rights to subscribe for new shares

The paid-in amount for each right to subscribe for new shares shall be obtained by multiplying the option price per share which is calculated based on the following formula and the basis figures from (ii) through (vii) below by the Number of Shares Granted (with amounts less than one yen rounded up).

Where:

(i)	Option price per share (C )
(ii)	Share price (S ): closing price of ordinary transactions of common shares of the Bank on the Tokyo Stock Exchange on July 29, 2020 (or, if there is no closing price, the standard price on the next trading day)
(iii)	Exercise price (X ): as stated in 5. above
(iv)	Expected remaining period (t): 2.9 years
(v)	Volatility (s): calculated based on the closing price of ordinary transactions of common shares of the Bank on each trading date over 2.9 years (from September 4, 2017 to July 29, 2020).
(vi)	Risk-free interest rate (r): rate of interest on government bonds corresponding to the expected remaining period
(vii)	Dividend yield (l): dividend per share for the most recent fiscal year ÷ share price set out in (ii) above
(viii)	Cumulative distribution function of standard normal distribution (N(.))

The amount calculated in accordance with the foregoing is the fair value of the rights to subscribe for new shares and does not constitute an advantageous issuance. In addition, the party receiving allocation shall set off remuneration claims it holds against the Bank with its obligation to pay the paid-in amount for rights to subscribe for new shares.

7.	Exercisable period of the rights to subscribe for new shares

From July 30, 2020 to July 29, 2050.

8.	Conditions for exercise of rights to subscribe for new shares
(i)	Holders of Rights to Subscribe for New Shares may exercise rights to subscribe for new shares within 10 days (or the next business day if the 10th day falls on a holiday) from the day following the day on which they lose their position as director or executive officer of the Bank.

(ii)	Notwithstanding (i) above, if a proposal to approve a merger agreement in which the Bank is the non-surviving company, a proposal to approve a company split agreement or company split plan in which the Bank will become the splitting company, or a proposal to approve a share exchange agreement or share transfer plan in which the Bank becomes a wholly owned subsidiary is approved by the general meeting of shareholders of the Bank (or resolved by the Board of Directors of the Bank or decided by an executive officer delegated in accordance with the provisions of Article 416(4) of the Companies Act, if a resolution of the general meeting of shareholders is not required), the rights to subscribe for new shares may only be exercised for a period of 30 days from the day following the date of approval; provided, however, that this shall exclude cases in which the rights to subscribe for new shares of the Restructured Company are delivered to Holders of Rights to Subscribe for New Shares in accordance with the delivery of rights to subscribe for new shares in conjunction with Restructuring prescribed in 12. below.
(iii)	Other terms and conditions shall be as set forth in the Agreement on Allocation of Rights to Subscribe for New Shares entered into between the Bank and the Holder of Rights to Subscribe for New Shares.
9.	Capital and capital reserve to be increased in the case of issuance of shares upon exercise of the rights to subscribe for new shares
(i)	The amount of capital increase when shares are issued upon exercise of the rights to subscribe for new shares will be half the upper limit for a capital increase calculated in accordance with Article 17(1) of the Regulations on Corporate Accounting, rounded up to the nearest yen.
(ii)	The increase in capital reserve when shares are issued upon exercise of the rights to subscribe for new shares will be the upper limit for a capital increase described in (i) above less the capital increase stipulated in (i) above.
10.	Call provision of the rights to subscribe for new shares

If a proposal set forth in (i), (ii), (iii), (iv), or (v) below is approved by the Bank’s general meeting of shareholders (or resolved by the Board of Directors of the Bank or decided by an executive officer delegated in accordance with the provisions of Article 416(4) of the Companies Act, if a resolution of the general meeting of shareholders is not required), the Bank may acquire the rights to subscribe for new shares without contribution on a date separately determined by the Bank’s Board of Directors.

(i)	Proposal to approve a merger agreement under which the Bank is the non-surviving company.
(ii)	Proposal to approve a company split agreement or a company split plan under which the Bank would become the splitting company.
(iii)	Proposal to approve a share exchange agreement or share transfer plan under which the Bank becomes a wholly owned subsidiary.
(iv)	Proposal for approval of amendment of the Articles of Incorporation which stipulates that the approval of the Bank is required for the acquisition of shares by transfer as the content of all shares issued by the Bank; or
(v)	Proposal for approval of amendment of the Articles of Incorporation which provides that approval of the Bank is required for the acquisition by transfer of the class of shares underlying the rights to subscribe for new shares as the content of that class of shares, or that the Bank will acquire all of the shares of this type by a resolution of a general meeting of shareholders.
11.	Restrictions on acquisition of rights to subscribe for new shares by transfer

A resolution of the Board of Directors of the Bank is required for the transfer of rights to subscribe for new shares.

12.	Delivery of rights to subscribe for new shares associated with Restructuring

If the Bank undergoes a merger (limited only to situations where the Bank dissolves through merger), absorption-type company split or incorporation-type company split (in both cases limited only to situations where the Bank becomes a demerged company), or share exchange or share transfer (in both cases limited only to situations where the Bank becomes a wholly owned subsidiary) (the above acts hereinafter collectively referred to as “Restructuring”), rights to subscribe for new shares to the corporation listed in the Companies Act, Article 236, Paragraph 1, Item (viii), (a) through (e) (hereinafter, “Restructured Company”) shall be delivered to each Holder of Rights to Subscribe for New Shares who holds rights to subscribe for new shares remaining (hereinafter, the “Remaining Rights to Subscribe for New Shares”) immediately prior to the effective date (for an absorption-type merger, the date the absorption-type merger takes effect; for a consolidation-type merger, the date a corporation under consolidation merger is established; for an absorption-type company split, the date the absorption-type company split takes effect; for an incorporation-type company split, the date a corporation under incorporation-type company split is established; for share exchange, the date the share is exchange takes effect; and for share transfer, the date a wholly owning parent company under share transfer is established; the same shall apply hereunder) of the Restructuring in each of the situations. However, this shall apply only when the delivery of rights to subscribe for new shares in the Restructured Company is provided for in the absorption-type merger agreement, consolidation-type merger agreement, absorption-type split agreement, incorporation-type split agreement, share exchange agreement, or share transfer plan in accordance with each of the following items.

(i)	The number of rights to subscribe for new shares of the Restructured Company to be granted
The same number as the number of the Remaining Rights to Subscribe for New Shares held by the Holder of Rights to Subscribe for New Shares shall be delivered to each Holder of Rights to Subscribe for New Shares.
(ii)	Class of shares in the Restructured Company underlying the rights to subscribe for new shares Common shares in the Restructured Company
(iii)	Number of shares underlying the rights to subscribe for new shares of the Restructured Company
To be determined in accordance with 4. above and in consideration of the conditions for the Restructuring.
(iv)	Value of assets contributed upon exercise of rights to subscribe for new shares
The value of the assets to be contributed when exercising rights to subscribe for new shares will be the amount calculated by multiplying the payment price after restructuring specified below by the number of Restructured Company shares underlying the rights to subscribe for new shares as determined according to item (iii) above. The exercise price after restructuring will be one yen for each share of the Restructured Company that may be received as a result of the exercise of the issued rights to subscribe for new shares.
(v)	Exercisable period of the rights to subscribe for new shares
The period from the later of the commencement date of the rights to subscribe for new shares exercisable period set forth in 7. or the date Restructuring takes effect until the last day of the above rights to subscribe for new shares exercisable period set forth in 7.

(vi)	Capital and capital reserve to be increased in the case of issuance of shares upon exercise of the rights to subscribe for new shares To be determined in accordance with 9.
(vii)	Restrictions on acquisition of rights to subscribe for new shares by transfer
A resolution of the Restructured Company’s board of directors is required for the acquisition of rights to subscribe for new shares by transfer.
(viii)	Conditions for exercise of rights to subscribe for new shares To be determined in accordance with 8.
(ix)	Call provision of the rights to subscribe for new shares To be determined in accordance with 10.
13.	Handling of fractional shares that occur when exercising rights to subscribe for new shares

In cases where the number of the shares to be issued to a Holder of Rights to Subscribe for New Shares that has exercised a right to subscribe for new shares includes a fractional share, it will be rounded down.

14.	The day on which the rights to subscribe for new shares are allocated

July 29, 2020

15.	Method of requesting exercise of rights to subscribe for new shares and making payment
(i)	When exercising rights to subscribe for new shares, the written request for exercise of rights to subscribe for new shares shall be completed in the form prescribed by the Bank, and upon affixing the name and seal or signature thereto, shall be submitted to the location for submitting requests to exercise rights to subscribe for new shares set out in 16.
(ii)	In addition to submission of the written request for exercise of rights to subscribe for new shares set forth in (i) above, in accordance with the provisions of Article 281(1) of the Companies Act, the full amount of the amount obtained by multiplying the value of assets to be contributed upon exercise of the rights to subscribe for new shares by the number of rights to subscribe for new shares subject to exercise shall be transferred in cash to the account designated by the Bank at the location for handling payment set forth in 17. by the date designated by the Bank.
16.	Location for submitting requests to exercise rights to subscribe for new shares

The Bank’s Human Resources Department (or the department in charge of such operations at the time)

17.	Location for handling payment of money to be contributed upon exercise of the rights to subscribe for new shares

The Bank’s Headquarters Sales Department (or the succeeding bank or branch of such bank or branch at the time)

18.	Handling after exercise of rights to subscribe for new shares

Promptly after the completion of the exercise procedures, the Bank shall carry out the procedures necessary for the entry or record of the shares to be acquired by Holders of Rights to Subscribe for New Shares through the exercise of rights to subscribe for new shares into an account in the name of the Holder of Rights to Subscribe for New Shares opened by the Holder of Rights to Subscribe for New Shares in advance at a financial instruments service operator, etc. designated by the Bank.

19.	Handling due to replacement of the provisions of these terms and conditions or other measures

If it is necessary to replace the provisions of these terms and conditions or take other measures, the handling of matters related thereto may be amended in accordance with the provisions of the Companies Act and the intent of the rights to subscribe for new shares by the method the Bank deems appropriate, and such amendment shall form an integral part of these terms and conditions.

20.	Public notice regarding issuance terms and conditions

The Bank shall keep a certified copy of the terms and conditions of the issuance of rights to subscribe for new shares at its headquarters and make it available for inspection by the Holders of Rights to Subscribe for New Shares during its business hours.

21.	Other

The administration necessary for the issuance of the rights to subscribe for new shares, such as determination of details regarding the issuance and allocation of the rights to subscribe for new shares and the performance, etc. of procedures necessary for the issuance of the rights to subscribe for new shares, shall be delegated to the Bank’s Human Resources Department.

End of document.

Exhibit 3-(8)-2

Details of the Aichi Financial Group, Inc. Series 18 Rights to Subscribe for New Shares

1.	Name of rights to subscribe for new shares

Aichi Financial Group, Inc.           Series 18 Rights to Subscribe for New Shares

2.	Class and number of shares underlying the rights to subscribe for new shares

The class of shares underlying the rights to subscribe for new shares shall be common stock of the Company, and the number of shares underlying each right to subscribe for new shares (the “Number of Shares Granted”) shall be 100 shares.

If the Company conducts a share split (including allocation of shares of the Company’s common stock without contribution; hereinafter the same for mentions of share split) or a share consolidation of its common stock after the date set forth in 11. below on which the rights to subscribe for new shares are allocated (the “Allocation Date”), the Number of Shares Granted will be adjusted in accordance with the following formula. However, the adjustment will only apply to those shares underlying rights to subscribe for new shares that had not been exercised by the time of the split or reverse split. Fractional shares occurring as a result of the adjustment will be rounded down.

Adjusted Number of Shares Granted = pre-adjustment Number of Shares Granted × share split (or share consolidation) ratio

The adjusted Number of Shares Granted shall be applied from the day following the record date of the share split (or, if a record date is not specified, from the effective date) in the case of a share split and from the effective date in the case of a share consolidation; provided, however, that if a share split is carried out on the condition that a proposal to reduce the amount of surplus and increase capital or reserves is approved at a general meeting of shareholders of the Company, and if the record date for the share split is a day on or before the date of the conclusion of such general meeting of shareholders, the adjusted Number of Shares Granted shall be applied from the day following the date of conclusion of the general meeting of shareholders.

In addition to the above, if, after the Allocation Date, the Company carries out a merger, company split or share exchange, or if it is otherwise necessary to adjust the Number of Shares Granted in a similar manner to such cases, the Company may adjust the Number of Shares Granted as deemed necessary by the Board of Directors of the Company.

3.	Value of assets contributed upon exercise of rights to subscribe for new shares

The value of assets contributed upon the exercise of each right to subscribe for new shares shall be the exercise price of one yen per share that can be delivered by exercising each right to subscribe for new shares, multiplied by the Number of Shares Granted.

4.	Exercisable period of the rights to subscribe for new shares

From October 3, 2022 to July 29, 2050.

5.	Conditions for exercise of rights to subscribe for new shares
(i)	Holders of Rights to Subscribe for New Shares may exercise rights to subscribe for new shares within 10 days (or the next business day if the 10th day falls on a holiday) from the day following the day on which they lose their position as director or executive officer of the Company, The Aichi Bank, Ltd., or The Chukyo Bank, Limited.
(ii)	Notwithstanding (i) above, if a proposal to approve a merger agreement in which the Company is the non-surviving company, a proposal to approve a company split agreement or company split plan in which the Company will become the splitting company, or a proposal to approve a share exchange agreement or share transfer plan in which the Company becomes a wholly owned subsidiary is approved by the general meeting of shareholders of the Company (or resolved by the Board of Directors of the Company if a resolution of the general meeting of shareholders is not required), the rights to subscribe for new shares may only be exercised for a period of 30 days from the day following the date of approval; provided, however, that this shall exclude cases in which the rights to subscribe for new shares of the Restructured Company are delivered to Holders of Rights to Subscribe for New Shares in accordance with the delivery of rights to subscribe for new shares in conjunction with Restructuring prescribed in 9. below.
(iii)	Other terms and conditions shall be as set forth in the Agreement on Allocation of Series 8 Rights to Subscribe for New Shares (Share-Based Compensation Type Stock Options) entered into between The Chukyo Bank, Limited and the Holder of Rights to Subscribe for New Shares. In this case, “The Chukyo Bank, Limited” shall be replaced with “Aichi Financial Group, Inc.,” and “Agreement on Allocation of Series 8 Rights to Subscribe for New Shares (Share-Based Compensation Type Stock Options)” shall be replaced with “Series 18 Rights to Subscribe for New Shares of Aichi Financial Group, Inc.” in the agreement.
6.	Capital and capital reserve to be increased in the case of issuance of shares upon exercise of the rights to subscribe for new shares
(i)	The amount of capital increase when shares are issued upon exercise of the rights to subscribe for new shares will be half the upper limit for a capital increase calculated in accordance with Article 17(1) of the Regulations on Corporate Accounting, rounded up to the nearest yen.
(ii)	The increase in capital reserve when shares are issued upon exercise of the rights to subscribe for new shares will be the upper limit for a capital increase described in (i) above less the capital increase stipulated in (i) above.
7.	Call provision of the rights to subscribe for new shares

If a proposal set forth in (i), (ii), (iii), (iv), or (v) below is approved by the Company’s general meeting of shareholders (or resolved by the Board of Directors of the Company if a resolution of the general meeting of shareholders is not required), the Company may acquire the rights to subscribe for new shares without contribution on a date separately determined by the Company’s Board of Directors.

(i)	Proposal to approve a merger agreement under which the Company is the non-surviving company.
(ii)	Proposal to approve a company split agreement or a company split plan under which the Company would become the splitting company.
(iii)	Proposal to approve a share exchange agreement or share transfer plan under which the Company becomes a wholly owned subsidiary.
(iv)	Proposal for approval of amendment of the Articles of Incorporation which stipulates that the approval of the Company is required for the acquisition of shares by transfer as the content of all shares issued by the Company; or
(v)	Proposal for approval of amendment of the Articles of Incorporation which provides that approval of the Company is required for the acquisition by transfer of the class of shares underlying the rights to subscribe for new shares as the content of that class of shares, or that the Company will acquire all of the shares of this type by a resolution of a general meeting of shareholders.

8.	Restrictions on acquisition of rights to subscribe for new shares by transfer

A resolution of the Board of Directors of the Company is required for the transfer of rights to subscribe for new shares.

9.	Delivery of rights to subscribe for new shares associated with Restructuring

If the Company undergoes a merger (limited only to situations where the Company dissolves through merger), absorption-type company split or incorporation-type company split (in both cases limited only to situations where the Company becomes a demerged company), or share exchange or share transfer (in both cases limited only to situations where the Company becomes a wholly owned subsidiary) (the above acts hereinafter collectively referred to as “Restructuring”), rights to subscribe for new shares to the corporation listed in the Companies Act, Article 236, Paragraph 1, Item (viii), (a) through (e) (hereinafter, “Restructured Company”) shall be delivered to each Holder of Rights to Subscribe for New Shares who holds rights to subscribe for new shares remaining (hereinafter, the “Remaining Rights to Subscribe for New Shares”) immediately prior to the effective date (for an absorption-type merger, the date the absorption-type merger takes effect; for a consolidation-type merger, the date a corporation under consolidation merger is established; for an absorption-type company split, the date the absorption-type company split takes effect; for an incorporation-type company split, the date a corporation under incorporation-type company split is established; for share exchange, the date the share is exchange takes effect; and for share transfer, the date a wholly owning parent company under share transfer is established; the same shall apply hereunder) of the Restructuring in each of the situations. However, this shall apply only when the delivery of rights to subscribe for new shares in the Restructured Company is provided for in the absorption-type merger agreement, consolidation-type merger agreement, absorption-type split agreement, incorporation-type split agreement, share exchange agreement, or share transfer plan in accordance with each of the following items.

(i)	The number of rights to subscribe for new shares of the Restructured Company to be granted
The same number as the number of the Remaining Rights to Subscribe for New Shares held by the Holder of Rights to Subscribe for New Shares shall be delivered to each Holder of Rights to Subscribe for New Shares.
(ii)	Class of shares in the Restructured Company underlying the rights to subscribe for new shares Common shares in the Restructured Company
(iii)	Number of shares underlying the rights to subscribe for new shares of the Restructured Company
To be determined in accordance with 2. above and in consideration of the conditions for the Restructuring.
(iv)	Value of assets contributed upon exercise of rights to subscribe for new shares
The value of the assets to be contributed when exercising rights to subscribe for new shares will be the amount calculated by multiplying the payment price after restructuring specified below by the number of Restructured Company shares underlying the rights to subscribe for new shares as determined according to item (iii) above. The exercise price after restructuring will be one yen for each share of the Restructured Company that may be received as a result of the exercise of the issued rights to subscribe for new shares.
(v)	Exercisable period of the rights to subscribe for new shares
The period from the later of the commencement date of the rights to subscribe for new shares exercisable period set forth in 4. or the date Restructuring takes effect until the last day of the above rights to subscribe for new shares exercisable period set forth in 4.
(vi)	Capital and capital reserve to be increased in the case of issuance of shares upon exercise of the rights to subscribe for new shares To be determined in accordance with 6.
(vii)	Restrictions on acquisition of rights to subscribe for new shares by transfer
A resolution of the Restructured Company’s board of directors is required for the acquisition of rights to subscribe for new shares by transfer.
(viii)	Conditions for exercise of rights to subscribe for new shares To be determined in accordance with 5.
(ix)	Call provision of the rights to subscribe for new shares To be determined in accordance with 7.
10.	Handling of fractional shares that occur when exercising rights to subscribe for new shares

In cases where the number of the shares to be issued to a Holder of Rights to Subscribe for New Shares that has exercised a right to subscribe for new shares includes a fractional share, it will be rounded down.

11.	The day on which the rights to subscribe for new shares are allocated

October 3, 2022

End of document.

Exhibit 3-(9)-1

Details of The Chukyo Bank, Limited Series 9 Rights to Subscribe for New Shares

1.	Name of rights to subscribe for new shares

The Chukyo Bank, Limited          Series 9 Rights to Subscribe for New Shares

2.	Total number of rights to subscribe for new shares

410

The aforementioned total number is the planned number to be allocated, and if the total number of the rights to subscribe for new shares to be allocated is reduced if applications for subscription are not made or the like, the total number of rights to subscribe for new shares allocated shall be regarded as the total number of rights to subscribe for new shares issued.

3.	Persons eligible for allocation of rights to subscribe for new shares and the number of such persons, and the number of rights to subscribe for new shares to be allocated
Directors of the Bank	Six	283 rights
Executive officers of the Bank	Five	127 rights
4.	Class and number of shares underlying the rights to subscribe for new shares

The class of shares underlying the rights to subscribe for new shares shall be common stock of the Bank, and the number of shares underlying each right to subscribe for new shares (the “Number of Shares Granted”) shall be 100 shares.

If the Bank conducts a share split (including allocation of shares of the Bank’s common stock without contribution; hereinafter the same for mentions of share split) or a share consolidation of its common stock after the date set forth in 14. below on which the rights to subscribe for new shares are allocated (the “Allocation Date”), the Number of Shares Granted will be adjusted in accordance with the following formula. However, the adjustment will only apply to those shares underlying rights to subscribe for new shares that had not been exercised by the time of the split or reverse split. Fractional shares occurring as a result of the adjustment will be rounded down.

Adjusted Number of Shares Granted = pre-adjustment Number of Shares Granted × share split (or share consolidation) ratio

The adjusted Number of Shares Granted shall be applied from the day following the record date of the share split (or, if a record date is not specified, from the effective date) in the case of a share split and from the effective date in the case of a share consolidation; provided, however, that if a share split is carried out on the condition that a proposal to reduce the amount of surplus and increase capital or reserves is approved at a general meeting of shareholders of the Bank, and if the record date for the share split is a day on or before the date of the conclusion of such general meeting of shareholders, the adjusted Number of Shares Granted shall be applied from the day following the date of conclusion of the general meeting of shareholders.

In addition to the above, if, after the Allocation Date, the Bank carries out a merger, company split or share exchange, or if it is otherwise necessary to adjust the Number of Shares Granted in a similar manner to such cases, the Bank may adjust the Number of Shares Granted as deemed necessary by the Board of Directors of the Bank.

5.	Value of assets contributed upon exercise of rights to subscribe for new shares

The value of assets contributed upon the exercise of each right to subscribe for new shares shall be the exercise price of one yen per share that can be delivered by exercising each right to subscribe for new shares, multiplied by the Number of Shares Granted.

6.	Method of calculating the amount to be paid in for rights to subscribe for new shares

The paid-in amount for each right to subscribe for new shares shall be obtained by multiplying the option price per share which is calculated based on the following formula and the basis figures from (ii) through (vii) below by the Number of Shares Granted (with amounts less than one yen rounded up).

Where:

(i)	Option price per share (C )
(ii)	Share price (S ): closing price of ordinary transactions of common shares of the Bank on the Tokyo Stock Exchange on July 28, 2021 (or, if there is no closing price, the standard price on the next trading day)
(iii)	Exercise price (X ): as stated in 5. above
(iv)	Expected remaining period (t): 3.0 years
(v)	Volatility (s): calculated based on the closing price of ordinary transactions of common shares of the Bank on each trading date over 3.0 years (from July 29, 2018 to July 28, 2021).
(vi)	Risk-free interest rate (r): rate of interest on government bonds corresponding to the expected remaining period
(vii)	Dividend yield (l): dividend per share for the most recent fiscal year ÷ share price set out in (ii) above
(viii)	Cumulative distribution function of standard normal distribution (N(.))

The amount calculated in accordance with the foregoing is the fair value of the rights to subscribe for new shares and does not constitute an advantageous issuance. In addition, the party receiving allocation shall set off remuneration claims it holds against the Bank with its obligation to pay the paid-in amount for rights to subscribe for new shares.

7.	Exercisable period of the rights to subscribe for new shares

From July 29, 2021 to July 28, 2051.

8.	Conditions for exercise of rights to subscribe for new shares
(i)	Holders of Rights to Subscribe for New Shares may exercise rights to subscribe for new shares within 10 days (or the next business day if the 10th day falls on a holiday) from the day following the day on which they lose their position as director or executive officer of the Bank.

(ii)	Notwithstanding (i) above, if a proposal to approve a merger agreement in which the Bank is the non-surviving company, a proposal to approve a company split agreement or company split plan in which the Bank will become the splitting company, or a proposal to approve a share exchange agreement or share transfer plan in which the Bank becomes a wholly owned subsidiary is approved by the general meeting of shareholders of the Bank (or resolved by the Board of Directors of the Bank or decided by an executive officer delegated in accordance with the provisions of Article 416(4) of the Companies Act, if a resolution of the general meeting of shareholders is not required), the rights to subscribe for new shares may only be exercised for a period of 30 days from the day following the date of approval; provided, however, that this shall exclude cases in which the rights to subscribe for new shares of the Restructured Company are delivered to Holders of Rights to Subscribe for New Shares in accordance with the delivery of rights to subscribe for new shares in conjunction with Restructuring prescribed in 12. below.
(iii)	Other terms and conditions shall be as set forth in the Agreement on Allocation of Rights to Subscribe for New Shares entered into between the Bank and the Holder of Rights to Subscribe for New Shares.
9.	Capital and capital reserve to be increased in the case of issuance of shares upon exercise of the rights to subscribe for new shares
(i)	The amount of capital increase when shares are issued upon exercise of the rights to subscribe for new shares will be half the upper limit for a capital increase calculated in accordance with Article 17(1) of the Regulations on Corporate Accounting, rounded up to the nearest yen.
(ii)	The increase in capital reserve when shares are issued upon exercise of the rights to subscribe for new shares will be the upper limit for a capital increase described in (i) above less the capital increase stipulated in (i) above.
10.	Call provision of the rights to subscribe for new shares

If a proposal set forth in (i), (ii), (iii), (iv), or (v) below is approved by the Bank’s general meeting of shareholders (or resolved by the Board of Directors of the Bank or decided by an executive officer delegated in accordance with the provisions of Article 416(4) of the Companies Act, if a resolution of the general meeting of shareholders is not required), the Bank may acquire the rights to subscribe for new shares without contribution on a date separately determined by the Bank’s Board of Directors.

(i)	Proposal to approve a merger agreement under which the Bank is the non-surviving company.
(ii)	Proposal to approve a company split agreement or a company split plan under which the Bank would become the splitting company.
(iii)	Proposal to approve a share exchange agreement or share transfer plan under which the Bank becomes a wholly owned subsidiary.
(iv)	Proposal for approval of amendment of the Articles of Incorporation which stipulates that the approval of the Bank is required for the acquisition of shares by transfer as the content of all shares issued by the Bank; or
(v)	Proposal for approval of amendment of the Articles of Incorporation which provides that approval of the Bank is required for the acquisition by transfer of the class of shares underlying the rights to subscribe for new shares as the content of that class of shares, or that the Bank will acquire all of the shares of this type by a resolution of a general meeting of shareholders.
11.	Restrictions on acquisition of rights to subscribe for new shares by transfer

A resolution of the Board of Directors of the Bank is required for the transfer of rights to subscribe for new shares.

12.	Delivery of rights to subscribe for new shares associated with Restructuring

If the Bank undergoes a merger (limited only to situations where the Bank dissolves through merger), absorption-type company split or incorporation-type company split (in both cases limited only to situations where the Bank becomes a demerged company), or share exchange or share transfer (in both cases limited only to situations where the Bank becomes a wholly owned subsidiary) (the above acts hereinafter collectively referred to as “Restructuring”), rights to subscribe for new shares to the corporation listed in the Companies Act, Article 236, Paragraph 1, Item (viii), (a) through (e) (hereinafter, “Restructured Company”) shall be delivered to each Holder of Rights to Subscribe for New Shares who holds rights to subscribe for new shares remaining (hereinafter, the “Remaining Rights to Subscribe for New Shares”) immediately prior to the effective date (for an absorption-type merger, the date the absorption-type merger takes effect; for a consolidation-type merger, the date a corporation under consolidation merger is established; for an absorption-type company split, the date the absorption-type company split takes effect; for an incorporation-type company split, the date a corporation under incorporation-type company split is established; for share exchange, the date the share is exchange takes effect; and for share transfer, the date a wholly owning parent company under share transfer is established; the same shall apply hereunder) of the Restructuring in each of the situations. However, this shall apply only when the delivery of rights to subscribe for new shares in the Restructured Company is provided for in the absorption-type merger agreement, consolidation-type merger agreement, absorption-type split agreement, incorporation-type split agreement, share exchange agreement, or share transfer plan in accordance with each of the following items.

(i)	The number of rights to subscribe for new shares of the Restructured Company to be granted
The same number as the number of the Remaining Rights to Subscribe for New Shares held by the Holder of Rights to Subscribe for New Shares shall be delivered to each Holder of Rights to Subscribe for New Shares.
(ii)	Class of shares in the Restructured Company underlying the rights to subscribe for new shares Common shares in the Restructured Company
(iii)	Number of shares underlying the rights to subscribe for new shares of the Restructured Company
To be determined in accordance with 4. above and in consideration of the conditions for the Restructuring.
(iv)	Value of assets contributed upon exercise of rights to subscribe for new shares
The value of the assets to be contributed when exercising rights to subscribe for new shares will be the amount calculated by multiplying the payment price after restructuring specified below by the number of Restructured Company shares underlying the rights to subscribe for new shares as determined according to item (iii) above. The exercise price after restructuring will be one yen for each share of the Restructured Company that may be received as a result of the exercise of the issued rights to subscribe for new shares.
(v)	Exercisable period of the rights to subscribe for new shares
The period from the later of the commencement date of the rights to subscribe for new shares exercisable period set forth in 7. or the date Restructuring takes effect until the last day of the above rights to subscribe for new shares exercisable period set forth in 7.

(vi)	Capital and capital reserve to be increased in the case of issuance of shares upon exercise of the rights to subscribe for new shares To be determined in accordance with 9.
(vii)	Restrictions on acquisition of rights to subscribe for new shares by transfer
A resolution of the Restructured Company’s board of directors is required for the acquisition of rights to subscribe for new shares by transfer.
(viii)	Conditions for exercise of rights to subscribe for new shares To be determined in accordance with 8.
(ix)	Call provision of the rights to subscribe for new shares To be determined in accordance with 10.
13.	Handling of fractional shares that occur when exercising rights to subscribe for new shares

In cases where the number of the shares to be issued to a Holder of Rights to Subscribe for New Shares that has exercised a right to subscribe for new shares includes a fractional share, it will be rounded down.

14.	The day on which the rights to subscribe for new shares are allocated

July 28, 2021

15.	Method of requesting exercise of rights to subscribe for new shares and making payment
(i)	When exercising rights to subscribe for new shares, the written request for exercise of rights to subscribe for new shares shall be completed in the form prescribed by the Bank, and upon affixing the name and seal or signature thereto, shall be submitted to the location for submitting requests to exercise rights to subscribe for new shares set out in 16.
(ii)	In addition to submission of the written request for exercise of rights to subscribe for new shares set forth in (i) above, in accordance with the provisions of Article 281(1) of the Companies Act, the full amount of the amount obtained by multiplying the value of assets to be contributed upon exercise of the rights to subscribe for new shares by the number of rights to subscribe for new shares subject to exercise shall be transferred in cash to the account designated by the Bank at the location for handling payment set forth in 17. by the date designated by the Bank.
16.	Location for submitting requests to exercise rights to subscribe for new shares

The Bank’s Human Resources Department (or the department in charge of such operations at the time)

17.	Location for handling payment of money to be contributed upon exercise of the rights to subscribe for new shares

The Bank’s Headquarters Sales Department (or the succeeding bank or branch of such bank or branch at the time)

18.	Handling after exercise of rights to subscribe for new shares

Promptly after the completion of the exercise procedures, the Bank shall carry out the procedures necessary for the entry or record of the shares to be acquired by Holders of Rights to Subscribe for New Shares through the exercise of rights to subscribe for new shares into an account in the name of the Holder of Rights to Subscribe for New Shares opened by the Holder of Rights to Subscribe for New Shares in advance at a financial instruments service operator, etc. designated by the Bank.

19.	Handling due to replacement of the provisions of these terms and conditions or other measures

If it is necessary to replace the provisions of these terms and conditions or take other measures, the handling of matters related thereto may be amended in accordance with the provisions of the Companies Act and the intent of the rights to subscribe for new shares by the method the Bank deems appropriate, and such amendment shall form an integral part of these terms and conditions.

20.	Public notice regarding issuance terms and conditions

The Bank shall keep a certified copy of the terms and conditions of the issuance of rights to subscribe for new shares at its headquarters and make it available for inspection by the Holders of Rights to Subscribe for New Shares during its business hours.

21.	Other

The administration necessary for the issuance of the rights to subscribe for new shares, such as determination of details regarding the issuance and allocation of the rights to subscribe for new shares and the performance, etc. of procedures necessary for the issuance of the rights to subscribe for new shares, shall be delegated to the Bank’s Human Resources Department.

End of document.

Exhibit 3-(9)-2

Details of the Aichi Financial Group, Inc. Series 19 Rights to Subscribe for New Shares

1.	Name of rights to subscribe for new shares

Aichi Financial Group, Inc.           Series 19 Rights to Subscribe for New Shares

2.	Class and number of shares underlying the rights to subscribe for new shares

The class of shares underlying the rights to subscribe for new shares shall be common stock of the Company, and the number of shares underlying each right to subscribe for new shares (the “Number of Shares Granted”) shall be 100 shares.

If the Company conducts a share split (including allocation of shares of the Company’s common stock without contribution; hereinafter the same for mentions of share split) or a share consolidation of its common stock after the date set forth in 11. below on which the rights to subscribe for new shares are allocated (the “Allocation Date”), the Number of Shares Granted will be adjusted in accordance with the following formula. However, the adjustment will only apply to those shares underlying rights to subscribe for new shares that had not been exercised by the time of the split or reverse split. Fractional shares occurring as a result of the adjustment will be rounded down.

Adjusted Number of Shares Granted = pre-adjustment Number of Shares Granted × share split (or share consolidation) ratio

The adjusted Number of Shares Granted shall be applied from the day following the record date of the share split (or, if a record date is not specified, from the effective date) in the case of a share split and from the effective date in the case of a share consolidation; provided, however, that if a share split is carried out on the condition that a proposal to reduce the amount of surplus and increase capital or reserves is approved at a general meeting of shareholders of the Company, and if the record date for the share split is a day on or before the date of the conclusion of such general meeting of shareholders, the adjusted Number of Shares Granted shall be applied from the day following the date of conclusion of the general meeting of shareholders.

In addition to the above, if, after the Allocation Date, the Company carries out a merger, company split or share exchange, or if it is otherwise necessary to adjust the Number of Shares Granted in a similar manner to such cases, the Company may adjust the Number of Shares Granted as deemed necessary by the Board of Directors of the Company.

3.	Value of assets contributed upon exercise of rights to subscribe for new shares

The value of assets contributed upon the exercise of each right to subscribe for new shares shall be the exercise price of one yen per share that can be delivered by exercising each right to subscribe for new shares, multiplied by the Number of Shares Granted.

4.	Exercisable period of the rights to subscribe for new shares

From October 3, 2022 to July 28, 2051.

5.	Conditions for exercise of rights to subscribe for new shares
(i)	Holders of Rights to Subscribe for New Shares may exercise rights to subscribe for new shares within 10 days (or the next business day if the 10th day falls on a holiday) from the day following the day on which they lose their position as director or executive officer of the Company, The Aichi Bank, Ltd., or The Chukyo Bank, Limited.
(ii)	Notwithstanding (i) above, if a proposal to approve a merger agreement in which the Company is the non-surviving company, a proposal to approve a company split agreement or company split plan in which the Company will become the splitting company, or a proposal to approve a share exchange agreement or share transfer plan in which the Company becomes a wholly owned subsidiary is approved by the general meeting of shareholders of the Company (or resolved by the Board of Directors of the Company if a resolution of the general meeting of shareholders is not required), the rights to subscribe for new shares may only be exercised for a period of 30 days from the day following the date of approval; provided, however, that this shall exclude cases in which the rights to subscribe for new shares of the Restructured Company are delivered to Holders of Rights to Subscribe for New Shares in accordance with the delivery of rights to subscribe for new shares in conjunction with Restructuring prescribed in 9. below.
(iii)	Other terms and conditions shall be as set forth in the Agreement on Allocation of Series 9 Rights to Subscribe for New Shares (Share-Based Compensation Type Stock Options) entered into between The Chukyo Bank, Limited and the Holder of Rights to Subscribe for New Shares. In this case, “The Chukyo Bank, Limited” shall be replaced with “Aichi Financial Group, Inc.,” and “Agreement on Allocation of Series 9 Rights to Subscribe for New Shares (Share-Based Compensation Type Stock Options)” shall be replaced with “Series 19 Rights to Subscribe for New Shares of Aichi Financial Group, Inc.” in the agreement.
6.	Capital and capital reserve to be increased in the case of issuance of shares upon exercise of the rights to subscribe for new shares
(i)	The amount of capital increase when shares are issued upon exercise of the rights to subscribe for new shares will be half the upper limit for a capital increase calculated in accordance with Article 17(1) of the Regulations on Corporate Accounting, rounded up to the nearest yen.
(ii)	The increase in capital reserve when shares are issued upon exercise of the rights to subscribe for new shares will be the upper limit for a capital increase described in (i) above less the capital increase stipulated in (i) above.
7.	Call provision of the rights to subscribe for new shares

If a proposal set forth in (i), (ii), (iii), (iv), or (v) below is approved by the Company’s general meeting of shareholders (or resolved by the Board of Directors of the Company if a resolution of the general meeting of shareholders is not required), the Company may acquire the rights to subscribe for new shares without contribution on a date separately determined by the Company’s Board of Directors.

(i)	Proposal to approve a merger agreement under which the Company is the non-surviving company.
(ii)	Proposal to approve a company split agreement or a company split plan under which the Company would become the splitting company.
(iii)	Proposal to approve a share exchange agreement or share transfer plan under which the Company becomes a wholly owned subsidiary.
(iv)	Proposal for approval of amendment of the Articles of Incorporation which stipulates that the approval of the Company is required for the acquisition of shares by transfer as the content of all shares issued by the Company; or
(v)	Proposal for approval of amendment of the Articles of Incorporation which provides that approval of the Company is required for the acquisition by transfer of the class of shares underlying the rights to subscribe for new shares as the content of that class of shares, or that the Company will acquire all of the shares of this type by a resolution of a general meeting of shareholders.

8.	Restrictions on acquisition of rights to subscribe for new shares by transfer

A resolution of the Board of Directors of the Company is required for the transfer of rights to subscribe for new shares.

9.	Delivery of rights to subscribe for new shares associated with Restructuring

If the Company undergoes a merger (limited only to situations where the Company dissolves through merger), absorption-type company split or incorporation-type company split (in both cases limited only to situations where the Company becomes a demerged company), or share exchange or share transfer (in both cases limited only to situations where the Company becomes a wholly owned subsidiary) (the above acts hereinafter collectively referred to as “Restructuring”), rights to subscribe for new shares to the corporation listed in the Companies Act, Article 236, Paragraph 1, Item (viii), (a) through (e) (hereinafter, “Restructured Company”) shall be delivered to each Holder of Rights to Subscribe for New Shares who holds rights to subscribe for new shares remaining (hereinafter, the “Remaining Rights to Subscribe for New Shares”) immediately prior to the effective date (for an absorption-type merger, the date the absorption-type merger takes effect; for a consolidation-type merger, the date a corporation under consolidation merger is established; for an absorption-type company split, the date the absorption-type company split takes effect; for an incorporation-type company split, the date a corporation under incorporation-type company split is established; for share exchange, the date the share is exchange takes effect; and for share transfer, the date a wholly owning parent company under share transfer is established; the same shall apply hereunder) of the Restructuring in each of the situations. However, this shall apply only when the delivery of rights to subscribe for new shares in the Restructured Company is provided for in the absorption-type merger agreement, consolidation-type merger agreement, absorption-type split agreement, incorporation-type split agreement, share exchange agreement, or share transfer plan in accordance with each of the following items.

(i)	The number of rights to subscribe for new shares of the Restructured Company to be granted
The same number as the number of the Remaining Rights to Subscribe for New Shares held by the Holder of Rights to Subscribe for New Shares shall be delivered to each Holder of Rights to Subscribe for New Shares.
(ii)	Class of shares in the Restructured Company underlying the rights to subscribe for new shares Common shares in the Restructured Company
(iii)	Number of shares underlying the rights to subscribe for new shares of the Restructured Company
To be determined in accordance with 2. above and in consideration of the conditions for the Restructuring.
(iv)	Value of assets contributed upon exercise of rights to subscribe for new shares
The value of the assets to be contributed when exercising rights to subscribe for new shares will be the amount calculated by multiplying the payment price after restructuring specified below by the number of Restructured Company shares underlying the rights to subscribe for new shares as determined according to item (iii) above. The exercise price after restructuring will be one yen for each share of the Restructured Company that may be received as a result of the exercise of the issued rights to subscribe for new shares.
(v)	Exercisable period of the rights to subscribe for new shares
The period from the later of the commencement date of the rights to subscribe for new shares exercisable period set forth in 4. or the date Restructuring takes effect until the last day of the above rights to subscribe for new shares exercisable period set forth in 4.
(vi)	Capital and capital reserve to be increased in the case of issuance of shares upon exercise of the rights to subscribe for new shares To be determined in accordance with 6.
(vii)	Restrictions on acquisition of rights to subscribe for new shares by transfer
A resolution of the Restructured Company’s board of directors is required for the acquisition of rights to subscribe for new shares by transfer.
(viii)	Conditions for exercise of rights to subscribe for new shares To be determined in accordance with 5.
(ix)	Call provision of the rights to subscribe for new shares To be determined in accordance with 7.
10.	Handling of fractional shares that occur when exercising rights to subscribe for new shares

In cases where the number of the shares to be issued to a Holder of Rights to Subscribe for New Shares that has exercised a right to subscribe for new shares includes a fractional share, it will be rounded down.

11.	The day on which the rights to subscribe for new shares are allocated

October 3, 2022

End of document.

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